UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

KEY HOSPITALITY ACQUISITION CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Membership interests in Cay Clubs LLC

(2)	Aggregate number of securities to which transaction applies: All of the issued and outstanding membership interests of Cay Clubs LLC

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Up to 74,666,666 shares of Key Hospitality Acquisition Corporation common stock may be issued in the transaction. Based on the $7.46 price per share (the average of the high and low sales price reported on the OTC Bulletin Board on April 20, 2007), the value of such shares is $557,013,328.36.

(4)	Proposed maximum aggregate value of transaction: $557,013,328.36

(5)	Total fee paid: $17,100.31

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[LETTERHEAD OF KEY HOSPITALITY ACQUISITION CORPORATION]

4 Becker Farm Road
Roseland, New Jersey 07068

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
KEY HOSPITALITY ACQUISITION CORPORATION

To the Stockholders of Key Hospitality Acquisition Corporation (“Key”):

You are cordially invited to attend a special meeting of the stockholders of Key Hospitality Acquisition Corporation, or Key, relating to the proposed merger between Cay Clubs LLC (“Cay Clubs”) and Key, which will be held at 10:00 a.m., Eastern Time, on [__________], 2007, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New York, New York 10017 (the “Special Meeting”).

At this important meeting, you will be asked to consider and vote upon the following proposals:

•

the merger proposal – to approve the merger with Cay Clubs, a Florida limited liability company, pursuant to the Agreement and Plan of Merger, dated as of March 22, 2007, by and among Key, Key Merger Sub, LLC, Key’s wholly-owned subsidiary, and Cay Clubs, and the transactions contemplated thereby, whereby Key will acquire all of the outstanding securities of Cay Clubs and Cay Clubs will become a wholly-owned subsidiary of Key (“Proposal 1”);

•

the stock option plan proposal – to approve the adoption of the Key 2007 Employee, Director and Consultant Stock Plan (the “Plan”) pursuant to which Key will reserve up to 3,000,000 shares of common stock for issuance pursuant to the Plan (“Proposal 2”);

•

the amendment to the certificate of incorporation proposal to approve an amendment to Key’s amended and restated certificate of incorporation, or certificate of incorporation, to (i) increase the number of authorized shares of common stock from 50,000,000 shares to 150,000,000 shares, which, when taking into account the number of preferred shares currently authorized, will result in an increase of the total number of authorized shares of capital stock from 51,000,000 to 151,000,000, (ii) change Key’s name from “Key Hospitality Acquisition Corporation” to “Cay Clubs Inc.” and (iii) remove the preamble and Sections A through D, inclusive, of Article Sixth from Key’s certificate of incorporation from and after the closing and to redesignate Section E of Article Sixth as Article Sixth (“Proposal 3”); and

•

to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of Key has fixed the close of business on [___________ __], 2007, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. A list of stockholders entitled to vote as of the Record Date at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten calendar days before the Special Meeting at Key’s offices at 4 Becker Farm Road, Roseland, New Jersey 07068, and at the time and place of the meeting during the duration of the meeting.

For purposes of Proposal 1, the affirmative vote of a majority of the shares outstanding as of the Record Date of Key’s common stock that were issued in Key’s initial public offering that are present in person or by proxy and entitled to vote at the meeting is required to approve the merger proposal, and less than 20% of the shares of Key’s common stock issued in Key’s initial public offering vote against the merger proposal and elect a cash conversion of their shares. For purposes of Proposal 2, the affirmative vote of a majority of the shares of Key’s common stock issued and outstanding as of the Record Date that are present in person or by proxy at the meeting is required to approve the stock option plan proposal. For purposes of Proposal 3, the affirmative vote of a majority of the shares of Key’s common stock issued and outstanding as of the Record Date is required to approve the amendment to Key’s amended and restated certificate of incorporation. Each of Proposals 1, 2 and 3 are conditioned upon the approval of the other and, in the event one of those proposals does not receive the necessary vote to approve that proposal, then, unless the condition to the merger with Cay Clubs of the adoption of the Plan is waived by Cay Clubs, Key will not complete any of the transactions identified in any of the proposals. In the event that none of the transactions are undertaken, it is likely that Key will have insufficient time and resources to look for another suitable acquisition target and will most likely have to liquidate the trust.

In addition, each Key stockholder who holds shares of common stock issued in Key’s initial public offering or purchased following such offering in the open market has the right to vote against the merger proposal and, at the same time, demand that Key convert such stockholder’s shares into cash equal to a pro rata portion of the proceeds in the trust account, including interest, in which a substantial portion of the net proceeds of Key’s initial public offering is deposited, which as of April 20, 2007 is equal to $7.56 per share. If the merger is not completed, then your shares will not be converted to cash at this time, even if you so elected. However, if the holders of 1,290,000 or more shares of common stock issued in Key’s initial public offering, an amount equal to 20% or more of the total number of shares issued in the initial public offering, vote against the merger and demand conversion of their shares into a pro rata portion of the trust account, then Key will not be able to consummate the merger. Key’s initial stockholders, including all of its directors and officers and their affiliates, who purchased or received shares of common stock prior to Key’s initial public offering, presently own an aggregate of approximately 18.89% of the outstanding shares of Key common stock, and all of these stockholders have agreed to vote the shares acquired prior to the public offering in accordance with the vote of the majority in interest of all other Key stockholders on the merger proposal.

Key’s shares of common stock, warrants and units are traded on the OTC Bulletin Board under the symbols KHPA, KHPAW and KHPAU, respectively. If the merger, the stock option plan and the amendment to the certificate of incorporation proposals are approved, the operations and assets of Cay Clubs will become those of Key, and Key’s name will be changed to “Cay Clubs Inc.” upon consummation of the merger.

After careful consideration of the terms and conditions of the proposed merger with Cay Clubs, the adoption of a stock option plan, and the amendment to the certificate of incorporation, the board of directors of Key has determined that such proposals and the transactions contemplated thereby are fair to and in the best interests of Key and its stockholders. In connection with the merger proposal, the board of directors of Key has received an opinion from Gilford Securities Incorporated, to the effect that the merger with Cay Clubs is fair to Key from a financial point of view and that Cay Clubs has a fair market value of at least 80% of Key’s net assets. The board of directors of Key unanimously recommends that you vote or give instruction to vote (i) “FOR” the proposal to merge with Cay Clubs pursuant to the Agreement and Plan of Merger by and among Key, Merger Sub and Cay Clubs; (ii) “FOR” the proposal to adopt the Plan; and (iii) “FOR” the proposal to approve an amendment to the certificate of incorporation to increase the authorized shares of common stock, to change Key’s corporate name and to remove certain sections thereof, all as described in Proposals 1, 2 and 3, respectively.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the merger, adoption of the Plan and amendment to the certificate of incorporation. Whether or not you plan to attend the special meeting, we urge you to read this material carefully. I look forward to seeing you at the meeting.

Sincerely,

Jeffrey S. Davidson
Co-Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, SINCE IT IS NOT AN AFFIRMATIVE VOTE IN FAVOR OF A RESPECTIVE PROPOSAL, IT (I) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL BUT WILL NOT HAVE THE EFFECT OF CONVERTING YOUR SHARES INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF KEY’S INITIAL PUBLIC OFFERING ARE HELD, UNLESS AN AFFIRMATIVE ELECTION VOTING AGAINST THE MERGER PROPOSAL IS MADE AND AN AFFIRMATIVE ELECTION TO CONVERT SUCH SHARES OF COMMON STOCK IS MADE ON THE PROXY CARD, (II) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE STOCK OPTION PLAN PROPOSAL, AND (III) WILL BE TREATED AS A VOTE AGAINST THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION PROPOSAL.

SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 14 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE MERGER WITH CAY CLUBS SINCE, UPON THE MERGER WITH CAY CLUBS, THE OPERATIONS AND ASSETS OF KEY WILL LARGELY BE THOSE OF CAY CLUBS.

This proxy statement incorporates important business and financial information about Key Hospitality Acquisition Corporation and Cay Clubs that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. The request should be sent to: Jeffrey S. Davidson or Udi Toledano, 4 Becker Farm Road, Roseland, New Jersey 07068, (973) 992-3707.

To obtain timely delivery of requested materials, security holders must request the information no later than five days before the date they submit their proxies or attend the Special Meeting. The latest date to request the information to be received timely is [_________], 2007.

We are soliciting the proxy represented by the enclosed proxy on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock. We have engaged Morrow & Co., or Morrow, to solicit proxies for this special meeting. We are paying Morrow approximately $7,000 for solicitation services, which amount includes a $5,000 fixed solicitation fee and a per call fee estimated in the aggregate to be equal to $2,000.

This proxy statement is dated [_________], 2007 and is first being mailed to Key stockholders on or about [_________], 2007.

KEY HOSPITALITY ACQUISITION CORPORATION
4 Becker Farm Road
Roseland, New Jersey 07068

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [____________], 2007

TO THE STOCKHOLDERS OF KEY HOSPITALITY ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Key Hospitality Acquisition Corporation, or Key, a Delaware corporation, will be held at 10:00 a.m. Eastern Time, on [_________], 2007, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th floor, New York, New York 10017, for the following purposes:

•

the merger proposal – to approve the merger with Cay Clubs LLC (“Cay Clubs”), a Florida limited liability company, pursuant to the Agreement and Plan of Merger, dated as of March 22, 2007, by and among Key, Key Merger Sub, LLC, Key’s wholly-owned subsidiary, and Cay Clubs, and the transactions contemplated thereby, whereby Key will acquire all of the outstanding securities of Cay Clubs and Cay Clubs will become a wholly-owned subsidiary of Key (“Proposal 1”);

•

the stock option plan proposal – to approve the adoption of the 2007 Employee, Director and Consultant Stock Plan (the “Plan”) pursuant to which Key will reserve up to 3,000,000 shares of common stock for issuance pursuant to the Plan (“Proposal 2”);

•

the amendment to the certificate of incorporation proposal to approve an amendment to Key’s amended and restated certificate of incorporation, or certificate of incorporation, to (i) increase the number of authorized shares of common stock from 50,000,000 shares to 150,000,000 shares, which, when taking into account the number of preferred shares currently authorized, will result in an increase of the total number of authorized shares of capital stock from 51,000,000 to 151,000,000, (ii) change Key’s name from “Key Hospitality Acquisition Corporation” to “Cay Clubs Inc.” and (iii) remove the preamble and Sections A through D, inclusive, of Article Sixth from Key’s certificate of incorporation from and after the closing and to redesignate Section E of Article Sixth as Article Sixth (“Proposal 3”); and

•

to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The board of directors of Key has fixed the close of business on [_________], 2007 as the date for which Key stockholders are entitled to receive notice of, and to vote at, the Key special meeting and any adjournments or postponements thereof. Only the holders of record of Key common stock on that date are entitled to have their votes counted at the Key special meeting and any adjournments or postponements thereof.

Key will not transact any other business at the special meeting, except for business properly brought before the special meeting, or any adjournment or postponement thereof, by Key’s board of directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Key common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

The board of directors of Key unanimously recommends that you vote “FOR” Proposal 1, the merger proposal, “FOR” Proposal 2, the stock option plan proposal and “FOR” Proposal 3, the amendment to the certificate of incorporation proposal.

By Order of the Board of Directors,

Jeffrey S. Davidson
Co-Chairman and Chief Executive Officer
[_________], 2007

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
KEY HOSPITALITY ACQUISITION CORPORATION

The board of directors of Key Hospitality Acquisition Corporation (“Key”) has unanimously approved the merger with Cay Clubs LLC (“Cay Clubs”) pursuant to an Agreement and Plan of Merger whereby Key will acquire all of the outstanding membership interests held by the members of Cay Clubs. In connection with the merger with Cay Clubs, the board of directors of Key also approved the issuance of up to an aggregate of 74,666,666 shares of Key common stock to be issued to the members of Cay Clubs as the merger consideration. Since the issuance of shares of Key common stock is necessary to acquire Cay Clubs, the adoption of a stock option plan is a condition to the consummation of the merger, and the amendment to increase the authorized shares of common stock is necessary to provide for a sufficient number of shares in order to complete the merger and properly reserve shares underlying the stock option plan, if any of the merger proposal, the stock option plan proposal or the amendment to the certificate of incorporation proposal is not approved, then, unless the condition to the merger with Cay Clubs of the adoption of the Plan is waived by Cay Clubs, none of the merger, the adoption of the stock option plan or the amendment to the certificate of incorporation will be consummated. In such an event, it is likely that Key will have insufficient time and resources to pursue an alternative acquisition target and in such an event Key will be forced to liquidate the trust.

We are soliciting the enclosed proxy card on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock. We are paying Morrow approximately $7,000 for solicitation services, which amount includes a $5,000 fixed solicitation fee and a per call fee estimated in the aggregate to be equal to $2,000.

This proxy statement is dated [_________], 2007 and is first being mailed to Key stockholders on or about [_________], 2007.

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

What is being voted on?

There are three proposals on which you are being asked to vote. The first proposal is to approve the merger with Cay Clubs pursuant to an Agreement and Plan of Merger whereby a newly-formed subsidiary of Key will be merged with and into Cay Clubs. As consideration for such merger, Key will issue 50,000,000 shares of its common stock to Cay Clubs’ members, in exchange for all of the membership interests of Cay Clubs outstanding immediately prior to the merger. In addition, provided that the transactions contemplated by an agreement with Sunvest are completed, F. Dave Clark Irrevocable Trust, owner of two-thirds of the membership interests of Cay Clubs (“Clark Trust”), of which Dave Clark is the trustee (“Mr. Clark”), and David Schwarz, owner of the remaining one-third of the membership interests of Cay Clubs (“Mr. Schwarz”), will receive an additional amount of 24,666,666 shares, which will be placed in escrow at the closing pursuant to an escrow agreement, and which may be subject to forfeiture to Key in accordance with the following performance criteria: (i) for 2007, 4,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $50 million; an additional 5,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $60 million; and 5,333,333 shares will be earned and no longer subject to forfeiture if the Key common stock trades above $11.24 for 30 consecutive days. However, the maximum number of shares earned in 2007 is capped at 12,333,333 shares even if all three milestones are met; (ii) for 2008, 4,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $70 million; an additional 5,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $78 million; and 5,333,333 shares will be earned and no longer subject to forfeiture if the Key common stock trades above $13.99 for 30 consecutive days. However, the maximum number of shares earned in 2008 is capped at 12,333,333 shares even if all three milestones are met. Except for those shares retained in escrow for the purpose of setting aside certain earned shares for the possible satisfaction of indemnification obligations, any shares in escrow that become earned shares based on the achievement of the performance criteria set forth above shall be released from escrow and delivered to the Clark Trust and Mr. Schwarz, pro rata in accordance with the distribution of the merger consideration. Following the merger, Cay Clubs will become a wholly-owned subsidiary of Key. We refer to this proposal as the merger proposal. The second proposal is to approve the adoption of the 2007 Employee, Director and Consultant Stock Plan, or the Plan, pursuant to which 3,000,000 shares of common stock will be reserved for issuance in accordance with the terms of the Plan. The third proposal is to approve an amendment to Key’s certificate of incorporation increasing the authorized shares of common stock from 50,000,000 to 150,000,000, to change Key’s name to “Cay Clubs Inc.” and to remove the preamble and Sections A through D, inclusive, of Article Sixth from Key’s certificate of incorporation from and after the closing and to redesignate Section E of Article Sixth as Article Sixth. It is important for you to note that each of the proposals is conditioned upon the approval of the others and, in the event one proposal does not receive the necessary vote to approve such proposal, then, unless the condition to the merger with Cay Clubs of the adoption of the Plan is waived by Cay Clubs, Key will not consummate any of the proposals.

Why is Key proposing the merger, the adoption of a stock option plan and amendment to Key’s certificate of incorporation?

Key is a blank-check company formed specifically as a vehicle for the acquisition of or merger with a business whose net assets are at least 80% of the net assets of Key. In the course of Key’s search for a business combination partner, Key was introduced to Cay Clubs, a company the board of directors of Key believes has growth potential. The board is attracted to Cay Clubs because of its historical growth, growth prospects and management team, among other factors. As a result, Key believes that the merger with Cay Clubs will provide Key stockholders with an opportunity to merge with, and participate in, a company with significant growth potential. The adoption of the stock option plan is being undertaken as a condition to the closing of the merger with Cay Clubs and is necessary to complete such merger. The amendment to the certificate of incorporation is being undertaken since as a result of the issuance of shares of Key’s common stock to the members of Cay Clubs in connection with the merger and adoption of the stock option plan, a greater number of shares of common stock may be required to be issued than is currently authorized and upon completion of the merger, management desires the name of the business to reflect its operations.

What vote is required in order to approve the merger proposal?

The approval of the merger with Cay Clubs will require the affirmative vote of a majority of the shares of Key’s common stock outstanding as of the Record Date that are present in person or by proxy and entitled to vote at the special meeting. In addition, each Key stockholder who holds shares of common stock issued in Key’s initial public offering or purchased following such offering in the open market has the right to vote against the merger proposal and, at the same time, demand that Key convert such stockholder’s shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of Key’s initial public offering is deposited. These shares will be converted into cash only if the merger is completed. Based on the amount of cash held in the trust account as of April 20, 2007, without taking into account any interest accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $7.56 per share. However, if the holders of 1,290,000 or more shares of common stock issued in Key’s initial public offering (an amount equal to 20% or more of the total number of shares issued in the initial public offering), vote against the merger and demand conversion of their shares into a pro rata portion of the trust account, then Key will not be able to consummate the merger. Key’s initial stockholders, including all of its directors and officers, who purchased or received shares of common stock prior to Key’s initial public offering, presently, together with their affiliates, own an aggregate of approximately 18.89% of the outstanding shares of Key common stock. All of these persons have agreed to vote such shares acquired prior to the public offering in accordance with the vote of the majority in interest of all other Key stockholders on the merger proposal.

What vote is required in order to approve the stock option plan proposal?

The approval of the adoption of the stock option plan will require the affirmative vote of a majority of the shares of Key’s common stock issued and outstanding as of the Record Date that are present in person or by proxy at the special meeting. The officers and directors of Key intend to vote all of their shares of common stock in favor of this proposal.

What vote is required in order to approve the amendment to the certificate of incorporation?

The approval of the amendment to the certificate of incorporation will require the affirmative vote of a majority of the shares of Key’s common stock issued and outstanding as of the Record Date. The officers and directors at Key intend to vote all of their shares of common stock in favor of this proposal.

If I am not going to attend the Key special meeting of stockholders in person, should I return my proxy card instead?

Yes. After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the enclosed proxy card in the return envelope provided herewith as soon as possible, so that your shares may be represented at the Key special meeting of stockholders.

What will happen if I abstain from voting or fail to vote?

An abstention or failure to vote (i) will have the same effect as a vote against the merger proposal but will not have the effect of converting your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Key’s initial public offering are held, unless an affirmative election voting against the proposal is made and an affirmative election to convert such shares of common stock is made on the proxy card, (ii) will have the same effect as a vote against the stock option plan proposal, and (iii) will be treated as a vote against the amendment to the certificate of incorporation proposal.

A failure to vote will have no impact upon the approval of the matters referred to in (i) and (ii) above, but, as the amendment to the certificate of incorporation requires a majority of all outstanding shares of common stock, will have the effect of a vote against such amendment. Failure to vote will not have the effect of converting your shares into a pro rata portion of the trust account.

What do I do if I want to change my vote?

If you wish to change your vote, please send a later-dated, signed proxy card to Jeffrey S. Davidson or Udi Toledano at Key prior to the date of the special meeting or attend the special meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to Jeffrey S. Davidson or Udi Toledano at the address of Key’s corporate headquarters, provided such revocation is received prior to the special meeting.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provided to your broker.

Will I receive anything in the merger?

If the merger is completed and you vote your shares for the merger proposal, you will continue to hold the Key securities that you currently own, and you will not receive any cash or securities, unless you elect to convert your shares into a portion of the trust account as described herein. If the merger is completed but you have voted your shares against the merger proposal and have elected a cash conversion instead, your Key shares will be cancelled and you will receive cash equal to a pro rata portion of the trust account (net of taxes payable), which, as of April 20, 2007, was equal to approximately $7.56 per share. Because Key is acquiring all of the outstanding membership interests of Cay Clubs, the members of Cay Clubs will receive shares of Key common stock in exchange for their membership interests of Cay Clubs.

How is Key paying for the merger?

Key will be issuing shares of its authorized but unissued shares of common stock. As Key will need to amend its certificate of incorporation to increase the amount of its authorized shares of common stock in order to issue the merger consideration and to reserve enough shares under the Plan, in the event any Proposal is not approved, the merger will not be completed.

Do I have conversion rights in connection with the merger?

If you hold shares of common stock issued in Key’s initial public offering, then you have the right to vote against the merger proposal and demand that Key convert your shares of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Key’s initial public offering are held. These rights to vote against the merger and demand conversion of the shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights.

If I have conversion rights, how do I exercise them?

If you wish to exercise your conversion rights, you must vote against the merger and, at the same time, demand that Key convert your shares into cash. If, notwithstanding your vote, the merger is completed, then you will be entitled to receive a pro rata share of the trust account in which a substantial portion of the net proceeds of Key’s initial public offering are held, including any interest earned thereon through the date of the special meeting. Based on the amount of cash held in the trust account as of April 20, 2007, without taking into account any interest accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $7.56 per share. If you exercise your conversion rights, then you will be exchanging your shares of Key common stock for cash and will no longer own these shares of common stock. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the merger and then tender your stock certificate to Key. If you convert your shares of common stock, you will still have the right to exercise the warrants received as part of the units in accordance with the terms thereof. If the merger is not completed, then your shares will not be converted to cash at this time, even if you so elected. See page 36.

What happens to the funds deposited in the trust account after completion of the merger?

Upon completion of the merger, any funds remaining in the trust account after payment of amounts, if any, to stockholders requesting and exercising their conversion rights, will be used as working capital for the combined company. In addition, $903,000 will be used to pay deferred underwriting fees from Key’s initial public offering.

Who will manage Key upon completion of the merger with Cay Clubs?

Upon completion of the merger, Key will be managed by the following persons: Dave Clark, who will become Chairman and Chief Executive Officer, and David Schwarz, who will become President and Chief Operating Officer, both of whom are currently executive officers of Cay Clubs. It is anticipated that the board of directors of the combined company will consist of up to ten board members. The board of directors will consist of Dave Clark (Chairman), David Schwarz, Jeffrey S. Davidson and Udi Toledano, as well as additional members that will be appointed prior to or upon consummation of the merger.

What happens if the merger is not consummated?

If the merger is not consummated, the stock option plan will not be adopted, Key’s certificate of incorporation will not be amended and Key will continue to search for a business combination. However, Key will be liquidated if it does not consummate a business combination by October 28, 2007, which, if the merger with Cay Clubs is not consummated, will likely occur. In any liquidation, the net proceeds of Key’s initial public offering held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of Key’s common stock.

When do you expect the proposals to be completed?

It is currently anticipated that the transactions and actions contemplated in the proposals will be completed simultaneously as promptly as practicable following the Key special meeting of stockholders to be held on [________________].

Who can help answer my questions?

If you have questions about any of the proposals, you may write or call Key Hospitality Acquisition Corporation at 4 Becker Farm Road, Roseland, New Jersey 07068, (973) 992-3707, Attention: Jeffrey S. Davidson or Udi Toledano.

SUMMARY

This summary is being provided with respect to each of the proposals, although the merger is the primary reason for the calling of the special stockholders meeting and the other proposals are dependent upon approval of the merger proposal. All of the proposals are described in detail elsewhere in this proxy statement and this summary discusses the material items of each of the proposals. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you. See, “Where You Can Find More Information.”

Merger Proposal – Merger with Cay Clubs

Cay Clubs is a developer and operator of amenity-rich destination resorts. Cay Clubs’ properties typically feature or will feature marinas, sports academies and/or other resort style amenities that fit active lifestyles. Cay Clubs currently operates through two divisions: Real Estate Development, which includes the acquisition, development and sale of resort related real estate projects, the sales of resort condominium and condo hotel units and the incidental operations of select properties; and Resort Operations, which consists of all the hospitality, resort-related and property management operations, including central reservations, food and beverage, membership services, marina operations that include fuel sales, boat slip rentals and dry storage, convention and banquet operations, golf and tennis, retail gift shop sales and other traditional resort outlet operations, watercraft rentals, fishing/scuba/snorkeling charters, aviation operations and multi-sport training and educational programs. Cay Clubs currently has 14 operating properties, eight operating as full service destination resorts featuring lodging and amenities in Florida, Colorado and Nevada, four whose operations are currently limited to the resort amenities (including marina facilities and restaurants) while the lodging portion of the resort is being further developed, and two that are currently being redeveloped into full service resorts with appropriate amenities.

The principal executive office of Key Hospitality Acquisition Corporation is located at 4 Becker Farm Road, Roseland, New Jersey 07068, (973) 992-3707. The principal place of business for Cay Clubs is located at 18167 US Highway 19 North, Suite 500, Clearwater, Florida 33764, and its telephone number is (727) 450-5900, which will be the combined company’s headquarters after the merger.

The Merger

The Agreement and Plan of Merger provides for the acquisition by Key of all of the outstanding securities of Cay Clubs through the merger of Key Merger Sub, LLC, a wholly-owned subsidiary of Key, or Merger Sub, with and into Cay Clubs. The Agreement and Plan of Merger was executed on March 22, 2007. Following completion of the merger, Cay Clubs will be our wholly-owned subsidiary, and the business and assets of Cay Clubs will be our only operations. As consideration for such merger, Key will issue 50,000,000 shares of its common stock to Cay Clubs’ members, in exchange for all of the membership interests of Cay Clubs outstanding immediately prior to the merger. In addition, provided that the transactions contemplated by an agreement with Sunvest are completed, the Clark Trust and Mr. Schwarz will receive an additional amount of 24,666,666 shares, which will be placed in escrow at the closing pursuant to an escrow agreement, and which may be subject to forfeiture to Key in accordance with the following performance criteria: (i) for 2007, 4,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $50 million; an additional 5,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $60 million; and 5,333,333 shares will be earned and no longer subject to forfeiture if the Key common stock trades above $11.24 for 30 consecutive days. However, the maximum number of shares earned in 2007 is capped at 12,333,333 shares even if all three milestones are met; (ii) for 2008, 4,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $70 million; an additional 5,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $78 million; and 5,333,333 shares will be earned and no longer subject to forfeiture if the Key common stock trades above $13.99 for 30 consecutive days. However, the maximum number of shares earned in 2008 is capped at 12,333,333 shares even if all three milestones are met. Except for those shares retained in escrow for the purpose of setting aside certain earned shares for the possible satisfaction of indemnification obligations, any shares in escrow that become earned shares based on the achievement of the performance criteria set forth above shall be released from escrow and delivered to the Clark Trust and Mr. Schwarz, pro rata in accordance with the distribution of the merger consideration.

Key, Merger Sub and Cay Clubs plan to complete the merger as promptly as practicable after the Key special meeting, provided that:

•

Key’s stockholders have approved the Agreement and Plan of Merger, the adoption of the stock option plan and the amendment to Key’s certificate of incorporation;

•

holders of less than 20% of the shares of common stock issued in Key’s initial public offering vote against the merger proposal and demand conversion of their shares into cash; and

•

the other conditions specified in the Agreement and Plan of Merger have been satisfied or waived.

If Key stockholder approval has not been obtained at that time, or any other conditions have not been satisfied or waived, the merger will be completed promptly after the stockholder approval is obtained or the remaining conditions are satisfied or waived.

The Agreement and Plan of Merger is included as “Annex A” to this proxy statement. We encourage you to read the Agreement and Plan if Merger in its entirety. See, “Agreement and Plan of Merger.”

Conversion Rights

Pursuant to Key’s amended and restated certificate of incorporation, a holder of shares of Key’s common stock issued in the initial public offering may, if the stockholder votes against the merger, demand that Key convert such shares into cash. This demand must be made on the proxy card at the same time that the stockholder votes against the merger proposal. If properly demanded, Key will convert each share of common stock as to which such demand has been made into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Key’s initial public offering are held, plus all interest earned thereon. If you exercise your conversion rights, then you will be exchanging your shares of Key common stock for cash and will no longer own these shares. Based on the amount of cash held in the trust account as of April 20, 2007, without taking into account any interest accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $7.56 per share. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the merger and then tender your stock certificate to Key. If the merger is not completed, then these shares will not be converted into cash. If you convert your shares of common stock, you will still have the right to exercise the warrants received as part of the units in accordance with the terms thereof. If the merger is not completed, then your shares will not be converted to cash at this time, even if you so elected.

The merger will not be completed if the holders of 1,290,000 or more shares of common stock issued in Key’s initial public offering, an amount equal to 20% or more of such shares, vote against the merger proposal and exercise their conversion rights.

Appraisal or Dissenters Rights

No appraisal rights are available under the Delaware General Corporation Law for the stockholders of Key in connection with the proposals.

Stock Ownership

The following table sets forth information regarding the beneficial ownership of our common stock as of April 23, 2007, by:

•

each person known by us, as a result of such person’s public filings with the SEC and the information contained therein, to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock

Weiss Asset Management, LLC(2)	1,234,500	(3)	15.5%
Fir Tree, Inc.(4)	778,500	(5)	9.8%
The Baupost Group, L.L.C.(6)	726,500	(7)	9.1%
Azimuth Opportunity, Ltd.(8)	584,100	(9)	7.3%
Jeffrey S. Davidson	460,555	(10)(12)	6.1%
Udi Toledano	376,127	(11)(12)	4.7%
W. Thomas Parrington	166,666	(12)	2.1%
Stephen B. Siegel	100,000	(12)	1.3%
Glyn F. Aeppel	125,000	(12)	1.6%

All directors and executive officers as a group (five individuals)	1,228,348		15.4%

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(1)

Unless otherwise indicated, the business address of each of the following is 4 Becker Farm Road, Roseland, New Jersey 07068.

(2)

The business address of Weiss Asset Management, LLC is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116.

(3)

Represents (i) 883,410 shares of common stock held by Weiss Asset Management, LLC and (ii) 351,090 shares of common stock held by Weiss Capital, LLC. Andrew M. Weiss, Ph.D., is the managing member of both Weiss Asset Management, LLC and Weiss Capital, LLC. The foregoing information was derived from a Schedule 13G filed with the SEC on January 18, 2007.

(4)

The business address of Fir Tree, Inc. is 535 5th Avenue, 31st Floor, New York, New York 10017.

(5)

Represents (i) 523,553 shares of common stock held by Sapling, LLC and (ii) 254,947 shares of common stock held by Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc. is the investment manager of both entities. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2007.

(6)

The business address of The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 2000, Boston, Massachusetts 02116.

(7)

Represents 726,500 shares of common stock held by The Baupost Group, L.L.C (“Baupost”). Seth A. Klarman is the sole director of the SAK Corporation, the manager of Baupost and a controlling person of Baupost. The foregoing information was derived from a Schedule 13G filed with the SEC on February 13, 2007.

(8)

The business address of Azimuth Opportunity, Ltd. is c/o W. Smiths Finance, Nemours Chambers, P.O. Box 3170, Road Town, Tortola, British Virgin Islands.

(9)

Represents 584,100 shares of common stock held by Azimuth Opportunity, Ltd. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2007.

(10)

Shares held jointly with his wife.

(11)

Includes: (i) 127,000 shares held by his wife Janet Toledano and (ii) 66,666 shares held in trust for the benefit of his children.

(12)

Does not include shares of common stock issuable upon exercise of warrants held by such individual that are not currently exercisable and will not become exercisable within 60 days.

Key’s Board of Directors’ Recommendation

After careful consideration, Key’s board of directors has determined unanimously that the merger proposal is fair to, and in the best interests of, Key and its stockholders. In reaching its decision with respect to the merger proposal, Key’s board included in its consideration the opinion of Gilford Securities Incorporated, or Gilford, that, as of the date of its opinion, and based on conditions that existed as of that date, upon and subject to the considerations described in its opinion and based upon such other matters as Gilford considered relevant, the per share merger consideration to be paid by Key in the merger pursuant to the merger agreement is fair to Key from a financial point of view and that Cay Clubs has a fair market value of at least 80% of Key’s net assets. See “Fairness Opinion.” Accordingly, Key’s board has unanimously approved and declared advisable the merger and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the merger proposal.

The adoption of a stock option plan is a condition to the consummation of the merger with Cay Clubs. Key’s board of directors has determined unanimously that the adoption of a stock option plan is fair to, and in the best interests of, Key and its stockholders. Accordingly, Key’s board has unanimously approved and declared advisable the adoption of a stock option plan and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the stock option plan proposal.

Finally, the approval of the amendment to Key’s certificate of incorporation is a condition to the merger with Cay Clubs and the adoption of the stock option plan. Key’s board of directors has determined unanimously that the amendment to the certificate of incorporation is fair to, and in the best interests of, Key and its stockholders. Accordingly, Key’s board has unanimously approved and declared advisable the amendment to the certificate of incorporation and unanimously recommends that you vote or instruct your vote to be case “FOR” the approval of the amendment to the certificate of incorporation proposal.

Interests of Key Directors and Officers in the Merger

When you consider the recommendation of Key’s board of directors that you vote in favor of the merger proposal, you should keep in mind that certain of Key’s directors and officers have interests in the merger that are different from, or in addition to, your interests as a stockholder. It is anticipated that after the consummation of the merger, Jeffrey S. Davidson and Udi Toledano will remain as directors of Key. All other current Key directors will resign. If the merger is not approved and Key fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation, Key is required to liquidate, and the warrants owned by Key’s executives and directors and the shares of common stock issued at a price per share of $0.017 prior to Key’s initial public offering to and held by Key’s executives and directors will be worthless because Key’s executives and directors are not entitled to receive any of the net proceeds of Key’s initial public offering that may be distributed upon liquidation of Key. Additionally, Key’s officers and directors who acquired shares of Key common stock prior to Key’s initial public offering at a price per share of approximately $0.017 will benefit if the merger is approved.

The table below shows the amount that the shares and warrants beneficially owned by the officers and directors of Key would be worth upon consummation of the merger and the unrealized profit from such securities based on an assumed market price of the common stock and the warrants of Key, of $7.50 and $1.30, respectively.

	Common Shares(a)					Warrants(b)
	Owned		Amount Paid	Current Value	Unrealized Profit	Owned	Amount Paid	Current Value	Unrealized Profit

Jeffrey S. Davidson	460,555	(c)	$7,829.44	$3,454,162.50	$3,446,333.10	55,289	$50,001.32	$71,875.70	$21,874.38
Udi Toledano	376,127	(d)	6,394.16	2,820,952.50	2,814,558.40	221,152	200,001.41	287,497.60	87,496.19
Stephen B. Siegel	100,000		1,700.00	750,000.00	748,300.00	276,438	249,999.96	359,369.40	109,369.44
W. Thomas Parrington	166,666		2,833.32	1,249,995.00	1,247,161.70	110,574	99,998.84	143,746.20	43,747.36
Glyn F. Aeppel	125,000		2,125.00	937,500.00	935,375.00	55,289	50,001.32	71,875.70	21,874.38
	1,228,348		$20,881.92	$9,212,610.00	$9,191,728.20	718,742	$650,002.85	$934,364.60	$284,361.75

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(a)

The effective purchase price per share for these common shares (after reverse stock splits and transfers of shares consummated prior to Key’s initial public offering) was approximately $0.017 per share. Pursuant to escrow agreements signed by these shareholders, these shares may not be sold or pledged until October 20, 2008. Additionally, these shares are currently not registered, although after the release from escrow, these shareholders may demand that Key use its best efforts to register the resale of such shares.

(b)

These warrants were purchased pursuant to the terms of the Underwriting Agreement in Key’s initial public offering. The price per share paid for the warrants were in the range between $0.85 and $1.01 per warrant.

(c)

Shares held jointly with his wife.

(d)

Includes: (i) 127,000 shares held by his wife Janet Toledano and (ii) 66,666 shares held in trust for the benefit of his children.

Interests of Directors and Officers of Cay Clubs in the Merger

You should understand that some of the current directors and officers of Cay Clubs have interests in the merger that are different from, or in addition to, your interests as a stockholder. In particular, Dave Clark, Cay Clubs’ current Chief Executive Officer, is expected to become Key’s Chairman and Chief Executive Officer, and David Schwarz, Cay Clubs’ current Chief Operating Officer, is expected become Key’s President and Chief Operating Officer. Further, each of Dave Clark and David Schwarz, are expected to enter into employment agreements with Key in connection with the merger. A summary of the employment agreements can be found under “Employment Agreements” on page 51. In addition, pursuant to the terms of the merger agreement, each of Dave Clark and David Schwarz, pro rata in accordance with the distribution of the merger consideration, may be entitled to receive up to an additional 24,666,666 shares of Key common stock depending upon the performance of the combined company following closing of the merger.

Certain Other Interests in the Merger

Maxim Group LLC

Maxim Group LLC, or Maxim, served as lead underwriter in Key’s initial public offering and agreed to defer $903,000 of its underwriting discounts and commissions until after the consummation of a business combination. The deferred amount payable in connection with the initial public offering will be paid out of the trust account established for the proceeds of the initial public offering only if Key consummates the merger. Maxim, therefore, has an interest in Key consummating the merger with Cay Clubs that will result in the payment of its deferred compensation.

Further, Maxim owns an option to purchase 300,000 units of Key (each unit comprised of one share and one warrant) at an exercise price of $8.80 per unit, received as part of its consideration for acting as lead underwriter in Key’s initial public offering.

Maxim has also served as Key’s financial advisor in connection with negotiating the merger with Cay Clubs. In consideration for its services, Key will pay Maxim the sum of $350,000 if and only if the merger is completed. In addition, for a period of twelve months following the merger, Maxim shall have the right to participate in one transaction as a manager, underwriter or placement agent for a minimum of 20% of the economics for a public offering or private placement. In the event that such public offering or private placement is for less than $15 million, then Maxim shall have the right to forego its right of participation and reserve such right for a subsequent public offering or private placement in excess of $15 million during such twelve month period.

Tarragon Corporation

In connection with the merger with Cay Clubs, Key has agreed to pay Tarragon Corporation a fee of $800,000 for services provided as a finder.

Conditions to the Completion of the Merger

The obligations of Key and the shareholders of Cay Clubs to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

Conditions to Key’s and Cay Clubs’ obligations:

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receipt of stockholder approval from each of Key and Cay Clubs;

•

the absence of any order or injunction preventing consummation of the merger; and

•

the absence of any suit or proceeding by any governmental entity or any other person challenging the merger.

Conditions to Key’s obligations:

The obligation of Key to complete the merger is further subject to the following conditions:

•

the representations and warranties made by Cay Clubs that are qualified as to materiality must be true and correct, and those not qualified as to materiality must be true and correct in all material respects, as of the closing date of the merger, except representations and warranties that address matters as of another date, which must be true and correct as of such other date, and Key must have received a certificate from Cay Clubs to that effect;

•

Cay Clubs must have performed in all material respects all obligations required to be performed by it under the terms of the Agreement and Plan of Merger; and

•

there must not have occurred since the date of the Agreement and Plan of Merger any material adverse effect on Cay Clubs.

Termination, Amendment and Waiver

The Agreement and Plan of Merger may be terminated at any time prior to the completion of the merger, whether before or after receipt of stockholder approval, by mutual written consent of Key and Cay Clubs.

In addition, either Key or the shareholders of Cay Clubs may terminate the Agreement and Plan of Merger if:

•

the merger is not consummated on or before October 20, 2007; or

•

by either party, subject to a 30-day cure period, if the other party has breached any of its covenants or representations and warranties in any material respect.

If permitted under applicable law, either Key or Cay Clubs may waive conditions for their own respective benefit and consummate the merger, even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the merger will occur.

Regulatory Matters

The merger and the transactions contemplated by the Agreement and Plan of Merger are not subject to any federal or state regulatory requirement or approval except for filings necessary to effectuate the transactions contemplated by the merger proposal and the amendment to the certificate of incorporation proposal with the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida, as applicable.

The Stock Option Plan Proposal

Key is seeking stockholder approval for the adoption of the Key 2007 Employee, Director and Consultant Stock Plan which will provide for the granting of options and/or other stock-based or stock-denominated awards. The material terms of such plan are:

•

3,000,000 shares of common stock reserved for issuance;

•

the plan will be administered by the Key board of directors, or a committee thereof, and any particular term of a grant or award shall be at the board’s discretion; and

•

the plan will become effective upon the closing of the merger with Cay Clubs.

The Amendment to Certificate of Incorporation Proposal

Key is seeking stockholder approval to amend Key’s certificate of incorporation. Any amendment will not become effective unless and until the merger with Cay Clubs is completed. The material terms of such amendment are:

•

To change the corporate name to “Cay Clubs Inc.”

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To increase the authorized shares of common stock that are reserved for issuance from 50,000,000 to 150,000,000.

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To remove the preamble and Sections A through D, inclusive, of Article Sixth from Key’s certificate of incorporation from and after the closing and to redesignate Section E of Article Sixth as Article Sixth.

SELECTED HISTORICAL FINANCIAL INFORMATION

Key is providing the following financial information to assist you in the analysis of the financial aspects of the merger. The combined statement of operations data set forth below for the fiscal years ended December 31, 2006, 2005 and 2004, and the combined balance sheet data at December 31, 2006 and 2005, are derived from the audited combined financial statements of Cay Clubs included elsewhere in this proxy statement. You should read the data set forth below in conjunction with the financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement.

	Fiscal Years Ended
	December 31, 2006	December 31, 2005	December 31, 2004
Combined Statement of Operations Data:
Real Estate	$302,212,795	$188,765,692	$4,189,181
Hospitality	20,279,906	5,536,155	—
Total net revenue	322,492,701	194,301,847	4,189,181

Real Estate	249,484,740	157,300,525	3,985,491
Hospitality	20,729,984	8,053,503	—
Total operating expense	270,214,724	165,354,028	3,985,491

Depreciation	3,508,556	1,154,368	13,814
Income from operations	48,769,421	27,793,451	189,876

Interest expense	2,185,257	353,840	402,142
Other expense	26,392	22,135	58,103
Net income (loss)	$46,557,772	$27,417,476	$(270,369)

	December 31, 2006	December 31, 2005
Balance Sheet Data:
Total assets	$236,770,688	$157,694,948
Total liabilities	$196,511,305	$123,603,517

Members’ equity	$40,259,383	$34,091,431

SUMMARY UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(In Thousands)

The following unaudited pro forma condensed consolidated financial information combines (i) the historical balance sheets of Key as of December, 31 2006, and Cay Clubs as of December 31, 2006, giving effect to the merger of Key and Cay as if it had occurred on January 1, 2006, and (ii) the pro-forma consolidated statement of operations of Key and Cay Clubs for the year ended December 31, 2006, giving effect to the merger of Key and Cay Clubs as if it had occurred on January 1, 2006. The following summary unaudited pro forma condensed consolidated financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements and the related notes thereto included elsewhere in this proxy statement.

They have been prepared using two different levels of approval of the merger by the Key stockholders, as follows:

•

Maximum Approval: assumes that 100% of Key stockholders approve the merger; and

•

Minimum Approval: assumes that only 80.1% of Key stockholders approve the merger.

	As of December 31, 2006
	Assuming Maximum Approval	Assuming Minimum Approval
Balance Sheet Data
Total Current Assets	$214,032	$204,298
Total Assets	$283,783	$274,049
Total Current Liabilities	$179,255	$179,255
Total Liabilities	$218,431	$218,431
Total Owner’s Equity	$65,352	$55,618

For the Year Ended December 31, 2006
Statement of Operations Data
Revenues	$322,493
Expenses	$290,083
Net Income	$32,410
Net Income Per Share – Basic	$0.56
Net Income Per Share – Diluted	$0.55

PER SHARE MARKET PRICE INFORMATION

The shares of Key common stock, warrants and units are currently traded on the OTC Bulletin Board under the symbols KHPA, KHPAW and KHPAU, respectively. The closing prices per share of common stock, warrant and unit of Key on March 21, 2007, the last trading day before the announcement of the execution of the Agreement and Plan of Merger, were $7.44, $0.85 and $8.13 (closing price of units on March 19, 2007, as, to our knowledge, no units traded on March 20 or March 21), respectively. Each unit of Key consists of one share of Key common stock and one common stock purchase warrant. Key warrants became separable from Key common stock on January 18, 2006. Each warrant entitles the holder to purchase from Key one share of common stock at an exercise price of $6.00 commencing on the later of the completion of the merger with Cay Clubs (or if the Cay Clubs transaction is not consummated, the first acquisition which is consummated) or October 20, 2006. The Key warrants will expire at 5:00 p.m., New York City time, on October 19, 2009, or earlier upon redemption. Prior to October 21, 2005, there was no established public trading market for Key’s common stock.

There is no established public trading market for the securities of Cay Clubs.

	OTC Bulletin Board
	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low

2005 Fourth Quarter	—	—	—	—	$7.95	$7.40
2006 First Quarter	$7.06	$6.96	$1.09	$0.80	$8.10	$7.61
2006 Second Quarter	$7.22	$6.91	$1.00	$0.80	$8.12	$7.65
2006 Third Quarter	$7.20	$7.05	$0.88	$0.64	$7.83	$7.68
2006 Fourth Quarter	$7.11	$7.24	$0.72	$0.44	$7.68	$7.52
2007 First Quarter	$7.49	$7.24	$1.25	$0.40	$8.69	$7.66
2007 Second Quarter*	$7.49	$7.45	$1.50	$1.23	$8.95	$8.65

——————

*

Through April 20, 2007

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the merger proposal. As Key’s operations will be those of Cay Clubs upon completion of the merger, a number of the following risk factors relate to the business and operations of Cay Clubs and Key, as the successor to such business.

Risks Associated with Cay Clubs’ Business and Industry

Cay Clubs is subject to the risks of the real estate market and the risks associated with real estate development, including the risks and uncertainties relating to the cost and availability of construction materials, services and land for new properties.

Cay Clubs owns real estate properties which have been acquired as inventory for development and sale, as opposed to investment purposes. Real estate markets are cyclical in nature and highly sensitive to changes in national, regional and local economic conditions, including among other factors:

•

levels of unemployment;

•

levels of discretionary disposable income;

•

levels of consumer confidence;

•

levels of consumer spending on lodging and leisure;

•

other available properties;

•

availability and types of consumer financing;

•

overbuilding or decreases in demand; and

•

interest rates.

A downturn in the economy in general or in the market for condominium units at destination resort properties sold by Cay Clubs in particular could have a material adverse effect on Cay Clubs’ business, operating results and financial condition. A downturn could have a material adverse effect on Cay Clubs’ ability to sell real estate at a profit.

Another factor impacting the profitability of real estate development activities is the cost of construction materials and services. Cay Clubs needs to complete further planned construction and improvements before some of its inventory is available for sale. Should the cost of construction materials and services rise, as recent trends have indicated, the ultimate cost of Cay Clubs’ inventories under development (and any future properties Cay Clubs may acquire) could increase and have a material, adverse impact on Cay Clubs’ results of operations.

In addition, the availability of land or properties at favorable prices for the future development of real estate properties will be critical for Cay Clubs to generate favorable results of operations in the future. If Cay Clubs is unable to acquire land or properties at a favorable cost, it would have an adverse effect on Cay Clubs’ future results of operations.

Cay Clubs is subject to significant and customary risks relating to the ownership and development of real estate.

Cay Clubs owns real estate and it expects to acquire additional real estate assets in the future. Cay Clubs’ future activities in these areas will be subject to numerous risks and uncertainties, including the following:

•

the real estate market is highly competitive, and Cay Clubs may have difficulty locating and acquiring suitable assets;

•

Cay Clubs’ properties and any future real estate assets may decline in value due to changing market and economic conditions and other factors;

•

the costs of developing and completing acquired properties may exceed those anticipated, possibly making the development unprofitable;

•

there may be delays in bringing the property to market due to, among other things, changes in regulations, delays in obtaining necessary permits, authorizations and approvals, and changes in the availability of financing;

•

demand for available units at Cay Clubs’ existing locations or any future properties may be lower, and the period necessary to sell off the units may be longer, than anticipated;

•

real estate is subject to extensive and complex regulations, and costs of regulatory compliance may exceed those anticipated; and

•

Cay Clubs may incur environmental liabilities in connection with Cay Clubs’ ownership of real estate.

Cay Clubs’ real estate development activities require significant capital expenditures. Cay Clubs obtains funds for capital expenditures through borrowings, as well as cash flows from operations, property sales or financings. Cay Clubs cannot be sure that the funds available from these sources will be sufficient to fund its required or desired capital expenditures for development in the future. If Cay Clubs is unable to obtain sufficient funds, it may have to defer or otherwise limit its development activities.

As is the case with all real estate properties, Cay Clubs’ existing properties and any future properties acquired require the ownership, lease, easement or other access to all necessary property. Cay Clubs believes that it has all necessary rights to its properties. If Cay Clubs does not have all necessary rights to its properties, it would negatively impact Cay Clubs’ ability to execute its business plan.

Although Cay Clubs owns certain of its condominium resort facilities, certain properties are actually owned by Sunvest Communities U.S.A. L.C. or its affiliates.

Cay Clubs periodically utilizes Sunvest Communities U.S.A. L.C. or its affiliates to finance real estate projects to be used by Cay Clubs in its overall business. Once target project is identified by Cay Clubs and acquired by Sunvest, Cay Clubs typically executes and delivers to Sunvest: (a) an option agreement, which permits Cay Clubs to acquire individual units for sale to third-party consumers in the ordinary course of Cay Clubs’ business and (b) a lease agreement (or management agreement, if applicable) providing Cay Clubs with contractual possessory rights to the target property in order to perform marketing, sales and management functions prior to the sale of all of the units subject to the option agreement. Generally, once all of the units subject to the option agreement are sold, the lease agreement (or management agreement, if applicable) and the option agreement with Sunvest automatically terminates and Sunvest no longer owns any interest, intangible or otherwise, in the target project. Thereafter, Cay Clubs operates the target property as a condo resort in accordance with its business plan.

All units acquired by Cay Clubs pursuant to the option agreement are typically sold “as is” and without any representation or warranty of any kind. Accordingly, although Cay Clubs generally has the right to conduct due diligence and inspect the property, if Cay Clubs is subjected to liability for environmental or other hazards or if the units acquired contain property defects or are otherwise not suitable for their intended use, then Cay Clubs will have little or no recourse against Sunvest.

In addition, because the continued use of each Sunvest property is entirely dependent on the existence of the lease agreement (or management agreement, if applicable) prior to all of the units being acquired pursuant to the option agreement, then, in the event a lease agreement (or management agreement, if applicable) for a particular property terminates prior to Cay Clubs acquiring all of the units subject to the option agreement for such property, then Cay Clubs will be unable to conduct its operations at such property and will otherwise be unable to execute its business plan for the affected property.

In the event that Sunvest defaults on any principal debt obligations which are secured by a target property, then the lender may foreclose on the portions of the target property which Cay Clubs has not acquired. If this were to occur, Cay Clubs would likely exercise all of its remaining options and acquire the remaining portions of the target property. If Cay Clubs is unable to exercise all of these options, then Cay Clubs will likely lose all of its unexercised options which could result in Cay Clubs not being able to conduct its operations at such property and will otherwise be unable to execute its business plan for the affected property.

If any of the foregoing risks occur, Cay Clubs’ financial condition and results of operations may be negatively affected.

If Cay Clubs’ relationship with IMG Academies is terminated, then such event could have a material adverse affect on Cay Clubs’ existing business plan.

The Cay Clubs concept has at its center a focus on active lifestyles and an activity-rich resort environment. Cay Clubs’ exclusive relationship with IMG Academies is one way Cay Clubs distinguishes its resorts from competitors in both the real estate investment and hospitality industries. Cay Clubs intends to develop and locate IMG Academies at certain of its locations, with a focus on a specific sport. Cay Club members may utilize the IMG Nick Bollettieri Tennis Academy located in Sarasota, Florida. Cay Clubs has entered into several agreements with IMG Academies, LLP, or IMGA for the development and operation of additional IMG Academies.

Pursuant to its agreements with IMGA, although Cay Clubs is obligated to present all real estate investment and development opportunities to IMGA and IMGA cannot associate with other residential developers, IMGA is not obligated to license future projects to Cay Clubs. If the IMGA relationship is terminated, then Cay Clubs may not be able to execute aspects of its existing business plan incorporating IMG Academies into its future resort operations. Additionally, because Cay Clubs believes that the IMGA relationship provides it with a unique competitive advantage in the real estate and hospitality industries, the loss of this relationship could negatively affect Cay Clubs’ ability to compete with other resorts. If any of the foregoing risks occur, Cay Clubs’ financial condition and results of operations may be negatively affected.

Cay Clubs is vulnerable to the risk of unfavorable weather conditions.

Cay Clubs’ ability to attract visitors to its resorts is influenced by weather conditions. Unfavorable weather conditions can adversely affect visits and Cay Clubs’ revenues and profits. Adverse weather conditions may discourage visitors from participating in outdoor activities at Cay Clubs’ resorts. There is no way for Cay Clubs to predict future weather patterns or the impact that weather patterns may have on results of operations or visitation. Extreme weather conditions such as hurricanes or prolonged periods of adverse weather conditions, or the occurrence of such conditions during peak visitation periods, could have a material adverse effect on Cay Clubs’ financial condition and results of operations.

Cay Clubs’ property development and management operations are conducted in many areas that are subject to natural disasters and severe weather, such as hurricanes and floods. Cay Clubs also may be affected by unforeseen engineering, environmental, or geological problems. These conditions could delay or increase the cost of construction projects, damage or reduce the availability of materials, and negatively impact the demand for resorts in affected areas. If insurance does not fully cover business interruptions or losses resulting from these events, Cay Clubs’ earnings, liquidity and capital resources could be adversely affected.

Cay Clubs faces significant competition.

The resort and lodging industries are highly competitive. The factors that Cay Clubs believes are important to customers include:

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proximity to population centers;

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availability and cost of transportation to resorts;

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ease of travel to resorts (including direct flights by major airlines);

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pricing of products and services;

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type and quality of amenities offered;

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number, quality and price of related services and lodging; and

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reputation.

Cay Clubs has many competitors for its visitors, including other major resort destinations in Florida and other major resort destination areas worldwide. Cay Clubs’ destination guests can choose from any of these alternatives. In addition, other forms of leisure such as sporting events and participation in other competing indoor and outdoor recreational activities are available to potential guests.

Cay Clubs competes with numerous other resorts that may have greater financial resources than Cay Clubs does and that may be able to adapt more quickly to changes in customer requirements or devote greater resources to promotion of their offerings than Cay Clubs can. Cay Clubs believes that developing and maintaining a competitive advantage will require continued investment in Cay Clubs’ resorts. Cay Clubs cannot assure that it will have sufficient resources to make the necessary investments to do so, and Cay Clubs cannot assure that it will be able to compete successfully in this market or against such competitors.

Cay Clubs’ future growth requires additional capital whose availability is not assured.

Cay Clubs intends to make significant investments in its resorts to maintain its competitive position. Cay Clubs spent approximately $69 million and $114 million in the years ended December 31, 2006, and 2005 respectively, on development properties. Cay Clubs expects to continue making substantial investments in the development of resorts. Based on the status of several specific real estate properties, Cay Clubs will continue to invest significant amounts in real estate over the next several years. Cay Clubs could finance future expenditures from any of the following sources:

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cash flow from operations;

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non-recourse, sale-leaseback or other financing;

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bank borrowings;

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public offerings of debt or equity;

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private placements of debt or equity; or

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some combination of the above.

Cay Clubs might not be able to obtain financing for future expenditures on favorable terms or at all, which could inhibit Cay Clubs’ ability to continue to grow.

Because Cay Clubs’ business depends on the acquisition of new land, the unavailability of desirable land could reduce Cay Clubs’ revenues or negatively affect its results of operations.

Cay Clubs’ operations and revenues are highly dependent on Cay Clubs’ ability to expand Cay Clubs’ portfolio of land parcels. Cay Clubs may compete for available land with entities that possess significantly greater financial, marketing and other resources. Competition generally may reduce the amount of land available as well as increase the cost of such land. An inability to effectively carry out any sales activities and development resulting from the unavailability of land may adversely affect Cay Clubs’ business, financial condition and results of operations.

If properties are not available at reasonable prices, Cay Clubs’ sales and earnings could decrease.

Cay Clubs’ operations depend on Cay Clubs’ ability to continue to obtain properties for the development of its resorts at reasonable prices. Changes in the general availability of properties, competition for available properties, availability of financing to acquire properties, zoning regulations that limit unit density, and other market conditions may hurt Cay Clubs’ ability to obtain properties for new resorts. If properties appropriate for development of Cay Clubs style resorts become more limited because of these factors, or for any other reason, the cost of properties could increase and/or the number of units that Cay Clubs sells and operates could be reduced.

Cay Clubs depends on key personnel for the future success of its business and the loss of one or more of its key personnel could have an adverse effect on Cay Clubs’ ability to manage its business and implement Cay Clubs’ growth strategies, or could be negatively perceived in the capital markets.

Cay Clubs’ future success and ability to manage future growth depends, in large part, upon the efforts and continued service of Cay Clubs’ senior management team who has substantial experience in the resort and hospitality industry. Cay Clubs’ Chairman and Chief Executive Officer, Dave Clark, and Cay Clubs’ President and Chief Operating Officer, David Schwarz, have been actively involved in the acquisition and ownership of resort properties and are actively engaged in Cay Clubs’ management. Messrs. Clark and Schwarz substantially determine Cay Clubs’ strategic direction, especially with regard to operational, financing, acquisition and disposition activity. The departure of either of them could have a material adverse effect on Cay Clubs’ business and operations.

It could be difficult for Cay Clubs to find replacements for such key personnel, as competition for such personnel is intense. The loss of services of one or more members of senior management could have an adverse effect on Cay Clubs’ ability to manage its business and implement its growth strategies. Further, such a loss could be negatively perceived in the capital markets, which could reduce the market value of Key’s securities.

Cay Clubs’ management has limited experience managing a public company.

Cay Clubs’ management team has operated its business as a privately owned company and has limited experience managing a publicly owned company. Cay Clubs continues to develop control systems and procedures adequate to support a public company and this transition could place a significant strain on Cay Clubs’ management systems, infrastructure, overhead and other resources. Given Cay Clubs’ recent organization and Cay Clubs’ management’s experience, you will be unable to fully evaluate Cay Clubs’ management’s public company abilities.

Operational risks may disrupt Cay Clubs’ business and adversely impact Cay Clubs’ financial results.

Cay Clubs relies heavily on its information systems and other data processing systems. If any of these systems do not operate properly or are disabled, Cay Clubs could suffer financial loss, a disruption of its businesses, regulatory intervention or reputational damage.

Furthermore, Cay Clubs depends on its headquarters in Clearwater, Florida, where most of Cay Clubs’ information systems and personnel are located, for the continued operation of its business. A natural disaster or other catastrophic event or disruption in the infrastructure that supports Cay Clubs’ businesses, including a disruption involving electronic communications or other services used by Cay Clubs or third parties with whom Cay Clubs conducts business, or directly affecting Cay Clubs’ headquarters, could have a material adverse impact on Cay Clubs’ ability to continue to operate Cay Clubs’ business without interruption. The impact of any disaster or disruption on Cay Clubs’ business will likely be exacerbated by the fact that Cay Clubs does not have any disaster recovery program in place to mitigate the harm or minimize the lost data that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse Cay Clubs for its losses, if at all.

Cay Clubs may not successfully execute its strategy.

A principal component of Cay Clubs’ strategy is to acquire additional properties for the development of condominium resorts, preferably in markets that also provide Cay Clubs with incremental sales distribution opportunities.

Cay Clubs’ ability to execute its strategy will depend upon a number of factors, including the following:

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the availability of attractive real estate opportunities;

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Cay Clubs’ ability to acquire properties for such development opportunities on economically attractive terms;

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Cay Clubs’ ability to market and sell condominium units at newly developed or acquired properties; and

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Cay Clubs’ ability to manage newly developed or acquired properties in a manner that satisfies purchasers of units in properties developed thereon.

There is no assurance that Cay Clubs will be successful with respect to any or all of these factors.

Cay Clubs may face additional risks if it expands into new markets.

Cay Clubs intends to acquire additional real estate assets that are entirely independent of its current properties, although there can be no assurance that Cay Clubs will be successful. The success which Cay Clubs has had in the markets in which it currently operates does not ensure Cay Clubs’ continued success as it acquires, develops or operates future properties in new markets. Accordingly, in connection with expansion into new markets, Cay Clubs may be exposed to a number of additional risks, including the following:

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Cay Clubs’ lack of familiarity and understanding of regional or local consumer preferences;

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Cay Clubs’ inability to attract, hire, train, and retain additional sales, marketing, and staff at competitive costs; and

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Cay Clubs’ inability to obtain, or to obtain in a timely manner, necessary permits and approvals from government agencies and qualified construction services at acceptable costs.

Extensive laws and regulations affect the way Cay Clubs conducts its business.

The federal government and the states and local jurisdictions in which Cay Clubs conducts business have enacted extensive regulations that affect the manner in which Cay Clubs conducts its business. Many states also extensively regulate the creation, marketing, sale and management of properties, the escrow of purchaser funds and other property prior to the completion of construction and closing, and the content and use of advertising and sales materials. Although Cay Clubs believes that securities laws do not apply to its current properties, to the extent that Cay Clubs acquires new properties, certain types of club memberships may be subject to regulation under federal and state securities laws and may be marketed and sold only if they are registered with the appropriate governmental agencies or if there is an applicable exemption from registration. Most states also have other laws that regulate Cay Clubs’ activities, such as:

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project registration laws;

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real estate licensure laws;

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anti-fraud laws;

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consumer protection laws;

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subdivision, public report and other disclosure laws;

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telemarketing laws;

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prize, gift, and sweepstakes laws; and

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consumer credit laws.

Regulation of the marketing and sale of condominiums could adversely affect Cay Clubs’ business.

Cay Clubs’ marketing and sale of condominium units are subject to extensive regulation by the federal government and the states in which Cay Clubs’ condominiums are marketed and sold. On a federal level, the Federal Trade Commission Act prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which Cay Clubs is or may be subject includes the Interstate Land Sales Full Disclosure Act, the Real Estate Settlement Practices Act and the Fair Housing Act. In addition, many states have adopted specific laws and regulations regarding the sale of condominiums. For example, certain state laws grant the purchaser the right to cancel a contract of purchase within a specified period following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the seller. No assurance can be given that the cost of qualifying under condominium regulations in all jurisdictions in which Cay Clubs desires to conduct sales will not be significant. The failure to comply with such laws or regulations could adversely affect Cay Clubs’ business, financial condition and results of operations.

There can be no assurance that prior or future sales of Cay Clubs’ condominium units will not be considered offers or sales of “securities” under federal law or the state law in the states where Cay Clubs desires to, or does, conduct sales or in which Cay Clubs’ properties are located. If such interests were considered to be securities, Cay Clubs would be required to comply with applicable state and federal securities laws, including laws pertaining to registration or qualification of securities, licensing of salespeople and other matters. There can be no assurance that Cay Clubs will be able to comply with the applicable state and federal securities requirements, and if the offers or sales of Cay Clubs’ condominium units are deemed to be offers or sales of securities, such a determination may create liabilities or contingencies that could have an adverse effect on Cay Clubs’ operations, including possible rescission rights relating to the units that have been sold, which, if exercised, could result in losses and would adversely affect Cay Clubs’ business, financial condition and results of operations.

A deterioration in national and regional economic conditions could adversely impact Cay Clubs’ unit sales and revenues.

Cay Clubs’ unit sales and revenues could decline due to a deterioration of regional or national economies. Sales and revenues would be disproportionately affected by worsening economic conditions in Florida because Cay Clubs generates a disproportionate amount of sales from customers in that state.

Because of Cay Clubs’ geographic concentration in Florida, an economic downturn in Florida could reduce Cay Clubs’ revenues or Cay Clubs’ ability to grow its business.

Cay Clubs currently develops and sells a substantial majority of its properties in Florida. Consequently, any economic downturn in Florida could reduce its revenues or Cay Clubs’ ability to grow its business. In addition, the appeal of becoming an owner of one of Cay Clubs’ units may decrease if potential purchasers do not continue to view the locations of Cay Clubs’ resorts as attractive primary, second home, vacation or retirement destinations.

Increased insurance risk, perceived risk of travel and adverse changes in economic conditions as a result of recent events could negatively affect Cay Clubs’ business.

Cay Clubs believes that insurance and surety companies are re-examining many aspects of their business, and may take actions including increasing premiums, requiring higher self-insured retentions and deductibles, requiring additional collateral on surety bonds, reducing limits, restricting coverages, imposing exclusions, such as mold damage, sabotage and terrorism, and refusing to underwrite certain risks and classes of business. Any increased premiums, mandated exclusions, change in limits, coverages, terms and conditions or reductions in the amounts of bonding capacity available may adversely affect Cay Clubs’ ability to obtain appropriate insurance coverages at reasonable costs, which could have a material adverse effect on Cay Clubs’ business.

Terrorist acts upon the United States and acts of war (actual or threatened) could have a material adverse effect on Cay Clubs’ business.

The terrorist acts carried out against the United States on September 11, 2001 and the war with Iraq and its aftermath adversely impacted the international travel and leisure industry. Additional terrorist acts against the United States and the threat of or actual war by or upon the United States could depress the public’s propensity to travel, upon which Cay Clubs’ operations are highly dependent, which could have a material adverse impact on its results of operations.

Cay Clubs anticipates that it will refinance its indebtedness from time to time to repay its debt, and Cay Clubs’ inability to refinance on favorable terms, or at all, could harm Cay Clubs’ business and operations.

Since Cay Clubs anticipates that its internally generated cash will be inadequate to repay Cay Clubs’ indebtedness prior to maturity, Cay Clubs expects that it will be required to repay debt from time to time through refinancings of its indebtedness and/or offerings of equity or debt. The amount of Cay Clubs’ existing indebtedness may harm Cay Clubs’ ability to repay its debt through refinancings. If Cay Clubs is unable to refinance its indebtedness on acceptable terms, or at all, Cay Clubs might be forced to sell one or more of its properties on disadvantageous terms, which might result in losses to Cay Clubs. Cay Clubs has placed mortgages on its resort properties to secure Cay Clubs’ indebtedness. To the extent Cay Clubs cannot meet its debt service obligations, Cay Clubs risks losing some or all of those properties to foreclosures. If prevailing interest rates or other factors at the time of any refinancing result in higher interest rates on any refinancing, Cay Clubs’ interest expense would increase, which would harm Cay Clubs’ business and operations.

Because Cay Clubs has significant indebtedness and Cay Clubs expects to incur significant indebtedness, Cay Clubs will be subject to customary risks relating to leverage.

Cay Clubs has incurred and will continue to incur significant debt in connection with Cay Clubs’ acquisition and development of property. As of December 31, 2006, Cay Clubs had approximately $87.5 million of indebtedness for borrowed money (excluding amounts due to related parties). Cay Clubs expects that it will have significant outstanding indebtedness as of the closing of the merger. Moreover, Cay Clubs expects to continue to require external sources of liquidity to:

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support Cay Clubs’ operations, including Cay Clubs’ development costs;

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complete the construction of additional condo hotel units and the full planned amenity package;

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finance the acquisition of additional real estate, additional businesses or assets;

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finance the installation of roads and utilities and the construction of residences and club improvements;

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finance a portion of Cay Clubs’ sales, to the extent Cay Clubs offers customer financing; and

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satisfy Cay Clubs’ debt and other obligations.

Cay Clubs’ ability to service or to refinance its indebtedness or to obtain additional financing will depend on Cay Clubs’ future performance, which is subject to a number of factors, including its ability to repay debt from sale proceeds, its business and properties, results of operations, leverage, financial condition and business prospects, the performance of any loan portfolio(s) to the extent Cay Clubs provides financing to its customers, prevailing interest rates, general economic conditions and perceptions about the industries in which Cay Clubs operates. No assurance can be given that Cay Clubs will be able to obtain sufficient external sources of liquidity on attractive terms, or at all. Cay Clubs’ existing debt agreements include and, to the extent Cay Clubs uses debt financing, its debt agreements will include, various representations and warranties, conditions to funding, eligibility requirements for collateral, affirmative, negative and financial covenants and events of default. If Cay Clubs is unable to comply with one or more of the covenants in its debt agreements, or if Cay Clubs breaches any of the provisions in its debt agreements, Cay Clubs could default on its indebtedness. Cay Clubs can provide no assurance that a default could be remedied, or that Cay Clubs’ creditors would grant a waiver or amend the terms of the debt agreements. If an event of default occurs, Cay Clubs’ lenders could, among other things, elect to declare all amounts outstanding under a particular facility to be immediately due and payable, terminate all commitments, or refuse to extend further credit, or exercise foreclosure or power of sale remedies. An event of default or acceleration under one debt agreement could cause a cross-default or cross-acceleration of another debt agreement. If an event of default occurs, or if other debt agreements cross-default, and the lenders under the affected debt agreements accelerate the maturity of any loans or other debt outstanding, Cay Clubs may not have sufficient liquidity to repay amounts outstanding under existing debt agreements or to continue to acquire and develop property and operate Cay Clubs’ business. Any default under the documents governing Cay Clubs’ indebtedness could have a material adverse effect on Cay Clubs’ business and the value of its securities.

Cay Clubs’ level of debt and debt service requirements will have several important effects on Cay Clubs’ future operations, including the following:

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Cay Clubs will have significant cash requirements to service debt, thereby reducing funds available for operations and future business opportunities and increasing Cay Clubs’ vulnerability to adverse economic and industry conditions;

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Cay Clubs’ leveraged position may increase its vulnerability to competitive pressures;

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the financial covenants and other restrictions contained in the agreements relating to Cay Clubs’ indebtedness will require it to meet certain financial tests and will restrict Cay Clubs’ ability to, among other things, borrow additional funds, dispose of assets or pay cash dividends on, or repurchase, preferred or common stock; and

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funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited.

Many of Cay Clubs’ competitors will likely operate on a less leveraged basis and will have greater operating and financial flexibility than Cay Clubs will. There can be no assurance that Cay Clubs’ cash flow and capital resources will be sufficient for payment of its indebtedness in the future. If Cay Clubs is not able to satisfy its debt service obligations, Cay Clubs could default on Cay Clubs’ indebtedness, which would entitle the holders of such indebtedness to, among other things, accelerate the maturity thereof and to exercise foreclosure or power of sale remedies that could result in the loss of collateral that secures Cay Clubs’ indebtedness. Any default under the documents governing Cay Clubs’ indebtedness could have a material adverse effect on Cay Clubs’ business and the value of its securities.

Future acquisitions entail significant risks and uncertainties, may disrupt Cay Clubs’ management, and adversely affect Cay Clubs’ operating results.

As part of Cay Clubs’ growth strategy, Cay Clubs pursues the acquisition of companies that either complement or expand its existing business. As a result, Cay Clubs regularly evaluates potential acquisition opportunities, which may be material in size and scope. Acquisitions involve a number of risks and uncertainties, including expansion into new geographic markets and business areas, the requirement to understand local business practices, the diversion of management’s attention to the assimilation of the operations and personnel of the acquired companies, the possible requirement to upgrade the acquired companies’ management information systems to Cay Clubs’

standards, potential adverse short-term effects on Cay Clubs’ operating results and the amortization or impairment of any acquired intangible assets.

Integration of new resorts may be difficult and may adversely affect Cay Clubs’ business and operations.

The success of any acquisition or development property will depend, in part, on Cay Clubs’ ability to realize the anticipated benefits from integrating acquired resort properties and developed resorts with existing operations. For instance, Cay Clubs may develop or acquire new land for development in geographic areas in which Cay Clubs’ management may have little or no operating experience and in which potential customers may not be familiar with Cay Clubs’ existing clubs, name, image or brands. Cay Clubs’ success in realizing anticipated benefits and the timing of this realization depend upon the successful integration of the operations of the acquired properties. This integration is a complex, costly and time-consuming process. The difficulties of combining acquired properties with Cay Clubs’ existing operations include, among others:

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coordinating sales, distribution and marketing functions;

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integrating information systems;

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preserving the important licensing, distribution, marketing, customer, labor, and other relationships of the acquired resort;

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costs relating to the opening, operation and promotion of new properties that are substantially greater than those incurred in other areas; and

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converting properties to Cay Clubs’ brand.

Cay Clubs may not accomplish the integration of acquired properties smoothly or successfully. The diversion of the attention of management from existing operations to integration efforts and any difficulties encountered in combining operations could prevent Cay Clubs from realizing the anticipated benefits from the merger and could adversely affect Cay Clubs’ business and operations.

Problems in the construction of Cay Clubs’ resorts could result in substantial increases in cost and could disrupt Cay Clubs’ business which would reduce its profitability.

Cay Clubs must contend with the risks associated with construction activities, including the inability to obtain insurance or obtaining insurance at significantly increased rates, cost overruns, shortages of lumber, steel, concrete or other materials, shortages of labor, labor disputes, unforeseen environmental or engineering problems, work stoppages and natural disasters, any of which could delay construction and result in a substantial increase in costs which would reduce Cay Clubs’ profitability. Where Cay Clubs hires general contractors, if there are unforeseen events like the bankruptcy of, or an uninsured or under-insured loss claimed against, such general contractors, Cay Clubs may become responsible for the losses or other obligations of the general contractors, which may materially and adversely affect Cay Clubs’ results of operations. Should losses in excess of insured limits occur, the losses could adversely affect Cay Clubs’ results of operations. In addition, Cay Clubs’ results of operations could be negatively impacted in the event that a general contractor experiences significant cost overruns or delays and is not able or willing to absorb such impacts.

If Cay Clubs experiences shortages of labor and supplies or other circumstances beyond its control, there could be delays or increased costs in developing its resorts, which could adversely affect Cay Clubs’ operating results.

Cay Clubs’ ability to develop resorts may be affected by circumstances beyond Cay Clubs’ control, including: work stoppages, labor disputes and shortages of qualified trades people, such as carpenters, roofers, electricians and plumbers; lack of availability of adequate utility infrastructure and services; the need to rely on local subcontractors who may not be adequately capitalized or insured; and shortages, or delays in availability, or fluctuations in prices of, building materials. Any of these circumstances could give rise to delays in the start or completion of, or increase the cost of, developing one or more of its resorts. Cay Clubs may not be able to recover these increased costs by raising the unit prices because the price for each unit is typically set months prior to its delivery pursuant to the agreement of sale with the buyer. If that happens, Cay Clubs’ operating results could be harmed. Additionally, Cay Clubs may be limited in the amount it can raise sales prices by Cay Clubs’ customers’ unwillingness to pay higher prices.

Because many of Cay Clubs’ customers finance their unit purchases, increased interest rates could lead to fewer unit sales which would reduce Cay Clubs’ revenues.

Many purchasers of Cay Clubs’ units obtain mortgage loans to finance a substantial portion of the purchase price of their units. In general, demand and sales price are adversely affected by increases in interest rates, costs and unemployment and by decreases in the availability of mortgage financing. In addition, there have been discussions of possible changes in the federal income tax laws which would remove or limit the deduction for mortgage interest. If effective mortgage interest rates increase and the ability or willingness of prospective buyers to finance unit purchases is adversely affected, Cay Clubs’ operating results may also be negatively affected.

The hospitality industry is heavily regulated, including with respect to food and alcohol sales, employee relations, construction and taxation. Failure to comply with regulatory requirements may result in an adverse effect on Cay Clubs’ business.

Cay Clubs’ failure to comply with regulatory requirements may result in an adverse effect on Cay Clubs’ business. Cay Clubs’ various properties are subject to numerous laws, including those relating to the preparation and sale of food and beverages, including alcohol. Cay Clubs is also subject to laws governing Cay Clubs’ relationship with Cay Clubs’ employees in such areas as minimum wage and maximum working hours, overtime, working conditions, hiring and firing employees and work permits. Also, Cay Clubs’ ability to remodel, refurbish or add to Cay Clubs’ existing properties may be dependent upon obtaining necessary building permits from local authorities. The failure to obtain any of these permits could adversely affect Cay Clubs’ ability to increase revenues and net income through capital improvements of its properties. In addition, Cay Clubs is subject to the numerous rules and regulations relating to state and federal taxation. Compliance with these rules and regulations requires significant management attention. Any failure to comply with all such rules and regulations could subject Cay Clubs to fines or audits by the applicable taxation authority.

The illiquidity of real estate investments and the lack of alternative uses of resort properties could significantly limit Cay Clubs’ ability to respond to adverse changes in the performance of Cay Clubs’ properties and harm Cay Clubs’ financial condition.

Because real estate investments are relatively illiquid, Cay Clubs’ ability to promptly sell one or more of Cay Clubs’ properties in response to changing economic, financial and investment conditions is limited. Cay Clubs cannot predict whether Cay Clubs will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to Cay Clubs. Cay Clubs also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

Although Cay Clubs evaluates alternative uses throughout Cay Clubs’ portfolio, including residential conversion and other opportunities, resort properties may not readily be converted to alternative uses. The conversion of a resort to alternative uses would also generally require substantial capital expenditures and may not provide a more profitable return than the use of the resort property prior to that conversion.

Cay Clubs may be required to expend funds to correct defects or to make improvements before a property can be sold. Cay Clubs may not have funds available to correct those defects or to make those improvements and as a result Cay Clubs’ ability to sell the property would be limited. In acquiring a property, Cay Clubs may agree to lock-out provisions that materially restrict it from selling that property for a period of time or impose other restrictions on it. These factors and any others that would impede Cay Clubs’ ability to respond to adverse changes in the performance of Cay Clubs’ properties could significantly harm Cay Clubs’ financial condition and results of operations.

Uninsured and underinsured losses could adversely affect Cay Clubs’ financial condition and results of operations.

Cay Clubs is responsible for insuring Cay Clubs’ properties, as well as for obtaining the appropriate insurance coverage to reasonably protect Cay Clubs’ interests in the ordinary course of business. Additionally, each of Cay Clubs’ leases and loans typically specifies that commercial insurance be maintained on each of Cay Clubs’ properties, including liability, fire and other causes of loss. There are certain hazards, generally of a catastrophic nature, such as wind, earthquakes, floods and terrorist acts, which may be uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. Cay Clubs will use its discretion in determining amounts, coverage limits, deductibility provisions of insurance and the appropriateness of self-insuring, with a view to maintaining appropriate insurance coverage on Cay Clubs’ investments at a reasonable cost and on suitable terms. Uninsured and underinsured losses could harm Cay Clubs’ financial condition and results of operations. Cay Clubs could incur liabilities resulting from loss or injury to Cay Clubs’ properties or to persons at Cay Clubs’ properties. Claims, whether or not they have merit, could harm the reputation of a property or cause Cay Clubs to incur expenses to the extent of insurance deductibles or losses in excess of policy limitations, which could harm Cay Clubs’ results of operations.

In the event of a catastrophic loss, Cay Clubs’ insurance coverage may not be sufficient to cover the lesser of current market value or replacement cost of Cay Clubs’ lost investment. Should an uninsured loss or a loss in excess of insured limits occur, Cay Clubs could lose all or a portion of the capital Cay Clubs has invested in a property, as well as the anticipated future revenue from the property. In that event, Cay Clubs might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. In the event of a significant loss, Cay Clubs’ deductible may be high and Cay Clubs may be required to pay for all such repairs and, as a consequence, it could materially adversely affect Cay Clubs’ financial condition. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep Cay Clubs from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds Cay Clubs receives might be inadequate to restore Cay Clubs’ economic position on the damaged or destroyed property.

Since September 11, 2001, it has generally become more difficult and expensive to obtain property and casualty insurance, including coverage for terrorism. In addition, the insurance market typically hardens as loss experience increases and premiums generally rise as market investment returns decrease. Natural disasters within the U.S. insurance market also tend to affect premiums associated with related hazards (such as flood and wind insurance premiums increasing as a result of a catastrophic hurricane). When Cay Clubs’ current insurance policies expire, Cay Clubs may encounter difficulty in obtaining or renewing property or casualty insurance on Cay Clubs’ properties at the same levels of coverage and under similar terms. Such insurance may be more limited and for some catastrophic risks (e.g., earthquake, hurricane, flood and terrorism) may not be generally available at current levels. Even if Cay Clubs is able to renew its policies or to obtain new policies at levels and with limitations consistent with Cay Clubs’ current policies, Cay Clubs cannot be sure that it will be able to obtain such insurance at premium rates that are commercially reasonable. If Cay Clubs were unable to obtain adequate insurance on Cay Clubs’ properties for certain risks, it could cause it to be in default under specific covenants on certain of Cay Clubs’ indebtedness or other contractual commitments that require it to maintain adequate insurance on Cay Clubs’ properties to protect against the risk of loss. If this were to occur, or if Cay Clubs were unable to obtain adequate insurance and Cay Clubs’ properties experienced damage which would otherwise have been covered by insurance, it could materially adversely affect Cay Clubs’ financial condition and the operations of Cay Clubs’ properties.

In addition, insurance coverage for Cay Clubs’ hotel properties and for casualty losses does not customarily cover damages that are characterized as punitive or similar damages. As a result, any claims or legal proceedings, or settlement of any such claims or legal proceedings that result in damages that are characterized as punitive or similar damages may not be covered by Cay Clubs’ insurance. If these types of damages are substantial, Cay Clubs’ financial resources may be adversely affected.

Cay Clubs is subject to litigation in the ordinary course of business.

Cay Clubs is, from time to time, subject to various legal proceedings and claims, either asserted or unasserted. Any such claims, whether with or without merit, could be time-consuming and expensive to defend and could divert management’s attention and resources. While Cay Clubs’ management believes that Cay Clubs has adequate insurance coverage and accrues loss contingencies for all known matters that are probable and can be reasonably estimated, Cay Clubs cannot assure that the outcome of all current or future litigation will not have a material adverse effect on Cay Clubs and its results of operations.

Claims for development-related defects could adversely affect Cay Clubs’ financial condition and operating results.

Cay Clubs will engage third-party contractors to install roads and utilities and to construct residences and club facilities and otherwise to improve and develop properties. However, purchasers of units may assert claims against Cay Clubs for construction defects or other perceived development defects, including structural integrity, expansion or subsidence of soils, the presence of mold as a result of leaks or other defects, water intrusion, asbestos, electrical issues, plumbing issues, road construction, water and sewer defects, and the like. In addition, certain state and local laws may impose liability on property developers with respect to development defects discovered in the future. Claims for development-related defects could adversely affect Cay Clubs’ liquidity, financial condition, and operating results.

Environmental liabilities, including claims with respect to mold or hazardous or toxic substances, could have a material adverse impact on Cay Clubs’ business.

Under various federal, state and local laws, ordinances and regulations, as well as common law, Cay Clubs may be liable for the costs of removal or remediation of certain hazardous or toxic substances, including mold, located on, in, or emanating from property that Cay Clubs owns, leases or operates, as well as related costs of investigation and property damage at such property. Such hazardous or toxic substances may include fuel spills at marinas operated by Cay Clubs. These laws often impose liability without regard to whether Cay Clubs knew of, or was responsible for, the presence of the hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect Cay Clubs’ ability to sell or lease Cay Clubs’ property or to borrow money using such real property as collateral. Noncompliance with environmental, health or safety requirements may require Cay Clubs to cease or alter operations at one or more of its properties. Further, Cay Clubs may be subject to common law claims by third parties based on damages and costs resulting from violations of environmental regulations or from contamination associated with one or more of Cay Clubs’ properties.

Increases in interest rates could materially increase Cay Clubs’ interest expense or could reduce Cay Clubs’ revenues.

As of December 31, 2006, Cay Clubs had approximately $65,000,000 million of variable rate debt. Cay Clubs may incur additional variable rate indebtedness in the future. Accordingly, increases in interest rates could materially increase Cay Clubs’ interest expense, which could adversely affect Cay Clubs’ results of operations and financial condition.

Fluctuations in real estate values may require Cay Clubs to write down the book value of real estate assets.

Under United States generally accepted accounting principles, Cay Clubs is required to assess the impairment of its long-lived assets and condo unit inventory whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors management considers that could trigger an impairment review include significant underperformance relative to minimum future operating results, significant change in the manner of use of the assets, significant technological or industry changes, or changes in the strategy for Cay Clubs’ overall business. When Cay Clubs determines that the carrying value of certain long-lived assets or condo unit inventory is impaired, an impairment loss equal to the excess of the carrying value of the asset over its estimated fair value is recognized. These impairment charges would be recorded as operating losses. Any material write-downs of assets could have a material adverse effect on Cay Clubs’ financial condition and earnings.

Cay Clubs will incur increased costs as a result of being a wholly-owned subsidiary of a public company.

As a wholly-owned subsidiary of a public company, Cay Clubs will incur significant legal, accounting and other expenses that it did not incur as a private company. The U.S. Sarbanes-Oxley Act of 2002 and related rules of the U.S. Securities and Exchange Commission, or SEC, and stock exchanges regulate corporate governance practices of public companies. Cay Clubs expects that compliance with these public company requirements will increase costs and make some activities more time-consuming. For example, Cay Clubs will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, Cay Clubs will incur additional expenses associated with its SEC reporting requirements. A number of those requirements will require Cay Clubs to carry out activities it has not done previously. For example, under Section 404 of the Sarbanes-Oxley Act, for Cay Clubs’ annual report on Form 10-K for 2007, depending upon certain facts existing upon closing of the merger, may need to document and test its internal control procedures, Cay Clubs’ management will need to assess and report on its internal control over financial reporting and Cay Clubs’ independent accountants will need to issue an opinion on that assessment and the effectiveness of those controls. Furthermore, if Cay Clubs identifies any issues in complying with those requirements (for example, if Cay Clubs or its accountants identified a material weakness or significant deficiency in Cay Clubs’ internal control over financial reporting), Cay Clubs could incur additional costs rectifying those issues, and the existence of those issues could adversely affect Cay Clubs, its reputation or investor perceptions of Cay Clubs.

Cay Clubs also expects that it will be difficult and expensive to obtain director and officer liability insurance, and Cay Clubs may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for Cay Clubs to attract and retain qualified persons to serve on its board of directors or as executive officers. Advocacy efforts by shareholders and third parties may also prompt even more changes in governance and reporting requirements. Cay Clubs cannot predict or estimate the amount of additional costs it may incur or the timing of such costs.

If third parties bring claims against Cay Clubs or if Cay Clubs has breached any of its representations, warranties or covenants set forth in the merger agreement, Cay Clubs may not be adequately indemnified for any losses arising therefrom.

Although the merger agreement provides that certain of the Cay Clubs members will indemnify Cay Clubs for losses arising from a breach of the representations, warranties and covenants by Cay Clubs set forth in the merger agreement, such indemnification is limited to an aggregate amount of $75,000,000 (with a deductible of $500,000). In addition, the survival period for any claims under the merger agreement shall end 18 months from the closing date of the merger. Accordingly, Cay Clubs will be prevented from seeking indemnification for any claims above the aggregate threshold or arising after such survival period.

If Cay Clubs’ agents or employees violate applicable regulations or licensing requirements, their acts or omissions could materially and adversely affect Cay Clubs’ business.

From time to time, however, purchasers of units or other property interests may file complaints against Cay Clubs in the ordinary course of business. Although Cay Clubs has not incurred any material liabilities in connection with such complaints in the past, Cay Clubs could be required to incur significant costs to resolve any future complaints. There is no assurance that Cay Clubs is, or that after the closing will remain in material compliance with applicable federal, state and local laws and regulations, or that violations of applicable laws will not have adverse implications for Cay Clubs, including, negative public relations, potential litigation, and regulatory sanctions. The expense, negative publicity, and potential sanctions associated with any failure to comply with applicable laws or regulations could have a material adverse effect on Cay Clubs’ results of operations, liquidity or financial position.

Poor relations with the residents of Cay Clubs’ resorts could negatively impact sales, which could cause revenues or results of operations to decline.

As a condominium resort developer, Cay Clubs may be expected by owners and residents from time to time to resolve any real or perceived issues or disputes that may arise in connection with the operation of Cay Clubs’ resorts. Any efforts made by Cay Clubs in resolving these issues or disputes could be deemed unsatisfactory by the affected residents and any subsequent action by these residents could negatively impact its resort operations, which could cause revenues or results of operations to decline. In addition, Cay Clubs could be required to make material expenditures related to the settlement of such issues or disputes or modify resort development plans.

Cay Clubs’ success depends on the value of its name, image and brand, and if demand for Cay Clubs’ resort properties and their features decreases or the value of Cay Clubs’ name, image or brand diminishes, Cay Clubs’ business and operations would be adversely affected.

Cay Clubs’ success depends, to a large extent, on its ability to shape and stimulate consumer tastes and demands by producing and maintaining innovative, attractive, and exciting properties and services, as well as its ability to remain competitive in the areas of design and quality. There can be no assurance that Cay Clubs will be successful in this regard or that it will be able to anticipate and react to changing consumer tastes and demands in a timely manner.

Furthermore, a high media profile is an integral part of Cay Clubs’ ability to shape and stimulate demand for Cay Clubs’ properties with Cay Clubs’ target customers. A key aspect of Cay Clubs’ marketing strategy is to focus on attracting media coverage. If Cay Clubs fails to attract that media coverage, Cay Clubs may need to substantially increase Cay Clubs’ advertising and marketing costs, which would adversely affect Cay Clubs’ results of operations.

In addition, other types of marketing tools, such as traditional advertising and marketing, may not be successful in attracting target customers.

Cay Clubs’ business would be adversely affected if its public image or reputation were to be diminished. Cay Clubs’ brand names and trademarks are integral to Cay Clubs’ marketing efforts. If the value of Cay Clubs’ name, image or brands were diminished, Cay Clubs’ business and operations would be adversely affected.

Any failure to protect Cay Clubs’ trademarks could have a negative impact on the value of Cay Clubs’ brand names and adversely affect Cay Clubs’ business.

Cay Clubs believes its trademarks are critical to its success. Cay Clubs relies on trademark laws to protect its proprietary rights. The success of Cay Clubs’ business depends in part upon Cay Clubs’ continued ability to use Cay Clubs’ trademarks to increase brand awareness and further develop Cay Clubs’ brand. Monitoring the unauthorized use of Cay Clubs’ intellectual property is difficult. Litigation has been and may continue to be necessary to enforce Cay Clubs’ intellectual property rights or to determine the validity and scope of the proprietary rights of others. Litigation of this type could result in substantial costs and diversion of resources, may result in counterclaims or other claims against Cay Clubs and could significantly harm Cay Clubs’ results of operations. In addition, the laws of some foreign countries do not protect Cay Clubs’ proprietary rights to the same extent as do the laws of the United States. From time to time, Cay Clubs applies to have certain trademarks registered. There is no guarantee that such trademark registrations will be granted. Cay Clubs cannot assure that all of the steps Cay Clubs has taken to protect Cay Clubs’ trademarks will be adequate to prevent imitation of Cay Clubs’ trademarks by others. The unauthorized reproduction of Cay Clubs’ trademarks could diminish the value of Cay Clubs’ brand and its market acceptance, competitive advantages or goodwill, which could adversely affect Cay Clubs’ business.

If Cay Clubs decides to offer purchaser financing in the future, it will be subject to a number of risks beyond Cay Clubs’ control.

Cay Clubs has not offered purchase money financing to Cay Clubs’ customers in the past (except in limited circumstances). If Cay Clubs decides in the future to offer financing and originate portfolios of loans to its customers for the purchase of units, Cay Clubs will be subject to a number of risks. The origination and servicing of loans is subject to extensive regulation. The ability of obligors under loans to meet their obligations and Cay Clubs’ ability to recover the outstanding balances of loans following an event of default could be affected by circumstances outside of Cay Clubs’ control, including changes in general economic conditions, regulations governing consumer and commercial lending, levels of employment, consumer confidence, available financing and interest rates. If defaults under loans in any portfolios that Cay Clubs has are higher than expected, Cay Clubs could incur significant costs, including legal compliance costs, and delays in connection with servicing and collecting efforts, and could incur legal and other restrictions and delays in foreclosing or otherwise realizing upon collateral for loans. In addition, Cay Clubs’ results of operations and financial position would be materially adversely affected if the value of assets serving as collateral for loans declines and Cay Clubs incurs significant losses. Disputes with obligors could lead to litigation that will result in higher costs than Cay Clubs anticipates. There is no assurance that Cay Clubs will implement a customer financing program or, if it does, that Cay Clubs will be successful in implementing the program.

To the extent that Cay Clubs offers financing of the purchase price of units to its customers, Cay Clubs will be required to borrow against the notes receivable for liquidity. Because Cay Clubs’ property is at the high-end of the real estate market and Cay Clubs’ customers generally have significant net worth, some customers will have no need for the financing and those who wish to finance their purchase may have other financing options. Additionally, if Cay Clubs offers financing, it will need to maintain pledged receivables facilities. Under the terms of these facilities Cay Clubs may be required, under certain circumstances, to replace receivables or to pay down the loan to within permitted loan to value ratios if pledged receivables reach certain levels of delinquency. The terms of securitization-type transactions (in which Cay Clubs sells receivables to third parties) would require Cay Clubs to repurchase or replace loans if Cay Clubs breaches any of the representations and warranties Cay Clubs makes at the time Cay Clubs sells the receivables. Further, if defaults and other performance criteria adversely differ from estimates used to value Cay Clubs’ retained interests in notes receivable sold in the securitization transactions, Cay Clubs may be required to write down these assets, which could have a material adverse effect on Cay Clubs’ results of operations. To the extent Cay Clubs services the notes, Cay Clubs may also be required to advance delinquent payments to the extent it deems them recoverable. Accordingly, Cay Clubs will bear some risks of delinquencies and defaults by purchasers who finance their purchases through Cay Clubs, regardless of whether it sells or pledges their loans to a third party.

Although in many cases Cay Clubs would have recourse against a buyer for the unpaid purchase price where loan receivables are past due, certain states have laws that limit the ability of a company to recover personal judgments against borrowers who have defaulted on their loans or the cost of doing so may not be justified. Irrespective of the remedy, in the event of a default Cay Clubs would not be able to recover the marketing, selling, and administrative costs associated with the original sale, and would have to incur such costs again to resell the property.

Cay Clubs experiences variability in its results of operations in each quarter and accordingly, quarter-to-quarter comparisons should not be relied upon as an indicator of Cay Clubs’ future performance.

Cay Clubs has historically experienced, and in the future expects to continue to experience, variability in its revenue, profit and cash flow. Historical financial performance is not necessarily a meaningful indicator of future results and Cay Clubs expects financial results to vary from property to property and from quarter to quarter. Quarter-to-quarter comparisons of Cay Clubs’ results should not be relied upon as an indicator of future performance.

Increases in taxes or government fees could increase Cay Clubs’ costs, and adverse changes in tax laws could reduce customer demand for Cay Clubs’ condo hotel units.

Increases in real estate taxes and other local government fees, such as fees imposed on developers to fund schools, open space, road improvements, and/or provide low and moderate income housing, could increase Cay Clubs’ costs and have an adverse effect on Cay Clubs’ operations. In addition, increases in local real estate taxes could adversely affect Cay Clubs’ potential customers who may consider those costs in determining whether to make a new condo hotel purchase and decide, as a result, not to purchase one of such units. In addition, any changes in the income tax laws that would reduce or eliminate tax deductions or incentives to unit owners, such as the proposed changes limiting the deductibility of interest on mortgages, could make condo hotel units less affordable or otherwise reduce the demand, which in turn could reduce Cay Clubs’ sales and hurt operating results.

Changes in Accounting Rules may adversely impact Cay Clubs’ reported results.

Cay Clubs prepares its financial statements in conformity with accounting principles generally accepted in the United States. These accounting principles are subject to interpretation by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board, the Securities and Exchange Commission, the American Institute of Certified Public Accountants and various other bodies formed to interpret and create appropriate accounting policies. A change in these policies or a new interpretation of an existing policy could have a significant effect on Cay Clubs’ reported results and may affect Cay Clubs’ reporting of transactions.

Risks Associated with Key’s Business

If 20% or more of the holders of Key’s common stock issued in its public offering decide to vote against the proposed acquisition, Key will most likely be forced to liquidate, stockholders may receive less than $8.00 per share and the warrants may expire worthless.

Under the terms of Key’s corporate charter, if 20% or more of shares issued in Key’s initial public offering decide to vote against the proposed merger and opt to convert their shares to cash, Key will most likely be forced to liquidate. While Key will continue to search to consummate a business combination, if it does not consummate a business combination by October 28, 2007, it will be forced to liquidate. In any liquidation, the net proceeds of Key’s initial public offering held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of Key’s common stock issued in its public offering. If Key is forced to liquidate its assets, the per-share liquidation will be the $7.25 deposited in the trust account at the time of the initial public offering, plus interest accrued thereon (net of taxes payable) until the date of any liquidation, which, as of April 20, 2007, would be approximately $7.56 per share. Furthermore, there will be no distribution with respect to Key’s outstanding warrants and, accordingly, the warrants will expire worthless.

If the merger’s benefits do not meet the expectations of financial or industry analysts, the market price of Key’s common stock may decline.

The market price of Key’s common stock may decline as a result of the merger if:

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Key does not achieve the perceived benefits of the merger as rapidly as, or to the extent anticipated by, financial or industry analysts; or

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the effect of the merger on Key’s financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and Key may not be able to raise future capital, if necessary, in the equity markets.

Failure to complete the merger could negatively impact the market price of Key’s common stock and may make it more difficult for Key to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust proceeds, causing investors to experience a loss on their investment.

If the merger is not completed for any reason, Key may be subject to a number of material risks, including:

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the market price of Key’s common stock may decline to the extent that the current market price of its common stock reflects a market assumption that the merger will be consummated;

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costs related to the merger, such as legal and accounting fees and the costs of the fairness opinion, must be paid even if the merger is not completed; and

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charges will be made against earnings for transaction-related expenses, which could be higher than expected.

Such decreased market price and added costs and charges of the failed merger, together with the history of failure in consummating a merger, may make it more difficult for Key to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust proceeds, causing investors to experience a loss on their investment. As discussed herein, if the merger is not consummated, it is more likely than not that Key will be forced to dissolve and liquidate.

Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after consummation of our initial public offering (or within 24 months after the consummation of our initial public offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of our initial public offering and the business combination related thereto has not yet been consummated within such 18-month period). However, pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the Securities and Exchange Commission and could be subject to their review. This process could take a substantial amount of time ranging from 40 days to several months.

As a result, the distribution of our assets to the public stockholders could be subject to a considerable delay. Furthermore, we may need to postpone the stockholders meeting, resolicit our stockholders or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in our initial public offering and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot predict whether our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide our initial stockholders with assurances of a specific timeframe for the dissolution and distribution. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, we may be considered to be an investment company.

If Key is deemed to be an investment company, Key may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for it to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the Investment Company Act, unless Key can qualify for an exclusion, Key must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Key’s business is to identify and consummate a business combination and thereafter to operate the acquired business or businesses. Key invests the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the Investment Company Act until it uses them to complete a business combination. By limiting the investment of the funds to these instruments, Key believes that it will not be considered an investment company under the Investment Company Act. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the proceeds held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the Investment Company Act.

If Key is deemed to be an investment company under the Investment Company Act, its activities may be restricted, including:

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restrictions on the nature of its investments; and

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restrictions on the issuance of securities;

each of which may make it difficult for it to consummate a business combination. Key would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements and the costs of meeting these requirements would reduce the funds it has available outside the trust account to consummate a business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders could be less than $7.56 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Pursuant to Delaware General Corporation Law Sections 280 and 281, upon our dissolution we will be required to pay or make reasonable provision to pay all claims and obligations of the corporation, including all contingent, conditional or unmatured claims. While we intend to pay those amounts from our funds not held in trust, we do not believe those funds will be sufficient to cover such claims and obligations. Although we seek to have all vendors, prospective target businesses or other entities with which we execute valid and enforceable agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. To date, we have received such an agreement from Cay Clubs and each of our vendors except Morrow & Co. (approximately $7,000 to be paid at closing). As stated herein, Jeffrey S. Davidson, our chief executive officer and a member of our board of directors, and Udi Toledano, our president and a member of our board of directors, severally in accordance with their respective beneficial ownership interest in us, have agreed to indemnify us for claims by vendors who have not executed an enforceable waiver and, accordingly, those officers and directors are obligated to indemnify the trust against any claims made by the vendors listed above.

In addition, although Jeffrey S. Davidson and Udi Toledano have agreed to indemnify us for claims by any vendor that is owed money by us for services rendered or products sold to us, to the extent that such claims reduce the amounts in the trust fund to be distributed to the public stockholders upon our dissolution and liquidation, this indemnification is limited to claims by vendors that do not execute a valid and enforceable waiver of all rights, title, interest, and claim of any kind in or to the monies held in the trust account. The indemnification provided by such directors and officers would not cover claims by target businesses or other entities and vendors that execute such waivers nor claims related to torts, such as if someone were to be injured on our premises, securities litigation or franchise and income tax liabilities which assuming a liquidation date of October 28, 2007, will be an estimated $58,300. Except with respect to the approximate $58,300 of franchise and income tax liabilities, we are not aware of any other claims of the type described above or any basis for any such claim and, as of April 20, 2007, there is approximately $48,800,000 of cash outside of the trust account. Based on representations made to us by Jeffrey S. Davidson and Udi Toledano, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, however, the indemnification may be limited as we have not asked them to reserve for such an eventuality. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future which could also act as a limitation on this indemnification. Hence, we cannot assure you that Jeffrey S. Davidson and Udi Toledano will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which are not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Accordingly, the actual per share amount distributed from the trust account to our public stockholders could be significantly less than approximately $7.56 per share, without taking into account interest earned on the trust account, due to claims of creditors. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with Delaware General Corporation Law procedures and federal securities laws and regulations. As discussed herein, if the merger is not consummated, it is more likely than not that Key will be forced to dissolve and liquidate. In such event, it is more likely than not that the amount distributed to our public stockholders will be less than $7.56 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period). Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution would be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

Results of operations may be volatile as a result of the impact of fluctuations in the fair value of Key’s outstanding warrants from quarter to quarter.

Key’s outstanding warrants are classified as derivative liabilities and therefore, their fair values are recorded as derivative liabilities on Key’s balance sheet. Changes in the fair values of the warrants will result in adjustments to the amount of the recorded derivative liabilities and the corresponding gain or loss will be recorded in Key’s statement of operations. Key is required to assess these fair values of its derivative liabilities each quarter and as the value of the warrants is quite sensitive to changes in the market price of Key’s stock, among other things, fluctuations in such value could be substantial and could cause Key’s results to not meet the expectations of securities analysts and investors. Even if the merger is consummated, these fluctuations will continue to impact Key’s results of operations as described above for as long as the warrants are outstanding.

Key will issue shares of its capital stock to complete the Cay Clubs merger, which will reduce the equity interest of its stockholders.

Without taking into account the approval of the amendment to our certificate of incorporation as discussed in Proposal 3, the certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. After the initial public offering and the exercise of the underwriters’ over-allotment option, there are 35,000,005 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and exercise of the underwriter purchase option to purchase 300,000 units) and all of the 1,000,000 shares of preferred stock available for issuance. In connection with the merger we will issue up to 74,666,666 additional shares of our common stock. The issuance of such additional shares of our common stock:

•

will significantly reduce the percentage of ownership of our current stockholders; and

•

may adversely affect prevailing market prices for our common stock.

The sale and issuance of additional shares of common stock pursuant to the merger may have an adverse effect on the market price of our common stock.

To the extent we issue shares of common stock in the merger, and the potential for the issuance of substantial numbers of additional shares upon exercise of currently outstanding warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these shares are issued and the warrants are exercised, you may experience dilution to your holdings.

We are a holding company with no operations.

We are a holding company and following the merger will conduct all of our operations through subsidiaries. We do not have, apart from our ownership of our subsidiaries, any independent operations. As a result and although we have no current plan to do so, we will rely on dividends and other payments or distributions from subsidiaries to pay dividends on the common stock. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on the subsidiaries’ operating results.

In addition, because we are a holding company, claims of our stockholders will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our subsidiaries. Therefore, following the merger, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our subsidiaries will be able to satisfy the claims of our stockholders only after all of our and our subsidiaries’ liabilities and obligations have been paid in full.

The trading price of our common stock is likely to be volatile.

Because of the foregoing factors, as well as other variables affecting our operating results, past financial performance should not be considered a reliable indicator of future performance, and stockholders should not use historical trends to anticipate results or trends in future periods. Some of the factors that may affect the market price of the common stock, in addition to those discussed above, are changes in investment recommendations by securities analysts, changes in market valuations of competitors and key vendors, and fluctuations in the overall stock market, but particularly in the hospitality sector.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•

discuss future expectations;

•

contain projections of future results of operations or financial condition; or

•

state other “forward-looking” information.

Key believes it is important to communicate its expectations to its stockholders. However, there may be events in the future that Key or Cay Clubs is not able to accurately predict or over which Key or Cay Clubs have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Key or Cay Clubs in their forward-looking statements, including among other things:

•

the number and percentage of Key stockholders voting against the merger proposal;

•

changing interpretations of generally accepted accounting principles;

•

outcomes of government reviews, inquiries, investigations and related litigation;

•

continued compliance with government regulations;

•

legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Cay Clubs is engaged;

•

statements about industry trends;

•

general economic conditions; and

•

geopolitical events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to Key or Cay Clubs or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Key and Cay Clubs undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the approval of the merger you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on Key or Cay Clubs upon completion of the merger.

THE KEY SPECIAL MEETING

Key Special Meeting

Key is furnishing this proxy statement to you as part of the solicitation of proxies by the Key board of directors for use at the special meeting in connection with the proposed merger, the adoption of a stock option plan, and the amendment to our certificate of incorporation. This proxy statement provides you with the information you need to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting will be held at 10:00 a.m., Eastern Time, on [________________], at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, 25th Floor, New York, New York 10017, to vote on each of the merger, the adoption of a stock option plan, and the amendment to our certificate of incorporation proposals.

Purpose of the Special Meeting

At the special meeting, the holders of Key common stock are being asked to:

•

approve the merger with Cay Clubs pursuant to an Agreement and Plan of Merger by and among Key, Key Merger Sub, LLC and Cay Clubs by means of a merger after which Cay Clubs will become a wholly-owned subsidiary of Key;

•

approve the adoption of the 2007 Employee, Director and Consultant Stock Plan; and

•

approve the amendment of Key’s certificate of incorporation to (i) increase the number of authorized shares of common stock of Key from 50,000,000 to 150,000,000 shares, (ii) change the name of “Key Hospitality Acquisition Corporation” to “Cay Clubs Inc.” and (iii) remove the preamble and Sections A through D, inclusive, of Article Sixth from Key’s certificate of incorporation from and after the closing and to redesignate Section E of Article Sixth as Article Sixth.

The Key board of directors:

•

has unanimously determined that the merger, the adoption of a stock option plan, and the amendment to our certificate of incorporation proposals are fair to, and in the best interests of, Key and its stockholders;

•

has determined that the consideration to be paid by Key in connection with the merger with Cay Clubs is fair to our current stockholders from a financial point of view and the fair market value of Cay Clubs is equal to or greater than 80% of the value of the net assets of Key;

•

has unanimously approved and declared advisable the merger, the adoption of a stock option plan, and the amendment to our certificate of incorporation proposals; and

•

unanimously recommends that the holders of Key common stock vote “FOR” the proposal to approve the acquisition of Cay Clubs, “FOR” the approval of the 2007 Employee, Director and Consultant Stock Plan and “FOR” the approval of amending Key’s certificate of incorporation in order to increase the number of Key’s authorized shares of common stock, change its name to “Cay Clubs Inc.” and remove the preamble and Sections A through D, inclusive, of Article Sixth from Key’s certificate of incorporation from and after the closing and to redesignate Section E of Article Sixth as Article Sixth.

Record Date; Who is Entitled to Vote

The Record Date for the special meeting is [__________], 2007. Record holders of Key common stock at the close of business on the Record Date are entitled to vote or have their votes cast at the special meeting. On the Record Date, there were [______] outstanding shares of Key common stock.

Each share of Key common stock is entitled to one vote per share at the special meeting.

Any shares of Key common stock purchased prior to the initial public offering will be voted in accordance with the majority of the votes cast at the special meeting. The holders of common stock acquired in Key’s public offering or afterwards are free to vote such shares, as they see fit.

Key’s issued and outstanding warrants do not have voting rights and record holders of Key warrants will not be entitled to vote at the special meeting.

Voting Your Shares

Each share of Key common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Key common stock that you own.

There are two ways to vote your shares of Key common stock at the special meeting:

•

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Key board, “FOR” the approval of the merger proposal, “FOR” the approval of the stock option plan proposal and “FOR” approval of the amendment to the certificate of incorporation proposal.

•

You can attend the special meeting and vote in person. Key will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Key can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF KEY COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE (i) THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF KEY’S INITIAL PUBLIC OFFERING ARE HELD, AND (ii) THE EFFECT OF A VOTE AGAINST THE STOCK OPTION PLAN AND THE CERTIFICATE OF INCORPORATION AMENDMENT PROPOSALS.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your Key common stock, you may call Jeffrey S. Davidson or Udi Toledano at (973) 992-3707.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the merger, stock option plan and amendment to certificate of incorporation proposals. Under Key’s bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•

You may send another proxy card with a later date;

•

You may notify Jeffrey S. Davidson or Udi Toledano, addressed to Key, in writing before the special meeting that you have revoked your proxy; and

•

You may attend the special meeting, revoke your proxy, and vote in person.

Vote Required

The approval of the merger with Cay Clubs and the transactions contemplated by the Agreement and Plan of Merger will require the affirmative vote of a majority of the shares of Key’s common stock issued in its initial public offering that are present in person or by proxy and entitled to vote at the special meeting.

If you abstain from voting, it will (i) have the same effect as a vote against the merger proposal but will not have the effect of converting your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Key’s initial public offering are held, unless an affirmative election voting against the proposal is made and an affirmative election to convert such shares of common stock is made on the proxy card; (ii) have the same effect as a vote against the approval of the stock option plan; and (iii) be treated as a vote against the approval of the amendment to the certificate of incorporation proposal.

A failure to vote by not returning a signed proxy card will have no impact upon the approval of the matters referred to in (i), (ii) and (iii) above, but, as the amendment to the certificate of incorporation requires a majority of all outstanding shares of common stock, will have the effect of a vote against such amendment. Failure to vote will not have the effect to converting your shares into a pro rata portion of the trust account.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposal to approve the merger with Cay Clubs pursuant to the agreement and plan of merger and to approve the adoption of the stock option plan. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

Conversion Rights

Any stockholder of Key holding shares of common stock issued in Key’s initial public offering who votes against the merger proposal may, at the same time, demand that Key convert his shares into a pro rata portion of the trust account. If so demanded, Key will convert these shares into a pro rata portion of funds held in a trust account, which consist of the approximately $46,942,000, of net proceeds from the initial public offering deposited into the trust account, plus interest earned thereon after such date, if the merger is consummated. If the holders of 20%, or 1,290,000, or more shares of common stock issued in Key’s initial public offering vote against the merger proposal and demand conversion of their shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Key’s initial public offering are held, Key will not be able to consummate the merger. Based on the amount of cash held in the trust account as of April 20, 2007, without taking into account any interest accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $7.56 per share. If the merger is not consummated, Key will continue to search for a business combination. However, Key will be liquidated if it does not consummate a business combination by October 28, 2007. In any liquidation, the net proceeds of Key’s initial public offering held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of Key’s common stock who purchased their shares in Key’s initial public offering or thereafter.

If you exercise your conversion rights, then you will be exchanging your shares of Key common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the merger and then tender your stock certificate to Key. The closing price of Key’s common stock on April 20, 2007, the most recent trading day practicable before the printing of this proxy statement, was $7.46 and the amount of cash held in the trust account is approximately $48,800,000 as of April 20, 2007, plus interest accrued thereon after such date. If a Key stockholder would have elected to exercise his conversion rights on such date, then he would have been entitled to receive $7.56 per share, plus interest accrued thereon (net of taxes payable) subsequent to such date. Prior to exercising conversion rights, Key stockholders should verify the market price of Key’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights.

Solicitation Costs

Key is soliciting proxies on behalf of the Key board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Key and its respective directors and officers may also solicit proxies in person, by telephone or by other electronic means, and in the event of such solicitations, the information provided will be consistent with this proxy statement and enclosed proxy card. These persons will not be paid for doing this. Key will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy statement materials to their principals and to obtain their authority to execute proxies and voting instructions. Key will reimburse them for their reasonable expenses. Key has engaged Morrow & Co., or Morrow, to solicit proxies for the special meeting. Key is paying Morrow approximately $7,000 for solicitation services, which amount includes a $5,000 fixed solicitation fee and a per call fee estimated in the aggregate to be equal to $2,000.

Stock Ownership

Key’s initial stockholders, including all its officers and directors and their affiliates, who purchased or received shares of common stock prior to Key’s initial public offering and as of the record date, own an aggregate of approximately 18.89% of the outstanding shares of Key common stock. All of such stockholders have agreed to vote such shares acquired prior to the public offering in accordance with the vote of the majority in interest of all other Key stockholders on the merger proposal.

The following table sets forth information regarding the beneficial ownership of our common stock as of April 23, 2007, by:

•

each person known by us, as a result of such person’s public filings with the SEC and the information contained therein, to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock

Weiss Asset Management, LLC(2)	1,234,500	(3)	15.5%
Fir Tree, Inc.(4)	778,500	(5)	9.8%
The Baupost Group, L.L.C.(6)	726,500	(7)	9.1%
Azimuth Opportunity, Ltd.(8)	584,100	(9)	7.3%
Jeffrey S. Davidson	460,555	(10)(12)	6.1%
Udi Toledano	376,127	(11)(12)	4.7%
W. Thomas Parrington	166,666	(12)	2.1%
Stephen B. Siegel	100,000	(12)	1.3%
Glyn F. Aeppel	125,000	(12)	1.6%
All directors and executive officers as a group (five individuals)	1,228,348		15.4%

——————

(1)

Unless otherwise indicated, the business address of each of the following is 4 Becker Farm Road, Roseland, New Jersey 07068.

(2)

The business address of Weiss Asset Management, LLC is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116.

(3)

Represents (i) 883,410 shares of common stock held by Weiss Asset Management, LLC and (ii) 351,090 shares of common stock held by Weiss Capital, LLC. Andrew M. Weiss, Ph.D., is the managing member of both Weiss Asset Management, LLC and Weiss Capital, LLC. The foregoing information was derived from a Schedule 13G filed with the SEC on January 18, 2007.

(4)

The business address of Fir Tree, Inc. is 535 5th Avenue, 31st Floor, New York, New York 10017.

(5)

Represents (i) 523,553 shares of common stock held by Sapling, LLC and (ii) 254,947 shares of common stock held by Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc. is the investment manager of both entities. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2007.

(6)

The business address of The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 2000, Boston, Massachusetts 02116.

(7)

Represents 726,500 shares of common stock held by The Baupost Group, L.L.C (“Baupost”). Seth A. Klarman is the sole director of the SAK Corporation, the manager of Baupost and a controlling person of Baupost. The foregoing information was derived from a Schedule 13G filed with the SEC on February 13, 2007.

(8)

The business address of Azimuth Opportunity, Ltd. is c/o W. Smiths Finance, Nemours Chambers, P.O. Box 3170, Road Town, Tortola, British Virgin Islands.

(9)

Represents 584,100 shares of common stock held by Azimuth Opportunity, Ltd. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2007.

(10)

Shares held jointly with his wife.

(11)

Includes: (i) 127,000 shares held by his wife Janet Toledano and (ii) 66,666 shares held in trust for the benefit of his children.

(12)

Does not include shares of common stock issuable upon exercise of warrants held by such individual that are not currently exercisable and will not become exercisable within 60 days.

PROPOSAL 1
THE MERGER PROPOSAL

The discussion in this proxy statement of the merger and the principal terms of the Agreement and Plan of Merger dated as of March 22, 2007, or merger agreement, by and among Key, Merger Sub and Cay Clubs, is subject to, and is qualified in its entirety by reference to, the Agreement and Plan of Merger. A copy of the Agreement and Plan of Merger is attached as “Annex A” to this proxy statement and is incorporated in this proxy statement by reference.

General Description of the Merger

Pursuant to the Agreement and Plan of Merger, Key will acquire 100% of the issued and outstanding securities of Cay Clubs.

Background of the Merger

The terms of the merger agreement are the result of arm’s-length negotiations between representatives of Key and Cay Clubs. The following is a brief discussion of the background of these negotiations, the merger and related transactions.

Key was incorporated in Delaware on April 25, 2005 as a blank check company formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with a then currently unidentified operating business in the hospitality industry.

A registration statement for Key’s initial public offering was declared effective on October 20, 2005. On October 28, 2005, Key consummated its initial public offering of 6,000,000 units and on November 16, 2005, consummated the closing of an additional 450,000 units that were subject to the underwriters’ over-allotment option. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant expires on October 20, 2009, or earlier upon redemption, and entitles the holder to purchase one share of our common stock at an exercise price of $6.00 per share. The common stock and warrants started trading separately as of January 18, 2006.

The net proceeds from the sale of the Key units were approximately $47,897,000. Of this amount, $46,942,000 (including deferred underwriting fees of $903,000) was deposited in trust and, in accordance with Key’s amended and restated certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Key. The remaining $955,000 was held outside of the trust for use to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of April 20, 2007, approximately $48,800,000 was held in deposit in the trust account.

During the period from October 2005 through February 2007, Key was involved in sourcing and evaluating prospective businesses regarding potential business combinations.

Given the background and affiliations of Key’s officers, directors and special advisors, this activity was a constant occurrence.

Key attempted to source opportunities both proactively and reactively, and given the mandate to find a suitable business combination partner, did not limit itself to any transaction structure (i.e. % of cash vs. % of stock issued to seller, straight merger, corporate spin-out or management buy-out). Proactive sourcing involved Key management, among other things:

•

initiating conversations, whether it be via phone, e-mail or other means with third-party companies they believed may make attractive combination partners;

•

attending conferences or other events both in the U.S. and overseas to meet prospective business combination partners;

•

contacting professional service providers (lawyers, accountants, consultants and bankers);

•

utilizing their own network of business associates and friend for leads;

•

working with third-party intermediaries, including investment bankers;

•

inquiring of business owners, including private equity and venture firms, of their interest in selling their business; and

•

engaging “finders” with whom Key entered into success-fee based engagement letters.

Reactive sourcing involved fielding inquiries or responding to solicitations by either (i) companies looking for capital or investment alternatives, or (ii) investment bankers or other similar professionals who represented a company engaged in a sale or fund-raising process.

The efforts of the officers and directors of Key included research via publicly available documents or information supplied by third parties. In certain instances that may have even included a presentation to the entire board of directors that highlighted particular companies which might be attractive business combination candidates and provided valuation multiples for companies in the sector.

Prior to signing the Agreement and Plan of Merger with Cay Clubs, Key considered numerous companies at different levels and signed 38 separate non-disclosure agreements, seven of which resulted in Key extending an offer through a term sheet, as well as eight written “finder fee” agreements.

Based on their experience in sourcing investment opportunities, the Key management team would characterize the competition for quality companies to be strong and that a company which Key may have believed to have been suitable business combination partner would typically have several alternatives to choose from, including remaining independent or selling itself to a third party, as well as sourcing capital either privately or publicly. Additional, in many cases, Key management had to spend time educating a prospective business combination partner about “special purpose acquisition companies” and explaining, from Key management’s perspective, the benefits Key may be able to offer versus other alternatives they may be considering.

Cay Clubs’ management had not been in the process of seeking to raise equity capital, but had contemplated a possible initial public offering within the next two years.

On February 3, 2006, Udi Toledano met William Friedman, CEO of Tarragon Corporation, in his office to discuss potential targets for Key.

On March 20, 2006, Jeffrey Davidson and Udi Toledano met William Friedman and a potential target in William Friedman’s office.

On January 12, 2007, Udi Toledano called William Friedman to advise him of the required characteristics of targets for Key, and asked Mr. Friedman to introduce to Key any company he may know meeting these criteria.

On January 23, 2007, William Friedman called Udi Toledano to tell him that he had a breakfast meeting with Mr. Harvey Birdman, a business partner, who mentioned a potential business opportunity. William Friedman thought that this could be a good fit for Key, and suggested Udi Toledano call Harvey Birdman to discuss the opportunity.

That day, Udi Toledano called Harvey Birdman, who described Cay Clubs’ business, principals and outlook. He suggested Mr. Toledano speak to Cay Clubs’ CEO, Dave Clark.

Later that day, Harvey Birdman called Udi Toledano. He was with Dave Clark, Cay Clubs’ CEO. The parties discussed Cay Clubs and its financial situation, its prospects and the possibility of merging with Key in order to improve its financial structure and fund its growth. It was agreed that a non-disclosure agreement should be signed and the parties would exchange information on each other.

On January 24, 2007, several conversations took place between Mike Matte, Cay Clubs’ acting chief financial officer, and Udi Toledano or Jeffrey Davidson, as well as many emails exchanged, and a non-disclosure agreement was signed.

From January 24, 2007 to January 26, 2007, Cay Clubs began sharing financial information with Key and it was agreed that Jeffrey Davidson and Udi Toledano would visit Cay Clubs’ headquarters in Clearwater, Florida the following week.

On January 29, 2007, Udi Toledano and Jeffrey Davidson spent the afternoon and evening with Dave Clark and Mike Matte. Dave Clark and Mike Matte presented an overview of Cay Clubs, highlighting major growth drivers.

Also, additional financial information on Cay Clubs was presented. Jeffrey Davidson and Udi Toledano described Key, its structure and the results of a potential combination with Cay Clubs. The parties agreed that Key would continue its due diligence process, and start to work on a proposal for a merger.

From February 2, 2007 to February 8, 2007, both sides continued to share information with each other and learn more about the respective businesses. Several discussions took place among the principals regarding valuation and deal structure, but no actual term sheets or proposals were exchanged. Jeffrey Davidson and Udi Toledano suggested they would travel to Marathon, Florida to meet Cay Clubs’ principals and make them an offer. During that period, Jeffrey Davidson and Udi Toledano kept the Key board members apprised of the discussions with Cay Clubs, and incorporated their comments into a draft term sheet to be presented to Cay Clubs.

On February 8, 2007, Jeffrey Davidson and Udi Toledano flew to Marathon, Florida.

On February 9, 2007, Jeffrey Davidson and Udi Toledano met Dave Clark, Mike Matte, David Schwarz and Harvey Birdman. A presentation was made by Udi Toledano and Jeffrey Davidson about the advantages of a merger between the two entities, and a term sheet was presented by Key. Jeffrey Davidson and Udi Toledano visited various Cay Clubs sites in the Florida Keys with Dave Clark, David Schwarz and Harvey Birdman.

On February 10, 2007, Dave Clark, David Schwarz, Jeffrey Davidson and Udi Toledano continued to discuss various aspects of the proposed transaction.

On February 11, 2007, Jeffrey Davidson and Udi Toledano, together with Dave Clark and David Schwarz, met Jeffrey Aeder, a Cay Clubs financier and partner in several Cay Clubs properties. Mr. Aeder reviewed his past fundings and partnerships with Cay Clubs and gave the Key principals additional insight into Cay Clubs. Cay Clubs and Key concurred that day that the term sheet was a good basis for a transaction, and that negotiations should continue at an expedited pace.

On February 14, 2007, a Key telephonic board meeting took place, in which Jeffrey Davidson and Udi Toledano presented the Cay Clubs opportunity in detail. A discussion ensued, and at the end of the meeting the board voted unanimously to authorize Jeffrey Davidson and Udi Toledano to sign a non-binding term sheet with Cay Clubs along the lines of the terms presented to the board.

Negotiations between Key and Cay Clubs continued the following days, culminating with the signing of a non-binding term sheet on February 22, 2007.

From February 23, 2007 until February 28, 2007, Key’s and Cay Clubs’ attorneys held several discussions regarding the documents required for the signing of a definitive merger agreement. Drafting of documents proceeded, and Cay Clubs responded to Key’s attorney’s request for due diligence materials. During this period, frequent calls took place among the principals of Key and Cay Clubs.

From March 1, 2007 to March 2, 2007, Jeffrey Davidson and Udi Toledano were in Clearwater with Larry Glassberg, an investment banker with Maxim Group LLC, the underwriter in Key’s initial public offering and financial advisor to Key. They had several meetings with David Schwarz, Mike Matte, Dave Clark and other Cay Clubs representatives. On March 2, 2007, the first draft of the merger agreement was circulated by Key’s attorneys to Cay Clubs’ principals and attorneys.

From March 3, 2007 to March 4, 2007, some of the terms of the transaction changed as a result of the inclusion of additional assets in the transaction, and modified terms were agreed to by the principals, subject to Key’s board’s approval.

From March 5, 2007 to March 7, 2007, Mintz Levin’s corporate and real estate attorneys visited Cay Clubs’ headquarters in Clearwater, Florida as part of Key’s due diligence efforts. They reviewed documents responding to the request for due diligence material.

On March 5, 2007, Key’s board of directors engaged Gilford Securities Incorporated, or Gilford, to conduct a fairness opinion analysis on behalf of the shareholders of Key.

On March 6, 2007, Key’s board held a telephonic board meeting in which Jeffrey Davidson and Udi Toledano presented the modified terms of the transaction. The board voted unanimously to proceed towards a definitive agreement under these terms.

On March 10, 2007, Cay Clubs responded to the draft merger agreement with a markup. Several discussions between the two sides followed, including a conference call on March 11, 2007 among Dave Clark, David Schwarz, Udi Toledano, Jeffrey Davidson and Charles Phoenix (Cay Clubs’ in-house counsel) to resolve outstanding issues.

During the week of March 12, 2007, documents were exchanged, due diligence continued and Key’s and Cay Clubs’ respective counsels had several telephone conference calls to negotiate the terms of the merger agreement and related agreements.

On March 19, 2007, Gilford delivered a fairness opinion to the Key board of directors. Such opinion is incorporated into Annex C.

On March 19, 2007, the Key board of directors met to authorize the merger with Cay Clubs. Key counsel, Mintz Levin, et al. reviewed the terms of merger agreement and related agreements, and answered questions directed by members of the Key board of directors. The Key board of directors then unanimously approved the merger and related transactions. While no one factor determined the final agreed upon consideration in the merger, Key’s board of directors again reviewed various industry and financial data, including certain valuation analyses and metrics compiled by Key and its consultants, in order to determine that the consideration to be paid to the members of Cay Clubs was reasonable and that the merger was in the best interests of Key’s stockholders.

On March 22, 2007, Key and Cay Clubs entered into the merger agreement and related agreements.

On March 22, 2007 Key and Cay Clubs publicly announced their agreement through a joint press release.

Interest of Key Directors and Officers in the Merger

In considering the recommendation of the board of directors of Key to vote for the proposals to adopt the merger, you should be aware that certain of Key’s officers and directors have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Key stockholders generally. In particular:

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if the merger is not approved and Key fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation and Key is therefore required to liquidate, the shares of common stock and warrants held by Key’s officers and directors will be worthless because Key’s officers and directors are not entitled to receive any of the net proceeds of Key’s initial public offering that may be distributed upon liquidation of Key. Key’s officers and directors own a total of 1,228,348 shares of Key common stock that have a market value of $9,163,476.08 based on Key’s share price of $7.46 as of April 20, 2007. Key’s officers and directors also own a total of 718,742 warrants to purchase 718,742 shares of Key common stock that have a market value of $1,078,113.00 based on Key’s warrant price of $1.50 as of April 20, 2007. See also page 8 “Interests of Key Directors and Officers in the Merger.” However, as Key’s officers and directors are contractually prohibited from selling their shares of common stock prior to October 20, 2008 during which time the value of the shares may increase or decrease, it is impossible to determine what the financial impact of the merger will be on Key’s officers and directors. Additionally, at closing, Udi Toledano, our President, and Jeffrey Davidson, our Co-Chairman and Chief Executive Officer, will agree to not sell any of the Key common stock they own until January 1, 2009 and the current officers and directors of Key and their respective affiliates and Maxim Group LLC, the underwriter in Key’s initial public offering, have agreed to not sell any of their warrants to purchase common stock for a period of 120 days following the closing of the merger; and

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It is currently anticipated that both Jeffrey S. Davidson and Udi Toledano, both of whom are current directors of Key, will continue as directors of the newly merged company.

Key’s Reasons for the Merger and Recommendation of the Key Board

The Key board of directors has concluded that the merger with Cay Clubs is in the best interests of Key’s stockholders and that the consideration to be paid for Cay Clubs is fair to Key’s stockholders and that Cay Clubs has a fair market value of at least 80% of Key’s net assets.

In addition, Gilford Securities Incorporated, or Gilford, rendered its opinion to the Key Board of Directors that, as of the date of its opinion, and based on conditions that existed as of that date, upon and subject to the considerations described in its opinion and based upon such other matters as it considered relevant, the per share merger consideration to be paid by Key in the merger pursuant to the merger agreement is fair to Key from a financial point of view and that Cay Clubs has a fair market value of at least 80% of Key’s net assets. A discussion of the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion can be found on page 88 hereof. The full text of the Gilford fairness opinion, dated as of March 19, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C.

The Key board of directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, the Key board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Key board of directors may have given different weight to different factors.

The analysis of the Key board of directors in reaching this conclusion is described in more detail below. In considering the merger, the Key board gave considerable weight to the following positive factors:

Cay Clubs’ successful record of growth and high potential for future growth

An important criteria to Key’s board of directors in identifying an acquisition target was that the company have strong existing operations, qualified management, positive and growing EBITDA and have the opportunity for organic growth through market development, incremental marketing, or increases in working capital. Key’s board of directors believes that Cay Clubs has in place a strong brand and the infrastructure for additional growth. Cay Clubs commenced business operations in September 2004 and grew its business to $322.5 million in revenues for the fiscal year ended December 31, 2006. This record of consistent growth was impressive to Key’s board of directors. Key’s board of directors believes that Cay Clubs has the ability to continue this rapid rate of growth because:

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opportunities exist to continue development of new resorts, marinas and IMG-related facilities

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opportunities exist to acquire and reposition properties both domestically and internationally

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opportunities exist to leverage the Cay Clubs brand into additional leisure markets.

The experience of Cay Clubs’ management

Another important criteria to Key’s board of directors in identifying an acquisition target was that the company must have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a growth company. Cay Clubs’ management is led by Dave Clark, who has significant operations, acquisition, development and marketing experience, having served as CEO of Earthmark Companies. Mr. David Schwarz is a seasoned operations and finance executive, and both are complemented by a management team with relevant experience.

The terms of the Merger Agreement

The terms of the merger agreement with Cay Clubs including the closing conditions, restrictions on Key’s and Cay Clubs’ ability to respond to competing proposals and termination provisions, are customary and reasonable. It was important to Key’s board of directors that the merger agreement include customary terms and conditions as it believed that such terms and conditions would allow for a more efficient closing process and lower transaction expenses.

Key’s board of directors believes that each of the above factors strongly supported its determination and recommendation to approve the merger. The Key board of directors did, however, consider the following potentially negative factors, among others, including the Risk Factors, in its deliberations concerning the merger:

The risk that its public stockholders would vote against the merger and exercise their conversion rights.

Key’s board of directors considered the risk that the current public stockholders of Key would vote against the merger and demand to redeem their shares for cash upon consummation of the merger, thereby depleting the amount of cash available to the combined company following the merger. Because of the consideration being paid is in the form of shares of Key common stock, Key’s board of directors deemed this risk to be less with regard to Cay Clubs than it would be for other target companies and believes that Cay Clubs will still be able to implement its business plan even if the maximum number of public stockholders exercised their conversion rights and the combined company received only 80% of the funds deposited in the trust account.

Certain officers and directors of Key may have different interests in the merger than the Key stockholders.

Key’s board of directors considered the fact that certain officers and directors of Key may have interests in the merger that are different from, or are in addition to, the interests of Key stockholders generally, including the matters described under “Interests of Key Directors and Officers in the Merger” above. However, this fact would exist with respect to a merger with any target company.

The limitations on indemnification set forth in the merger agreement.

Key’s board of directors considered the limitations on indemnification set forth in the merger agreement, see “The Agreement and Plan of Merger Escrow and Indemnification.” The board of directors of Key determined that any definitive agreement with any target company would contain similar limitations.

After deliberation, the Key board of directors determined that these potentially negative factors were outweighed by the potential benefits of the merger, including the opportunity for Key stockholders to share in Cay Clubs’ future possible growth and anticipated continuing profitability.

Appraisal or Dissenters Rights

No appraisal rights are available under the Delaware General Corporation Law for the stockholders of Key in connection with the merger proposal.

United States Federal Income Tax Consequences of the Merger

As the stockholders of Key are not receiving any consideration or exchanging any of their outstanding securities in connection with the merger with Cay Clubs, and are simply being asked to vote on the matters, it is not expected that the stockholders will have any tax related issues as a result of voting on these matters. However, if you vote against the merger proposal and elect a cash conversion of your shares of Key into your pro-rata portion of the trust account and as a result receive cash in exchange for your Key shares, there may be certain tax consequences, such as realizing a loss on your investment in Key’s shares. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

Regulatory Matters

The merger and the transactions contemplated by the Agreement and Plan of Merger are not subject to any federal or state regulatory requirement or approval except for filings necessary to effectuate the transactions contemplated by the merger proposal and the amendment to the certificate of incorporation proposal with the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida, as applicable.

Consequences if Merger Proposal is Not Approved

If the merger proposal is not approved by the stockholders, Key will not merge with Cay Clubs and Key will continue to seek other potential business combinations. In addition, Key would not consummate the amendment to the certificate of incorporation or stock option proposals. In such an event there is no assurance, and management of Key believes that it is unlikely that Key will have the time, resources or capital available to find a suitable business combination partner before (i) the proceeds in the trust account are liquidated to holders of shares purchased in Key’s initial public offering and (ii) Key is dissolved pursuant to the trust agreement and in accordance with Key’s certificate of incorporation.

Required Vote

Approval of the merger proposal will require the affirmative vote of a majority of the shares of Key’s common stock at the Record Date that are present in person or by proxy at the special meeting. In addition, each Key stockholder that holds shares of common stock issued in Key’s initial public offering or purchased following such offering in the open market has the right to vote against the merger proposal and, at the same time, demand that Key convert such stockholder’s shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of Key’s initial public offering is deposited. These shares will be converted into cash only if the merger is completed and the stockholder requesting conversion holds such shares until the date the merger is consummated. However, if the holders of 1,290,000 or more shares of common stock issued in Key’s initial public offering, an amount equal to 20% or more of the total number of shares issued in the initial public offering, vote against the merger and demand conversion of their shares into a pro rata portion of the trust account, then Key will not be able to consummate the merger. Broker non-votes, abstentions or the failure to vote on the merger proposal will have no effect on the outcome of the vote.

Recommendation

After careful consideration, Key’s board of directors has determined unanimously that the merger proposal is fair to, and in the best interests of, Key and its stockholders. Key’s board of directors has approved and declared advisable the merger proposal and unanimously recommends that you vote or give instructions to vote “FOR” the proposal to approve the merger.

The foregoing discussion of the information and factors considered by the Key board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Key board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL TO ACQUIRE ALL OF THE OUSTANDING SECURITIES OF CAY CLUBS.

THE AGREEMENT AND PLAN OF MERGER

The following summary of the material provisions of the Agreement and Plan of Merger, or merger agreement, is qualified by reference to the complete text of the merger agreement, a copy of which is attached as “Annex A” to this proxy statement. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

Structure of the Merger

At the effective time of the merger, Key Merger Sub, a newly-formed, wholly-owned subsidiary of Key will be merged with and into Cay Clubs and Cay Clubs will continue as the operating company and become a wholly-owned subsidiary of Key.

Merger Consideration

At the closing, Key will issue 50,000,000 shares of its common stock to the members of Cay Clubs, in exchange for all of the membership interests of Cay Clubs outstanding immediately prior to the merger. Additionally, provided that the transactions contemplated by an agreement with Sunvest are completed, the Clark Trust and Mr. Schwarz will receive an additional amount of 24,666,666 shares, which will be placed in escrow at the closing pursuant to an escrow agreement, and which may be subject to forfeiture to Key in accordance with the following performance criteria: (i) for 2007, 4,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $50 million; an additional 5,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $60 million; and 5,333,333 shares will be earned and no longer subject to forfeiture if the Key common stock trades above $11.24 for 30 consecutive days. However, the maximum number of shares earned in 2007 is capped at 12,333,333 shares even if all three milestones are met; (ii) for 2008, 4,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $70 million; an additional 5,333,333 shares will be earned and no longer subject to forfeiture if net income exceeds $78 million; and 5,333,333 shares will be earned and no longer subject to forfeiture if the Key common stock trades above $13.99 for 30 consecutive days. However, the maximum number of shares earned in 2008 is capped at 12,333,333 shares even if all three milestones are met.

Except for those shares retained in escrow for the purpose of setting aside certain earned shares for the possible satisfaction of indemnification obligations, any shares in escrow that become earned shares based on the achievement of the performance criteria set forth above shall be released from escrow and delivered to the Clark Trust and Mr. Schwarz, pro rata in accordance with the distribution of the merger consideration.

Key also will adopt a stock plan under which an aggregate of approximately 3,000,000 shares will be available for grant under options and restricted stock awards to employees of the combined company.

Closing of the Merger

Subject to the provisions of the merger agreement, the closing of the merger will take place on a date to be mutually agreed upon by the parties, which will be no later than the second business day after all the conditions described below under “The Agreement and Plan of Merger—Conditions to the Completion of the Merger” have been satisfied, unless Key and Cay Clubs agree to another time.

Representations and Warranties

The Agreement and Plan of Merger contains a number of representations and warranties that each of Cay Clubs and Key has made to each other. These representations and warranties include and relate to:

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organization and qualification;

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subsidiaries (Cay Clubs only);

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capitalization (Cay Clubs only);

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authorization, execution, delivery, and enforceability of the merger agreement and related agreements;

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absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction, receipt of all required consents and approvals;

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absence of certain changes or events (since December 31, 2006 for Cay Clubs, and since September 30, 2006 for Key);

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taxes;

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employees and employee benefit plans (Cay Clubs only);

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title to properties and absence of liens and encumbrances, subject to certain exceptions (Cay Clubs only);

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litigation;

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compliance with applicable laws;

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material contracts (Cay Clubs only);

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liability for brokerage fees (Cay Clubs only);

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real property and leasehold interests (Cay Clubs only);

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related party transactions;

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material permits (Cay Clubs only);

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insurance (Cay Clubs only);

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intellectual property (Cay Clubs only);

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accuracy of the information contained in financial statements;

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absence of undisclosed liabilities;

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environmental matters (Cay Clubs only);

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accuracy of information relating to Cay Clubs to be contained in the proxy statement (Cay Clubs only);

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the trust fund (Key only);

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labor matters (Cay Clubs only);

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restrictions on business activities;

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board approval of the merger agreement;

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availability of SEC filings ((Key only);

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Over-the-Counter Bulletin Board quotation (Key only);

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governmental filings (Key only);

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Sarbanes-Oxley and internal accounting controls (Key only);

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private placement of the Key common stock (Key only);

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Investment Company Act (Key only);

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listing and maintenance requirements (Key only);

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application of takeover protections (Key only);

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absence of an integrated offering (Key only);

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absence of manipulation of price (Key only);

Materiality and Material Adverse Effect

Certain of the representations and warranties are qualified by materiality or material adverse effect. For the purposes of the merger agreement, a material adverse effect on an entity means any change, event or effect that is materially adverse to the business, assets (including, without limitation, intangible assets), financial condition, results of operations or reasonably foreseeable prospects of such entity, it being understood that, with respect to Cay Clubs, a material adverse effect shall not include events caused by general economic conditions (but shall include economic conditions applicable solely or principally to the hospitality or resort industries or to locations in which Cay Clubs and its subsidiaries operate).

Interim Covenants Relating to Conduct of Business

Under the Agreement and Plan of Merger, each of Cay Clubs and Key has agreed to take such actions as are necessary, proper or advisable to consummate the merger, and to continue to conduct its business in the ordinary course prior to the closing, and not to take certain specified actions without the prior written consent of the other party. In addition, the merger agreement contains covenants providing for: (i) the parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties; (ii) Key to prepare and file a proxy statement to solicit proxies from the Key stockholders to vote in favor of the proposals set forth in this proxy statement; (iii) each of Cay Clubs, the Clark Trust and Mr. Schwarz to waive their rights to the trust fund that was established for the benefit of the Key stockholders; and (iv) the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information.

No Solicitations by Key or Cay Clubs

Until the effective termination of the merger agreement, Cay Clubs has agreed that it will not, and will cause its affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Key and its designees) concerning any merger, sale of ownership interests and/or assets of Cay Clubs, recapitalization or similar transaction. Cay Clubs has agreed to promptly advise Key of the nature of any written offer, proposal or indication of interest that is submitted to Cay Clubs and the identity of the person making such written offer, proposal or indication of interest.

Key has agreed that it will not, and will cause its employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Cay Clubs and its designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar transaction.

Key Stockholders’ Meeting

Key has agreed to call and hold a meeting of its stockholders, as promptly as practicable, for the purpose of seeking their votes in favor of (i) the adoption of the merger agreement and the approval of the merger; (ii) the change of the name of Key to a name selected by Cay Clubs; (iii) an increase in the number of authorized shares of Key common stock to 150,000,000; (iv) an amendment to remove the preamble and Sections A through D, inclusive, of Article Sixth from Key’s certificate of incorporation from and after the closing and to redesignate Section E of Article Sixth as Article Sixth; and (vi) the adoption of a stock incentive plan in a form reasonably acceptable to Key and Cay Clubs.

Key has, through its board of directors and subject to their fiduciary duties or as otherwise required by law, recommended to its stockholders that they approve and adopt the merger agreement and the related transactions.

Access to Information

During the period prior to the closing, each of Cay Clubs and Key has agreed to give the other, financial advisors, counsel, accountants and other representatives, reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the other to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the other, as such party may reasonably request.

Escrow and Indemnification

As the sole remedy for the indemnity obligations set forth in the merger agreement, and to provide for the return of certain shares of Key common stock in the event that certain performance criteria set forth in the merger agreement are not met, 24,666,666 shares of Key common stock shall be deposited in escrow. These escrow shares will be subject to the terms and conditions of the escrow agreement to be entered into at the closing.

As the sole remedy for the obligation of Cay Clubs, the Clark Trust and Mr. Schwarz to indemnify and hold harmless Key for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with the breach of representations and warranties and agreements and covenants of Cay Clubs, during the first 12 months from the closing date, shall not in any event exceed (i) the greater of (A) $10,000,000 in cash if 10,000,0000 shares of Key common stock (the “Tranche One Escrow Shares”) are not deposited in escrow pursuant to the escrow agreement, or, (B) if applicable, the Tranche One Escrow Shares and (ii) during the period beginning 12 months and one day from the closing date until 18 months from the closing date, shall not in any event exceed the greater of (A) $10,000,000 in cash if less than 5,000,0000 shares of Key common stock (the “Tranche Two Escrow Shares”) are not in escrow at the beginning of such period, or, (B) if applicable, the Tranche Two Escrow Shares. In no event shall the cash portion of any liability for losses during the entire indemnification period exceed a total aggregate amount equal to $10,000,000 and in no event shall the total aggregate liability of the indemnified parties ever exceed a total value of $75,000,000. Notwithstanding the foregoing, such limitations shall not apply in the case of claims arising from fraud, willful misrepresentation or willful misconduct. To the extent that there is a claim for which indemnification is sought by Key, the claim shall be satisfied in the following order of priority: (i) during the first 12 months from closing, first from the Tranche One Escrow Shares until such time as the escrow is reduced to zero and second, if less than 10,000,000 shares of Key common stock are in escrow, from the $10,000,000 by the indemnifying members and (ii) during the second indemnity period, first, from the Tranche Two Escrow Shares until such time as the escrow is reduced to zero and second, if less than 5,000,000 shares of Key common stock were in escrow, from the $10,000,000 by the indemnifying members.

For purposes of satisfying an indemnification claim, shares of Key common stock will be valued at $7.50 per share. Claims for indemnification may be asserted by Key once the damages exceed $500,000 and are indemnifiable to the extent that damages exceed $500,000; provided however that such deductible will not be applicable to claims arising from fraud, willful misrepresentation or willful misconduct.

Any shares of Key common stock remaining in the escrow account 18 months following the closing shall be released to the Clark Trust and Mr. Schwarz, except those shares reserved against any claims arising prior to that date, if same have not been adjudicated, settled, dismissed or otherwise resolved in its entirety with respect to Cay Clubs and its subsidiaries and affiliates prior to such date, in such amounts and manner as prescribed in the escrow agreement.

Fees and Expenses

Whether or not the merger is consummated and except as otherwise provided in the merger agreement, all fees and expenses incurred in connection with the merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of the merger agreement and the transactions governed by it will be the obligation of the respective party incurring such fees and expenses.

Public Announcements

The parties have agreed to cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the merger agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to the merger agreement or the transaction without the prior consent of the other parties, except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party has agreed not to unreasonably withhold approval from the other with respect to any press release or public announcement.

Conditions to the Completion of the Merger

The obligations of Key to consummate the merger are subject to, among other things, the following conditions (each of which may be waived by Key):

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the representations and warranties of Cay Clubs must be true and correct in all material respects, as of the date of completion of the merger;

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Cay Clubs must have performed in all material respects all obligations that are to be performed by it under the terms of the merger agreement;

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the absence of any action, suit or proceeding challenging or preventing the merger;

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each of Dave Clark and David Schwarz will have entered into employment agreements with Cay Clubs;

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no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger, substantially on the terms contemplated by the merger agreement;

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there must not have occurred, since the date of the merger agreement, any material adverse effect on Cay Clubs;

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the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings;

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delivery of legal opinions and other closing documents;

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the reorganization of Cay Clubs and its subsidiaries will be complete;

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delivery of lock-up agreements from Cay Clubs’ members;

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receipt of a comfort letter from the independent accountants of Cay Clubs; and

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any interested party transactions, including any related party loans, will have been terminated or repaid in full.

The obligations of the Cay Clubs members to consummate the merger is subject to, among other things, the following conditions:

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Key’s representations and warranties must be true and correct in all material respects, as of the date of completion of the merger;

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Key must have performed in all material respects all obligations required to be performed by it under the merger agreement;

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the absence of any action, suit or proceeding challenging or preventing the merger;

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the Key stockholders shall have approved the transactions contemplated by the merger agreement and holders of twenty percent (20%) or more of the shares of Key issued in Key’s initial public offering and outstanding immediately before the closing shall not have exercised their rights to convert their shares into a pro rata share of the trust fund;

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no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger, substantially on the terms contemplated by the merger agreement;

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there must not have occurred since the date of the merger agreement any material adverse effect on Key;

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delivery of legal opinions and other closing documents;

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certain persons will have resigned from their positions and offices with Key;

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Key will have made appropriate arrangements for disbursement of the trust fund upon closing;

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the execution and delivery of the registration rights agreement and warrant lock-up agreements; and

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unless prepaid prior to the closing of the merger in accordance with the terms of the loan, Key will have assumed Cay Clubs’ obligations under a certain $25,000,000 bridge loan.

Termination

The merger agreement may be terminated at any time prior to the closing, as follows:

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by mutual written consent of Key and Cay Clubs;

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by either Key or Cay Clubs if the proxy statement has not been mailed to the record owners of Key common stock on or before October 1, 2007;

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by either Key or Cay Clubs if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable;

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subject to a 30-day cure period, by either party if such other party has breached any of its covenants or representations and warranties under the merger agreement in any material respect;

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by either Key or Cay Clubs, if, at the Key stockholders’ meeting (including any adjournments thereof), the merger agreement and the transactions contemplated thereby are not approved and adopted by the affirmative vote of the majority of the holders of Key common stock required under Key’s certificate of incorporation, or the holders of 20% or more of the number of shares of Key common stock issued in Key’s initial public offering and outstanding as of the record date of Key’s stockholders’ meeting exercise their rights to convert the shares of Key common stock held by them into cash in accordance with Key’s certificate of incorporation; or

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by either party, if the closing has not occurred by October 20, 2007.

Effect of Termination

Except as otherwise provided in the merger agreement, in the event of termination by either Cay Clubs or Key, the merger agreement will have no force or effect and the merger will be abandoned. The sole remedy of any party for breach of the merger agreement occurring prior to the closing by such other party shall be limited to termination of the merger agreement, and no party shall have any claim against the other for damages or equitable relief for breach of the merger agreement occurring prior to the closing.

Assignment

No party may assign either the merger agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

Further Assurances

Each of Key and Cay Clubs agree that it will execute and deliver, or cause to be executed and delivered, on or after the date of the merger agreement, all such other documents and instruments and will take all reasonable actions as may be necessary to transfer and convey the securities of Cay Clubs to Key.

Lock-up Agreements and Registration Rights

At closing, the Clark Trust, Mr. Schwarz, Mr. Udi Toledano, our President, and Mr. Jeffrey Davidson, our Co-Chairman and Chief Executive Officer, will agree to not sell any of the Key common stock they own until January 1, 2009. Notwithstanding the foregoing, Messrs. Clark and Schwarz will have the ability to pledge (or engage in any hedging, straddling or other strategies with respect to) up to an aggregate of 15,000,000 shares of Key common stock to financial institutions as collateral for personal loans during the lock-up period.

In addition, the current executive officers, directors and special advisors of Key and their respective affiliates and Maxim Group LLC, the underwriter in Key’s initial public offering, have agreed to not sell any of their warrants to purchase common stock for a period of 120 days following the closing of the merger.

Beginning three months prior to the end of such lock-up period, the recipients of the Key common stock issued in the merger will have the right (exercisable by holders of at least a majority of such common stock) to demand on two occasions that Key cause a registration to be filed and declared effective under the Securities Act of 1933, as amended, covering the resale of any and all of such shares. In addition, such persons will receive piggyback registration rights with respect to such shares.

EMPLOYMENT AGREEMENTS

Employment Agreements

In connection with the consummation of the merger, each of Mr. Clark and Mr. Schwarz will enter into full-time employment agreements with Key, which are effective only upon consummation of the merger. The following description of such employment agreements describes the material terms of such employment agreements and does not purport to describe all of the terms and conditions of the employment agreements.

Scope and Term of Employment

The employment agreements provide that Mr. Clark will be employed as Chairman of the Board of Directors and Chief Executive Officer, and Mr. Schwarz will be employed as President and Chief Operating Officer. Mr. Clark and Mr. Schwarz are sometimes collectively referred to as the “executives.” Other than the differences in compensation and offices (and other requirements under applicable laws), the employment agreements are substantially identical. Both employment agreements contain certain restrictive covenants that prohibit Messrs. Clark and Schwarz from disclosing information and property that is confidential to Key, an agreement not to compete with Key, and an agreement that ownership of inventions, ideas, copyrights and patents which may be used in the business of Key are the sole property of Key. The term of the employment agreements are three years with automatic one year extensions on the third anniversary of the commencement date, unless either party terminates the agreement with 60 days written notice prior to the relevant anniversary of the commencement date.

Compensation

Each executive will be entitled to an annual base salary as provided for in the respective employment agreement. For the first year, Mr. Clark will receive an annual base salary of $1.00 and a grant of 225,000 options at an exercise price equal to the fair market value of Key’s common stock on the date of grant. For the second year until January 1, 2009, Mr. Clark will receive $1.00 and a grant of options equal to 225,000 options at an exercise price equal to fair market value of Key’s common stock on the date of grant multiplied by the number of days remaining until January 1, 2009 and then divided by 365. Thereafter, Mr. Clark will receive an annual salary of no less than $750,000 as determined by Key’s board of directors. In addition, Mr. Clark will be entitled to receive a performance based annual bonus of up to $750,000 per year until January 1, 2009, and up to 100% of his base salary thereafter, at the discretion of Key’s board of directors.

Mr. Schwarz will receive an annual base salary of $500,000 per year and will be entitled to receive a bonus of up to 100% of his base salary.

Fringe Benefits, Reimbursement of Expenses

Each executive will be entitled to, among other things:

•

participate in all benefit plans which Key provides or may establish, in the same manner as other senior executives of Key, provided that the fringe benefits will not include any stock option or similar plans relating to the grant of equity securities of Key; and

•

reimbursement for all ordinary and reasonable out-of-pocket business expenses incurred by the executive in furtherance of Key ‘s business in accordance with Key’s policies.

Termination

At any time during the term, Key has the right terminate the employment agreement by written notice for death, disability (as defined in the employment agreement), for cause (as defined in the employment agreement) or without cause.

At any time during the term, the executive may terminate the employment agreement by written notice, effective 30 days after the date of such notice, or for good reason (as defined in the employment agreement), effective the date of such notice.

Upon termination for cause or in the absence of a good reason, the executive is entitled to receive prompt payment of the accrued obligations (as defined in the employment agreement).

Upon termination by Key without cause, or by the executive for a good reason, the executive will be entitled to: (i) prompt payment of the accrued obligations; (ii) payment of an amount equal to the base salary at the rate in effect at such termination for the period commencing on the date of such termination and ending the later of the date of the end of the current term, or 18 months, whichever is greater; (iii) fringe benefits for a period of twelve months; and (iv) the retention and transfer of ownership of the executive’s laptop, cell phone and other electronic devices provided that the executive will provide Key with an opportunity to delete any company information from such equipment, and the executive will be responsible for all costs in connection with such equipment after the date of termination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF CAY CLUBS

You should read the following discussion and analysis of financial condition and results of operations in conjunction with Cay Clubs’ selected combined financial information and its combined financial statements and the related notes included elsewhere in this proxy statement. In addition to historical information, the following discussion and analysis includes forward-looking information that involves risks, uncertainties and assumptions. Cay Clubs’ actual results and the timing of events could differ materially from those anticipated by these forward-looking statements as a result of many factors, including those discussed under “Risk Factors — Risks Associated with Cay Clubs’ Business and Industry” and elsewhere in this proxy statement. See “Forward Looking Statements.”

Introduction

The following discussion and analysis summarizes the significant factors affecting: (i) Cay Clubs’ combined results of operations for fiscal 2006 compared to fiscal 2005; (ii) Cay Clubs’ combined results of operations for fiscal 2005 compared to fiscal 2004 (since inception which was September 2004); and (iii) financial liquidity and capital resources. This discussion and analysis should be read in conjunction with Cay Clubs’ combined financial statements and notes included in this proxy statement.

Overview

Cay Clubs is a developer and operator of amenity-rich destination resorts. Cay Clubs’ properties typically feature or will feature marinas, sports academies and other resort style amenities that fit active lifestyles. Cay Clubs currently operates through two divisions: Real Estate Development, which includes the acquisition, development and sale of resort related real estate projects, the sales of resort condominium and condo hotel units and the incidental operations of select properties; and Resort Operations, which consists of all the hospitality, resort-related and property management operations, including central reservations, food and beverage, membership services, marina operations that include fuel sales, boat slip rentals and dry storage, convention and banquet operations, golf and tennis, retail gift shop sales and other traditional resort outlet operations, watercraft rentals, fishing/scuba/snorkeling charters, aviation operations and multi-sport training and educational programs. Cay Clubs intends to continue its real estate development activities in order to create additional resort locations while further developing its resort operations and synergistic businesses.

Cay Clubs currently has 14 operating properties, eight operating as full service destination resorts featuring lodging and amenities in Florida, Colorado and Nevada, four whose operations are currently limited to the resort amenities (including marina facilities and restaurants) while the lodging portion of the resort is being further developed, and two that are currently being redeveloped into full service resorts with appropriate amenities. The following table presents an overview of Cay Clubs’ operating resorts and resorts under development as of April 23, 2007:

				Resort Operations
	Location	Total Units	Units for Sale	Full Service Destination Resort	Amenity Only Operations	Under Development

Bay Shore	Bradenton, FL	376	0			✓
Bayside	Key Largo, FL	56	0	✓
Clearwater	Clearwater, FL	394	30	✓
Crested Butte	Crested Butte, CO	263	0	✓
Indigo Reef	Marathon, FL	44	0	✓
Islamorada	Tavernier, FL	44	0		✓
Key Largo	Key Largo, FL	0	0		✓
Las Vegas	Las Vegas, NV	360	29	✓
Marathon	Marathon, FL	0	0		✓
Orlando	Orlando, FL	896	666			✓
Sarasota	Sarasota, FL	178	56	✓
Sombrero	Marathon, FL	108	45	✓
Tavernier	Tavernier, FL	0	0		✓
Tranquility Bay	Marathon, FL	83	0	✓
Total		2,802	826	8	4	2

Cay Clubs’ business is conducted in three stages. First, Cay Clubs identifies and develops real estate for potential destination resorts at, near or integrated with amenities (such as waterfront properties, marinas or sports academies together with IMG) that make the resort attractive to condominium unit purchasers and vacationers. Following development of the resort, Cay Clubs sells the resort condominium and/or condo hotel units within these resorts to third party purchasers. The result is that while Cay Clubs typically retains the ownership of only the common areas and amenities at the resort, the individual condominium units are owned by individual owners. These individual owners may opt to include their individual condominium unit in the rental program that, together with the amenities and the resort as a whole, is managed by Cay Clubs’ Resort Operations division.

The following table shows the proportion of total revenues by segment in each of the last two fiscal years ended December 31.

Period	Real Estate Development	Resort Operations

Fiscal year ended December 31, 2004	$4,189,000	$0
Fiscal year ended December 31, 2005	$188,766,000	$5,536,000
Fiscal year ended December 31, 2006	$302,213,000	$20,280,000

Real Estate Development

Revenues are generated by Cay Clubs’ Real Estate Development activities from the following sources: (1) selling resort condominium and condo hotel units; and (2) the incidental operation of certain properties. Revenues are highly dependent on, among other things, the timing of closings on resort condominium and condo hotel units and the development of our resorts. Since September 2004, Cay Clubs has sold approximately 1,100 units to individual purchasers, generating almost $500,000,000 in revenue to Cay Clubs.

Cay Clubs has two types of condominium units for sale or rental, resort condominium units (which have sold for between $400,000 and $2,000,000) and condo hotel units (which have sold for between $200,000 and $750,000). As of April 12, 2007, there are approximately 826 units (approximately 770 resort condominium units and 56 condo hotel units) available for sale in Cay Clubs’ inventory and approximately 1,500 resort condominium units expected to be available for sale during 2007 and 2008 from its development operations at its existing properties.

Cay Clubs’ Real Estate Development business is highly capital intensive and Cay Clubs has financed such business predominantly with debt from third party lenders and land bank arrangements. Cay Clubs often finances smaller transactions in a traditional manner with Cay Clubs obtaining approximately 70% acquisition financing from a commercial bank or other lender and paying the remainder in cash. In larger transactions, Cay Clubs uses at least two methods of financing. In most cases, a land bank partner, such as Sunvest, will acquire the property and Cay Clubs will obtain from Sunvest an option to purchase the property in unit takedowns and a lease or property management agreement to operate the property. Historically, Cay Clubs’ has been able to obtain financing for property acquisitions without providing the personal guarantees of its owners by entering into such land bank arrangements. In other larger transactions, Cay Clubs will borrow the acquisition financing from a real estate lender in loan-to-value ratio usually exceeding 70%. Cay Clubs obtains the remaining capital from one or more private financing sources.

Resort Operations

Revenues are generated by Cay Clubs’ Resort Operations activities from the following sources: (1) operating the resorts (which includes managing the marketing and rental of individual condominium units); (2) operating the on-site amenities and activities; (3) marina operations, including boat slip rentals, fuel sales and dry storage; (4) food and beverage sales; and (5) Cay Club membership dues. The key drivers of Cay Clubs’ Resort Operations include the number of visitors to its resorts, revenue per visit and margins. The number of visitors to Cay Clubs’ resorts are impacted by many factors including, without limitation, general economic conditions, the quality of amenities offered by Cay Clubs’ resorts as compared to its competitors, weather conditions, the accessibility of the resorts and the cost to the visitor.

After purchasing a condominium unit at one of Cay Clubs’ resorts, certain unit owners may choose to enter into agreements with Cay Clubs’ property management division to manage the units on behalf of the owner. These agreements provide, among other things, for Cay Clubs to rent the units to resort guests and to share the rental income with the owner after first being reimbursed for the costs of maintaining and marketing the unit. Cay Clubs typically receives a percentage of the revenue derived from the unit rentals of 35% and an annual marketing fee of 3%. Under this arrangement, Cay Clubs minimizes the high debt and related carrying costs associated with resort ownership. Cay Clubs also offers certain condominium unit owners a lease program which provides for Cay Clubs to lease the unit from the owner for a specified period of time, generally one to two years. Cay Clubs may rent the condominium unit and retain all of the rental income earned during this period. Rental revenue amounted to $8,001,063 and $1,799,059 during the years ended December 31, 2006 and 2005, respectively. There was no rental revenue received in 2004.

As of April 12, 2007, Cay Clubs managed more than 2,800 condominium units, rental units and vacation homes, consisting of: (i) 1,520 units and vacation homes for rental at its resort properties; (ii) almost 1,280 rental units that are leased on a long-term basis at a reduced rental (on average approximately $800 per month for up to two years) until their leases expire or are terminable and the property can be redeveloped into a full service resort with appropriate amenities; and (iii) approximately 355 dry boat slips and 545 wet boat slips located at its resorts throughout Florida. Cay Clubs expects to add an approximately 245 dry boat slips and 760 wet boat slips to its current development activities. The almost 1,280 rental units form part of the inventory pipeline of Cay Clubs for both the Real Estate Development division and the Resort Operations division. Cay Clubs’ Resort Operations include 12 food and beverage outlets, 12 water sport locations offering charter fishing, scuba diving and water craft rentals and two golf courses.

Cay Clubs’ property management division also provides a membership program to purchasers of resort condominium and condo hotel units. Membership entitles owners the rights to use certain resort amenities and to receive discounts on certain resort services. Cay Clubs requires the purchase of a non-transferable membership with each condominium unit sale. During the years ended December 31, 2006 and 2005, 553 and 938 memberships were sold at average selling prices of $19,521 and $19,512, respectively. As of December 31, 2006 and 2005, Cay Clubs had membership liabilities of $25,477,076 and $20,347,500, respectively.

Results of Operations

Year Ended December 31, 2006 Compared to December 31, 2005

Cay Clubs had net income of $46.6 million in 2006, compared to net income of $27.4 million in 2005, an increase of $19.2 million, or 70%. Cay Clubs’ total revenue was $322.5 million in 2006, compared to $194.3 million in 2005, an increase of $128.2 million, or 66%. The increase in revenue and net income was primarily due to the increase in resort condominium and condo hotel units sold and the additional number of resorts in operation in 2006 as compared to 2005.

Real estate revenues. Real estate sales represent the sales of individual resort condominium and condo hotel units. Cay Clubs’ real estate revenue was $302.2 million in 2006, compared to $188.8 million in 2005, an increase of $113.4 million, or 60%. In 2006, Cay Clubs sold 695 units with an average sales price of $417,000, compared to 2005 when Cay Clubs sold 328 units at an average sales price of $506,000. The decrease in average price was primarily due to the mix of condominium units sold. In 2006, over 80% of the units sold were in Orlando, Florida, Sarasota, Florida and Las Vegas, Nevada, compared to 2005 when approximately 90% of units sold came from the Clearwater, Florida property, which had higher per unit sales prices.

Cost of real estate revenues. Cay Clubs’ cost of revenue for real estate operations was $249.5 million in 2006, compared to $157.3 million in 2005, an increase of $92.2 million, or 59%. The increase in cost of sales for 2006 is proportionally related to the increase in resort condominium unit and condo hotel unit sales in 2006 compared to 2005 and related direct costs associated with the sale. The cost of real estate revenues includes the costs of acquired land and land improvements, tangible property, carrying costs (including capitalized interest), property taxes and other costs related to acquiring inventory and preparing it for development and sale.

Resort operation revenues. Cay Clubs’ resort operation revenue was $20.3 million in 2006, compared to $5.5 million in 2005, an increase of $14.8 million, or 269%. Cay Clubs’ significant increase in resort operation revenues in 2006 was primarily due to the increase in the number of locations in operation from 2005 to 2006. Room rental revenue was $8.0 million in 2006, compared to $1.8 million in 2005, an increase of $6.2 million, or 344%, which was primarily due to an increase in room nights available during 2006 of approximately 254,000, as compared to 2005 when Cay Clubs had approximately 92,000 room nights available. Marina revenue was $4.8 million in 2006, compared to $1.3 million in 2005, an increase of $3.5 million, or 269%. Such increase was primarily due to a full year of revenue in 2006, compared to only five months of revenue in 2005, as well as a marketing campaign that increased overall boat slip occupancy. Food and beverage revenue was $5.4 million in 2006, compared to $1.9 million in 2005, an increase of almost $3.5 million, or 184%, primarily due to the increase in the number of locations being operated as a result of the increase in the number of resorts being operated.

Resort operating expense. Cay Clubs’ cost of revenue for resort operations was $20.7 million in 2006, compared to $8.1 million in 2005, an increase of $12.6 million, or 156%. The increase in the cost of revenue for resort operations was primarily due to a full year of operation in 2006, compared to approximately five months of operation in 2005 resulting from the timing of certain projects that began operation during such year. The increase is primarily a function of increased head count at the operating locations. In addition, sales and marketing costs were $1.1 million in 2006, compared to $0.3 million in 2005, an $0.8 million increase, or 266%. Such increase reflects Cay Clubs’ efforts to promote the Cay Clubs brand and increase the awareness of new resorts that opened during 2006.

Depreciation expense. Depreciation was $3.5 million in 2006, compared to $1.2 million in 2005, an increase of $2.3 million, or 192%. The increase was primarily due to the addition and timing of property and aircraft purchases in 2005. Property and aircraft were placed in service in the second and third quarters of 2005, whereas in 2006 a full year of depreciation was reflected.

Interest expense. Interest expense was $2.2 million in 2006, compared to $0.4 million in 2005, an increase of $1.8 million, or 450%, reflecting the combined net effect of higher interest rates on Cay Clubs’ variable rate notes and a number of projects that are in process. Additionally, Cay Clubs capitalized less interest in 2006 as a percentage of total interest.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Cay Clubs had net income of $27.4 million in 2005, compared to net loss of $0.3 million in 2004, an increase of $27.7 million. Total revenue was $194.3 million in 2005, compared to $4.2 million in 2004, an increase of $190.1 million. The increase in the revenue and net income was primarily due to a full year of operations of Cay Clubs in 2005, as compared to approximately four months of operations in 2004, when Cay Clubs was in the start-up phase of operation.

Real estate revenues. Real estate sales represent the sales of individual resort condominium units and condo hotel units. Cay Clubs’ revenue was $188.8 million in 2005, compared to $4.2 million in 2004, an increase of $184.6 million. In 2005, Cay Clubs sold 328 units with an average sales price of $506,000. In 2004, Cay Clubs was in operation for approximately only four months and in its start-up phase.

Cost of real estate revenues. Cay Clubs’ cost of revenue for real estate operations was $157.3 million in 2005, as compared to $4.0 million in 2004, an increase of $153.3 million. The increase in cost of sales for 2005 was primarily due to a full year of operation in 2005, as compared to Cay Clubs’ inception in 2004.

Resort operation revenues. Resort operation revenue was $5.5 million in 2005, compared to $0.00 in 2004. Cay Clubs was organized in 2004 and had not placed any properties into resort operations.

Resort operating expense. Cay Clubs’ cost of revenue for resort operations was $8.1 million in 2005. Cay Clubs had no resort operation in 2004.

Liquidity and Capital Resources

Since Cay Clubs’ inception, Cay Clubs has financed its growth primarily with funds generated from operations and debt. Cay Clubs’ cash and cash equivalents were $18 million as of December 31, 2006, $13.4 million as of December 31, 2005, and $1.3 million as of December 31, 2004.

The following table summarizes Cay Clubs’ Combined Statement of Cash Flows for the fiscal years ended December 31, 2006, 2005 and 2004, respectively:

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Net cash (used in) provided by:
Operating activities	$118,815	$39,742	$1,732
Investing activities	(77,439)	(113,567)	(5,429)
Financing activities	(36,786)	85,851	5,032
Net increase in cash and cash equivalents	$4,590	$12,026	$1,335

Net cash provided by operating activities was $118.8 million for fiscal 2006, compared to $39.7 million provided by operations in fiscal 2005. The $118.8 million cash provided by operations in fiscal 2006 resulted primarily from the increase in net income, and the timing of payments to vendors. Net cash provided by operating activities increased to $39.7 million in fiscal 2005, as compared to $1.7 million in fiscal 2004, resulting primarily from the increase in net income and the growth in club memberships.

Net cash used in investing activities of $77.4 million during fiscal 2006 was attributable primarily to $56.8 million of expenditures for property and equipment, consisting of the corporate office building and hotel properties that are being operated as company owned hotels. Net cash used in investing activities of $113.6 million during fiscal 2005 was attributable primarily to the investment real estate related to the development of new resort properties.

Net cash provided by (used in) financing activities of $36.8 million during fiscal 2006 is primarily the result of net proceeds of $77.3 million received from notes payable to finance the acquisition of real property for development offset by the payments on notes payable of $73.7 million and member distributions of $41.4 million.

As of December 31, 2006, Cay Clubs had total indebtedness of $87.5 million, summarized as follows:

Notes Payable as of December 31, 2006	Property	Maturity Date	Interest Rate	Amount Outstanding as of December 31, 2006

$9,750,000 term loan; collateralized by certain real and personal property	Sarasota Tavernier Islamorada Marathon Key Largo	January 31, 2008	Prime +4% per annum with a floor of 11.25%	$9,750,000
$22,000,000 term loan; collateralized by certain real and personal property	Corporate office building	December 31, 2007	Prime +4% per annum or 12.25% whichever is greater	22,000,000
$1,712,281 promissory note, collateralized by certain real and personal property	Las Vegas	November 10, 2007	12%	1,712,281
$10,650,000 term loan; collateralized by certain real and personal property	Las Vegas	November 9, 2007	Prime +4% per annum or 12.25% whichever is greater	6,975,000
$9,000,000 term loan; collateralized by certain real and personal property	Tavernier Key Largo Marathon	December 1, 2007	9%	9,000,000

Notes Payable as of December 31, 2006	Property	Maturity Date	Interest Rate	Amount Outstanding as of December 31, 2006

$9,562,000 term loan; collateralized by certain real and personal property	Bayside	January 29, 2007	Prime +5% per annum or 13.25% whichever is greater	9,562,500
$1,451,214 notes payable	Various parcels	Various dates between February 2007 and September 2008	6.0% to 6.34% per annum	713,219
$20,000,000 term loan; collateralized by certain real property, personal property and all leases; advance restrictions based on fair market value of the associated real property	Clearwater	March 22, 2007	Prime +1%; interest due monthly	16,728,000
$6,750,000 term loan; collateralized by certain real property, personal property, leases and membership interests	Key Largo	July 2007	11% per annum; due monthly	6,750,000
$4,719,493 term loan; used to acquire aircraft; collateralized by the related aircraft	Aircraft	Various dates between January 2009 and August 2009	7.58% to 8.25% per annum; due monthly	4,351,349
Total:				$87,542,349
Less Current Maturities:				(73,843,525)
Notes Payable, Net of Current Maturities:				$13,698,824

Future principal payment requirements on long-term debt are as follows:

Year Ended December 31,
2007	$73,843,525
2008	$10,171,649
2009	$3,524,175

Cash provided by financing activities of $101.8 million during fiscal 2005 was primarily the result of proceeds from notes payable for the purchase of real property for development.

Cay Clubs’ liquidity requirements consists primarily of funds necessary to pay operating expenditures, debt service requirements and capital expenditures for both assets to be used in operations and real estate development projects. Cay Clubs expects to meet its liquidity needs in the near term through existing working capital, cash provided by operations and a combination of mortgage financings on properties being developed, proceeds from investing activities (such as the sale of newly-developed resort condominium units and condo hotel units at existing resorts or new resorts), additional borrowings under future credit facilities and the possible issuance of equity securities, including common stock, or additional or replacement debt, if market conditions permit. In addition, Cay Clubs expects to have access to approximately $48.7 million of funds released to Key from the trust account (less expenses paid relating to the merger) following completion of the proposed merger. Cay Clubs’ management believes that the foregoing sources of capital will be sufficient to provide for Cay Clubs’ short-term and long-term capital needs.

Contractual Obligations

Cay Clubs has contractual obligations and commitments primarily with regard to the IMG agreement and the payment of long-term debt.

The following table summarizes Cay Clubs’ contractual obligations and commitments as of December 31, 2006.

	Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years

Long-Term Debt Obligations(1)	$87,542,349	$73,843,525	$13,695,824
IMG agreement	$20,000,000	$2,000,000	$6,000,000	$4,000,000	$10,000,000
Total	$107,542,349	$75,843,525	$19,695,824	$4,000,000	$10,000,000

——————

(1)

Cay Clubs’ long-term debt may contain financial covenants that, if certain thresholds are not met, could allow the lender to accelerate principal payments or cause the note to become due immediately.

As Cay Clubs develops future resorts, it expects to incur significant additional debt and construction contract obligations.

Relationship with Baird. On December 19, 2006, Cay Clubs entered into a letter agreement with Robert W. Baird & Co. Incorporated (“Baird”). Under this agreement, Cay Clubs engaged Baird as a financial advisor. Pursuant to this agreement, Baird’s role as financial advisor depends on the successful sale of ownership interests in a specified collection of real estate units (“Bundled Units”). Upon placement of a Capital Raise (as defined below) of $85,000,000 in 90 days from the completion of initial marketing materials, which has not yet been met, or a Capital Raise of $100,000,000 in 180 days from the completion of initial marketing materials, Baird will become Cay Clubs’ “exclusive financial advisor”. Baird commits to complete Capital Raises aggregating up to $1,000,000,000 within the four year term of this agreement. Either party may terminate the agreement with 90 days written notice. A “Capital Raise” is defined as (i) any transaction between Cay Clubs with a third party that results in Cay Clubs issuing or proposing to issue or otherwise selling, transferring, assigning any of its new or existing debt or equity securities to a third party outside of its normal course of business, or (ii) any transaction involving Cay Clubs to sell its ownership interests in a specified collection of Bundled Units.

Baird shall be paid a quarterly, non-refundable retainer of $25,000, payable upon the first transaction date when a Capital Raise occurs. This fee shall be creditable against the first to be paid of the Capital Raise Fee (as defined below). If a Capital Raise occurs (i) during the term of Baird’s engagement under the agreement, or (ii) during the 24 months following the termination of Baird’s engagement, if Baird introduces the party during the term of the agreement and a Capital Raise is completed, Baird shall be paid a transaction fee (“Capital Raise Fee”) in cash upon the transaction date equal to the product of the total amount of that particular Capital Raise times the relevant fee percentage (1% for a First Lien Debt, 2% for a second lien debt, 3% for subordinated debt or convertible debt, 5% for preferred or common equity, and 5% for Bundled Units). If Cay Clubs chooses to explore or pursue a sale of itself, Cay Clubs agreed to engage Baird as its sole financial advisor, provided Baird was successful in its sale of Bundled Units. Cay Clubs agreed to enter into a separate agreement with Baird covering the additional services to be rendered and the fee payable by Cay Clubs with respect to the engagement. Nonetheless, Baird has yet to successfully sell the Bundled Units.

Off Balance Sheet Arrangements

Cay Clubs does not have off balance sheet transactions that are expected to have a material effect on Cay Clubs’ financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates include estimates of future cash flow used in evaluating potential impairment of long-lived assets, allocation of property cost to individual components of real estate assets acquired, estimated costs associated with development and sale of real estate properties, validity of accounts receivable and required allowances for doubtful accounts. Actual results could differ from those estimates.

Cash

Cay Clubs considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cay Clubs maintains cash balances in financial institutions which, from time to time, may exceed federally-insured limits. Cay Clubs periodically assesses the financial condition of these institutions and believes that the risk of loss is minimal.

Accounts Receivable

Accounts receivable consists primarily of rents and operating cost recoveries due from condominium owners, receivables associated with initial memberships, and other guest receivables. Cay Clubs maintains an allowance for potential uncollectible receivables. The allowance is estimated based on a specific review of Cay Clubs’ receivables as well as management’s experience with collections and current economic and business conditions.

Real Estate Held for Sale and Investment

Real estate held for sale and investment consists of acquired land and land improvements, tangible property, construction in progress, carrying costs (including capitalized interest), property taxes and other costs related to acquiring inventory and preparing it for development, construction and sale. Construction in progress includes development costs of new construction of condominiums and townhomes and acquisition and development costs of condominium conversions in various stages of construction. Project inventory is carried at the lower of cost or fair value determined by evaluation of individual projects. Whenever events or circumstances indicate that the carrying value of project inventory may not be recoverable, the related assets are written down to their estimated fair value less selling costs. No impairment was recorded during the years ended December 31, 2006, 2005 or 2004.

Upon the completion and closing of each condominium unit sale, Cay Clubs expenses that unit’s pro-rata share of all related project costs, including sales and marketing costs, using the relative sales value method.

Financing Costs

Costs related to the issuance of project related debt are deferred as project costs and expensed as the project’s unit sales are recorded.

Capitalized Interest and Real Estate Taxes

Capitalized interest and real estate taxes incurred relating to for-sale condominium projects are capitalized during the active development period and are charged to cost of sales as related units are sold.

Marketing and Advertising Costs

Marketing costs incurred in connection with for-sale condominium projects are capitalized and charged to cost of sales as sales revenue is recognized.

Property and Equipment

Property and equipment acquired by Cay Clubs are carried at cost unless impairment is determined to exist. Major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is provided primarily using the straight-line method over the useful lives of the various classes of assets.

Cay Clubs periodically evaluates the recoverability of the carrying value of its long lived assets. If expected future cash flows (undiscounted and excluding interest costs) of an asset (both the estimated annual cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are less than the asset’s carrying value, the asset is written down to its fair value. The estimation of expected future net cash flows is inherently uncertain and relies, to a considerable extent, on assumptions regarding current and future economic and market conditions and the availability of capital. No impairment losses have been recorded in the financial statements.

Revenue Recognition Policies

Condominium Sales

Revenue from sales of condominium units and the related profit are recognized in accordance with SFAS No. 66, “Accounting for Sales of Real Estate,” when the risks and rewards of ownership are transferred to the buyer, when the consideration received can be reasonably determined and when Cay Clubs has substantially completed its obligations to perform certain supplementary development activities. Consideration is reasonably determined and considered likely of collection when Cay Clubs has signed sales agreements and has determined that the buyer has demonstrated a commitment to pay. The buyer’s commitment to pay is supported by the level of their initial investment, Cay Clubs’ assessment of the buyer’s credit standing and whether the buyer’s stake in the property is sufficient to motivate the buyer to honor their obligation to it.

Real Estate Operating Expense

Costs of real estate transactions include direct project costs, common cost allocations (primarily determined on relative sales value) and may include accrued commitment liabilities for costs to be incurred subsequent to the sales transaction. Estimates of project costs and cost allocations are reviewed at the end of each financial reporting period until a project is substantially completed and available for sale. Costs are revised and reallocated as necessary for material changes on the basis of current estimates and are reported as a change in estimate in the current period.

Resort Operations

After purchasing a condominium unit in one of Cay Clubs’ resorts, certain unit owners may choose to enter into agreements with Cay Clubs’ property management division to manage the units on behalf of the owners. These agreements provide, among other things, for Cay Clubs to rent the units to resort guests and to share the rental income with the owner after first being reimbursed for the costs of maintaining and marketing the unit.

Cay Clubs offers certain condominium unit purchasers a lease program which provides for Cay Clubs to lease the unit from the purchaser for a specified period of time, generally one to two years. Profit on condominium unit sales that are subject to leaseback arrangements is reduced by the value of the lease payments. Cay Clubs may rent the unit and retain all of the rental income earned during the period.

Apartment and Commercial Rentals

Rental revenue is recognized using the straight-line method. Lease terms for Cay Clubs’ apartment units are generally for one year or less. Lease terms for commercial properties are typically from three to five years. Rental concessions are capitalized accumulated and amortized using the straight-line method over the lease term.

Club Memberships

Cay Clubs’ property management division also provides a membership program to purchasers of condominium units. Membership entitles owners the rights to use certain resort amenities and to receive discounts on certain resort services. Cay Clubs requires the purchase of a non-transferable membership with each condominium unit sale. The membership agreement provides that when a unit owner sells a unit, Cay Clubs must refund the seller their membership value. If the value of memberships has changed since the original sale, the seller is entitled to the greater of their original membership value or eighty percent of the new membership value. Accordingly, these refundable membership proceeds are recorded as a liability in Cay Clubs’ balance sheets and are not recognized as revenue. Payments of refunds are charged against the membership liability account which represents Cay Clubs’ membership refund obligation as of the balance sheet date.

Boat Dealership

Cay Clubs operates a full service boat dealership and service department. Dealership sales are recognized upon delivery of goods or services to a customer. Cost of sales includes the cost of parts and labor used to prepare boats for sale, as well as transportation and other incremental expenses associated with acquiring boat inventory. Manufacturer incentives and rebates for new boat inventory are recognized as a reduction to such inventory when Cay Clubs purchases the boats. Volume-based incentives are recognized as a reduction to cost of sales when achievement of qualifying sales volumes is determined to be probable. Revenue from service activities is recognized as services are performed.

Income Taxes

Each of the entities comprising Cay Clubs has elected to be recognized as pass-through entities for federal and state income tax purposes. As a result, Cay Clubs’ owners are responsible for income taxes on Cay Clubs’ taxable income, whether or not that income is actually distributed. Accordingly, the combined financial statements do not include any provision or liability for income taxes.

Concentration of Credit Risk

Financial instruments that potentially subject Cay Clubs to significant concentrations of credit risk consist principally of net amounts due from affiliates and members and accounts receivable. The majority of Cay Clubs’ accounts receivable is derived from rents and operating cost recoveries due from condominium owners, as well as receivables associated with initial memberships and other guest receivables. Concentration of credit risk with respect to accounts receivable is considered to be limited due to the nature of the customer base and the diversity of location of operations. Cay Clubs performs ongoing evaluations of its receivables and maintains an allowance for potential uncollectible receivables which is estimated based upon management’s experience with collections, as well as current business and economic conditions.

Fair Value of Financial Instruments

The carrying value of mortgage and other notes payable approximates fair value due to the short-term nature of the obligations and the approximate market rate of interest on each instrument.

Newly Issued Accounting Standards

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position take or expected to be taken in a tax return. FIN No. 48 also provides guidance on description, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Cay Clubs management is still evaluating whether the adoption of FIN No. 48 will have a material impact on Cay Clubs’ cash flows, results of operations, financial position or liquidity.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 provides guidance on the consideration of the effects of prior period misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB No. 108 requires the quantification of financial statement misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures. This model is commonly referred to as the “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods. The roll-over method focuses primarily on the impact of a misstatement on the income statement—including the reversing effect of prior year misstatements—but its use can lead to the accumulation of misstatements in the balance sheet. The “iron curtain” method focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. SAB No. 108 was effective for financial statements for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material impact on Cay Clubs’ cash flows, results of operations, financial position or liquidity.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The new FASB rule defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, or GAAP, and expands disclosures about fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Cay Clubs is currently evaluating the impact, if any, to its financial condition or results of operations from the adoption of SFAS No. 157.

Inflation

The effects of inflation on Cay Clubs’ operations are not quantifiable. Revenues from property operations tend to fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sales values of properties and the ultimate gains to be realized from property sales. To the extent that inflation affects interest rates, earnings from short-term investments and the cost of new financings as well as the cost of variable interest rate debt will be affected.

Quantitative and Qualitative Disclosures About Market Risk

Cay Clubs’ future income, cash flows and fair values relevant to financial instruments are dependent upon prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. In the future, Cay Clubs may use derivative financial instruments to manage or hedge interest rate risks related to its borrowings. Cay Clubs does not intend to use derivatives for trading or speculative purposes and anticipates entering into derivative contracts only with major financial institutions with investment grade credit ratings.

Interest Rate Risk

Cay Clubs’ exposure to market risk is limited primarily to the fluctuating interest rates associated with variable rate indebtedness. At December 31, 2006, Cay Clubs had $65.0 million of variable rate indebtedness, representing 74% of Cay Clubs’ total debt outstanding, with interest rates ranging from 9.25% to 13.25% during the year ended December 31, 2006. Based on variable-rate borrowings outstanding as of December 31, 2006, a 25-basis point (or 0.25%) change in the prime rate would have caused Cay Clubs’ annual interest payments to change by approximately $163,000.

PROPOSAL 2
THE STOCK OPTION PLAN PROPOSAL

Background

We are seeking your approval on the adoption of the Key 2007 Employee, Director and Consultant Stock Plan (the “Plan”) providing for the issuance of a maximum of 3,000,000 shares of common stock in connection with the grant of options and/or other stock-based or stock-denominated awards.

On April 20, 2007, our board of directors unanimously approved the Plan, and recommended that the Plan be submitted to the stockholders for approval at the special meeting. If approved by the stockholders at the special meeting, the Plan will become effective as of the closing of the merger. A copy of the Plan is attached as “Annex B.”

The Plan being submitted under this proposal does not have any securities issued pursuant to it and except as set forth in the “New Plans Benefit Table” below no future issuances which may be awarded have been determined, approved or granted.

Description of The 2007 Employee, Director and Consultant Stock Plan

The following is a brief description of certain important features of the Plan, the full text of which is attached as “Annex B.” This summary does not purport to be complete and is qualified in its entirety by reference to “Annex B.”

Material Features of Our Plan

The Plan will allow us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with company performance. The Plan will provide an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders.

Stock Options. Stock options granted under the Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than for cause, death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards.

In accordance with the terms of our Plan, our Board of Directors has authorized our Compensation Committee to administer the Plan. The Compensation Committee may delegate part of its authority and powers under our Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are directors or executive officers of Key. In accordance with the provisions of the Plan, our Compensation Committee will determine the terms of awards, including:

•

which employees, directors and consultants will be granted awards;

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the number of shares subject to each award;

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the vesting provisions of each award;

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the termination or cancellation provisions applicable to awards; and

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all other terms and conditions upon which each award may be granted in accordance with the 2007 Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Upon a merger or other reorganization event, our Compensation Committee or Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to the Plan, as to some or all outstanding awards:

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provide that all outstanding options shall be assumed or substituted by the successor corporation;

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upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

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in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the fair market value of the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

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provide that outstanding awards shall be assumed or substituted by the successor corporation; or

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make or provide for a cash payment to the participants equal to the difference between the fair market value of the shares subject to stock grants and the purchase price of all such stock grants in exchange for termination of such stock grants.

The Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires stockholder approval as required by the rules of any market in which our stock is traded, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. The Plan expires on April 19, 2017.

Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under our 2007 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

The following table shows the total number of stock option awards expected to be made under the Plan to the identified individuals and groups, which awards are subject to the approval of the merger and the Plan by our stockholders:

NEW PLAN BENEFITS
2007 Employee, Director and Consultant Stock Plan

Name and Position	Dollar Value($)(1)	Number of Options

Dave Clark, CEO following merger	—	225,000

——————

(1)

Dollar value will be based on the fair market value, as defined in the Plan, of Key common stock on the date of grant.

Except as set forth in the table above, the amounts of future grants under the Plan are not determinable as awards under the Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Plan or the amount or types of any such awards.

On April 20, 2007, the closing market price per share of our common stock was $7.46, as reported by the OTC Bulletin Board.

Required Vote

To be approved by the stockholders, the proposal to approve the adoption of Key 2007 Employee, Director and Consultant Stock Plan must receive the affirmative vote of a majority of the shares present, in person or by proxy, at the Special Meeting. Abstentions are treated as shares present or represented and entitled to vote at the Special Meeting and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and, therefore, will have no effect on the outcome of this proposal. A failure to vote by not returning a signed proxy will have no impact on the proposal.

Recommendation

The board of directors believes that it is in the best interests of, and fair to, Key and its stockholders that the stockholders approve the Key 2007 Employee, Director and Consultant Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE KEY EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN.

PROPOSAL 3
AMENDMENT TO CERTIFICATE OF INCORPORATION

Background

We are seeking your approval to authorize the Board of Directors, in its discretion, to amend our certificate of incorporation to (i) increase the number of authorized shares of common stock from 50,000,000 shares to 150,000,000 shares, which will result in an increase of the total number of authorized shares of capital stock from 51,000,000 to 151,000,000, (ii) change our name from “Key Hospitality Acquisition Corporation” to “Cay Clubs Inc.” and (iii) remove the preamble and Sections A through D, inclusive, of Article Sixth from Key’s certificate of incorporation from and after the closing and to redesignate Section E of Article Sixth as Article Sixth. The management of Key has not reserved or determined to set aside any securities of the increased amount of authorized common stock pursuant to this proposal.

The increase in the number of authorized shares of common stock, the name change and the other amendments to the certificate of incorporation are being undertaken as a result of and in conjunction with the merger with Cay Clubs. As a result of the issuance of shares of common stock as contemplated in the merger and adoption of a new stock option plan, as described in the stock option plan proposal, we will require additional shares of common stock to be reserved in our amended and restated Certificate of Incorporation. In addition, in the event that the merger is completed, we will change our name to “Cay Clubs Inc.” and, because we will have completed a business combination, certain provisions of our certificate of incorporation are no longer applicable to us. Accordingly, this proposal to amend our certificate of incorporation is conditioned upon and subject to the approval of the merger proposal.

Of the 50,000,000 shares of common stock currently authorized, as of April 23, 2007, 7,949,995 shares were issued and outstanding, 6,450,000 shares were reserved for issuance upon exercise of our currently outstanding publicly traded warrants and 600,000 shares were reserved for issuance for the shares underlying the underwriter’s purchase option to purchase 300,000 units. As a result, only 35,000,005 shares of common stock remain available for future issuance. It is anticipated that pursuant to the stock option plan proposal, as described in Proposal 2, and the transactions conditioned on such issuances, that we will issue up to 77,666,666 shares of our common stock. Accordingly, an increase in the number of authorized shares of common stock is necessary in order to insure a sufficient number of shares are available for issuance upon the transactions described in Proposal 2. Accordingly, this proposal to increase the authorized number of shares of common stock is conditioned upon the approval of the merger proposal, and the stock option plan proposal (unless the condition to the merger with Cay Clubs of the adoption of the Plan is waived by Cay Clubs), and the Board of Directors, even if approved, will not undertake to amend our certificate of incorporation if those other proposals are not approved. Additionally, our current name will not adequately reflect our business operations in the event the merger with Cay Clubs is consummated. Accordingly, we believe that changing our name to “Cay Clubs Inc.” in connection with the merger will better reflect our operating business upon completion of the merger. Lastly, certain provisions of our certificate of incorporation are only applicable prior to the consummation of a business combination. Thus, upon consummation of the merger, those provisions will no longer be applicable to us.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL 3, WE MAY NOT BE ABLE TO EFFECTUATE THE TRANSACTIONS DISCUSSED IN PROPOSALS 1 AND 2.

Proposal

Under the proposed amendment, Article First of our certificate of incorporation would be amended and restated as follows:

“The name of the corporation is Cay Clubs Inc. (hereinafter sometimes referred to as the “Corporation”).”

Further, under the proposed amendment, Article Fourth of our certificate of incorporation would be amended and restated as follows:

 “FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 151,000,000 of which 150,000,000 shares shall be Common Stock of the par value of $.001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.001 per share.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, (full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.”

Lastly, under the proposed amendment, the preamble and Sections A through D, inclusive, of Article Sixth from Key’s certificate of incorporation will be removed and Section E of Article Sixth shall be redesignated as Article Sixth.

The proposed amendment does not change the number of authorized shares of preferred stock. Our Board of Directors has recommended that our stockholders approve the amendment to the certificate of incorporation. The proposed amendment would provide a sufficient number of available shares to enable us to close the transactions discussed in Proposals 1 and 2 and would provide the Board of Directors with the ability to issue additional shares of common stock without requiring stockholder approval of such issuances except as otherwise may be required by applicable law or the rules of any stock exchange or trading system on which the securities may be listed or traded. Other than as previously disclosed, our Board of Directors does not intend to issue any common stock except on terms that the Board of Directors deems to be in the best interest of Key and our stockholders.

Required Vote

The approval of the amendment to the certificate of incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as a vote against this proposal.

Recommendation

The Board of Directors believes that it is in the best interests of Key that the stockholders approve the proposal to authorize the Board of Directors, in its discretion, to amend our certificate of incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF KEY VOTE “FOR” THIS PROPOSAL 3 TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND KEY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 150,000,000, TO CHANGE OUR NAME TO “CAY CLUBS INC.” AND TO REMOVE THE PREAMBLE AND SECTIONS A THROUGH D, INCLUSIVE, OF ARTICLE SIXTH FROM OUR CERTIFICATE OF INCORPORATION AND TO REDESIGNATE SECTION E OF ARTICLE SIXTH AS ARTICLE SIXTH.

INFORMATION ABOUT CAY CLUBS

Overview

Cay Clubs is a developer and operator of amenity-rich destination resorts. Cay Clubs’ properties typically feature or will feature marinas, sports academies and other resort style amenities that fit active lifestyles. Cay Clubs currently operates through two divisions: Real Estate Development, which includes the acquisition, development and sale of resort related real estate projects, the sales of resort condominium and condo hotel units and the incidental operations of select properties; and Resort Operations, which consist of all the hospitality, resort-related and property management operations, including central reservations, food and beverage, membership services, marina operations that include fuel sales, boat slip rentals and dry storage, convention and banquet operations, golf and tennis, retail gift shop sales and other traditional resort outlet operations, watercraft rentals, fishing/scuba/snorkeling charters, aviation operations and multi-sport training and educational programs. Cay Clubs intends to continue its real estate development activities in order to create additional resort locations while further developing its resort operations and synergistic businesses.

Cay Clubs focuses on active lifestyles and an activity-rich resort environment. Depending on the property, this focus can be on boating, water sports, convention and meeting centers or sports training. Through its exclusive arrangement with IMG Academies, Cay Clubs offers and is further developing multi-sport training and educational programs for both professional and amateur athletes, including the Nick Bollettieri Tennis Academy, the David Leadbetter Golf Academy, academies or training programs for field sports, including soccer, basketball and baseball, and winter sports programs.

Established in September 2004, Cay Clubs currently has 14 locations, eight operating as full service destination resorts featuring lodging and amenities in Florida, Colorado and Nevada, four whose operations are currently limited to the resort amenities (including marine facilities and restaurants) while the lodging portion of the resort is being further developed, and two that are currently being redeveloped into a full service resort with appropriate amenities. Since September 2004, Cay Clubs has sold approximately 1,500 units to individual purchasers, generating almost $500,000,000 in revenue to Cay Clubs. As of April 12, 2007, there are approximately 826 units available for sale in Cay Clubs’ inventory and approximately 1,500 units expected to be available for sale from its five resorts currently in development.

As of April 12, 2007, Cay Clubs managed more than 2,800 condominium units, rental units and vacation homes, consisting of: (i) 1,520 units and vacation homes for rental at its resort properties; (ii) almost 1,280 rental units that are leased on a long-term basis at a reduced rental (on average approximately $800 per month for up to two years) until their leases expire or are terminable and the property can be redeveloped into a full service resort with appropriate amenities; and (iii) approximately 355 dry boat slips and 545 wet boat slips located at its resorts throughout Florida. Cay Clubs expects to add an approximately 245 dry boat slips and 760 wet boat slips to its current development activities. The almost 1,280 rental units form part of the inventory pipeline of Cay Clubs for both the Real Estate Development division and the Resort Operations division. Cay Clubs’ Resort Operations include 12 food and beverage outlets, 12 water sport locations offering charter fishing, scuba diving and water craft rentals and two golf courses.

History

Cay Clubs commenced operations in September 2004 with the acquisition of CD701 LLC, the owner of the Clearwater Cay Clubs project. Thereafter, over 130 separate but related entities with common, though not identical, ownership and control were created to acquire, develop, sell and operate additional Cay Club properties. In furtherance and anticipation of the merger with Key, all Cay Clubs related entities have been restructured as wholly-owned subsidiaries of four intermediate holding companies, which are in turn owned and controlled by a single entity, Cay Clubs LLC. Cay Clubs’ principal place of business is 18167 US Highway 19 North, Suite 500, Clearwater, Florida 33764, and its telephone number is (727) 450-5900. Cay Clubs maintains a web site at www.CayClubs.com. The contents of Cay Clubs’ web site do not form a part of this proxy statement.

Operations

Cay Clubs’ operations revolve around the development and operation of individually-owned condominium resorts. All fully developed Cay Clubs resorts will have the look and feel of a resort with a staffed front desk, bell stand and concierge services, daily housekeeping and a variety of amenities and activities. Most will offer on-site food and beverage services, including room service. The fundamental difference between Cay Clubs and a typical hotel or resort is that Cay Clubs offers individual units for sale to independent buyers, as opposed to Cay Clubs owning the resort itself or managing it for a single owner. Although Cay Clubs’ unit owners are free to use the unit in any manner they wish, subject to applicable use restrictions, most owners elect to place their units in the Cay Club property management program. Under this program, Cay Clubs manages the unit as a component of the overall resort for the benefit of the owner. Cay Clubs receives a percentage of the revenue derived from the unit rentals and an annual marketing fee. Under this arrangement, Cay Clubs eliminates the high debt and related carrying costs associated with resort ownership.

Cay Clubs has two types of condominium units for sale or rental, the resort condominium unit and the condo hotel unit. The resort condominium units are typically larger, resembling a luxury residential condominium unit. Cay Clubs offers one, two or three bedroom resort condominium units ranging in size from 900 to 2,100 square feet. The resort condominium units have historically sold for between $400,000 and $2,000,000. The daily rate of these resort condominium units is typically between $175 and $1,049, depending on the season and location. The condo hotel units resemble a hotel room or efficiency apartment, ranging in size from 385 to 750 square feet. The condo hotel units have sold for between $200,000 and $750,000 depending, among other factors, on location and type of available amenities. The daily rate for these condo hotel units is typically between $99 and $449, depending on the season and location.

Cay Clubs also owns and manages almost 1,300 rental units at its Bay Shore and Orlando properties in Florida. These rental units are currently occupied by tenants pursuant to lease agreements that range in remaining duration from seven to 12 months. In some cases, Cay Clubs acquires property that is being operated as an apartment or rental property. Tenants at this type of property have a lease that entitles them to remain in their rental unit at a pre-existing rent for some period of time. The rental lease is typically sufficiently below the rate that Cay Clubs could charge for a comparable room at one of its resorts. Cay Clubs acquires the property and begins the re-development process by re-positioning and re-branding the property, filing a declaration of condominium with the relevant state governmental authority and converting the property to a full service resort. During these development activities, Cay Clubs operates the rental units while they are readied for conversion to condominium units and sale by the Real Estate Development division and thereafter eligible to be part of the Cay Clubs’ property management program.

The following table presents an overview of Cay Clubs’ operating resorts and resorts currently in development:

	Location	Total Units	Amenities
			Existing	Planned

Bay Shore	Bradenton, FL	376	IMG Sports Academy, Pool, Tennis, Clubhouse	Eco Trails, Fishing School, Additional Pools, Clubhouse, Meeting Space, Classrooms
Bayside	Key Largo, FL	56	Pool, Restaurant, Beach	Pool, Tiki Bar, Meeting Space
Clearwater	Clearwater, FL	394	Pool, Clubhouse, Restaurant, Access to Golf Course	Water Park, Marina, Additional Pools, Retail Space, Additional Restaurants, Meeting Space, Dry Storage
Crested Butte	Crested Butte, CO	263	Ski-In Ski-Out, Theatre, Restaurant	IMG Sports Academy, Spa/Fitness, Additional Restaurant,
Indigo Reef	Marathon, FL	44	Clubhouse, Pool	TBD
Islamorada	Tavernier, FL	44	Retail Space, Restaurant	Meeting Space, Additional Restaurant, Tiki Bar, Dry Storage Lockers

	Location	Total Units	Amenities
			Existing	Planned

Key Largo	Key Largo, FL	0	Marina, Restaurant, Fuel	Additional Boat Slips, Pool, Retail Space, Additional Restaurants, Meeting Space, Dry Storage
Las Vegas	Las Vegas, NV	360	Clubhouse, Meeting Space, Pools	TBD
Marathon	Marathon, FL	0	Marina, Restaurant, Ships Store, Retail Space, Laundry, Fuel	Pools, Meeting Space, Additional Boat Slips, Dry Storage
Orlando	Orlando, FL	896	18 Hole Golf Course, Restaurant, Pool, Tennis, Clubhouse	IMG Sports Academy, 8-10 Sports Fields, Classrooms, Cafeteria
Sarasota	Sarasota, FL	178	Marina, Restaurants, Bar, Meeting Space, Fuel	Additional Meeting Space
Sombrero	Marathon, FL	108	Pool, Marina, Meeting Space, Restaurant, Fuel	Mini Water park, Additional Pool, Clubhouse, Spa/Fitness, Dry Storage Lockers
Tavernier	Tavernier, FL	0	Marina, Ships Store, Retail Space, Laundry, Fuel	Restaurant, Pool, Meeting Space, Clubhouse, Dry Storage Lockers
Tranquility Bay	Marathon, FL	83	Pools, Restaurants, Clubhouse, Beach	TBD

To distinguish its resorts from competitors in both the real estate investment and hospitality industries, Cay Clubs’ resorts will, upon full development, typically include marinas at its waterfront locations and/or sports academies.

Cay Clubs operates its business and generates its revenues through two divisions: Real Estate Development and Resort Operations. Cay Clubs’ total revenues have grown from approximately $4 million in 2004 (representing four months of operations) to $195 million in 2005 and $322 million in 2006. Over that same period, income increased from a loss of $270,000 in 2004 (representing four months of operations) to pre-tax income of approximately $27.4 million in 2005 and $46.6 million in 2006.

Real Estate Development

The Real Estate Development division of Cay Clubs focuses its efforts on the following areas:

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Identifying potential resort and hospitality development locations, especially those with repositioning, strategic assemblage and/or redevelopment opportunities;

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Locking up the property through a direct purchase, an option, a right of first refusal, or in conjunction with a land bank partner;

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Evaluating and analyzing the commercial feasibility of the proposed project based on the overall plans of Cay Clubs;

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Supervising and coordinating the acquisition, finance, construction, entitlement, development, marketing and sales activities for each location, including the sales of individual resort condominium units and condo hotel units; and

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Identifying, incorporating and developing appropriate amenities at each location.

Once a resort is fully developed and sold out, Cay Clubs will retain ownership of the common areas and amenities. The individual units will be owned by individuals but managed, to the extent such owners opt to include their resort condominium units and condo hotel units in the property management program, together with the amenities and the resort as a whole, by Cay Clubs’ Resort Operations division.

Cay Clubs’ Real Estate Development business is highly capital intensive and Cay Clubs has financed such business predominantly with debt from third party lenders and land bank arrangements. Cay Clubs periodically utilizes Sunvest Communities U.S.A. L.C. or its affiliates to acquire mutually agreed upon properties to be used by Cay Clubs in its overall business. Once Sunvest acquires a target property, Cay Clubs typically executes and delivers to Sunvest: (a) an option agreement, which permits Cay Clubs to acquire individual units for sale to third-party consumers in the ordinary course of Cay Clubs’ business (i.e., units are acquired by Cay Clubs pursuant to the option agreement at or around the same time as the sale to consumers) and (b) a lease agreement (or management agreement, if applicable) providing Cay Clubs with contractual possessory rights to the target property in order to perform marketing, sales and management functions prior to the sale of all of the units subject to the option agreement. Generally, once all of the units subject to the option agreement are sold, the lease agreement (or management agreement, if applicable) and the option agreement with Sunvest automatically terminates, Sunvest’s interest in any remaining property vests in Cay Clubs and Sunvest no longer owns any interest, intangible or otherwise, in the target property. Thereafter, Cay Clubs operates the target project as a resort condominium/condo hotel in accordance with its business plan. Upon the closing of the merger with Key, Cay Clubs believes that it will have improved access to capital and may not have a regular need for this type of joint venture partner in the future.

Cay Clubs currently has an agreement with Sunvest Gobal, L.L.C., or Global, a subsidiary/affiliate of Sunvest, whereby Global may contribute $75,000,000 to Cay Clubs in exchange for a 20% interest in Cay Clubs. Cay Clubs and Global have agreed that rather than satisfying the purchase price in cash, the $75,000,000 shall be satisfied by any contribution of Global and Sunvest assets selected by Cay Clubs in its sole discretion, that have a fair market value which equals $75,000,000 at closing.

The Development Process

Cay Clubs’ approach to real estate development is an opportunistic, value-based approach. Cay Clubs looks for underperforming or misutilized assets and repositions them in conjunction with amenities, such as marinas, IMG Academies or other active lifestyle programs. To take advantage of these opportunities, Cay applies a flexible development process that encompasses (1) identifying a property that has potential as a resort, (2) performing due diligence on the property to determine the positives and negatives associated with acquiring such property and on what terms, (3) negotiating, executing and closing the acquisition and related financing, (4) taking control of the property and, if there is a business or project that is functioning, operating it under its current use and zoning, (5) creating a development plan for the property, (6) obtaining the entitlements for the property to permit the implementation of the development plan, and (7) completing the development and construction work associated with the development plan, selling the units and transitioning the property to the Resort Operations division. Control over all development activities allows Cay Clubs to align its real estate development strategies more closely with Resort Operations, where applicable, to maximize the revenue opportunities available at each phase.

Cay Clubs may acquire a property with the intention of building a resort of a particular size and with certain affiliated amenities, but, in light of unforeseen issues, may not be permitted to fully develop the property as it had intended. While the result would likely be a lower return on investment for the project in question, Cay Clubs attempts to protect its downside exposure by including in its initial analysis to proceed with a project, the consideration of multiple exit strategies or alternative uses for the projects.

Identification of Property

Cay Clubs seeks to identify properties or projects that it can develop into destination resorts. Cay Clubs’ management considers the following factors, without limitation, in determining whether to purchase a particular property:

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the presence of or proximity to deep water boat slips, marinas, waterfront property, ski resorts or sufficient land masses and/or building facilities for the development of an IMG Academy, or unique golf amenities;

•

the ability to develop additional amenities and programs at the property;

•

whether the replacement costs of the buildings and improvements plus the fair market value of raw land is greater than purchase price;

•

the presence at or near the property of competitive barriers, such as the geographic location itself, government regulation, scarcity of water access and/or wet slips, and, in particular, deep water access;

•

the absence of like-kind venues, attractions or amenities located near the property, thereby maximizing revenue from future guests by focusing their attention and spending on amenities and offerings owned or offered by Cay Clubs;

•

the opportunity to assemble multiple properties in a common single location and to develop a destination resort in an otherwise desirable location;

•

control of the transportation to, from and within a property, such as through the ownership of or proximity to private airport landing, storage and maintenance facilities, marinas or fuel distribution sources, thereby focusing future guests’ attention and spending on amenities and offerings owned or offered by Cay Clubs;

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whether a developed resort would complement Cay Clubs’ resorts and offerings in other locations; and

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Cay Clubs’ ability to maintain control of common area amenities, food and beverage facilities, and other operating businesses so as to provide an opportunity to improve an aged facility or amenity through the utilization of revenues generated from each project site.

Due Diligence on the Property

Prior to executing an agreement to acquire a property, Cay Clubs engages in comprehensive due diligence review of the property, if time permits. Cay Clubs gathers information not only from the seller, but also from third parties and governmental sources including field investigations, wetland studies, environmental studies and geotechnical surveys to help understand the property and its development characteristics. In addition, Cay Clubs typically secures professional opinions from attorneys, planners and other professionals familiar with the target property, geographic area and/or type of property or proposed use. During this process, and based in part on the results of the due diligence investigation, Cay Clubs determines if it wishes to proceed with the acquisition of a project and/or real estate asset, and at what price and under what terms and conditions.

Negotiating, Executing and Closing the Acquisition of the Property and Related Financing

Cay Clubs uses its due diligence investigation together with its internal analysis of the attractiveness of the property that it has identified to negotiate and close the acquisition of the property and its related financing. Cay Clubs often finances such acquisition of property with debt from a third party lender and/or through land bank arrangements with an entity such as Sunvest.

Control of the Property after Closing

Once Cay Clubs has completed the acquisition of the project, its plans typically include a period of time where Cay Clubs will continue to operate the property as it was operated prior to the acquisition. Assuming a development plan can be created and implemented, the previous operations may only be temporary until refurbished or newly constructed facilities are available. If, however, Cay Clubs is unable to implement its desired development plan, Cay Clubs may continue to operate the property as it was prior to the acquisition until and more appropriate exit or disposal alternative can be identified and implemented.

For example, in some cases the acquired property may be being misutilized, in Cay Clubs’ opinion, as an apartment or rental property. Tenants at this type of property have a lease that may entitle them to remain in their rental unit, and at a pre-existing rent, for some period of time. Cay Clubs’ Resort Operations division operates the rental units while they are readied for condominium conversion and sale by the Real Estate Development division and thereafter eligible to be part of the Cay Clubs’ property management program. If a declaration of condominium is filed and the condominium unit subsequently sold prior to the rental units being vacated, Cay Clubs typically leases the unit back from the buyer and operates the condominium as part of the rental property until the entire property is converted into a resort.

Creating a Development Plan for the Property

Cay Clubs creates a development plan for each of its properties that takes advantage of the unique aspects and amenities available at each location, but configures them within the overall Cay Clubs Membership Program and its sister properties. The goal is to maximize the revenue not only from each individual property perspective, but also to take advantage of the synergies created by Cay Clubs’ size and the relationship among the sister properties to maximize revenue opportunities for all of the business units owned or operated by Cay Clubs. Growing the size of the property and increasing the amenities present and entertainment opportunities available are also a large focus of any development plan. As part of the plan, Cay Clubs identifies the necessary development, legal and governmental approvals that must be obtained to re-develop and configure the property as set forth in the plan.

Quite often the development plan also includes a sales and marketing plan for the sale of available condominium units and/or wet and dry boat storage slips located at the property. Cay Clubs markets to potential customers through a combination of various media and advertising channels. In addition, Cay Clubs’ website offers detailed information about the resort condominium and condo hotel units and the resorts.

Cay Clubs employs its own sales and marketing personnel, as well as independent third party real estate brokers, to sell its projects on a commission basis. Marketing and sales costs for an individual project are generally in the range of 8% to 12% of total project costs. Real estate marketing also benefits resort operations since it exposes the resort to potential visitors. Cay Clubs follows a policy of pre-selling a significant portion of its real estate projects prior to and during construction in order to mitigate its risk of unsold completed inventory.

Obtaining the Entitlements for the Property to Permit the Implementation of the Development Plan

An integral part of any development plan is often the negotiation and securing of the necessary governmental approvals to improve or redevelop the property. This can include multi-jurisdictional zoning and development issues as properties can be present in overlapping municipalities, master planed amendments to zoning codes, application for future land use modifications and securing other local, state and federal approvals before construction can begin. The more time it takes to secure these approvals, the longer the delay can be in bringing the property into the Cay Clubs’ network and operating the facilities at their optimal capacity. The development plan will often have to be modified to accommodate the restrictions placed on it by the various governmental agencies. Cay Clubs is currently seeking governmental approvals for development programs at several properties and there can be no assurance that Cay Clubs will be successful in securing these necessary development approvals. The inability to locate target properties or to obtain necessary governmental approvals may limit Cay Clubs’ ability to maintain current levels of development activities.

Completing the Development and Construction Work and Transitioning the Property to the Resort Operations Division

Upon completion of the development process, the property may be transitioned to the Resort Operations division to operate and manage ongoing facilities while the Real Estate Development division continues to operate the marketing and sales activities related to the sale of the condominium units.

Cay Clubs’ real estate development is designed to ensure the continued growth of its lodging operation. Typically, condominiums and vacation homes are sold to owners who enter into property management agreements with Cay Clubs for the units to be managed by Cay Clubs’ property management program. The resulting growth in occupancy increases visits and provides an additional source of management fee revenue for Cay Clubs.

Resort Operations

The Resort Operations division focuses its efforts on the operation of the individual resort hotel operations of each property, together with the related amenities, within the overall Cay Clubs membership program. The Resort Operations division includes, but is not limited to, the following activities:

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enrolling unit owners in the property management program;

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operating the reservation, front desk and traditional hotel services;

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food and beverage operations;

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the resort club operations;

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retail and rental merchandise operations;

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golf;

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charters, including diving, fishing and rental charters;

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spas;

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fuel sales;

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fixed base aviation operations;

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water sports rentals;

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management of approximately 125 single family vacation homes located in the Florida Keys;

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marine activities, including slip rentals, dry storage, fuel sales and other retail sales and services;

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multi-sport training and educational programs; and

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the IMG Academies.

The Resort Operations division is also responsible for the operation of the Cay Clubs Membership Program. Members are not only given access to Cay Clubs’ resorts and amenities at discounted prices, but are also entitled to reciprocal resort privileges within the Cay Clubs’ network.

Property Management Program

After purchasing a condominium unit at one of Cay Clubs’ resorts, certain unit owners may choose to enter into agreements with Cay Clubs’ property management division to manage the units on behalf of the owners. These agreements provide for Cay Clubs to rent the units to resort guests and to share the rental income with the owner after first being reimbursed for the costs of maintaining and marketing the unit. Cay Clubs typically receives a percentage of the revenue derived from the unit rentals of 35% and an annual marketing fee of 3%. Under this arrangement, Cay Clubs mitigates the high debt and related carrying costs associated with resort ownership. Cay Clubs also offers certain condominium unit purchasers a lease program which provides for Cay Clubs to lease the unit from the purchaser for a specified period of time, generally one to two years.

Cay Clubs’ property management program manages approximately 2,800 units and vacation homes for rental at its resorts. Cay Clubs’ property management performs a full complement of guest services including reservations, property management, housekeeping and brokerage operations for property owners.

Cay Clubs’ property management division also provides a membership program to purchasers of condominium units. Membership entitles owners the rights to use certain resort amenities and to receive discounts on certain resort services. Cay Clubs requires the purchase of a non-transferable membership with each condominium unit sale. The membership agreement provides that when a unit owner sells a unit, Cay Clubs must refund the seller their membership value. However, Cay Clubs does receive a new membership fee from the new purchaser of such unit. If the value of memberships has changed since the original sale, the seller is entitled to the greater of their original membership value or eighty percent of the new membership value. Accordingly, these refundable membership proceeds are recorded as a liability in Cay Clubs’ balance sheets and are not recognized as revenue. Payments of refunds are charged against the membership liability account which represents Cay Clubs’ membership refund obligation as of the balance sheet date.

Resort Marketing and Sales

The primary objectives of Cay Clubs’ marketing strategy with respect to renting the units owned by third party resort condominium/condo hotel owners include (i) increasing Cay Clubs’ market share of North American, European and Asian visitors, (ii) building demand during both peak and non-peak periods, (iii) increasing existing customers’ use of Cay Clubs’ network of resorts, (iv) expanding the summer and shoulder season businesses of Cay Clubs’ resorts, and (v) increasing Cay Clubs’ total share of customer spending across each resort. Using market research information from Cay Clubs’ database and employee feedback, Cay Clubs builds marketing programs that are targeted at particular customer and season segments.

While traditional marketing media such as print media in lifestyle publications continue to play a role in the overall marketing mix, Cay Clubs is also focused on database marketing, strategic partnering and sponsorship initiatives. Cay Clubs has commenced initiatives to exploit its database to develop programs that identify and target new customers and increase the visit frequency and spending of existing customers.

Cay Clubs offers guests the opportunity to plan and book their vacation over the telephone or through an online booking engine via the Internet.

IMG Relationship

The Cay Clubs concept has at its center a focus on active lifestyles and an activity-rich resort environment. Cay Clubs’ exclusive relationship with IMG Academies, or IMGA, is one way it distinguishes its resorts from competitors in both the real estate investment and hospitality industries. Cay Clubs intends to develop and locate IMG Academies at certain of its locations, with a focus on a specific sport. Cay Clubs has entered into several agreements with IMG Academies, LLP, or IMGA, for the development and operation of additional IMG Academies.

The License and Cooperation Agreement, entered into on October 1, 2006 (the “Primary IMGA Agreement”) is the primary agreement between the parties and provides for (i) a license of Cay Clubs’ trademarks to IMGA and a license of IMGA’s trademarks to Cay Clubs, (ii) an exclusive developer relationship, and (iii) annual fees and royalties.

Pursuant to the Primary IMGA Agreement, IMGA granted to Cay Clubs and Cay Clubs granted to IMGA, a nonexclusive, worldwide license to use and exploit their respective Marks (defined below) in connection with the use of the Marks and logos and in connection with Cay Clubs’ business in the Sarasota/Bradenton area and elsewhere in the world. The Marks will be used primarily in connection with/subject to: (a) waterfront resorts and marinas, (b) the mutual agreement of Cay Clubs and IMGA, real estate projects in other locations, and (c) real estate projects in proximity to IMG Academies (the “Academy”).

The IMGA Mark refers to “IMG Academies”. Pursuant to the Primary IMGA Agreement, the word IMG may not be used alone or in any manner except immediately preceding the word “Academies.” Cay Clubs’ Mark refers to both “Cay Clubs” or “Cay Clubs Resorts & Marinas”.

IMGA granted Cay Clubs the right to be designated as “Exclusive Real Estate Developer of IMGA” for “Real Estate Development Services” during the term of the Primary IMGA Agreement. IMGA also agreed not to grant the use of its Mark to anyone in the United States other than Cay Clubs with respect to real estate development services. During the term of the Primary IMGA Agreement, IMGA agrees to forward all development opportunities it wishes to pursue to Cay Clubs in order to determine whether Cay Clubs will be involved in such potential projects. Once forwarded to Cay Clubs by IMGA, Cay Clubs will have ten days to advise IMGA whether it elects to be involved. IMGA has agreed that it will not negotiate with any other party during Cay Clubs’ ten-day review period. If Cay Clubs elects not to participate or does not follow up on its request to participate, IMGA will have the right to seek real estate development services from any third party. Subject to the prior written consent of IMGA, Cay Clubs may sublicense its rights to use the IMGA Mark to one or more of its entities with regard to a specific Covered Development.

There are several exceptions to the designation as Exclusive Real Estate Developer of IMGA: (a) IMGA may license the use of the IMGA Mark to anyone in connection with any goods or services other than Real Estate Development Services, (b) IMGA has reserved to itself the right to grant third parties the use of “IMG Resorts” and “IMG Resort Academies” and has granted those rights to Hemisphere Resorts, LLC in connection with its real estate developments together with the right to use the IMGA mark for purposes of describing IMGA and its affiliation with the Lakeview Bluffs and other Hemisphere projects, and (c) Cay Clubs agrees that it will not contract with another school, camp, instructional program operator or third party operator of resort amenities for any covered development or any other resort or real estate development it is then pursuing, developing or assisting in developing without first discussing the participation of IMGA during a ten business day period in which it will not negotiate with any other party. IMGA reserves the right not to participate in any such development or project.

During each contract year, Cay Clubs agrees that it will use commercially reasonable efforts to initiate a minimum of three real estate projects which will be covered developments from which a share of net revenues will be payable to IMGA.

In partial consideration of the rights to be provided, Cay Clubs shall pay to IMGA each contract year a “Guaranteed License Fee” in the amount of $2,000,000 (offset by royalties earned under all license agreements between the parties) payable in four installments of $500,000 each. Cay Clubs will pay IMGA or will cause any of its entities that receive sale proceeds from covered developments to pay IMGA, a royalty equal to 2% of the sales proceeds received by Cay Clubs or any of its entities during each contract year of the term, credited against the Guaranteed License Fee actually paid for the contract year in which the royalty is earned. IMGA’s royalty amount from the sales proceeds will be paid from real estate unit sales closings by third party buyers of covered developments. Cay Clubs will provide IMGA with a monthly closing schedule by the tenth calendar day of the following month.

The term of the of the Primary IMGA Agreement is for 10 years, or until terminated by written notice from either party (i) if either party publicly disparages the other party or its employees, members or directors, (ii) through criminal activity of either party, or (iii) if either party asks for assurances on the financial condition of the other and assurances are not given within 30 days.

In addition to the Primary IMGA Agreement, Cay Clubs has entered into another agreement with IMGA. Pursuant to that certain agreement, dated September 1, 2006 (the “September Agreement”), Cay Clubs agrees to develop a residential/resort complex (the “Project”) which will include a sports complex (“Sports Complex”) in Orlando, Florida near the Millennium Mall and Universal Studios. IMGA will provide Cay Clubs with advice and guidance regarding the design, establishment, management and operation of the Sports Complex (the “Services”) and will allow the use of their trademarks and service marks. In addition, IMGA granted Cay Clubs a nonexclusive, worldwide license to use and exploit IMGA’s Mark in connection with the use of such Mark in the logos and in connection with the Sports Complex. As consideration for the Services and the use of their Mark, Cay Clubs agrees to provide IMGA an annual fee equal to $250,000 plus a royalty equal to 2% of sales revenues. The September Agreement has a five year term, which shall automatically extend for two consecutive five-year terms unless one party gives written notice to the other to terminate at least 90 days prior to the expiration of the then current term.

Pursuant to that certain Agreement, dated January 31, 2007 (the “January Agreement”), IMGA will provide consulting and management services in connection with the marketing, promotion, sales and operation of the sports training academies and the short and long term stay accommodations thereof and that IMGA will be the exclusive provider of those services during the term of the January Agreement. The January Agreement calls for a five year term, which will automatically renew for additional five year terms unless either party gives 90 days written notice before the expiration of each term. For any unit that Cay Clubs has secured a management contract, IMGA will deliver all amounts received and unit rental fees collected, deducting a fee of 25% of the gross rental income for their services.

Seasonality and Diversification

The hospitality industry is seasonal in nature; however, the periods during which Cay Clubs’ properties experience higher revenue activities vary from property to property and depend principally upon location. Generally, Cay Clubs’ revenues and operating income have been lower in the summer and fall seasons than in the winter and spring seasons.

Competition

The hospitality industry is highly competitive. Competition is generally based on quality and consistency of room, restaurant and meeting facilities and services, attractiveness of locations, amenities, availability of a global distribution system, price, and other factors. Management of Cay Clubs believes that Cay Clubs competes favorably in these areas. Cay Clubs’ properties compete with other hotels and resorts in their geographic markets, including facilities owned by local interests and facilities owned or managed by national and international chains. Cay Clubs’ principal competitors include other hotel, resort and condo hotel operating companies, ownership companies (including hotel REITs) and national and international hotel brands.

Cay Clubs encounters strong competition as a hotel, resort and condo hotel operator and developer. While some of Cay Clubs’ competitors are private management firms, several are large national and international chains that own and operate their own hotels, as well as manage hotels for third-party owners and develop and sell a variety of brands that compete directly with Cay Clubs’ brands. Cay Clubs’ resort development business depends on Cay Clubs’ ability to obtain land for development of amenity-rich destination resorts. Changes in the general availability of suitable land or the cost of acquiring or developing such land could adversely impact the profitability of Cay Clubs’ business.

Cay Clubs strives to compete with its competitors by providing a differentiated combination of location, accommodation amenities, service and price/value relationship.

Business Strategies

Cay Clubs intends to grow its business by developing resorts in new locations and markets, adding amenities and related business to its resort operations and finding ways to drive more tourist traffic to its properties. Cay Clubs has enhanced its management team through new hires with a renewed focus on acquisitions and growth. Cay Clubs believes its current management team and existing operating infrastructure provide the ability to successfully integrate assets as it grows and expands.

Real Estate Development Strategies

Cay Clubs’ goal is to be an opportunistic buyer that identifies underperforming real estate assets in high growth markets at reduced prices. Cay Clubs intends to match its lifestyle resorts with desirable locations such as the Florida Keys. Once it locates a target property, Cay Clubs seeks to develop additional resort amenities, which have reinvigorated other properties, historically. Where possible, Cay Clubs will attempt to incorporate IMG Academies and related facilities into the resort development program. There are currently six properties that, while operating, are being redeveloped into full service destination resorts by Cay Clubs.

Cay Clubs’ approach to developing resort properties and repositioning existing real estate assets is, whenever possible, to retain the common area facilities and amenities including the recreation facilities, marinas, food and beverage operations, meeting space, and clubhouse.

From time to time, Cay Clubs may enter into strategic partnerships as a means of acquiring land, reducing risk, leveraging its capital base and enhancing returns on capital.

Cay Clubs will continue to seek opportunities to reach into new markets with significant barriers to entry and to create exciting projects attractive to a diverse target audience.

Cay Clubs intends to grow its Real Estate Development business by identifying and developing resorts in new locations and markets and maximizing the sale price of condominium units while minimizing the time it takes to sell those units to purchasers.

Resort Operations Strategies

Cay Clubs’ strategy to grow its Resort Operations includes:

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Increase Total Resort Revenue: Cay Clubs intends to increase total resort revenue by increasing the number of destinations resorts in develops and operates.

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Increase Average Room Rate: Cay Clubs plans to increase its average room rate over time by driving demand for its resorts. Cay Clubs intends to increase demand through targeted sales, marketing and public relations efforts, by increasing its visibility and by enhancing its brand image.

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Increase Average Occupancy: Cay Clubs will strive to maintain high occupancy levels during peak times and will focus on increasing its off-peak occupancies. Cay Clubs’ off-peak occupancy levels generally occur from June through October and during the middle of the week. Cay Clubs will continue its efforts to improve off-peak occupancy levels by holding special events and targeting group sales and conferences.

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Increase Other Revenue: Cay Clubs provides guests with a self-contained vacation experience and attempts to capture a significant portion of their spending on food and beverage, entertainment and merchandise. Each resort generally contains a restaurant and other activities for the active adult and family. Management of Cay Clubs believes that by providing these additional revenue-generating amenities, the amount of time and money spent on-site by its guests is maximized. Cay Clubs has also entered into a number of co-marketing agreements with strategic partners and expects to enter into additional co-marketing agreements in the future in order to increase other revenues.

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Leverage Economies of Scale: Cay Clubs will take advantage of the following economies of scale:

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Increased Purchasing Power: Cay Clubs intends to capitalize on increasing purchasing power with respect to operating supplies, food and beverage, insurance and employee benefits. As the number of resorts increases, Cay Clubs expects to leverage increased buying volume and power to obtain more advantageous and predictable pricing on commodity goods and services. Cay Clubs has entered into an arrangement with a nationally-recognized hospitality procurement company to further leverage its buying power; and

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Centralized Services: By centralizing certain services, Cay Clubs will be able to decrease its per-unit costs, increase control over those services and deliver a greater quality of service to its customers.

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Build Upon Existing Brand Awareness and Loyalty: The Cay Clubs brand is symbolized by distinctive and easily identifiable themeing, from captivating waterfront destinations and related amenities, to active lifestyle resorts that offer multi-sport training and educational facilities for athletes, including the Nick Bollettieri Tennis Academy, the David Leadbetter Golf Academy, soccer, basketball, baseball and winter sports. Cay Clubs will leverage the IMG brand through its co-branded resort destinations.

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Reinvestment in the Property: With permanent ownership of the common areas, Cay Clubs is able to generate revenue streams from a number of sources and use a portion of the profits to reinvest in and improve these common areas assets.

Cay Clubs’ Competitive Strengths

Cay Clubs believes that it is a market leader in the Florida Keys for waterfront resorts that feature active water sports and family-oriented amenities.

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Unforgettable Family Resort Experience. Each of Cay Clubs’ resorts provides a welcome opportunity for families to spend quality time together, relax and reconnect. In addition to its waterfront and multi-sport resorts, Cay Clubs provides other activities and amenities that the entire family can enjoy together. Family amenities and activities include family dining restaurants, spas, various water sports, tours, and gift shop opportunities. Cay Clubs believes that its focus on delivering an unforgettable family resort experience appeals to target customers and results in repeat visits and referrals.

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Value, Comfort and Convenience. Guest rooms at Cay Clubs’ resorts range from traditional 400 square foot hotel rooms to luxurious, fully-appointed, 2,000+ square foot resort residences. All are spacious and well appointed by industry standards and include, at a minimum, a wet bar, microwave, refrigerator and dining and sitting areas. This range of value versus luxury allows Cay Clubs to target a broad hospitality market.

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Market Presence and Barriers to Entry. Cay Clubs is the largest owner and operator of destination resorts in the Florida Keys and, with its exclusive arrangement with IMG Academies, is the only developer of active lifestyle resorts for multi-sport training and educational programs for amateur and professional athletes. Cay Clubs believes that this market presence gives it a significant competitive advantage in attracting guests and developing additional resorts. In addition, Cay Clubs believes that the significant barriers to entry in its industry segment, including operational complexity, substantial capital requirements, availability of suitable sites in desirable markets and a difficult, multi-year permitting process, discourage other companies in the lodging and entertainment industries from developing similar resorts. A new Cay Clubs resort typically takes from one to three years to develop, which period includes market selection, site selection and permitting.

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Experienced Management Team and Committed and Motivated Staff. Cay Clubs’ senior management team has significant experience in the hospitality, family resort and real estate development industries and has substantive expertise in operating resorts. In addition, Cay Clubs has a team of skilled, loyal and committed employees at each of its resorts. Cay Clubs offers its resort employees a number of benefits, including a pleasant and rewarding work environment, career-oriented training, the ability to obtain consistent year-round work (which is uncommon in the resort industry), and career growth opportunities. As a result, Cay Clubs believes that its employees are committed to delivering a superb customer experience and assuring personally that its guests fully enjoy their family vacation.

Employees

Cay Clubs currently employs a total of approximately 900 year-round and 120 seasonal employees. Management of Cay Clubs believes its commitment to its employees has resulted in a turnover rate that is significantly lower than its competitors. Management of Cay Clubs believes that its relationship with its employees is very strong.

Legal Proceedings

There are currently no material legal proceedings pending against Cay Clubs.

Regulatory and Environmental Matters

Cay Clubs’ operations are subject to federal, state and local laws and regulations. In particular, development of property is subject to comprehensive federal and state environmental legislation. This regulatory framework, in general, encompasses areas like traffic considerations, availability of municipal services, use of natural resources, impact of growth, utility services, conformity with local and regional plans, together with a number of other safety and health regulations. Permits and approvals mandated by regulation for development of any magnitude are often numerous, significantly time-consuming and onerous to obtain, and not guaranteed. Such permits, once expired, may or may not be renewed and development for which the permit is required may not be completed if such renewal is not granted. These requirements have a direct bearing on Cay Clubs’ ability to further develop communities. Cay Clubs’ mortgage activities and title insurance agencies must also comply with various federal and state laws, consumer credit rules and regulations and other rules and regulations unique to such activities. Although Cay Clubs believes that its operations are in full compliance in all material respects with applicable federal, state and local requirements, its growth and development opportunities may be limited and more costly as a result of legislative, regulatory or municipal requirements.

Cay Clubs’ operating costs may also be affected by the cost of complying with existing or future environmental laws, ordinances and regulations, which require a current or previous owner or operator of real property to bear the costs of removal or remediation of hazardous or toxic substances on, under or in the property. Environmental site assessments conducted at Cay Clubs’ properties have not revealed any environmental liability or compliance concerns that Cay Clubs believes would have a material adverse effect on its business, assets, results of operations or liquidity, nor is Cay Clubs aware of any material environmental liability or concerns. Although Cay Clubs conducts environmental site assessments with respect to its properties, there can be no assurance that these environmental assessments have revealed all potential environmental liabilities, or that an environmental condition does not otherwise exist that could have a material adverse effect on Cay Clubs’ business, results of operations and financial condition.

Properties

The following table sets forth the principal properties owned or leased by Cay Clubs for use in its operations:

Owned/Optioned Operating	Type of Property	Location (City/State)	Boat Slips	Total Units

Bay Shore	RU	Bradenton, FL	0	376
Bayside	C	Key Largo, FL	0	56
Clearwater	R	Clearwater, FL	40	394
Crested Butte	C	Crested Butte, CO	0	263
Indigo Reef	R	Marathon, FL	67	44
Islamorada	C	Tavernier, FL	26	44
Key Largo	Under Development	Key Largo, FL	75	0
Las Vegas	R	Las Vegas, NV	0	360
Marathon	Under Development	Marathon, FL	216	0
Orlando	RU	Orlando, FL	0	896
Sarasota	C	Sarasota, FL	218	178
Sombrero	R	Marathon, FL	75	108
Tavernier	Under Development	Tavernier, FL	183	0
Tranquility Bay	R	Marathon, FL	0	83
Single Family Vacation Homes	Homes	Florida Keys		125

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C – Condo hotel
R – Resort condominiums
RU – Rental Units

INFORMATION ABOUT KEY

Business of Key

General

We were incorporated in Delaware on April 25, 2005, as a blank check company formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the hospitality industry and/or other related businesses whose fair market value is at least equal to 80% of our net assets at the time of such acquisition.

A registration statement for our initial public offering was declared effective on October 20, 2005. On October 28, 2005, we consummated our initial public offering of 6,000,000 units. On November 16, 2005, we consummated the closing of an additional 450,000 units that were subject to the underwriter’s over-allotment option. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to the purchase from us one share of our common stock at an exercise price of $6.00 per share. Our common stock and warrants started trading separately on January 18, 2006.

Our net proceeds from the sale of our units were approximately $47,897,000. Of this amount, $46,942,000 was deposited in trust (including deferred underwriting fees of $903,000) and the remaining $955,000 was held outside of the trust. The proceeds held outside the trust are available to be used by us, and are being used by us, to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. We evaluated a number of candidates before moving forward with Cay Clubs. If the merger with Cay Clubs is not consummated, we may not have enough time or resources to continue searching for an alternative target. In such event, we would, if able, continue to conduct a search for a possible candidate in accordance with the criteria as previously disclosed in our publicly available filings with the Securities and Exchange Commission.

Employees

We have three officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Properties

We maintain our executive offices at 4 Becker Farm Road, Roseland, New Jersey 07068. The cost for this space provided by Millennium 3 Capital, Inc., an affiliate of Udi Toledano, our President and member of our board, is approximately $7,500 per month and includes certain other additional services provided by Millennium 3 Capital, Inc., pursuant to a letter agreement between us and Millennium 3 Capital, Inc. We believe that based on rents and fees for similar services in the Roseland, New Jersey area, that the fee charged by Millennium 3 Capital, Inc. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Periodic Reporting and Audited Financial Statements

Key has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, Key’s annual reports will contain financial statements audited and reported on by Key’s independent accountants. Key has filed a form 10-KSB, as amended, with the Securities and Exchange Commission covering the fiscal year ended December 31, 2006.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Key

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our historical consolidated financial statements and related notes included in this proxy statement.

Overview

We were formed on April 25, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the hospitality industry. Our initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. We intend to utilize cash derived from the proceeds of our recently completed public offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Results of Operations and Liquidity and Capital Resources

For the period from April 25, 2005 (inception) through December 31, 2006, we had net income of $3,959,468, attributable to interest income of $2,631,368 and an unrealized gain from the derivative warrant liability of $2,515,500 less organization and formation expenses, operating expenses, income taxes and expenses in connection with the initial public offering.

On October 28, 2005, we closed our initial public offering of 6,000,000 units. On November 16, 2005, we consummated the closing of an additional 450,000 units that were subject to the underwriters’ over-allotment option. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from Key one share of its common stock at an exercise price of $6.00.

Our net proceeds from the sale of the 6,450,000 units, after deducting certain offering expenses of approximately $1,117,000, including $600,000 evidencing the underwriters’ non-accountable expense allowance of 1.25% of the gross proceeds (excluding the proceeds from the underwriters’ over-allotment), and underwriting discounts of approximately $2,400,000, were approximately $47,897,000. As of December 31, 2006, $48,757,617 is being held in trust and $639,019 is being held outside of the trust. The remaining proceeds are available to be used by us to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. We will use substantially all of the net proceeds of the initial public offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe we have sufficient available funds outside of the trust fund to operate through October 28, 2007, assuming that a business combination is not consummated during that time. We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a financing simultaneously with the consummation of a business combination.

Commencing on October 28, 2005 and ending upon the acquisition of a target business, we began incurring a fee of $7,500 per month for office space and certain other additional administrative services from Millennium 3 Capital, Inc., an affiliate of Udi Toledano, our president and member of the board. In addition, Messrs. Davidson and Toledano loaned us an aggregate of $145,000 for payment, on our behalf, of offering expenses. These loans were repaid following our initial public offering from the proceeds of the offering.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of April 23, 2007, Key did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations other than our payments to Millennium 3 Capital, Inc. as described above. No unaudited quarterly operating data is included in this prospectus as Key has conducted no operations to date.

Dissolution and Liquidation if No Business Combination

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after consummation of our initial public offering (or within 24 months after such consummation if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of our initial public offering and the business combination related thereto has not been consummated within such 18-month period). The plan of dissolution will provide that we liquidate all of our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. As discussed below, the plan of dissolution and liquidation will be subject to stockholder approval.

Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our initial stockholders, including all of our officers and directors, have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to completion of our initial public offering and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, our public stockholders will receive approximately $7.56 (as of April 20, 2007) per share (net of taxes payable on such interest). We expect that all costs associated with implementing a plan of dissolution and liquidation as well as payments to any creditors will not be able to be funded by the proceeds of our initial public offering not held in the trust account and cannot assure you that any of those funds will be available for such purposes. Accordingly, if we do not have sufficient or any funds for those purposes, the amount distributed to our public stockholders will be less than $7.56 per share as a result of the trust account being reduced to satisfy the costs associated with a liquidation.

To mitigate the risk of the amounts in the trust account being reduced by the claims of creditors:

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Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses and other entities, which we refer to as potential contracted parties or a potential contracted party, execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that has refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver.

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If we enter into an agreement with a potential contracted party that refuses to execute a valid and enforceable waiver, then our initial directors and officers will be personally liable to cover the potential claims made by such party but only if, and to the extent that, the claims otherwise would reduce the trust account proceeds payable to our public stockholders in the event of a dissolution and liquidation and the claims were made by that party for services rendered or products sold to us.

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There is no guarantee that vendors, prospective target business, or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. In addition, the indemnification provided by Jeffrey S. Davidson and Udi Toledano is limited to claims by vendors that do not execute such valid and enforceable agreements. Claims by target businesses or other entities and vendors that execute such valid and enforceable agreements would not be indemnified by such persons. Based on representations made to us by Jeffrey S. Davidson and Udi Toledano, we currently believe they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. Despite our belief, we cannot assure you that they will be able to satisfy those obligations. The indemnification obligations may be substantially higher than they currently future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which are not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

As required under Delaware law, we will seek stockholder approval for any plan of dissolution and liquidation. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

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our board will, consistent with its obligations described in our certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time we will also prepare a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

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upon such deadline (or earlier as described below), we would file our preliminary proxy statement with the Securities and Exchange Commission (the “SEC”);

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if the SEC does not review the preliminary proxy statement, then, 10 days following the filing date, we will file a definitive proxy statement with the SEC and will mail the definitive proxy statement to our stockholders, and 30 days following the mailing, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

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if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders as soon as permitted thereafter.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of the 18 and 24 month deadlines after the consummation of our initial public offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is either 18 or 24 months after the consummation of our initial public offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation and, on such date, file a proxy statement with the SEC seeking stockholder approval for such plan.

In the event that we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Following the expiration of such time periods, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account, and the funds will not be available for any other corporate purpose. Our initial stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and distribution.

We expect that our total costs and expenses associated with the implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses related to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that a corporation makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our public stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we seek to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account and to date have entered into such agreements with Cay Clubs. As a result, we believe the claims that could be made against us will be significantly reduced and the likelihood that any claim that would result in any liability extending to the trust will be limited.

Accounting for Warrants and Derivative Instruments

On October 28, 2005, Key consummated its initial public offering of 6,000,000 units. On November 16, 2005, Key consummated the closing of an additional 450,000 units that were subject to the underwriters’ over-allotment option. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from Key one share of its common stock at an exercise price of $6.00.

Key has also agreed to sell Maxim Group LLC, the representative of the underwriters in its initial public offering, for $100, as additional compensation, an option to purchase up to a total of 300,000 units at a per-unit price of $8.80. The units issuable upon exercise of this option are also identical to those offered in the offering except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering.)

The sale of the option was accounted for as an equity transaction. Accordingly, there was no net impact on Key’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

Key has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.28 per unit, or $984,000 total, using an expected life of five years, volatility of 44.23% and a risk-free interest rate of 3.85%.

The volatility calculation of 44.23% is based on the 365-day average volatility of a representative sample of eight (8) companies with market capitalizations under $500 million that management believes to be engaged in the business of hotels, gaming or hospitality services industry (the “Sample Companies”). Because Key does not have a trading history, Key needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. Key referred to the 365-day average volatility of the

Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of Key’s common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if Key does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the prospectus with respect to the issuable upon exercise of the purchase option. Key will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or Key’s recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at prices below its exercise price.

Key has outstanding warrants which provide for Key to register the shares underlying the warrants and is silent as to the penalty to be incurred in the absence of Key’s ability to deliver registered shares to the warrant holders upon warrant exercise. Under ElTF No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock” (“EITF 00-19”), registration of the common stock underlying the warrants is not within Key’s control. As a result, Key must assume that it may be required to settle the warrants on a net cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Furthermore, EITF 00-19 requires Key to record the potential settlement liability at each recording date using the current estimated fair value of the warrants, with any charges being recorded through Key’s statement of operations. The potential settlement obligation will continue to be reported as a liability until such time that the warrants are exercised, expire or Key is otherwise able to modify registration requirements to remove the provisions that require this treatment. The fair value of the warrant liability is determined based upon the outstanding warrants at December 31, 2006 of 6,450,000 at the trading value of $0.46 per warrant. The trading value of the warrant was determined based upon the last sales price as of the last business day of the year.

GILFORD FAIRNESS OPINION

Gilford made a presentation to the Key board of directors on March 19, 2007 and subsequently delivered its written opinion to the board of directors, which stated that, as of March 19, 2007, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the merger consideration is fair, from a financial point of view, to Key’s stockholders, and (ii) the fair market value of Cay Clubs is at least equal to 80% of Key’s net assets. The amount of the merger consideration was determined pursuant to negotiations between Key and Cay Clubs and not pursuant to recommendations of Gilford. The full text of the written opinion of Gilford is attached as Annex C and is incorporated by reference into this proxy statement. You are urged to read the Gilford opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Gilford in rendering its opinion. The summary of the Gilford opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

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The Gilford opinion is not intended to be and does not constitute a recommendation to you as to how you should vote or proceed with respect to the merger.

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Gilford was not requested to opine as to, and the opinion does not in any manner address, the relative merits of the merger as compared to any alternative business strategy that might exist for Key, Key’s underlying business decision to proceed with or effect the merger, and other alternatives to the merger that might exist for Key.

In arriving at its opinion, Gilford took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Gilford:

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reviewed the merger agreement;

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reviewed publicly available financial information and other data with respect to Key, including the Annual Report on Form 10-KSB for the year ended December 31, 2005, the Form 10-QSBs filed on May 12, August 14, November 14, 2005 and amendments thereto;

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reviewed financial and other information with respect to Cay Clubs, including the Pro Forma Combined Statements of Operations for the years ended 2007, 2008, and 2009, the draft un-audited financial statements for the years ended 2005 and 2006, and other financial information and projections prepared by Cay Clubs and its advisors;

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considered the historical financial results and present financial condition of both Key and Cay Clubs;

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reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to Cay Clubs; and

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reviewed and analyzed projected 2007, 2008, and 2009 cash flows of Cay Clubs and prepared a discounted cash flow (“DCF”) analysis.

Gilford also performed such other analyses and examinations as it deemed appropriate and held discussions with Key and Cay Clubs’ senior management in relation to certain financial and operating information furnished to Gilford, including financial analyses with respect to their respective businesses and operations.

In arriving at its opinion, Gilford relied upon and assumed the accuracy and completeness of all of the financial and other information that was made available to Gilford without assuming any responsibility for any independent verification of any such information. Further, Gilford relied upon the assurances of Key and Cay Clubs’ management that they were not aware of any facts that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, Gilford assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion. Gilford did not make a physical inspection of the properties and facilities of Key and Cay Clubs and did not make or obtain any evaluations or appraisals of either company’s assets and liabilities (contingent or otherwise). In addition, Gilford did not attempt to confirm whether Key and Cay Clubs had good title to their respective assets. Gilford assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. Gilford assumed that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, without any further amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to Key’s stockholders.

Gilford’s opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, March 19, 2007. Accordingly, although subsequent developments may affect its opinion, Gilford has not assumed any obligation to update, review or reaffirm its opinion.

In connection with rendering its opinion, Gilford performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Gilford was carried out to provide a different perspective on the merger, and to enhance the total mix of information available. Gilford did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the merger consideration to Key’s stockholders. Further, the summary of Gilford’s analyses described below is not a complete description of the analyses underlying Gilford’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Gilford made qualitative judgments as to the relevance of each analysis and factor that it considered. In addition, Gilford may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Gilford’s view of the value of Cay Clubs’ assets. The estimates contained in Gilford’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purports to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Gilford’s analyses and estimates are inherently subject to substantial uncertainty. Gilford believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Gilford in connection with the preparation of its opinion.

The analyses performed were prepared solely as part of Gilford’s analysis of the fairness, from a financial point of view, of the merger consideration to Key’s stockholders, and were provided to Key’s board of directors in connection with the delivery of Gilford’s opinion. The opinion of Gilford was just one of the many factors taken into account by Key’s board of directors in making its determination to approve the merger, including those described elsewhere in this proxy statement.

Comparable Company Analysis

Gilford utilized the selected comparable company analysis, a market valuation approach, for the purposes of compiling guidelines or comparable company statistics and developing valuation metrics based on prices at which stocks of similar companies are trading in a public market.

The selected comparable company analysis is based on a review and comparison of the trading multiples of publicly traded companies that are similar with respect to business model, operating sector, size and target market. Gilford located six companies in the in the hospitality sector that were selected and deemed comparable to Cay Clubs with respect to their industry sector, geographic location of properties, and operating model. All of the comparable companies engage in the ownership and operation of hospitality properties.

Gilford reviewed the trading multiples of the following six selected publicly held companies in hospitality sector:

•

Cedar Fair LP

•

Four Seasons Hotels Inc.

•

Great Wolf Resorts Inc.

•

Morgans Hotel Group Co.

•

Vail Resorts Inc.

•

WCI Communities Inc.

The financial information reviewed included market capitalization, total enterprise value (“TEV”), last twelve months (“LTM”) revenue, LTM earnings before interest taxes depreciation and amortization (“EBITDA”), and LTM earnings before interest and taxes (“EBIT”). The trading multiples included TEV/LTM Revenue, TEV/LTM EBITDA and TEV/LTM EBIT.

Company Name	TEV/LTM Total Rev	TEV/LTM EBITDA	TEV/LTM EBIT

Cedar Fair LP (NYSE:FUN)	4.0x	10.8x	15.2x
Four Seasons Hotels Inc. (NYSE:FS)	12.4x	40.8x	49.0x
Great Wolf Resorts Inc. (NasdaqNM:WOLF)	4.2x	22.9x	NM
Morgans Hotel Group Co. (NasdaqNM:MHGC)	4.3x	15.3x	20.8x
Vail Resorts Inc. (NYSE:MTN)	3.1x	12.8x	22.0x
WCI Communities Inc. (NYSE:WCI)	1.4x	16.7x	20.4x

High	12.4x	40.8x	49.0x
Low	1.4x	10.8x	15.2x
Mean	4.9x	19.9x	25.5x
Median	4.1x	16.0x	20.8x
Mean (excluding high & low)	3.9x	16.9x	21.0x

Cay Clubs Resorts & Marinas	1.4x	9.7x	9.7x
with max earnout	2.0x	14.0x	14.0x

Comparable Transaction Analysis

A comparable transaction analysis is based on a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to Cay Clubs. The comparable transaction analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

Gilford located seven transactions announced since January 2006 involving target companies in the hospitality sector that it deemed comparable to Cay Clubs with respect to their total transaction value, geographic location of properties (the “Comparable Transactions”) and for which financial information was available.

Gilford noted the following with respect to the Comparable Transactions:

•

Gilford reviewed reported mergers and acquisitions activity in the hospitality sector, during 2006 and through March 13, 2007, with target companies located in United States and Canada and transactions having a total transaction value between $200 million and $3 billion.

•

Gilford reviewed seven transactions in order to compare the total transaction value to the last twelve months (“LTM”) revenue, LTM earnings before interest taxes depreciation and amortization (“EBITDA”) of the respective acquired companies.

•

Gilford determined that the ratio of the total enterprise values to revenues from the seven transactions reflected the trend of the mergers and acquisitions market in the hospitality industry. The range of valuations for the transaction analysis was between 9.8x (high) to 1.3x (low) with a mean valuation of 5.1x.

•

Gilford also determined that the ratio of the total enterprise values to last twelve months EBITDA from the seven transactions reflected the trend of the mergers and acquisitions market in the hospitality industry. The range of valuations for the transaction analysis was between 18.0x (high) to 8.4x (low) with a mean valuation of 12.7x.

	TEV/LTM Rev.	TEV/LTM EBITDA

High	9.8x	18.0x
Low	1.3x	8.4x
Mean	5.1x	12.7x

Cay Clubs	1.4x	9.7x
w/ max earnout	2.0x	14.0x

Discounted Cash Flow Analysis

A discounted cash flow, or DCF, analysis estimates value based upon a company’s projected future cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

Utilizing projections provided by Cay Clubs management and their advisors, Gilford determined the net present value of the cash flows for the years ended 2007-2009 and the terminal value (calculated as a multiple of operating cash flow) to determine the enterprise value for Cay Clubs. From this enterprise value, Gilford subtracted funded debt and added cash to arrive at an implied equity value.

Assuming discount rates approximating a weighted average cost of capital (“WACC”) ranging from 10% to 16%, and terminal value multiples of operating cash flow ranging from 4.0x to 6.0x, the discounted cash flow (“DCF”) analysis generated a range of implied equity values for Cay Clubs of between $588.3 million and $932.8 million. We noted that the initial equity consideration of approximately $375 million, and the maximum total equity consideration of $560 million, which includes the potential additional equity consideration of approximately $185 million, are both below the range of implied equity value of $588 and $932 and the range of median equity value of $729 and $769 when applying an operating income multiple of 5.0x and a discount rate ranging from 12% to 14%.

Discounted Cash Flow Calculation
($ in millions)

Discount Rate	Terminal Value Multiple of Operating Income
	4.0 x	5.0 x	6.0 x

10.00%	$692.1	$812.4	$932.8
12.00%	$655.1	$769.1	$883.2
14.00%	$620.6	$728.7	$836.9
16.00%	$588.3	$690.9	$793.6

80% Test

Key’s initial business combination must be with a target business whose fair market value is at least equal to 80% of Key’s net assets at the time of such acquisition.

Gilford reviewed and estimated Key’s net assets at the close of the merger in comparison to Cay Clubs’ indicated range of fair market value. Gilford noted that the fair market value of Cay Clubs exceeds 80% of Key’s net asset value. For the purposes of this analysis, Gilford assumed that fair market value is equivalent to equity value.

For the purposes of the 80% test, Gilford utilized the stockholders’ equity of Key as of March 19, 2007 and expects that there will be no increase in this figure until the close of the merger.

Based on the information and analyses set forth above, Gilford delivered its written opinion to Key’s board of directors, which stated that, as of March 19, 2007, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the merger consideration is fair, from a financial point of view, to our stockholders, and (ii) the fair market value of Cay Clubs is at least equal to 80% of our net assets.

Gilford is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. Key determined to use the services of Gilford because it is a recognized investment banking firm that has substantial experience in similar matters. Gilford has received a fee of $100,000 in connection with the preparation and issuance of its opinion and will reimburse Gilford for its reasonable out-of-pocket expenses, including attorneys’ fees. In addition, Key has agreed to indemnify Gilford for certain liabilities that may arise out of the rendering of its opinion. Gilford does not beneficially own any interest in either Key or Cay Clubs and has not provided either company with any other services. Gilford has consented to the disclosures regarding its fairness opinion in this proxy statement.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated pro-forma financial statements combine the historical combined balance sheet of Cay Clubs and the historical balance sheet of Key as of December 31, 2006 and the historical combined statements of operations of Cay Clubs and the historical statements of operations of Key for the year then ended giving effect to the transaction described in the Agreement and Plan of Merger dated as of March 22, 2007 (the “Transaction”) as if it had occurred on January 1, 2006.

The Transaction contemplates that Key will acquire all of the ownership interests in Cay Clubs in exchange for shares representing a controlling interest in Key. Because the Cay Clubs’ owners will retain control, for accounting purposes, the Transaction will be treated as a recapitalization of Cay Clubs, with Cay Clubs as the acquirer (a reverse acquisition). Accordingly, the accompanying unaudited condensed consolidated pro-forma financial statements were prepared assuming the basis in assets will be unaffected by the Transaction.

The unaudited pro-forma condensed consolidated balance sheet has been prepared using two different levels of approval of the Transaction by the Key stockholders, as follows:

•

Assuming Maximum Approval: This presentation assumes that 100% of Key stockholders approve the Transaction; and

•

Assuming Minimum Approval: This presentation assumes that only 80.1% of Key stockholders approve the Transaction.

We are providing this information to aid you in your analysis of the financial aspects of the Transaction. The unaudited pro-forma condensed consolidated financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro-forma information. The unaudited pro-forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Cay Clubs and Key and the related notes thereto. The unaudited pro-forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

Assuming Minimum Approval
December 31, 2006

	CAY	KEY		Pro-Forma Adjustments	Pro-Forma Consolidated

ASSETS

Current assets
			a(i)	39,023,845
			c	(2,850,000)
Cash	$17,952,264	$639,019	g	90,000	$54,855,128
Accounts receivable	8,486,901	—		—	8,486,901
Due from affiliates, net	9,343,035	—		—	9,343,035
Prepaid expenses	3,319,643	51,260		—	3,370,903
Deposits on contracts	14,840,635	—		—	14,840,635
Other current assets	4,782,323	—		—	4,782,323
Real estate held for sale and investment	108,619,304	—		—	108,619,304
Total current assets	167,344,105	690,279		36,263,845	204,298,229
Property & equipment, net	68,226,518	—		—	68,226,518
Due from members	853,091	—	j	324,000	853,091
Other assets	346,974	48,757,617	a(i)	(48,757,617)	670,974
Total assets	$236,770,688	$49,447,896		$(12,169,772)	$274,048,812

LIABILITIES & OWNERS’ EQUITY

Current liabilities
Accounts payable	$55,753,631	$—		$—	$55,753,631
Accrued expenses	27,738,249	—		—	27,738,249
			b	18,856,000
Income taxes payable	—	82,310	f	14,000	18,952,310
Notes payable, current maturities	73,843,525	—		—	73,843,525
Derivative liability	—	2,967,000		—	2,967,000
Total current liabilities	157,335,405	3,049,310		18,870,000	179,254,715
Notes payable, net of current maturities	13,698,824	—		—	$13,698,824
Memberships	25,477,076	—		—	25,477,076
Commitments and Contingencies
Common stock, subject to possible redemption, 1,289,355 shares at redemption value plus interest income of $362,960 (net of taxes)	—	9,733,772	a(i)	(9,733,772)	—

The accompanying note is an integral part of this unaudited pro-forma condensed consolidated financial statement.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) – (continued)

Assuming Minimum Approval
December 31, 2006

	CAY	KEY		Pro-Forma Adjustments	Pro-Forma Consolidated

OWNER’S EQUITY

Members’ equity	40,259,383	—	d	(40,259,383)	—
Preferred stock, $.001 par value, authorized 1,000,000 shares; none issued	—	—		—	—
Common stock, $.001 par value, 7,949,995 shares issued and outstanding (which includes the 1,289,355 shares subject to possible redemption), increased by 50,000,000 shares issued in the Transaction, reduced by redemption			l	(1,289)
of 1,289,335 shares	—	7,950	h	50,000	56,661
			l	1,289
			i	800,000
			h	(50,000)
			d	20,097,881
Paid-in capital in excess of par	—	33,060,355	c	(2,850,000)	51,059,525
			j	324,000
			i	(800,000)
			f	(14,000)
			e	90,000
			b	(18,856,000)
Retained earnings	—	3,596,509	d	20,161,502	4,502,011
Total owners’ equity	40,259,383	36,664,814		(21,306,000)	55,618,197
Total liabilities & owners’ equity	$236,770,688	$49,447,896		$(12,169,772)	$274,048,812

The accompanying note is an integral part of this unaudited pro-forma condensed consolidated financial statement.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

Assuming Maximum Approval
December 31, 2006

	CAY	KEY		Pro-Forma Adjustments	Pro-Forma Consolidated

ASSETS

Current assets
			a(ii)	48,757,617
			c	(2,850,000)
Cash	$17,952,264	$639,019	g	90,000	$64,588,900
Accounts receivable	8,486,901	—		—	8,486,901
Due from affiliates, net	9,343,035	—		—	9,343,035
Prepaid expenses	3,319,643	51,260		—	3,370,903
Deposits on contracts	14,840,635	—		—	14,840,635
Other current assets	4,782,323	—		—	4,782,323
Real estate held for sale and investment	108,619,304	—		—	108,619,304
Total current assets	167,344,105	690,279		45,997,617	214,032,001
Property & equipment, net	68,226,518	—		—	68,226,518
Due from members	853,091	—		—	853,091
			j	324,000
Other assets	346,974	48,757,617	a(ii)	(48,757,617)	670,974
Total assets	$236,770,688	$49,447,896		$(2,436,000)	$283,782,584

LIABILITIES & OWNERS’ EQUITY

Current liabilities
Accounts payable	$55,753,631	$—		$—	$55,753,631
Accrued expenses	27,738,249	—		—	27,738,249
			b	18,856,000
Income taxes payable	—	82,310	f	14,000	18,952,310
Notes payable, current maturities	73,843,525	—		—	73,843,525
Derivative liability	—	2,967,000		—	2,967,000
Total current liabilities	157,335,405	3,049,310		18,870,000	179,254,715
Notes payable, net of current maturities	13,698,824	—		—	$13,698,824
Memberships	25,477,076	—		—	25,477,076
Commitments and Contingencies
Common stock, subject to possible redemption, 1,289,355 shares at redemption value plus interest income of $362,960 (net of taxes)	—	9,733,772	m	(9,733,772)	—

The accompanying note is an integral part of this unaudited pro-forma condensed consolidated financial statement.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) – (continued)

Assuming Maximum Approval
December 31, 2006

	CAY	KEY		Pro-Forma Adjustments	Pro-Forma Consolidated

OWNER’S EQUITY

Members’ equity	40,259,383	—	d	(40,259,383)	—
Preferred stock, $.001 par value, authorized 1,000,000 shares; none issued	—	—		—	—
Common stock, $.001 par value, 7,949,995 shares issued and outstanding (which includes the 1,289,355 shares subject to possible redemption)	—	7,950	h	50,000	57,950
			m	9,733,772
			i	800,000
			h	(50,000)
			d	20,097,881
Paid-in capital in excess of par	—	33,060,355	c	(2,850,000)	60,792,008
			j	324,000
			i	(800,000)
			f	(14,000)
			e	90,000
			b	(18,856,000)
Retained earnings	—	3,596,509	d	20,161,502	4,502,011
Total owners’ equity	40,259,383	36,664,814		(11,572,228)	65,351,969
Total liabilities & owners’ equity	$236,770,688	$49,447,896		$(2,436,000)	$283,782,584

The accompanying note is an integral part of this unaudited pro-forma condensed consolidated financial statement.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

Year Ended December 31, 2006

	CAY	KEY			Pro-Forma Adjustments		Pro-Forma Consolidated

Revenues:
Real Estate	$302,212,795	$	$—		$	$—	$302,212,795
Hospitality	20,279,906		—			—	20,279,906
Total net revenue	322,492,701		—			—	322,492,701

Operating expense:
Real Estate Segment	249,484,740		—			—	249,484,740
Hospitality Segment	20,729,984		—			—	20,729,984
Total operating expense	270,214,724		—			—	270,214,724

Depreciation	3,508,556		—			—	3,508,556

Income from operations	48,769,421		—			—	48,769,421

Other income (expense)
Unrealized gain from warrant liability	—		2,515,500			—	2,515,500
Interest Income	—		2,325,076			—	2,325,076
Interest expense	(2,185,257)		—			—	(2,185,257)
				i		800,000
Other expense	(26,392)		(299,650)	e		90,000	563,958
Total other income (expense)	(2,211,649)		4,540,926			890,000	3,219,277

Income before income taxes	46,557,772		4,540,926			890,000	51,988,698

				j		(324,000)
				b		18,856,000
Provision for income taxes	—		708,899	f		14,000	19,578,899

Net income	$46,557,772		$3,832,027			$876,000	$32,409,799

Weighted average shares outstanding – Basic			7,949,995	n		50,000,000	57,949,995

Net income per share – Basic			$0.48				$0.56

Weighted average shares outstanding – Diluted			8,959,624	n		50,000,000	58,959,624

Net income per share – Diluted			$0.43				$0.55

The accompanying note is an integral part of this unaudited pro-forma condensed consolidated financial statement.

NOTE TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The pro-forma adjustments were as follows:

a(i) –

To adjust the trust fund for minimum approval by Key public stockholders

Cash and cash equivalents in amount of $48,757,617 is being held in a trust fund. These amounts are assumed to be released under the terms of the trust upon consummation of the proposed transaction with Cay Clubs. The proposed transaction can be consummated as long as no more than 20% of the public stockholders choose to exercise their rights to convert their stock into a pro-rata share of the trust fund, including any interest earned on their portion of the trust fund. Accordingly, this pro-forma condensed consolidated balance sheet has been prepared assuming a minimum 80.1% level of approval of the proposed transaction by the Key shareholders. Accordingly, this adjustment reflects the redemption of shares in the amount of $9,733,772 (the balance subject to redemption at December 31, 2006) reducing the cash balance.

a(ii) –

To adjust the trust fund for maximum approval by Key public stockholders

Cash and cash equivalents in amount of $48,757,617 is being held in a trust fund. These amounts are assumed to be released under the terms of the trust upon consummation of the proposed transaction with Cay Clubs. The proposed transaction can be consummated as long as no more than 20% of the public stockholders choose to exercise their rights to convert their stock into a pro-rata share of the trust fund, including any interest earned on their portion of the trust fund. Accordingly, this pro-forma condensed balance sheet has been prepared assuming a maximum 100% level of approval of the proposed transaction by the KEY shareholders.

b –

To record a provision for income taxes as if Cay Clubs were a corporation

Cay Clubs is comprised of entities that have elected to be recognized as pass-through entities for federal and state income tax purposes. As a result, the owners are responsible for income taxes on its taxable income. This adjustment records an estimate of what the provision for income taxes would have been, had Cay Clubs been a taxable entity. The rates used in this estimate are approximately 35% for federal income taxes and 5.5% for state income taxes. There were no significant differences between reported income and taxable income and there were no significant differences between the bases of assets and liabilities for financial reporting and income tax purposes.

c –

To record payment of costs associated with the proposed merger transaction

d –

To recast members equity as if Cay Clubs had been a corporation

Cumulative member contributions recasted as paid-in capital in excess of par	$20,097,881
Cumulative net income reduced by member distributions recasted as retained earnings	20,161,502
Total members equity	$40,259,383

e –

To adjust for Key rent and administrative expenses that would not have been incurred had the proposed merger taken place on January 1, 2006

f –

To adjust for income tax effect of adjustment in note e above

g –

To adjust cash for Key rent and administrative expenses that would not have been incurred had the proposed merger taken place on January 1, 2006

h –

To adjust common stock and paid-in capital in excess of par for the issuance of 50,000,000 shares of Key common stock to the Cay Clubs owners

i –

To record stock based compensation for 225,000 options to be issued to Cay Clubs’ executives, net of reductions in cash compensation

Valued using a Black-Scholes model with the following assumptions:

Market value at grant date	$8.00
Exercise price	$8.00
Term	5 years
Risk-free rate	3.85%
Volatility	44.23%

The assumed volatility is based on a sample of companies with characteristics similar to Cay Clubs.

j –

To record deferred income tax benefit for the effect of adjustment in note i above (effective rate 40.5%)

k –

To adjust earnings per share information for the issuance of 50,000,000 shares to the Cay Clubs’ owners

l –

To adjust common stock and paid-in capital in excess of par for redemption of common stock subject to redemption

m –

To reflect the common shares subject to redemption as paid-in capital in excess of par

n –

To adjust earnings per share information for the issuance of 50,000,000 shares to the Cay Clubs owners

DIRECTORS AND MANAGEMENT OF KEY FOLLOWING THE
MERGER WITH CAY CLUBS

As of the completion of the merger, the board of directors and executive officers will be as set forth below:

Name	Age	Position

Dave Clark	49	Chairman, Chief Executive Officer and Director
David Schwarz	50	President, Chief Operating Officer and Director
Jeffrey S. Davidson	48	Director
Udi Toledano	56	Director

Dave Clark has been a manager and Chief Executive Officer of Cay Clubs since its inception. From January 1991 until September 2004, Mr. Clark was chief executive officer of EarthMark Companies, a real estate development and hospitality company headquartered in Ft. Myers, Florida. During his tenure, Mr. Clark grew EarthMark from startup to $150 million in annual sales. Mr. Clark began his career with the international CPA firm of Ernst and Ernst and then spent fifteen years in real estate, construction and development, primarily in Florida prior to forming EarthMark. In addition to his 25 years of real estate and hospitality development experience, Mr. Clark has an extensive background in agriculture, environmental mitigation and retail operations. Mr. Clark graduated from the University of Central Florida with a degree in accounting.

David Schwarz has been a manager, President and Chief Operating Officer of Cay Clubs since its inception. In his capacity as President and COO Mr. Schwarz directs all administrative and day-to-day operations for Cay Clubs. From 2001 through 2004 Mr. Schwarz served as a general business consultant. From 1991 through 2001 Mr. Schwarz was CFO and partner in EarthMark Companies, a real estate development and hospitality company. Mr. Schwarz spent eight years as a CPA primarily with Osburn, Henning and Company. Mr. Schwarz received his undergraduate degree in Business Administration from Loyola University.

Jeffrey S. Davidson has been Key’s chief executive officer and co-chairman of its board of directors since Key’s inception. From January 2003 until March 2005, Mr. Davidson served as chief executive officer and director of Orange Hospitality Inc., a real estate investment trust, was a partner in the General Partner of Coqui Capital Partners, a Small Business Investment Company venture capital fund, since 2000. From 1997 through 1999, Mr. Davidson was a private investor and was not associated with any particular entity. From 1991 until 1997, Mr. Davidson was the chief executive officer and president of Magic Cinemas, LLC, a chain of motion pictures theaters with approximately $30 million of annual revenue. At Magic Cinemas, he developed over $100 million of real estate and was responsible for over 200 employees. In May 1997, he successfully negotiated the sale of the company to Regal Cinemas, Inc. From 1987 to 1991, Mr. Davidson founded and served as president of Mary Beth Associates, Inc., a $10 million chain of Taco Bell restaurants, where he was also responsible for establishing sales/marketing strategies and developing operating infrastructure. From 1984 to 1987, Mr. Davidson was the national sales manager of Grants Broadcasting, WGBS-TV, which was an owner and operator of independent television stations in Philadelphia, Miami and Chicago. Mr. Davidson received his undergraduate degree from Ohio University, where he received a BSJ in Journalism.

Udi Toledano has been Key’s president and a member of its board of directors since Key’s inception. Since January 2000, he has managed Millennium 3 Opportunity Fund, a venture capital fund, and since 1999, he has been the president of Millennium 3 Capital, Inc., a private investment company. From December 1993 until December 1999, Mr. Toledano was the president of Andromeda Enterprises, Inc., a private investment company. From 1983 to 1993, Mr. Toledano was the president of CR Capital Inc., where he made investments and completed financings in excess of $500 million in real estate, hotels, and in the shipping industry. Mr. Toledano was a partner in several hotel ventures, including as a co-developer of Hotel Nikko at Beverly Hills (now Le Meridien at Beverly Hills), a 304-room luxury hotel which opened in December 1991. Since 1994, Mr. Toledano has been a director of Universal Stainless & Alloy Products Inc. (NMS:USAP), a public company with year 2006 revenue over $200 million. Mr. Toledano has served on boards of both public and private companies in various fields, including technology, software and healthcare. Mr. Toledano holds a BSc in Physics and Mathematics and an MBA, both from the Hebrew University of Jerusalem.

Other than their respective relationships with Key and Cay Clubs, none of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan, and none of these individuals is currently affiliated with such an entity.

After the merger, the officers and employee directors will devote their full time and attention to the ongoing operations of Key and the non-employee directors will devote such time as is necessary and required to satisfy their duties as a director of a public company. In addition, upon completion of the merger, the following individuals, who are current directors of Key, will not be continuing as directors of the public company: W. Thomas Parrington, Stephen B. Siegel and Glyn F. Aeppel.

Board of Directors and Committees of the Board

After the merger with Cay Clubs, our Board of Directors will consist of up to ten members, and it is anticipated that a majority of which will be considered “independent.”

We do not currently have a Compensation Committee. Compensation of our chief executive officer, if any, will be determined, or recommended to the Board for determination, by a majority of the independent directors on our board of directors. The chief executive officer will not be present during voting or deliberations. Compensation for all other officers, if any, will be determined, or recommended to the board for determination, by a majority of the independent directors on our board of directors. None of our officers currently receive compensation. We do not expect to pay any compensation to any of our officers until following the consummation of the merger with Cay Clubs.

Key’s board of directors has established a Nominating and Governance Committee and an Audit Committee to devote attention to specific subjects and to assist the board in the discharge of its responsibilities. The functions of these committees and their current members, as well as anticipated membership, are set forth below.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting, identifying and recommending qualified candidates for director nominees to the board, and leading the board in its annual review of the board’s performance. All members of the Nominating Committee qualify as independent. The Nominating and Governance Committee had no meetings during 2006. W. Thomas Parrington and Stephen B. Siegel are the current members of the Nominating and Governance Committee and following the merger with Cay Clubs, it is anticipated that the Nominating and Governance Committee will consist of new members who will be appointed to such committee prior to or simultaneous with the closing of the merger. The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors is deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need in the board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2006 Annual Meeting of Stockholders using the procedures set forth in the Company’s By-laws, it must follow the procedures described in Article 3.3 entitled “Nominations.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the Nominating and Governance Committee by mail at our address. A copy of the Nominating Committee’s written charter is available upon written request. Upon consummation of the merger, it is anticipated that each of W. Thomas Parrington and Stephen B. Siegel will resign from the board of Key and will no longer serve on the Nominating Committee.

Audit Committee

The Audit Committee recommends to the board of directors the appointment of the firm selected to serve as our independent auditors and our subsidiaries and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent auditors our annual audit and annual financial statements; reviews with management the status of internal accounting controls; evaluates issues having a potential financial impact on us which may be brought to the Audit Committee’s attention by management, the independent auditors or the board; evaluates our public financial reporting documents; reviews the non-audit services to be performed by the independent auditors, if any; and considers the effect of such performance on the auditor’s independence. W. Thomas Parrington and Stephen B. Siegel are the current members of the Audit Committee and following the merger with Cay Clubs, it is anticipated that the Audit Committee will consist of new members who will be appointed to such committee prior to or simultaneous with the closing of the merger. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the American Stock Exchange, as such standards apply specifically to members of audit committees. The board has determined that each of Mr. Parrington and Mr. Siegel are “audit committee financial experts,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. The Audit Committee had one meeting during 2006. Upon consummation of the merger, it is anticipated that each of W. Thomas Parrington and Stephen B. Siegel will resign from the board of Key and will no longer serve on the Audit Committee.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Director Compensation

During the fiscal year ended December 31, 2006, the directors did not receive any cash compensation for their service as members of the board of directors. It is anticipated that at or prior to the closing of the merger with Cay Clubs, the compensation to be paid to members of the Board of Directors of Key will be established and such compensation will be reasonable and customary for the industry.

Executive Compensation

No executive officer of Key has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the Cay Clubs merger. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of Key’s directors are not deemed “independent,” it will not have the benefit of independent directors examining the propriety of expenses incurred on Key’s behalf and subject to reimbursement.

Upon completion of the merger, the employment agreements with the following individuals: Dave Clark and David Schwarz, will become effective. A summary of the employment agreements can be found under “Employment Agreements” on page 51. In addition, upon completion of the merger, it is anticipated that other employees of Cay Clubs will be continuing their employment.

The table below provides information concerning the total compensation received for services related to Cay Clubs during the fiscal year ended December 31, 2006 by Dave Clark and David Schwarz.

Summary Compensation Table

Name and Principal Position	Year	Salary		All Other Compensation(1)	Total

Dave Clark, Chief Executive Officer (PEO)	2006	0	(2)	$55,586.77	$55,586.77
David Schwarz, Chief Operating Officer (PEO)	2006	$500,000		$66,259.27	$566,259.27

——————

(1)

See the All Other Compensation Table below for additional information.

(2)

Mr. Clark was not paid a base salary in 2006.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name of Executive	Vehicle Allowance		Country Club Membership Payments		Value of Complimentary Use of Cay Restaurants		Total

Dave Clark	$36,000	(1)	$12,189.90	(2)	$7,396.87	(3)	$55,586.77
David Schwarz	$36,000	(4)	$28,000	(5)	$2,259.27	(6)	$66,259.27

——————

(1)

This column reports the dollar amounts received for a vehicle allowance as follows:

(a)

$18,000 for a vehicle in Sarasota, Florida; and

(b)

$18,000 for a vehicle in Clearwater, Florida.

(2)

This column reports the dollar amounts paid on behalf of Mr. Clark to Sombrero Country Club.

(3)

This column reports the dollar value of complimentary food and beverage services provided to Mr. Clark by Cay Clubs’ various restaurants.

(4)

This column reports the dollar amounts received for a vehicle allowance as follows:

(a) $18,000 for a vehicle in Marathon, Florida; and

(b) $18,000 for a vehicle in Clearwater, Florida.

(5)

This column reports the dollar amounts paid on behalf of Mr. Schwarz to Bay Hill Country Club.

(6)

This column reports the dollar value of complimentary food and beverage services provided to Mr. Schwarz by Cay Clubs’ various restaurants.

Pension Benefits

Neither Mr. Clark nor Mr. Schwarz participated in, or otherwise received any benefits under, any pension or retirement plan sponsored by Cay Clubs during the fiscal year ended December 31, 2006.

Nonqualified Deferred Compensation

Neither Mr. Clark nor Mr. Schwarz earned any nonqualified compensation benefits from Cay Clubs during the fiscal year ended December 31, 2006.

Employment Agreements

Neither Mr. Clark nor Mr. Schwarz has an employment agreement with Cay Clubs.

Change of Control Arrangements

Neither Mr. Clark nor Mr. Schwarz has any change of control arrangement with Cay Clubs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Key

On April 27, 2005, Key issued an aggregate of 3,000,000 shares of common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.0083 per share, as follows:

Name	Number of Shares	Relationship to Us

Jeffrey S. Davidson	1,197,500	Co-Chairman, Chief Executive Officer and Stockholder
Udi Toledano	500,000	Director, President and Stockholder
Janet Toledano	300,000	Stockholder
Trust F/B/O Alexander & Anna Toledano DTD 9/2/93	160,000	Stockholder
W. Thomas Parrington	150,000	Co-Chairman and Stockholder
Glyn F. Aeppel	150,000	Director, Secretary and Stockholder
Stephen B. Siegel	150,000	Director and Stockholder
Robert and Laurie Chefitz	150,000	Advisor and Stockholder
Dr. Michael J. Signorelli	100,000	Advisor and Stockholder
Burton Koffman	80,000	Advisor and Stockholder
Rick Davidson	62,500	Stockholder

On June 16, 2005, Jeffrey S. Davidson and Udi Toledano each transferred 50,000 shares (for a total of 100,000) to W. Thomas Parrington, Key’s co-chairman, at a purchase price of $0.0083 per share.

On August 12, 2005, Jeffrey S. Davidson and Udi Toledano each transferred 15,000 shares (for a total of 30,000) to Glyn F. Aeppel, Key’s secretary and a member of Key’s board of directors, at a purchase price of $0.0083 per share.

On August 22, 2005, Key effected a five-for-six reverse stock split, effectively raising the purchase price to $0.01 per share. The sole purpose for such reverse stock split authorized by the board of directors was to maintain the existing stockholders’ collective ownership at 20% of Key’s issued and outstanding shares of common stock immediately after its initial public offering.

On October 12, 2005, Key effected a six-for-ten reverse stock split, effectively raising the purchase price to $0.0167 per share. The sole purpose for such reverse stock split authorized by the board of directors was to maintain the existing stockholders’ collective ownership at 20% of Key’s issued and outstanding shares of common stock immediately after its initial public offering.

On October 13, 2005, Jeffrey S. Davidson transferred: 41,667 shares to W. Thomas Parrington, 30,000 shares to Glyn F. Aeppel, 23,628 shares to Stephen B. Siegel and 10,400 shares to Rick Davidson, each at a purchase price of $0.0167 per share.

On October 13, 2005, Udi Toledano transferred: 25,000 shares to Robert and Laurie Chefitz, 8,667 shares to Dr. Michael J. Signorelli and 1,372 shares to Stephen B. Siegel, each at a purchase price of $0.0167 per share.

On October 13, 2005, Janet Toledano transferred: 15,000 shares to Elkhorn Partners Limited Partnership, an affiliate of Alan S. Parsow, and 8,000 shares to Dr. Michael J. Signorelli, each at a purchase price of $0.0167 per share.

On October 13, 2005, Trust F/B/O Alexander & Anna Toledano DTD 9/2/93 transferred 13,333 shares to Burton Koffman at a purchase price of $0.0167 per share.

Following the reverse stock splits and transfers described above, there are 1,499,995 shares of common stock outstanding, as follows:

Name	Number of Shares

Jeffrey S. Davidson	460,555
Udi Toledano	182,461
Janet Toledano	127,000
Trust F/B/O Alexander & Anna Toledano DTD 9/2/93	66,666
W. Thomas Parrington	166,666
Glyn F. Aeppel	120,000
Stephen B. Siegel	100,000
Robert and Laurie Chefitz	100,000
Dr. Michael J. Signorelli	66,666
Burton Koffman	53,332
Rick Davidson	41,649
Elkhorn Partners Limited Partnership	15,000

The holders of the majority of these shares are entitled to make up to two demands that Key register these shares pursuant to a registration rights agreement previously entered into. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before October 20, 2008. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Key will bear the expenses incurred in connection with the filing of any such registration statements.

Messrs. Davidson and Toledano advanced a total of approximately $145,000 to Key on October 20, 2005 to cover expenses related to the initial public offering. Of such loans, $115,000 was payable without interest on the earlier of May 2, 2006 or the consummation of the initial public offering and $30,000 was payable without interest on the earlier of August 3, 2006 or the consummation of the initial public offering. All such amounts were repaid from the proceeds of the initial public offering not placed in trust.

Key will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Key’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by Key, which will be reviewed only by Key’s board or a court of competent jurisdiction if such reimbursement is challenged.

All ongoing and future transactions between Key and any of its officers and directors or their respective affiliates, including loans by Key’s officers and directors, will be on terms believed by Key to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of Key’s uninterested “independent” directors (to the extent Key has any) or the members of Key’s board who do not have an interest in the transaction, in either case who had access, at Key’s expense, to Key’s attorneys or independent legal counsel. In addition, Key’s management will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by Key to ascertain whether such transactions with affiliates are on terms that are no less favorable to Key than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to Key than with an unaffiliated third party, Key would not engage in such transaction.

Advisors

In connection with the merger, Key has agreed to pay Tarragon Corporation a fee of $800,000 for services provided as a finder. As previously disclosed in this proxy statement, Key obtained a fairness opinion from Gilford Securities Incorporated and paid Gilford a fee of $100,000 for such opinion.

Key retained Maxim Group LLC, a registered broker dealer firm, to act as its advisor in connection with the merger with Cay Clubs. In consideration for its services, Key will pay Maxim the sum of $350,000 if and only if the merger is completed. In addition, for a period of twelve months following the merger, Maxim shall have the right to participate in one transaction as a manager, underwriter or placement agent for a minimum of 20% of the economics for a public offering or private placement. In the event that such public offering or private placement is for less than $15 million, then Maxim shall have the right to forego its right of participation and reserve such right for a subsequent public offering or private placement in excess of $15 million during such twelve month period.

Maxim served as lead underwriter in Key’s initial public offering and agreed to defer $903,000 of its underwriting discounts and commissions until after the consummation of a business combination. The deferred amount payable in connection with the initial public offering will be paid out of the trust account established for the proceeds of the initial public offering only if Key consummates the merger. Further, Maxim owns an option to purchase 300,000 units of Key (comprised of one share and one warrant) at an exercise price of $8.80 per unit, received as part of its consideration for acting as lead underwriter in Key’s initial public offering.

Cay Clubs

As previously set forth in this proxy statement, during 2006 and at all times prior to the consummation of the merger, Cay Clubs has operated, and will continue to operate, through separate, but related, limited liability companies (currently approximately 190). For purpose of this proxy statement, these entities are included and collectively referred to as Cay Clubs.

Cay Clubs has engaged in the past, and continues to engage, in transactions with related parties. These related party transactions include Cay Clubs’ sponsorship of the Billfish Extreme Release League or the BXRL, which is owned by Billfishing Xtreme Release League, LLC, a company controlled by Cay Clubs’ principals, Dave Clark and David Schwarz. Historically, Cay Clubs’ participation in the BXRL has been limited to licensing its trademarks to the BXRL on a non-royalty basis and sponsoring a fishing team. Although no funds of Cay Clubs are expected to directly finance the operations of the BXRL in the future, Cay Clubs’ fishing team does use Cay Clubs’ funds to pay to the BXRL, its annual entrance fees. In 2006, Cay Clubs provided the BXRL with $678,351 in sponsorships funds and entrance fees of $125,000. Cay Clubs anticipates that it will continue to sponsor its fishing team and the BXRL because Cay Clubs management believes that Cay Clubs’ active participation in the BXRL provides it with unique marketing and advertising opportunities with the sport fishing community, which Cay Clubs management believes will have synergistic effects with Cay Clubs’ resort operations, and which will further strengthen the Cay Clubs brand with the water sport and fishing communities.

During 2006, Cay Clubs engaged in the following loan transactions with certain of its principal owners and executive officers, all of which will be extinguished at or prior to the closing of the merger:

•

The F. Dave Clark Irrevocable Trust, Dated August 31, 2004, one of the principal owners of Cay Clubs, borrowed $1,570,971 from Cay Clubs; and

•

David Schwarz, an executive officer and principal owner of Cay Clubs, borrowed $2,771,709 from Cay Clubs.

During 2006, Cay Clubs loaned funds to certain entities owned and controlled by David Schwarz and The F. Dave Clark Irrevocable Trust, Dated August 31, 2004, all of which will be extinguished at or prior to the closing of the merger. These loans are as follows:

•

Cay Clubs loaned $703,471 to CC715, LLC;

•

Cay Clubs loaned $167,869 to DC 715, LLC;

•

Cay Clubs loaned $124,089 to Cristal Clear Reclamation, LLC;

•

Cay Clubs loaned $1,559,880 to Billfishing Xtreme Release League, LLC;

•

Cay Clubs loaned $1,055,285 to Cay Club Anglers, LLC;

•

Cay Clubs loaned $1,331,579.80 to Cristal Clear Productions, LLC;

•

Cay Clubs loaned $1,420,080 to Cristal Clear FBO, LLC;

•

Cay Clubs loaned $625,156 to DC770JV, LLC;

•

Cay Clubs loaned $181,477 to CC Distribution, LLC;

•

Cay Clubs loaned $256,382 to Cove Cay Country Club, Inc.;

•

Cay Clubs loaned $557,000 to Cristal Clear Mining, LLC;

•

Cay Clubs loaned $869,220 to Lodestar Mining and Exploration, LLC;

•

Cay Clubs loaned $125,000 to DC716, LLC;

•

Cay Clubs loaned $461,000 to CC771, LLC;

•

Cay Clubs loaned $321,000 to CC772, LLC;

•

Cay Clubs loaned $324,187 to DC708 P5, LLC; and

•

Cay Clubs loaned $200,000 to CCH Keys, LLC.

During 2006, Cay Clubs borrowed funds from certain entities owned and controlled by David Schwarz and The F. Dave Clark Irrevocable Trust, Dated August 31, 2004, all of which will be extinguished at or prior to the closing of the merger. These loans are as follows:

•

Cay Clubs borrowed $151,562 from DC704, LLC;

•

Cay Clubs borrowed $180,000 from CC715, LLC;

•

Cay Clubs borrowed $6,045,136 from DC6, LLC, an entity owned and controlled by Dave Clark individually, one of Cay Clubs’ executive officers; and

•

Cay Clubs borrowed $145,000 from Cristal Clear Rentals Escrow, LLC.

None of the loans described above were made at arm’s length or on market terms. All of these loans are unsecured, earn no interest and have no formal repayment terms. As disclosed above, all of these related party loan transactions will be extinguished at or prior to the closing of the merger.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of April 23, 2007, by:

•

each person known by us, as a result of such person’s public filings with the SEC and the information contained therein, to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock

Weiss Asset Management, LLC(2)	1,234,500	(3)	15.5%
Fir Tree, Inc.(4)	778,500	(5)	9.8%
The Baupost Group, L.L.C. (6)	726,500	(7)	9.1%
Azimuth Opportunity, Ltd.(8)	584,100	(9)	7.3%
Jeffrey S. Davidson	460,555	(10)(12)	6.1%
Udi Toledano	376,127	(11)(12)	4.7%
W. Thomas Parrington	166,666	(12)	2.1%
Stephen B. Siegel	100,000	(12)	1.3%
Glyn F. Aeppel	125,000	(12)	1.6%

All directors and executive officers as a group (five individuals)	1,228,348		15.4%

——————

(1)

Unless otherwise indicated, the business address of each of the following is 4 Becker Farm Road, Roseland, New Jersey 07068.

(2)

The business address of Weiss Asset Management, LLC is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116.

(3)

Represents (i) 883,410 shares of common stock held by Weiss Asset Management, LLC and (ii) 351,090 shares of common stock held by Weiss Capital, LLC. Andrew M. Weiss, Ph.D., is the managing member of both Weiss Asset Management, LLC and Weiss Capital, LLC. The foregoing information was derived from a Schedule 13G filed with the SEC on January 18, 2007.

(4)

The business address of Fir Tree, Inc. is 535 5th Avenue, 31st Floor, New York, New York 10017.

(5)

Represents (i) 523,553 shares of common stock held by Sapling, LLC and (ii) 254,947 shares of common stock held by Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc. is the investment manager of both entities. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2007.

(6)

The business address of The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 2000, Boston, Massachusetts 02116.

(7)

Represents 726,500 shares of common stock held by The Baupost Group, L.L.C (“Baupost”). Seth A. Klarman is the sole director of the SAK Corporation, the manager of Baupost and a controlling person of Baupost. The foregoing information was derived from a Schedule 13G filed with the SEC on February 13, 2007.

(8)

The business address of Azimuth Opportunity, Ltd. is c/o W. Smiths Finance, Nemours Chambers, P.O. Box 3170, Road Town, Tortola, British Virgin Islands.

(9)

Represents 584,100 shares of common stock held by Azimuth Opportunity, Ltd. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 14, 2007.

(10)

Shares held jointly with his wife.

(11)

Includes: (i) 127,000 shares held by his wife Janet Toledano and (ii) 66,666 shares held in trust for the benefit of his children.

(12)

Does not include shares of common stock issuable upon exercise of warrants held by such individual that are not currently exercisable and will not become exercisable within 60 days.

All of the Key shares of common stock outstanding prior to the effective date of its initial public offering were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, and shall remain in escrow until the earliest of:

•

October 20, 2008;

•

Key’s liquidation; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of Key’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to Key consummating a business combination with a target business.

The Cay Clubs merger and the related financing will not have the effect of releasing shares from escrow. The certificates representing shares currently in escrow may be replaced by certificates representing the shares of the renamed entity.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities, except to their spouses and children or trusts established for their benefit, but will retain all other rights as Key stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If Key is unable to effect a business combination and liquidate, none of Key’s existing stockholders owning shares of Key’s common stock prior to its initial public offering will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to October 20, 2005.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Key

The shares of Key common stock, warrants and units are currently traded on the OTC Bulletin Board under the symbols KHPA, KHPAW and KHPAU, respectively. The closing prices per share of common stock, warrant and unit of Key on March 21, 2007, the last trading day before the announcement of the execution of the Agreement and Plan of Merger, were $7.44, $0.85 and $8.13 (closing price of units on March 19, 2007, as, to our knowledge, no units traded on March 20 or March 21), respectively. Each unit of Key consists of one share of Key common stock and one redeemable common stock purchase warrants. Key’s warrants became separable from Key common stock on January 18, 2006. Each warrant entitles the holder to purchase from Key one share of common stock at an exercise price of $6.00 commencing the later of the completion of the Cay Clubs merger or October 20, 2006. The Key warrants will expire at 5:00 p.m., New York City time, on October 19, 2009, or earlier upon redemption. Prior to October 21, 2005, there was no established public trading market for our common stock.

The closing price per share of Key common stock, warrants and units as reported on the OTC Bulletin Board on April 20, 2007, was $7.46, $1.50 and $8.95, respectively.

Key does not currently have any authorized or outstanding equity compensation plans.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low closing bid prices of our units as reported on the OTC Bulletin Board since our units commenced public trading on October 21, 2005. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	OTC Bulletin Board
	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low

2005 Fourth Quarter	—	—	—	—	$7.95	$7.40
2006 First Quarter	$7.06	$6.96	$1.09	$0.80	$8.10	$7.61
2006 Second Quarter	$7.22	$6.91	$1.00	$0.80	$8.12	$7.65
2006 Third Quarter	$7.20	$7.05	$0.88	$0.64	$7.83	$7.68
2006 Fourth Quarter	$7.11	$7.24	$0.72	$0.44	$7.68	$7.52
2007 First Quarter	$7.49	$7.24	$1.25	$0.40	$8.69	$7.66
2007 Second Quarter*	$7.49	$7.45	$1.50	$1.23	$8.95	$8.65

——————

*

Through April 20, 2007

Holders

As of April 20, 2007, there was one holder of record of our units, 13 holders of record of our common stock and one holder of record of our warrants.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Cay Clubs

There is no established public trading market for the membership interests of Cay Clubs. There are currently two holders of the Cay Clubs membership interests. Upon completion of the merger, all of the membership or other ownership interests of Cay Clubs will be owned by Key.

Dividends Upon Completion of the Merger

Upon completion of the merger with Cay Clubs, Key does not intend to pay any dividends on its shares of common stock. Rather, it intends to reinvest any earnings back into the combined company. At this time, the combined company anticipates that it will retain any earnings and will not pay dividends in the foreseeable future. The combined company also expects that any loan or credit facilities that it enters into will limit its ability to pay dividends.

DESCRIPTION OF SECURITIES

General

Key is currently authorized to issue 50,000,000 shares of common stock, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. As of April 23, 2007, 7,949,995 shares of common stock are outstanding, held by thirteen recordholders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant, which started trading separately as of the opening of trading on January 18, 2006. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $6.00 per share.

Common Stock

Key’s stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of Key’s initial stockholders, including all of its officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to Key’s initial public offering in accordance with the majority of the votes cast by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in Key’s initial public offering or purchased following the offering in the open market by any of Key’s initial stockholders, officers and directors. Additionally, Key’s initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of Key’s stockholders.

We will proceed with merger with Cay Clubs only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the merger with Cay Clubs and public stockholders owning less than 20% of the shares sold in our initial public offering exercise their conversion rights as discussed herein.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest (net of taxes payable, which taxes, if any, shall be paid from the trust fund), and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to our initial public offering if we are forced to liquidate.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Key’s amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by Key’s board of directors. Accordingly, Key’s board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement entered into at Key’s initial public offering prohibits Key prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. Key may issue some or all of the preferred stock to effect a business combination, although Key will not issue any preferred stock in the merger with Cay Clubs. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of Key. Although Key does not currently intend to issue any shares of preferred stock, Key cannot assure you that it will not do so in the future.

Warrants

Key currently has warrants outstanding to purchase 6,450,000 shares of Key common stock. Each warrant entitles the registered holder to purchase one share of Key’s common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

•

October 20, 2006.

The warrants will expire on October 19, 2009, at 5:00 p.m., New York City time. Key may call the warrants for redemption, including any warrants issued to the underwriters if they exercise their unit purchase option, with Maxim Group LLC’s prior consent, in whole and not in part; at a price of $.01 per warrant at any time after the warrants become exercisable; upon not less than 30 days’ prior written notice of redemption to each warrant holder; and if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Key.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or Key’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to Key, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Key will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

In connection with its initial public offering, Key agreed to sell to the representative of the underwriters an option to purchase up to a total of 300,000 units at a per-unit price of $8.80. The units issuable upon exercise of this option are identical to those offered in Key’s initial public offering except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the initial public offering).

Our Transfer Agent and Warrant Agent

The transfer agent for Key’s securities and warrant agent for Key’s warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

STOCKHOLDER PROPOSALS

Regardless of whether the merger with Cay Clubs is consummated, the Key 2007 annual meeting of stockholders will be held on or about __________, 2007, unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the 2007 annual meeting, you need to provide it to us by no later than ____________, 2007.

EXPERTS

The financial statements of Key as of December 31, 2006 and for the period from April 25, 2005 (inception) to December 31, 2005 included in this proxy statement have been audited by Rothstein, Kass and Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report included herein, and are included herein in reliance upon such report given upon authority of said firm as experts in accounting and auditing. Rothstein, Kass and Company, P.C. has acted as auditor for Key since its inception.

The combined financial statements of Cay Clubs as of December 31, 2006 and December 31, 2005 and for each of the three years ended December 31, 2006, 2005 and 2004 included in this proxy statement have been audited by Moore Stephens Lovelace, P.A., an independent registered public accounting firm as stated in their report herein so included in reliance on the report of such firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Key files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Key with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, DC. 20549.

You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, DC. 20549.

Key files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on Key at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this proxy statement relating to Key has been supplied by Key, and all such information relating to Cay Clubs has been supplied by Cay Clubs. Information provided by either of Key or Cay Clubs does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement, or if you have questions about the merger or the financing, you should contact:

Key Hospitality Acquisition Corporation
Attn: Jeffrey S. Davidson or Udi Toledano
4 Becker Farm Road
Roseland, New Jersey 07068
(973) 992-3707

INDEX TO FINANCIALS

Page
KEY HOSPITALITY ACQUISITION CORPORATION (a corporation in the development stage)
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2006	F-3
Statements of Operations for the period from April 25, 2005 (inception) to December 31, 2006	F-4
Statement of Stockholders’ Equity for the period from April 25, 2005 (inception) to December 31, 2006	F-5
Statement of Cash Flows for periods from January 1, 2006 to December 31, 2006, April 25, 2005 (inception) to December 31, 2006 and April 25, 2005 (inception) to December 31, 2005	F-6
Notes to Financial Statements	F-7

CAY CLUBS RESORTS AND MARINAS
Report of Independent Registered Public Accounting Firm	F-12
Combined Balance Sheets	F-13
Combined Statements of Income	F-14
Combined Statements of Changes in Members’ Equity	F-15
Combined Statements of Cash Flows	F-16
Notes to Financials	F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Key Hospitality Acquisition Corporation

We have audited the accompanying balance sheet of Key Hospitality Acquisition Corporation (a corporation in the development stage) as of December 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the periods from April 25, 2005 (inception) to December 31, 2005, January 1, 2006 to December 31, 2006 and April 25, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key Hospitality Acquisition Corporation (a corporation in the development stage) as of December 31, 2006, and the results of its operations and its cash flows for the period from April 25, 2005 (inception) to December 31, 2005, January 1, 2006 to December 31, 2006 and April 25, 2005 (inception) to December 31, 2006, are in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Key Hospitality Acquisition Corporation will continue as a going concern. As discussed in Note 1 to the financial statements, Key Hospitality Acquisition Corporation will face a mandatory liquidation if a business combination is not consummated by October 28, 2007, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 9, 2007

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

BALANCE SHEET

	December 31, 2005	December 31, 2006
ASSETS
Current assets
Cash	$930,836	$639,019

Prepaid expenses	99,208	51,260
Total current assets	1,030,044	690,279

Other assets,
cash and cash equivalents held in trust fund	47,180,715	48,757,617
Total assets	$48,210,759	$49,447,896

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Income taxes payable	60,000	$82,311
Derivative liability	5,482,500	2,967,000
Total current liabilities	5,542,500	3,049,311

Common stock, subject to possible redemption, 1,289,355 shares at redemption value plus interest income of $362,960 (net of taxes)	9,418,423	9,733,772

Stockholders’ equity
Preferred stock, $.001 par value, authorized 1,000,000 shares; none issued
Common stock, $.001 par value, authorized 50,000,000 shares; issued and outstanding 7,949,995 shares (which includes the 1,289,355 shares subject to possible redemption)	7,950	7,950
Paid-in capital in excess of par	33,060,355	33,060,355

Retained earnings	79,831	3,596,508
Total stockholders’ equity	33,148,136	36,664,813
	$48,210,759	$49,447,896

See accompanying notes to financial statements

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	January 1, 2006 to December 31, 2006	April 25, 2005 to December 31, 2005	April 25, 2005 to December 31, 2006

Interest income	$2,325,076	$306,292	$2,631,368
Unrealized gain from warrant liability	2,515,500		2,515,500

Operating costs	299,650	118,850	418,500

Net income before income taxes	$4,540,926	$187,442	$4,728,368

Income taxes	708,899	60,000	768,899

Net income	$3,832,027	$127,442	$3,959,469

Weighted average shares outstanding basic	7,949,995	1,662,647	5,983,733

Net income per share basic	$0.48	$0.08	$0.66

Weighted average shares outstanding diluted	8,959,624	1,662,647	7,260,799

Net income per share diluted	$0.43	$0.08	$0.55

Interest income attributable to common stock to possible conversion	315,349	47,611	362,960

Net income allocable to common stockholders not subject to possible conversion	3,516,678	79,831	3,596,508

See accompanying notes to financial statements

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY
For Period from April 25, 2005 (inception) to December 31, 2006

	Common Stock Shares	Amount	Paid-in Capital in Excess of Par	Retained Earnings	Stockholders’ Equity

Common shares issued on April 27, 2005 at a price of $.017 per share	1,499,995	$1,500	$23,500	$—	$25,000
Sale of 6,000,000 shares on October 28, 2005 at a price of $8 per share, net of underwriters’ discount and offering expenses (includes 1,199,400 shares subject to possible redemption)	6,000,000	6,000	44,514,514		44,520,514
Sale of an option on October 28, 2005 at a price of $100 for 300,000 units			100		100
Sale of 450,000 shares on November 16, 2005 at a price of $8 per share, net of underwriters’ discount and offering expenses (includes 89,955 shares subject to possible redemption)	450,000	450	3,375,553		3,376,003
Proceeds subject to possible redemption 1,289,355 shares			(9,370,812)		(9,370,812)
Adjustment for derivative liability			(5,482,500)		(5,482,500)
Net income allocable to common shareholders not subject to possible conversion				79,831	79,831
Balances, at December 31, 2005	7,949,995	$7,950	$33,060,355	$79,831	$33,148,136
Net income allocable to common shareholders not subject to possible conversion				3,516,678	3,516,678
Balances, at December 31, 2006	7,949,995	7,950	33,060,355	3,596,508	36,664,813

See accompanying notes to financial statements

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For Periods from January 1, 2006 to December 31, 2006,
April 25, 2005 (inception) to December 31, 2006 and
April 25, 2005 (inception) to December 31, 2005

	January 1, 2006 to December 31, 2006	April 25, 2005 (inception) to December 31, 2006	April 25, 2005 (inception) to December 31, 2005
Cash flows from operating activities
Net income	3,832,027	3,959,468	127,442
Increase (decrease) in cash attributable to change in
Derivative liabilities	(2,515,500)	(2,515,500)
Prepaid expenses	47,948	(51,260)	(99,208)
Accrued Legal fees	(25,000)		25,000
Accrued Accounting Fees	(24,000)		24,000
Accrued Franchise taxes	(52,700)		52,700
Income Taxes payable	22,310	82,310	60,000
Net cash provided by operating activities	1,285,085	1,475,019	189,934

Cash flows from Investing activities
Net cash used in investing activity, cash held in trust	(1,576,902)	(48,757,617)	(47,180,715)

Cash flows from financing activities
Proceeds from sale of common stock		25,000	25,000
Proceeds from notes payable, stockholders		151,000	151,000
Payment of notes payable, stockholders		(151,000)	(151,000)
Gross proceeds of public offering		51,600,000	51,600,000
Payments of costs of public offering		(3,703,483)	(3,703,483)
Sale of option		100	100
Net cash provided by financing activities	—	47,921,617	47,921,617

Net (decrease) increase in cash	(291,817)	639,019	930,836
Cash, beginning of period	930,836
Cash, end of period	639,019	639,019	930,836

Supplemental Schedule of non-cash financing activity:
Derivative liability	$2,967,000	$2,967,000	$5,482,500

Supplemental cash flow disclosures
Income taxes paid	$626,589	$626,589

See accompanying notes to financial statements

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Key Hospitality Acquisition Corporation (the “Company”) was incorporated in Delaware on April 25, 2005 as a blank check company whose objective is to acquire through a merger, capital stock exchange, asset acquisition or other similar business combination, an unidentified operating business in the hospitality industry.

All activity from April 25, 2005 (inception) to December 31, 2006 relates to the Company’s formation and public offering described below.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on October 20, 2005. The Company consummated two separate offerings on October 28, 2005 and then on November 16, 2005 and received cumulative net proceeds of approximately $47,897,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include an operating business that provides services and a “business combination” shall mean the acquisition by the Company of such a target business.

The Company’s efforts in identifying a prospective target business will not be limited to a particular industry, although management intends to focus on operating business in the hospitality industry. The Company believes that current and anticipated growth in hotels, gaming and hospitality services should create attractive opportunities with significant potential for capital appreciation.

An amount of $48,757,617 is being held in a trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee and invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of the Company’s founding stockholders, including all of its officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The Company will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in the offering exercise their conversion rights.

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the founding stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Offering.

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies – (continued)

Cash and Cash Equivalents

Cash equivalents consist of money market and other high quality instruments with an initial maturity of three months or less. Such investments are stated at cost, which approximates market value.

Income Taxes

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Common Stock

In August 2005, the Board of Directors of the Company approved a five-for-six reverse stock split to all shareholders of record on August 22, 2005 and in October 2005, the Board of Directors approved a second, six-for-ten stock split to all shareholders of record on October 12, 2005. All transactions and disclosures in the financial statements, related to the Company’s common stock, have been adjusted to reflect the effects of the stock splits.

Net Income Per Common Share

The Company complies with SFAS No. 128, “Earnings Per Share.” SFAS No. 128 requires dual presentation of basic and diluted income per share for all periods presented. Basic income per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then share in the income of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Warrant Liability

The Company has outstanding warrants which provide for the Company to register the shares underlying the warrants and is silent as to the penalty to be incurred in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise. Under ElTF No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock” (“EITF 00-19”), registration of the common stock underlying the warrants is not within the Company’s control. As a result, the Company must assume that it may be required to settle the warrants on a net cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Furthermore, EITF 00-19 requires the Company to record the potential settlement liability at each recording date using the current estimated fair value of the warrants, with any charges being recorded through the Company’s statement of operations. The potential settlement obligation will continue to be reported as a liability until such time that the warrants are exercised, expire or the Company is otherwise able to modify registration requirements to remove the provisions that require this treatment. The fair value of the warrant liability is determined based upon the outstanding warrants at December 31, 2006 of 6,450,000 at the trading value of $.46 per warrant. The trading value of the warrant was determined based upon the last sales price as of the last business day of the year.

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies – (continued)

Recently Issued Accounting Standards

On July 13, 2006, the Financial Accounting Standards Board (FASB) released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax benefits of positions nor deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. At this time, management is evaluating the implications of FIN 48 and its impact on the financial statements has not yet been determined.

In addition, in September 2006, the Statement of Financial Accounting Standard No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS 157 will have on the Company’s financial statements and their disclosures and its impact has not yet been determined.

2. Initial Public Offering

On October 28, 2005, the Company sold 6,000,000 units (“Units”) at a price of $8 per share in the Offering. On November 16, 2005, the Company sold an additional 450,000 Units at a price of $8 per share to cover the over-allotment granted to the underwriters. Each Unit consists of one share of the Company’s common stock, $.001 par value, and one Redeemable common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Offering and expiring four years from the date of the prospectus.

3. Income Taxes

The Company’s provision for income taxes reflects the application of federal, state and statutory city statutory rates to the Company’s net income before taxes. The effective tax rate was 15% for the period April 25, 2005 (date of inception) to December 31, 2006.

Components of the provision for income taxes as of December 31, 2006 and 2005 are as follows:

	2006	2005

Current
Federal	$561,758	$54,600
State	187,131	5,400
Total Current	$768,889	$60,000

The effective income tax rate differs from the statutory rate of 34% principally due to the effect of the state income taxes. There is a permanent difference in the unrealized gain on the warrant liability.

Income tax expense for the years ended December 31, 2006 and 2005 was $708,889 and $60,000 respectively. The expense is for current federal income taxes.

4. Commitments and Contingencies

The Company has agreed to pay up to $7,500 a month in total for office space and general and administrative expenses to related entities of two stockholders. Upon completion of a business combination or liquidation, the Company will no longer be required to pay these monthly fees.

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Commitments and Contingencies – (continued)

The Company has also agreed to sell Maxim Group LLC, the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 300,000 units at a per-unit price of $8.80. The units issuable upon exercise of this option are also identical to those offered in the Offering except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering.)

The sale of the option was accounted for as an equity transaction. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.28 per unit, or $ 984,000 total, using an expected life of five years, volatility of 44.23% and a risk-free interest rate of 3.85%.

The volatility calculation of 44.23% is based on the 365-day average volatility of a representative sample of eight (8) companies with market capitalizations under $500 million that management believes to be engaged in the business of hotels, gaming or hospitality services industry (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the prospectus with respect to the issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at prices below its exercise price.

5. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

6. Subsequent Event

On March 22, 2007, the Company entered into an agreement and plan of merger (“Merger Agreement”) by which it will acquire Cay Clubs LLC and its affiliated companies (collectively, “Cay Clubs”). Since its founding in December 2004, Cay Clubs has focused on creating exclusive full-amenity destination resorts for guests and lifestyle communities for its member-owners. These include 15 properties and marinas in desirable locations, nine of which are in the Florida Keys. Cay Clubs has over 1,000 wet and dry boat slips and 12 restaurants on its properties. The properties include three Cay Clubs related to its strategic partnership with IMG sports/educational academies, the largest school created for young athletes and a leading provider of comprehensive sports training for all ages – in Bradenton and Orlando, Florida, and Crested Butte, Colorado. The newest Cay Club, in Las Vegas, is currently in the opening phase and there are several additional Cay Clubs in the development pipeline.

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

6. Subsequent Event – (continued)

In exchange for all of the membership interests of Cay Clubs LLC outstanding immediately prior to the acquisition, the Company will issue 50,000,000 shares of its common stock and, provided that the transactions contemplated by an agreement with a third party are completed, an additional amount of 24,666,666 shares, which will be placed in escrow at closing pursuant to an escrow agreement as described below and may be subject to forfeiture to the Company in accordance with the following performance criteria:

•

For 2007, 4,333,333 shares will be earned if net income exceeds $50 million; an additional 5,333,333 shares if net income exceeds $60 million; and 5,333,333 shares if the Company common stock trades above $11.24 for 30 consecutive days. However, the maximum number of shares earned in 2007 is capped at 12,333,333 shares even if all three milestones are met.

•

For 2008, 4,333,333 shares will be earned if net income exceeds $70 million; an additional 5,333,333 shares if net income exceeds $78 million; and 5,333,333 shares if the Company common stock trades above $13.99 for 30 consecutive days. However, the maximum number of shares earned in 2008 is capped at 12,333,333 shares even if all three milestones are met.

Except for those shares retained in the escrow for the purpose of setting aside certain earned shares for the possible satisfaction of indemnification obligations, any shares in escrow that become earned shares based on the achievement of the performance criteria set forth above shall be released from escrow and delivered to the Clark Trust and Mr. Schwarz, the principals of Cay Clubs LLC, pro rata in accordance with the distribution of the merger consideration.

The Company also will adopt a stock plan under which an aggregate of approximately 3,000,000 shares will be available for grant under options and restricted stock awards to employees of the combined company.

Funds raised by the Company in its initial public offering in October 2005 currently being held in trust totaling approximately $48.7 million will be used to fund Cay Clubs’ future growth.

The combined company will operate as Cay Clubs Inc. and will seek to list its common stock for trading on a national stock exchange effective upon closing.

The proposed merger has been unanimously approved by the Board of Directors of the Company and the Members of Cay Clubs. It is subject to the approval by a majority of the shareholders of the Company in person or by proxy at a meeting to be held for that purpose as well as certain closing conditions. In addition, the Company will not complete the merger if its stockholders holding 20% or more of the stock issued in its initial public offering both vote against the merger and elect to convert their shares of common stock into a pro rata share of the funds in the Company’s trust account, as set forth in the Company’s certificate of incorporation.

MOORE STEPHENS LOVELACE, P.A.
CERTIFIED PUBLIC ACCOUNTANTS AND MANAGEMENT CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members
Cay Clubs Resorts and Marinas
Clearwater, Florida

We have audited the accompanying combined balance sheets of Cay Clubs Resorts and Marinas as of December 31, 2006 and 2005, and the related combined statements of income, changes in members’ equity, and cash flows for the years ended December 31, 2006, 2005 and 2004. The combined financial statements are the responsibility of the management of Cay Clubs Resorts and Marinas. Our responsibility is to express an opinion on the combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying combined financial statements referred to above present fairly, in all material respects, the combined financial position of Cay Clubs Resorts and Marinas as of December 31, 2006 and 2005 and the combined results of their operations and their cash flows for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Lovelace, P.A.
Moore Stephens Lovelace, P.A.

Clearwater, Florida
April 16, 2007

COMBINED BALANCE SHEETS

	December 31, 2006	December 31, 2005
ASSETS

Current assets
Cash	$17,952,264	$13,361,899
Accounts receivable	8,486,901	8,629,666
Due from affiliates, net	9,343,035	3,777,748
Prepaid expenses	3,319,643	806,422
Deposits on contracts	14,840,635	5,435,111
Other current assets	4,782,323	3,276,690
Real estate held for sale and investment	108,619,304	97,369,880
Total current assets	167,344,105	132,657,416

Property & equipment, net	68,226,518	14,951,361

Due from members	853,091	9,279,052

Other assets	346,974	807,119
Total assets	$236,770,688	$157,694,948

LIABILITIES & MEMBERS’ EQUITY

Current liabilities
Accounts payable	$55,753,631	$11,628,282
Accrued expenses	27,738,249	7,688,859
Notes payable, current maturities	73,843,525	80,990,052
Total current liabilities	157,335,405	100,307,193

Long-term liabilities
Notes payable, net of current maturities	13,698,824	2,948,824
Membership programs	25,477,076	20,347,500
Total liabilities	196,511,305	123,603,517

Members’ equity	40,259,383	34,091,431
Total liabilities & members’ equity	$236,770,688	$157,694,948

The accompanying notes to the financial statement’s are an integral part of these statements.

COMBINED STATEMENTS OF INCOME

	For the Years Ended December 31,
	2006	2005	2004
Revenues:
Real Estate	$302,212,795	$188,765,692	$4,189,181
Resorts	20,279,906	5,536,155	—
Total net revenue	322,492,701	194,301,847	4,189,181

Operating expense:
Real Estate	249,484,740	157,300,525	3,914,355
Resorts	20,729,984	8,053,503	—
Total segment operating expense	270,214,724	165,354,028	3,914,355

Depreciation and amortization	3,508,556	1,154,368	84,950
Income from operations	48,769,421	27,793,451	189,876

Interest expense	2,185,257	353,840	402,142
Other expense	26,392	22,135	58,103
Net income (loss)	$46,557,772	$27,417,476	$(270,369)

The accompanying notes to the financial statement’s are an integral part of these statements.

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Years Ended December 31,
	2006	2005	2004
Members’ Equity
Balance, beginning	$34,091,431	$4,579,974	$—
Members’ contributions	1,058,000	13,724,881	5,369,389
Net income (loss)	46,557,772	27,417,476	(270,369)
Members’ distributions	(41,447,820)	(11,630,900)	(519,046)
Balance, ending	$40,259,383	$34,091,431	$4,579,974

The accompanying notes to the financial statement’s are an integral part of these statements.

COMBINED STATEMENTS OF CASH FLOW

	Years Ended December 31,
	2006	2005	2004
Cash Flows from Operations
Net income (loss)	$46,557,772	$27,417,476	($270,369)
Adjustments to reconcile net income to net cash
Depreciation and amortization	3,508,556	1,154,368	84,950
Change in accounts receivable allowance	—	410,199	—
Decrease (Increase) in:
Account receivable	142,765	(8,555,058)	(484,807)
Due from affiliates, net	(5,565,287)	(3,464,371)	(313,377)
Prepaid expenses	(2,513,221)	(587,569)	(218,853)
Other current assets	(1,505,633)	(2,812,169)	(464,521)
Due from members	8,425,961	(9,279,052)	—
Other assets	460,145	(785,489)	(21,630)
Increase in:
Accounts payable	44,125,349	10,674,555	953,727
Accrued expenses	20,049,390	7,236,644	452,215
Membership programs	5,129,576	18,332,500	2,015,000
Net cash provided by (used in) operations	118,815,373	39,742,034	1,732,335

Cash Flows from Investment Activities
Deposits on contracts	(9,405,524)	(3,935,438)	(1,499,673)
Purchases of real estate held for sale and investment	(11,249,424)	(94,244,229)	(3,125,651)
Purchases of property and equipment	(56,783,713)	(15,386,962)	(803,717)
Net cash used in investing activities	(77,438,661)	(113,566,629)	(5,429,041)

Cash Flows from Financing Activities
Cash flows provided by:
Proceeds from notes payable	77,350,820	88,060,080	181,745
Members’ contributions	1,058,000	13,724,881	5,369,389
Cash flows provided by financing activities	78,408,820	101,784,961	5,551,134
Cash flows used in:
Payments on notes payable, project related	(73,747,347)	(4,302,949)	—
Members’ distributions	(41,447,820)	(11,630,900)	(519,046)
Cash flows used in financing activities	(115,195,167)	(15,933,849)	(519,046)
Net cash provided by (used in) financing activities	(36,786,347)	85,851,112	5,032,088
Net increase in cash	4,590,365	12,026,517	1,335,382
Cash, beginning of year	13,361,899	1,335,382	—
Cash, end of year	$17,952,264	$13,361,899	$1,335,382

The accompanying notes to the financial statement’s are an integral part of these statements.

NOTES TO FINANCIALS

Note 1 — Organization, Basis of Presentation and Description of Activities

Organization and Basis of Presentation

Cay Clubs Resorts and Marinas (“Cay Clubs” or the “Company”) operates through two primary divisions: Cay Clubs Real Estate Development and Cay Clubs Resort Operations. Each division consists of several limited liability companies (“LLCs”) which are being combined in these financial statements based on common management. All significant intercompany accounts and transactions have been eliminated during combination.

Additional entities have been added to the 2006 combination as a result of the proposed transaction with Key Hospitality Acquisition Corporation (see Note 7). Accordingly, the 2005 reported amounts have been recast to include the additional entities for comparison purposes.

Description of Activities

The Company commenced operations in 2004 and is engaged in the acquisition, ownership, development, management and sale of real estate in selected target markets, primarily waterfront developments in Florida, typically individual condominiums in amenity-rich, destination resort environments. Although a variety of projects have been acquired, the typical property is a waterfront assemblage with an associated marina and current or planned retail and resort amenities. The majority of the condominiums are located in Florida, however the Company has expanded into non-waterfront locations in Florida and properties in Las Vegas and Colorado.

Although projects are acquired under a variety of arrangements, the typical structure includes an Option Agreement and related Operating Agreement. The Option Agreement typically provides for the Company to purchase individual condo units, boat slips and other property, while the Operating Agreement grants the Company full authority and fiscal responsibility for all aspects of project management, development and sales.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates include estimates of future cash flow used in evaluating potential impairment of long-lived assets, allocation of property cost to individual components of real estate assets acquired, estimated costs associated with development and sale of real estate properties, collectibility of accounts receivable and required allowances for doubtful accounts. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances in financial institutions which, from time to time, may exceed Federally-insured limits. The Company periodically assesses the financial condition of these institutions and believes that the risk of loss is minimal.

NOTES TO FINANCIALS

Note 2 — Summary of Significant Accounting Policies – (continued)

Accounts Receivable

Accounts receivable consists primarily of rents and operating cost recoveries due from condominium owners, receivables associated with initial memberships and other guest receivables. The Company maintains an allowance for potential uncollectible receivables. The allowance is estimated based on a specific review of the Company’s receivables as well as management’s experience with collections and current economic and business conditions. The allowance for doubtful accounts was $410,199 at December 31, 2006 and 2005.

Real Estate Held for Sale and Investment

Real estate held for sale and investment consists of acquired land and land improvements, tangible property, carrying costs (including capitalized interest), property taxes and other costs related to acquiring inventory and preparing it for development and sale. Real estate held for sale and investment is carried at the lower of cost or fair value determined by evaluation of individual projects. Whenever events or circumstances indicate that the carrying value of real estate held for sale and investment may not be recoverable, the related assets are written down to their estimated fair value less selling costs. No impairment was recorded during the years ended December 31, 2006, 2005, or 2004.

Upon the completion and closing of each condominium unit sale, the Company expenses that unit’s pro-rata share of all related project costs, including sales and marketing costs, using the relative sales value method.

Financing Costs

Costs related to the issuance of project related debt are deferred as project costs and expensed as the project’s unit sales are recorded.

Capitalized Interest and Real Estate Taxes

Capitalized interest and real estate taxes incurred relating to for-sale condominium projects are capitalized during the active development period and are charged to cost of sales as related units are sold.

Marketing and Advertising Costs

Marketing costs incurred in connection with for-sale communities are capitalized and charged to cost of sales as sales revenue is recognized. Total expense charged to cost of sales for the years ended December 31, 2006, 2005 and 2004, was $1,381,359, $2,723,787 and $815,352, respectively. All other advertising costs are charged to operations when incurred. These costs amounted to $2,641,794, $1,168,532 and $7,521 for the years ended December 31, 2006, 2005 and 2004, respectively.

Property and Equipment

Property and equipment acquired by the Company are carried at cost unless impairment is determined to exist. Major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is provided primarily using the straight-line method over the useful lives of the various classes of assets.

NOTES TO FINANCIALS

Note 2 — Summary of Significant Accounting Policies – (continued)

The Company periodically evaluates the recoverability of the carrying value of its long lived assets. If expected future cash flows (undiscounted and excluding interest costs) of an asset (both the estimated annual cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are less than the asset’s carrying value, the asset is written down to its fair value. The estimation of expected future net cash flows is inherently uncertain and relies, to a considerable extent, on assumptions regarding current and future economic and market conditions and the availability of capital. No impairment losses have been recorded in the financial statements.

Revenue Recognition Policies

Condominium Sales

Revenue from sales of condominium units and the related profit are recognized in accordance with SFAS No. 66, “Accounting for Sales of Real Estate,” when the risks and rewards of ownership are transferred to the buyer, when the consideration received can be reasonably determined and when the Company has substantially completed its obligations to perform certain supplementary development activities. Consideration is reasonably determined and considered likely of collection when the Company has signed sales agreements and has determined that the buyer has demonstrated a commitment to pay. The buyer’s commitment to pay is supported by the level of their initial investment, the Company’s assessment of the buyer’s credit standing and whether the buyer’s stake in the property is sufficient to motivate the buyer to honor their obligation to it.

Real Estate Operating Expense

Costs of real estate transactions include direct project costs, common cost allocations (primarily determined on relative sales value) and may include accrued commitment liabilities for costs to be incurred subsequent to the sales transaction. Estimates of project costs and cost allocations are reviewed at the end of each financial reporting period until a project is substantially completed and available for sale. Costs are revised and reallocated as necessary for material changes on the basis of current estimates and are reported as a change in estimate in the current period.

Resort Operations

After purchasing a condominium unit in one of the Company’s resorts, certain unit owners may choose to enter into agreements with the Company’s property management division to manage the units on behalf of the owners. These agreements provide, among other things, for the Company to rent the units to resort guests and to share the rental income with the owner after first being reimbursed for the costs of maintaining and marketing the unit.

The Company offers certain condominium unit purchasers a lease program which provides for the Company to lease the unit from the purchaser for a specified period of time, generally one to two years. Profit on condominium unit sales that are subject to leaseback arrangements is reduced by the value of the lease payments. The Company may rent the unit and retain all of the rental income earned during the period. Revenues derived from rentals are recorded in the period unit occupancy is provided. Rental revenue amounted to $8,001,063 and $1,799,059 during the years ended December 31, 2006 and 2005, respectively. There was no rental revenue received in 2004.

NOTES TO FINANCIALS

Note 2 — Summary of Significant Accounting Policies – (continued)

Apartment and Commercial Rentals

Rental revenue is recognized using the straight-line method. Lease terms for the Company’s apartment units are generally for one year or less. Lease terms for commercial properties are typically from three to five years. Rental concessions are accumulated and amortized using the straight-line method over the lease term.

Membership Programs

The Company’s property management division also provides a membership program to purchasers of condominium units. The membership program entitles owners the rights to use certain resort amenities and to receive discounts on certain resort services. The Company requires the purchase of a non-transferable membership with each condominium unit sale. The membership agreement provides that when a unit owner sells a unit, the Company must refund the seller their membership value. If the value of memberships has changed since the original sale, the seller is entitled to the greater of their original membership value or eighty percent of the new membership value. Accordingly, these refundable membership proceeds are recorded as a liability in the Company’s balance sheets and are not recognized as revenue. Payments of refunds are charged against the membership program liability account which represents the Company’s membership refund obligation as of the balance sheet date. During the years ended December 31, 2006 and 2005, 553 and 938 membership programs were sold at average selling prices of $19,521 and $19,512, respectively. As of December 31, 2006 and 2005, the Company had membership programs of $25,477,076 and $20,347,500, respectively.

Boat Dealership

The Company operates a full service boat dealership and service department. Dealership sales are recognized upon delivery of goods or services to a customer. Cost of sales includes the cost of parts and labor used to prepare boats for sale, as well as transportation and other incremental expenses associated with acquiring boat inventory. Manufacturer incentives and rebates for new boat inventory are recognized as a reduction to such inventory when the Company purchases the boats. Volume-based incentives are recognized as a reduction to cost of sales when achievement of qualifying sales volumes is determined to be probable. Revenue from service activities is recognized as services are performed.

Business Segments

Cay Clubs operates its business and generates its revenues through two informal divisions: Real Estate Development and Resort Operations. Our Real Estate Development operations look to position resorts primarily on waterfront property, especially if it has related or adjacent marina facilities, and at opportunities and locations for new or expanded IMG academies. Once a resort is fully developed and sold out, Cay Clubs will own only the common areas and amenities at the resort. The individual condo hotel units will be owned by individual owners, but managed; to the extent such owners opt to include their condo units in the rental program, together with the amenities and the resort as a whole, by Cay Clubs’ Resort Operations division. The focus of our Resort Operations division is the operation of the individual resort hotel operations together with the related amenities, within the overall Cay Club’s membership program. These operations consist of all of the businesses we own or operate at the resorts as well as the resorts themselves.

NOTES TO FINANCIALS

Note 2 — Summary of Significant Accounting Policies – (continued)

Income Taxes

Each of the entities comprising the Company has elected to be recognized as pass-through entities for federal and state income tax purposes. As a result, the Company’s owners are responsible for income taxes on the Company’s taxable income, whether or not that income is actually distributed. Accordingly, the combined financial statements do not include any provision or liability for income taxes.

Credit Risk Concentrations

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of net amounts due from affiliates and members and accounts receivable. The majority of the Company’s accounts receivable is derived from rents and operating cost recoveries due from condominium owners, as well as receivables associated with initial memberships and other guest receivables. Concentration of credit risk with respect to accounts receivable is considered to be limited due to the nature of the customer base and the diversity of location of operations. The Company performs ongoing evaluations of its receivables and maintains an allowance for potential uncollectible receivables which is estimated based upon managements experience with collections, as well as current business and economic conditions.

Fair Value of Financial Instruments

The carrying value of mortgage and other notes payable approximates fair value due to the short term nature of the obligations and the approximate market rate of interest on each instrument.

Note 3 — Property and Equipment

Property and equipment consist of the following:

	Estimated Useful Life	2006	2005

Buildings and site improvements	15 to 27.5 years	$46,329,458	$5,992,872
Boats	15 years	3,711,791	3,436,824
Aircraft	7 years	6,781,480	4,519,129
Computer and peripheral equipment	3 to 5 years	1,434,112	771,366
Machinery and equipment	3 to 5 years	3,723,151	1,383,476
Furniture and fixtures	3 to 10 years	461,150	87,012
		62,441,142	16,190,679
Less accumulated depreciation and amortization		(4,747,874)	(1,239,318)
		57,693,268	14,951,361
Land		10,533,250	—
Property and equipment, net		$68,226,518	$14,951,361

Depreciation expense for the years ended December 31, 2006, 2005 and 2004 was $3,508,556 and $1,154,368, and $84,950 respectively.

NOTES TO FINANCIALS

Note 4 — Notes Payable

Notes payable are comprised as follows:

	2006	2005

$9,750,000 term loan; interest at prime +4% per annum with a floor of 11.25%; unpaid balance due on January 31, 2008; collateralized by certain real and personal property	$9,750,000	$—
$22,000,000 term loans; interest at prime +4% per annum or 12.25% whichever is greater; unpaid balance due December 31, 2007; collateralized by certain real and personal property	22,000,000	—
$1,712,281 promissory note with interest at 12%; interest and principal due on November 10, 2007; collateralized by certain real and personal property	1,712,281	—
$10,650,000 term loan; interest at prime +4% per annum or 12.25% whichever is greater; unpaid balance due November 9, 2007; collateralized by certain real and personal property	6,975,000	—
$9,000,000 term loans; interest at 9%; unpaid principal due on December 1, 2007; collateralized by certain real and personal property	9,000,000	—
$9,562,000 term loan; interest at prime +5% per annum or 13.25% whichever is greater; unpaid balance due January 29, 2007; collateralized by certain real and personal property	9,562,500	—
$1,451,214 notes payable; interest at 6.0% to 6.34% per annum; unpaid principal due at various dates between February 2007 and September 2008	713,219	403,003
$24,000,000 term loans; interest at LIBOR plus 2.65% interest due monthly; paid in September 2006; collateralized by certain real property, personal property and all leases	—	21,752,093
$34,132,080 term loan; interest at 17% per annum; paid in August 2006; collateralized by certain real property, personal property, leases and membership interests	—	33,185,780
$20,000,000 term loan; interest at prime plus 1%; interest due monthly; unpaid principal due on March 22, 2007; collateralized by certain real property, personal property and all leases; advance restrictions based on fair market value of the associated real property	16,728,000	18,670,000
$6,750,000 term loan; interest at 11% per annum; interest due monthly; principal due upon maturity in July 2007; collateralized by certain real property, personal property, leases and membership interests	6,750,000	6,750,000
$4,719,493 term loans; used to acquire aircraft; interest at 7.58% to 8.25% per annum; monthly payments aggregating $42,407 including interest; unpaid principal due at various dates between January 2009 and August 2009; collateralized by the related aircraft	4,351,349	3,178,000
	87,542,349	83,938,876
Less current maturities	(73,843,525)	(80,990,052)
Notes payable, net of current maturities	$13,698,824	$2,948,824

NOTES TO FINANCIALS

Note 4 — Notes Payable – (continued)

With regard to the $20,000,000 term loan, the Company has obtained a verbal commitment from the lender to modify and extend the maturity of this loan to March 22, 2008.

The following is a schedule, by year, of the principal payments required on these notes payable:

Year Ended December 31,	Amount
2007	$73,843,525
2008	10,171,649
2009	3,524,175

Interest paid, including capitalized amounts of $15,044,439, $6,577,273 and $402,142, aggregated $17,229,696, $6,931,113 and $1,314,236, for the years ended December 31, 2006, 2005 and 2004, respectively. Interest expense of $2,185,257, $353,840, and $912,095 for the years ended December 31, 2006, 2005 and 2004, respectively, is included in operating expenses in the accompanying combined statements of income.

Note 5 — Related Party Transactions

The Company has recorded advances due from its members in the amount of $853,091 and $9,279,052 at December 31, 2006 and 2005, respectively. This balance is uncollateralized, non-interest bearing, has no formal repayment terms and is not expected to be repaid within the next 12 months. In addition, the Company has sales with a related party, which represent less than one percent of revenues.

At December 31, 2006 and 2005, net advances due from affiliates amounted to a total of $9,343,035 and $3,777,748, respectively. These advances are uncollateralized, non-interest bearing and have no stipulated terms of repayment, however, management expects these amounts to be collected within 12 months. Accordingly, they are classified in current assets in the accompanying balance sheets.

Note 6 — Commitments and Contingencies

Litigation

The Company is involved in litigation arising in the ordinary course of business. While the ultimate outcome of these matters is not presently determinable, it is the opinion of management that the resolution of outstanding claims will not have a material adverse effect on the financial position or results of operations of the Company.

Sunvest Relationship

The Company periodically utilizes Sunvest Communities U.S.A. L.C. (“Sunvest”) to finance real estate projects to be used by the Company in its overall business. Once a target project is identified by the Company and acquired by Sunvest, the Company executes and delivers to Sunvest: (a) an option agreement, which permits the Company to acquire individual condominium units for sale to third-party consumers in the ordinary course of the Company’s business and (b) a lease agreement providing the Company with contractual possessory rights to the target project in order to perform marketing, sales and management functions prior to the sale of all of the units subject to the option agreement. Generally, once all of the units subject to the option agreement are purchased, the lease agreement and the option agreement with Sunvest automatically terminates and Sunvest no longer owns any interest, intangible or otherwise, in the target project. Thereafter, the Company operates the target project as a condo hotel in accordance with its business plan.

NOTES TO FINANCIALS

Note 6 — Commitments and Contingencies – (continued)

The Company believes that its relationship with Sunvest is good but cannot assure that Sunvest will continue to acquire real estate projects to be used by the Company in its overall business plan. Disruption of the relationship with Sunvest could impact the Company’s ability to acquire sufficient inventory of condominium units for sale to third party purchasers and could negatively affect the Company’s financial position and operations.

IMG Academies Relationship

Cay Clubs has entered into several co-branding and co-marketing agreements with IMG Academies, LLP (“IMGA”). The primary agreement, entered into on October 1, 2006 (the “Primary IMGA Agreement”) provides for (i) a license of Cay Clubs’ trademarks to IMGA and a license of IMGA’s trademarks to Cay Clubs, (ii) an exclusive developer relationship, and (iii) annual fees and royalties.

In partial consideration of the rights to be provided, Cay Clubs is required to pay to IMGA each contract year a “Guaranteed License Fee” in the amount of $2,000,000 payable in four installments of $500,000. In addition, Cay Clubs is required to pay IMGA a royalty equal to 2% of the sales proceeds, as defined in the agreement, during each contract year of the term, against which Cay Clubs may credit the Guaranteed License Fee actually paid for the contract year in which the royalty is earned.

Note 7 — Subsequent Events

The following significant events occurred subsequent to December 31, 2006:

On January 31, 2007, the Company has entered into an option agreement to acquire a 376 unit apartment complex in Bradenton, Florida. The total acquisition price, assuming options are exercised on all of the available units, could aggregate approximately $84,000,000. The Company plans to reposition the project as a destination resort.

On March 22, 2007 the Company entered into a definitive merger agreement with Key Hospitality Acquisition Corporation (“Key Hospitality”). Under the terms of the agreement, Key Hospitality will acquire all of the equity of privately-held Cay Clubs in exchange for 50 million newly-issued shares of common stock of Key Hospitality to be issued at closing. The combined company will operate as Cay Clubs Inc. and will seek to list its common stock for trading on a national stock exchange effective upon closing. The merger is expected to be completed by the third quarter of 2007.

On March 30, 2007, the Company’s members sold 100% of their membership interest in CCH CCI, LLC an entity which owned and operates a commercial office building located in Clearwater, Florida. CCH CCI, LLC was included in these combined financial statements. The interest was sold for $37,500,000. The buyer assumed an $18,000,000 note payable secured by the commercial office building. The Company also received a note from the buyer in the amount of $12,500,000. The note receivable requires monthly interest payments, which bears an adjustable interest rate calculated at prime, with the principal balance due on April 1, 2017. The Company’s corporate headquarters is located in commercial office building. The Company has entered into a lease agreement with the buyer to retain its corporate office location.

During 2007, the Company has entered into an option agreement to acquire 263 luxury condominium units in Crested Butte, Colorado. The total acquisition price, assuming options are exercised on all of the available units, could aggregate approximately $67,800,000. The Company plans to reposition the project as Crested Butte Cay Club Resort & Academy, a premium ski-in/ski-out hotel located at the base of Crested Butte Mountain.

NOTES TO FINANCIALS

Note 7 — Subsequent Events – (continued)

The Company has also entered into an agreement to manage four properties in the Florida Keys. The Company will also market and sell 179 condo units located at the four properties.

The Company’s members entered into an agreement with Sunvest Global, L.L.C. (“Global”), a subsidiary of Sunvest, whereby Global may acquire an ownership in the Company in exchange for assets having a fair market value of $75,000,000.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

KEY HOSPITALITY ACQUISITION CORPORATION,

KEY MERGER SUB, LLC,

CAY CLUBS LLC

AND

THE MEMBERS OF CAY CLUBS LLC

DATED AS OF MARCH 22, 2007

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 22, 2007, by and among Key Hospitality Acquisition Corporation, a Delaware corporation (“Parent”), Key Merger Sub, LLC, a Florida limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Cay Clubs LLC, a Florida limited liability company (the “Company”), and each of the persons listed under the caption “Members” on the signature page hereof, such persons being all of the members of the Company (each a “Member” and, collectively, the “Members”).

RECITALS

WHEREAS, the Boards of Directors of Parent and Merger Sub and the Board of Directors of the Company have each declared it to be advisable and in the best interests of each company and their respective stockholders and owners that Parent and the Company combine in order to advance their long-term business interests; and

WHEREAS, the Boards of Directors of Parent and Merger Sub and the Board of Directors of the Company have each approved this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), in accordance with the Florida Limited Liability Company Act, Chapter 608 (the “Florida Act”) and the terms and conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent and the Members becoming stockholders of Parent; and

WHEREAS, for federal income tax purposes, it is intended the Members will not recognize any gain or loss as a result of the Merger based upon Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.3), in accordance with the Florida Act and the terms and conditions of this Agreement, Merger Sub shall be merged with and into the Company. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company, as the surviving entity in the Merger, shall continue its existence under the Florida Act as a wholly owned subsidiary of Parent. The Company as the surviving entity after the Merger is hereinafter sometimes referred to as the “Surviving Entity.”

1.2 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VIII, and subject to the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI, the closing of the Merger and other transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. (Eastern Standard Time) on a date to be mutually agreed upon by the parties (the “Closing Date”), which date shall be no later than the second Business Day (as defined below) after all the conditions set forth in Article VI (excluding conditions that, by their nature, cannot be satisfied until the Closing) shall have been satisfied or waived in accordance with the terms of this Agreement, unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. in New York, New York. For purposes of this Agreement, “Business Day” shall mean any day on which banks are permitted to be open in New York, New York.

1.3 Effective Time. Subject to the provisions of this Agreement, on the Closing Date or as soon thereafter as is practicable the parties shall cause the Merger to become effective by executing and filing in accordance with the Florida Act a certificate of merger with the Secretary of State of the State of Florida in substantially the form of Exhibit A attached hereto (the “Certificate of Merger”), the date and time of such filing, or such later date and time as may be agreed upon by the parties and specified therein, being hereinafter referred to as the “Effective Time.”

1.4 Effect of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and in the Florida Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the assets, properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

1.5 Certificate of Formation and Limited Liability Company Agreement. From and after the Effective Time and without further action on the part of the parties, the Certificate of Formation of the Company immediately prior to the Effective Time shall be the Certificate of Formation of the Surviving Entity until amended in accordance with the terms thereof. From and after the Effective Time, the operating agreement set forth on Exhibit B attached hereto shall be the operating agreement of the Surviving Entity until amended in accordance with terms thereof.

1.6 Merger Consideration.

(a) The aggregate consideration (the “Merger Consideration”) to be paid or reserved for issuance by Parent and Merger Sub in the Merger to the Members shall be (1) 50,000,000 fully paid and non-assessable shares of common stock of Parent, par value $0.001 per share (the “Parent Common Stock”), and (2) 24,666,666 shares of Parent Common Stock which shall be deposited in and subject to the Escrow created and established pursuant to Section 1.15 provided that all the transactions contemplated by the Optioned Property Provider Agreement (as defined in Section 2.3(a)) have been completed (in any event, such shares to be deposited in the Escrow shall sometimes be referred to as the “Escrow Shares”). At the Effective Time, each Company Membership Interest held by a Member immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of such Member, be converted automatically into and become the aggregate of the Merger Consideration and shall be allocated among the Members as set forth on Schedule 1.6(a) (which Schedule shall be amended from time to time to reflect the addition of any new Members to the Company and which final Schedule shall be delivered at least one week prior to Closing). In the event that the transactions contemplated by the Optioned Property Provider Agreement have not closed prior to the Closing Date, the first 12,500,000 shares of Parent Common Stock that would have been Earned Shares will not be issued and the balance of 12,166,666 shares of Parent Common Stock will be issued and deposited in Escrow and constitute part of the Merger Consideration and be subject to return to Parent in accordance with the provisions of Section 1.19.

(b) From and after the Effective Time, all membership interests of the Company, (together, “Company Membership Interests”) (other than any Company Membership Interests to be canceled and retired pursuant to Section 1.7) shall be deemed canceled and shall cease to exist, and each holder of a Company Membership Interest shall cease to have any rights with respect thereto except as set forth herein or under applicable law. As soon as practicable after the Effective Time, Parent shall furnish one or more certificates representing the prescribed number of shares of Parent Common Stock to the Members in accordance with Section 1.14 hereof.

1.7 Cancellation of Membership Interests. Immediately prior to the Effective Time, each Company Membership Interest owned by Parent or any direct or indirect wholly owned Subsidiary (as defined in Section 2.2(a)) of Parent or the Company, shall be canceled and extinguished without any conversion thereof or payment therefor.

1.8 No Further Ownership Rights in Company Membership Interests. All shares of Parent Common Stock issued upon the surrender for exchange of Company Membership Interests in accordance with the terms of this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Membership Interests under this Article I. If, after the Effective Time, certificates representing Company Membership Interests are presented to Parent or Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article I.

1.9 Membership Interests of Merger Sub. Parent’s ownership interest in Merger Sub (the “Merger Sub Membership Interest”) shall be converted automatically into a 100% membership interest in the Company.

1.10 Adjustments to Merger Consideration. Notwithstanding any other provision of this Agreement, the Merger Consideration shall be adjusted, at any time and from time to time, to fully reflect the effect of any stock split, reverse split, stock dividend (including, without limitation, any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock, occurring prior to the Closing.

1.11 No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued as part of the Merger Consideration, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Company Membership Interests who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Membership Interests) shall receive from Parent, in lieu thereof, the next highest number of whole shares of Parent Common Stock.

1.12 No Liability. Notwithstanding any other provision of this Agreement, none of the Parent, Merger Sub or the Surviving Entity shall be liable to a Member for any shares of Parent Common Stock or any amount of cash properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.13 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Entity full right, title and possession of all assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Entity shall be and are fully authorized and directed, in the name of and on behalf of the Company and Merger Sub, to take, or cause to be taken, all such lawful and necessary action as is not inconsistent with this Agreement.

1.14 Letter of Transmittal. As promptly as practicable before or after the Effective Time, Parent (or its designee or exchange agent) will send to each Member as set forth on Schedule 1.6(a) a letter of transmittal for use in enabling Parent to issue one or more certificates representing the prescribed number of shares of Parent Common Stock to which such Member may be entitled as determined in accordance with the provisions of this Agreement. Upon delivery of a duly executed letter of transmittal, such Member will be entitled to receive the portion of the Merger Consideration to which such Member may be entitled (as determined in accordance with the provisions of this Agreement). It is intended that such letter of transmittal will contain provisions requiring each executing Member thereof to (a) acknowledge and agree to be bound by Sections 1.6 (Merger Consideration) and 1.19 (Earn-Out) of this Agreement, (b) make representations and warranties with respect to ownership of the Company Membership Interests owned or held by such Member at that time, and (c) waive all appraisal or dissenter’s rights, in each case, in a form reasonably satisfactory to Parent and as a condition precedent to Parent’s obligation to issue shares of Parent Common Stock to such Member. If any certificate representing shares of Parent Common Stock are to be issued in a name other than that as set forth in Schedule 1.6(a), it shall be a condition that the person requesting such shall deliver to Parent (or its designee) all documents necessary to evidence and effect such transfer and pay to Parent (or its designee) any transfer or other taxes required by reason of such issuance or establish to the satisfaction of Parent (or its designee) that such tax has been paid or is not applicable.

1.15 Escrow.

(a) To provide for the indemnity obligations set forth in Article VII and to provide for the return of certain shares of Parent Common Stock in the event that certain performance criteria set forth in Section 1.19 are not met, the Escrow Shares shall be deposited in escrow (the “Escrow”). The Escrow Shares shall be subject to the terms and conditions provided herein and the Escrow Agreement to be entered into at the Closing between Parent, F. Dave Clark Irrevocable Trust under Agreement dated August 31, 2004 (the “Clark Trust”), David Schwarz and Continental Stock Transfer and Trust Company (“Continental”) (or another escrow agent acceptable to the parties), as Escrow Agent, in substantially the form annexed hereto as Exhibit C (the “Escrow Agreement”).

(b) Any Escrow Shares that become Forfeited Shares pursuant to the operation of Section 1.19 (due to the failure to satisfy certain performance targets provided therein) shall be removed from the Escrow, shall cease to be Escrowed Shares and shall be returned to Parent, at such time such shares shall be retired by Parent.

(c) Except as provided in subsection (d) hereof (providing for certain Earned Shares to be set aside to cover the indemnification obligations of the Members as set forth in Article VII), any Escrow Shares that become Earned Shares pursuant to the operation of Section 1.19 (due to the satisfaction of certain performance targets provided therein) shall be released from the Escrow and the Escrow Agent shall deliver the Escrow Shares to the Clark Trust and David Schwarz, pro rata among them in accordance with the distribution of the Merger Consideration as set forth on Schedule 1.6(a).

(d) Until the date that is twelve (12) months subsequent to the Closing Date, the first 10,000,000 Earned Shares shall be retained in the Escrow and treated as deposited into a separate account for the purpose of setting aside certain Earned Shares for the possible satisfaction of the indemnification obligations of the Clark Trust and David Schwarz pursuant to Article VII (such account shall be referred to herein as the “Earned Shares Indemnity Escrow Account”). On the date that is twelve (12) months and one day subsequent to the Closing

Date, only 5,000,000 Earned Shares, shall be retained in the Earned Shares Indemnity Escrow Account and the excess Earned Shares shall be released from the Escrow and the Escrow Agent shall deliver such excess Escrow Shares to the Clark Trust and David Schwarz, pro rata among them in accordance with the distribution of the Merger Consideration as set forth on Schedule 1.6(a). On the date that is eighteen (18) months subsequent to the Closing Date, pursuant to Article VII, the indemnity obligation of the Clark Trust and David Schwarz shall terminate under this Agreement and any shares remaining in the Earned Shares Indemnity Escrow Account shall be released from the Escrow and the Escrow Agent shall deliver the Escrow Shares to the Clark Trust and David Schwarz, pro rata among them in accordance with the distribution of the Merger Consideration as set forth on Schedule 1.6(a). Any Earned Shares that are deposited in the Earned Shares Indemnity Escrow Account and are used to satisfy an indemnification obligation pursuant to Article VII shall be removed from the Escrow, shall cease to be Escrowed Shares and shall be returned to Parent, at such time such shares shall be retired by Parent. Notwithstanding anything set forth in this Section 1.15(d), the indemnification provisions of Article VII, and specifically Section 7.4, and the Escrow Agreement shall control any releases of Earned Shares from the Earned Shares Indemnity Escrow Account to satisfy the Article VII indemnification obligations and the general operation and maintenance of such Account.

(e) Escrow Shares shall be issued and outstanding on the balance sheet of Parent and it is the intention of the parties hereto that such shares be legally outstanding under Delaware law. All dividends payable on the Escrow Shares shall be distributed to the Clark Trust and David Schwarz pro rata among them in accordance with the distribution of the Merger Consideration as set forth on Schedule 1.6(a). The Clark Trust and David Schwarz shall be entitled to vote the Escrow Shares.

1.16 Rule 145. All shares of Parent Common Stock issued pursuant to this Agreement to “affiliates” of the Company listed on Schedule 1.16 will be subject to certain resale restrictions under Rule 145 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and all certificates representing such shares shall bear an appropriate restrictive legend. At the Closing, Parent and the Members shall execute and deliver a Registration Rights Agreement in the form annexed hereto as Exhibit D with respect to registration of the shares of Parent Common Stock under the Securities Act (the “Registration Rights Agreement”).

1.17 Member Matters.

(a) Each Member, for itself only, represents and warrants as follows: (i) all Parent Common Stock to be acquired by such Member pursuant to this Agreement will be acquired for his, her or its account and not with a view towards distribution thereof other than, with respect to Members that are entities, transfers to its stockholders, partners or members; (ii) it understands that he, she or it must bear the economic risk of the investment in the Parent Common Stock, which cannot be sold by he, she or it unless it is registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) he, she or it has had both the opportunity to ask questions and receive answers from the officers and directors of Parent and all persons acting on Parent’s behalf concerning the business and operations of Parent and to obtain any additional information to the extent Parent possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and (iv) he, she or it has had access to the Parent SEC Reports filed prior to the date of this Agreement. Each Member acknowledges, as to himself, herself or itself only, that (v) he, she or it is either (A) an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act, or (B) a person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in Parent; and (vi) he, she or it understands that the certificates representing the Parent Common Stock to be received by he, she or it may bear legends to the effect that the Parent Common Stock may not be transferred except upon compliance with (C) the registration requirements of the Securities Act (or an exemption therefrom), and (D) the provisions of this Agreement. Each Member that is an entity, for itself, represents, warrants and acknowledges, with respect to each holder of its equity interests, to the same effect as the foregoing provisions of this Section 1.17(a).

(b) Each Member, for himself, herself or itself, represents and warrants that the execution and delivery of this Agreement by such Member does not, and the performance of his, her or its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (“Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Member or the Company or, after the Closing, the Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

1.18 Committee for Purposes of Agreement. Prior to the Closing, the Board of Directors of Parent shall appoint a committee consisting of one of its then members to act on behalf of Parent to take all necessary actions and make all decisions pursuant to the Escrow Agreement regarding Parent’s right to indemnification pursuant to Article VII hereof. In the event of a vacancy in such committee, the Board of Directors of Parent shall appoint as a successor a Person who was a director of Parent prior to the Closing Date or some other Person who would qualify as an “independent” director of Parent and who has not had any relationship with the Company prior to the Closing. Such committee is intended to be the “Committee” referred to in Article VII hereof and the Escrow Agreement.

1.19 Return of Escrow Shares for Failure to Meet Performance Measures.

(a) As promptly as practicable after the end of the twelve (12) month period commencing on January 1, 2007 and ending on December 31, 2007 and the twelve (12) month period commencing on January 1, 2008 and ending on December 31, 2008 (each, a “Performance Period”) but in no event later than 90 days thereafter, Parent will deliver or cause to be delivered to the Clark Trust and David Schwarz a statement for the applicable Performance Period (the “Net Income Statement”) setting forth the calculation of the net income (after taxes) of the Company for such Performance Period. The Net Income Statement shall be prepared using the audited financial statements of Parent and shall be final and binding on the parties. In order to facilitate the calculation of any Escrow Shares that shall be returned to the Company pursuant to this Section 1.19 and retired by the Company (“Forfeited Shares”), Parent shall account for the Company and its Subsidiaries separately from other assets held and businesses conducted by Parent and its Affiliates during the applicable Performance Period.

(b) Escrow Shares shall become Forfeited Shares, in which case such Forfeited Shares shall be taken from the Clark Trust and David Schwarz (pro rata among them in accordance with the distribution of the Merger Consideration as set forth on Schedule 1.6(a)) within fifteen (15) Business Days following the delivery of the applicable Net Income Statement, as provided in Schedule 1.19 hereto. For the 2007 Performance Period, the difference between 12,333,333 shares less the Forfeited Shares for the 2007 Performance Period shall become Earned Shares pursuant to this Section 1.19. For the 2008 Performance Period, difference between 12,333,333 shares less the Forfeited Shares for the 2008 Performance Period shall become Earned Shares pursuant to this Section 1.19.

(c) The Net Income targets set forth on Schedule 1.19 shall be appropriately adjusted pro rata to reflect any stock issuances on a time-weighted basis (for example, an issuance of shares of Parent Common Stock (excluding the Escrow Shares and shares of Parent Common Stock issued upon exercise of options and warrants) on January 1, 2008 representing 5% of the issued and outstanding shares of capital stock of Parent on a fully-diluted basis shall increase targeted Net Income by 5% and an issuance of shares of Parent Common Stock (excluding the Escrow Shares and shares of Parent Common Stock issued upon exercise of options and warrants) on July 1, 2008 representing 5% of the issued and outstanding shares of capital stock of Parent on a fully-diluted basis shall increase targeted Net Income by 2.5%). Similarly, the number of Escrow Shares that become Forfeited Shares under this Section 1.19 and the target stock prices used above shall be appropriately adjusted for any stock splits, stock dividends, reorganizations and similar events.

1.20

 Outstanding Company Derivative Securities. The Company shall, and shall cause its Subsidiaries to, arrange that the holders of all outstanding options, warrants and other derivative securities of the Company or any Subsidiary exercise such securities prior to the Effective Time. Such exercise may be made contingent upon the occurrence of the Closing and no Person shall have any right to acquire any ownership or other equity interest in the Company or any Subsidiary (other than Parent at Closing).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule provided by the Company to Parent on the date hereof, which (without limiting Parent’s rights under Section 6.3(f) hereof) may be supplemented from time to time after the date hereof should any fact or condition require a change thereto (the “Company Disclosure Schedule”), the Company represents and warrants to Parent that the statements contained in this Article II are true, complete and correct as of the date hereof and as of the Closing Date unless such representation or warranty is limited as to a specified date. Unless otherwise noted, all references to the Company and its Subsidiaries in this Article II shall mean the Company on an as reorganized basis as such reorganization is set forth on Schedule 2.2(a) hereto. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II. As used in this Agreement, a “Company Material Adverse Effect” (or a Material Adverse Effect relating to the Company) means any change, event or effect that is materially adverse to the business, assets (including, without limitation, intangible assets), financial condition, results of operations of the Company or any of its Subsidiaries, taken as a whole. A “Project Material Adverse Effect” shall mean any change, event or effect that is materially adverse to the business, assets (including without limitation intangible assets) financial condition or results of operations of any individual Material Project. Notwithstanding the foregoing, “Company Material Adverse Effect” and “Project Material Adverse Effect” shall not include events caused by general economic conditions (but shall include economic conditions applicable solely or principally to the hospitality or resort industries or to locations in which the Company and its Subsidiaries operate). The following projects shall constitute “Material Projects”: Orlando, Sandpiper, Bayshore, Crested Butte, Boca Chica, Clearwater, Marathon, Las Vegas, Sarasota, Tavernier and Islemorada. “Optioned Property Provider” shall mean the entities set forth on Schedule 2.15(c) attached hereto. The following projects shall constitute the “Optioned Property Projects”: (a) Bayshore, Clearwater, Orlando, Islemorada, Marathon, Sombrero, Sarasota and Tavernier and (b) if the Closing is consummated for an Optioned Property Provider, the owner of an Optioned Property Provider or any affiliate thereof to acquire any of the following properties then: Sandpiper and/or Crested Butte. If an exception is adequately disclosed in any one section of the Company Disclosure Schedules, it should be deemed disclosed for purposes of each other section of the Company Disclosure Schedules where it is reasonably apparent that such exception is applicable.

2.1 Organization and Qualification.

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, and is qualified to do business in Florida and all other jurisdictions where the character of the properties and other assets owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not be expected to have a Company Material Adverse Effect. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent true, complete and correct copies of its Certificate of Formation and operating agreement of the Company (the “Operating Agreement”), each as amended to date. The Company is not in default under or in violation of any provision of its Certificate of Formation or Operating Agreement.

(b) The minute books of the Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors or Managers, if applicable (and any committees thereof), similar governing bodies and Members (“Corporate Records”) since January 1, 2004. Copies of such Corporate Records of the Company have been heretofore made available to Parent or Parent’s counsel.

(c) The transfer and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the Company Membership Interests and other securities of the Company since January 1, 2004. Copies of such records of the Company have been heretofore made available to Parent or Parent’s counsel.

2.2 Subsidiaries.

(a) Schedule 2.2(a) sets forth a complete and correct list of each Subsidiary of the Company and of all jurisdictions in which the Company or any such Subsidiary is qualified or licensed to do business. Attached to

Schedule 2.2(a) is an organizational chart of the Company and its Subsidiaries. For purposes of this Agreement, the term “Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such Person (or any other Subsidiary of such Person) is a general partner (excluding partnerships, the general partnerships of which held by such Person or Subsidiary of such Person do not have a majority of the voting interest of such partnership); or (ii) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. Except for the Subsidiaries set forth on Schedule 2.2(a), the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation (as listed on Schedule 2.2(a)) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation (as listed on Schedule 2.2(a)) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted by the Company. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Complete and correct copies of the certificate of incorporation and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of each Subsidiary, as amended and currently in effect, have been heretofore delivered or made available to Parent or Parent’s counsel. No Subsidiary is in violation of any of the provisions of its Charter Documents.

(c) Each Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule 2.2(a).

(d) The minute books of each Subsidiary contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders since January 1, 2004. Copies of the Corporate Records of each Subsidiary have been heretofore made available to Parent or Parent’s counsel.

2.3 Capitalization.

(a) All of the Company Membership Interests held by the Members of the Company are as reflected on Schedule 1.6(a).

(b) As of the date hereof, there are no shares of voting or non-voting capital stock, equity interests, percentage interests or other securities of the Company authorized, issued, reserved for issuance or otherwise outstanding. Schedule 1.6(a) sets forth a true, complete and correct list of all holders of Company Membership Interests indicating the percentage of Company Membership Interests held by each of them. The Company has entered into an agreement with an Optioned Property Provider (the “Optioned Property Agreement”). A true, correct and complete copy of the Optioned Property Agreement has been provided to Parent. The Company may amend the Optioned Property Agreement provided that the amended agreement preserves the economic substance of the original agreement prior to the amendment.

(c) Schedule 1.6(a) also sets forth a true, complete and correct list of the holders of all Company Options and Company Warrants, including: (i) the number and class of Company Membership Interests subject to each such Company Option or Company Warrant; (ii) the date of grant; (iii) the exercise price; (iv) the date of grant, the vesting schedule, as applicable, and expiration date; and (v) any other material terms, including, without limitation, any terms regarding the acceleration of vesting. At Closing, no such derivative securities will be outstanding.

(d) All outstanding Company Membership Interests are, and all membership interests which may be issued pursuant to the Company Options and Company Warrants, will be, when issued against payment therefore in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or of similar rights, and were or will be issued in compliance in all material respects with all applicable federal and state securities laws.

(e) There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares), membership interests, percentage interests or other security or equity interests of the Company or to cause the Company or its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company or its Subsidiaries.

(f) Except as disclosed in Schedule 1.6(a), there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which the Company’s members may vote. Except as described in subsection (c) above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company is a party or bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, membership interests, percentage interests or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The Company is not subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

(g) There are no voting trusts, proxies or other agreements, arrangements, commitments or understandings of any character to which the Company or its Subsidiaries or, to the Knowledge of the Company, any of the Company’s members, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock, membership interests, percentage interests or other security or equity interests of the Company.

(h) The authorized and outstanding capital stock or membership interests of each Subsidiary are set forth in Schedule 2.2(a) hereto. Except as set forth on Schedule 2.2(a), all of the outstanding shares or membership interests of the Company’s wholly owned, direct or indirect, Subsidiaries (and all of the shares or membership interests of non-wholly owned Subsidiaries owned, directly or indirectly, by the Company) are owned, directly or indirectly, by the Company, free and clear of any Liens, charges, pledges, security interests, mortgages, claims, encumbrances, options or rights of first refusal. All of the outstanding shares of capital stock or membership interests of each of such Subsidiaries owned by the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. Except as contemplated by the Merger, there are no warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings relating to the issuance, sale, delivery, pledge, transfer, redemption or other disposition by the Company or its Subsidiaries (including any right of conversion or exchange under any outstanding security or other instrument) of the capital stock or membership interests of any of the Company’s Subsidiaries. None of the Subsidiaries owns any stock or membership interests of the Company.

2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary action on the part of the Company (including the approval by its Members, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the Florida Act and the terms and conditions of this Agreement. The Merger and the adoption of this Agreement have been approved by the affirmative vote of all of the holders of the Company Membership Interests in accordance with the Florida Act and the Operating Agreement (the “Requisite Member Approval”). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company’s Certificate of Formation or Operating Agreement, (ii) conflict with or violate any Legal Requirements (as defined in Section 10.2(a)), (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Material Company Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any “change in control” or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the expiration of the required waiting period thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, the Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6 Compliance with Laws. To the Knowledge of the Company, the Company and its Subsidiaries are in compliance in all respects with all Legal Requirements, except for instances of possible noncompliance that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect. No written notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries (and the Company has no Knowledge of any such written notice delivered to any Person) and, to the Company’s Knowledge, no written notice, charge, claim, action has been filed, commenced or threatened against the Company or any of its Subsidiaries or any portion of the Owned Real Property or any of the Optioned Property Projects alleging any violation of any Legal Requirements, except for instances of possible noncompliance that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect. The parties hereto acknowledge that the Company is or may be in the process of renovating various Owned Real Property and Optioned Property Projects which will require compliance with respect to certain Legal Requirements and the Company and/or the applicable Subsidiary agree to use commercially reasonable best efforts from and after the date hereof to be in compliance with such Legal Requirements, it being agreed by Company and any such Subsidiary that any possible noncompliance with respect to such Legal Requirements as of the Closing shall not individually or in the aggregate be reasonably expected to have a Company Material Adverse Effect or a Project Material Adverse Effect.

2.7 Material Permits.

(a) To the Knowledge of the Company, the Company and its Subsidiaries as the case may be, have all material federal, state, local and foreign governmental licenses, permits, franchises, approvals and authorizations (the “Material Permits”) necessary for the Company, or the Subsidiaries as the case may be, to operate its business as presently conducted as of the date of this Agreement and as presently planned to be conducted except for Material Permits that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect. The parties hereto acknowledge that the Company is or may be in the process of renovating various Owned Real Property and Optioned Property Projects which will require obtaining and comply with certain Material Permits and the Company and/or the applicable Subsidiary agree to use commercially reasonable best efforts from and after the date hereof to obtain and complying with such Material Permits as and when required by such Legal Requirements, it being agreed by Company and any such Subsidiary that any failure to obtain any such Material Permits as of the Closing shall not individually or in the aggregate be reasonably expected to have a Company Material Adverse Effect or a Project Material Adverse Effect.

(b) To the Knowledge of the Company, neither the Company nor the Subsidiaries have received any written notice from any governmental agency that they are not in compliance in all material respects with the terms and conditions of the Material Permits.

(c) Each Material Permit is in full force and effect and neither the Company nor any Subsidiary have received written notification of any action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim that is pending or, to the Knowledge of the Company, threatened, which seeks to revoke or limit any Material Permit.

(d) To the Knowledge of the Company, the rights and benefits of each Material Permit will be available to the Company and the Subsidiaries immediately after the Closing on terms substantially identical to those enjoyed by the Company and the Subsidiaries immediately prior to the Closing.

2.8 Financial Statements.

(a) The Company has provided to Parent a correct and complete copy of the unaudited combined financial statements (including any related notes thereto) of the Company and its Subsidiaries for the fiscal year ended December 31, 2006 (the “Unaudited Financial Statements”) and audited consolidated financial statements (including any related notes thereto) of the Company and its Subsidiaries for the fiscal years ended December 31, 2005 and December 31, 2004 (the “Audited Financial Statements”). The Audited Financial Statements are currently being restated and will be delivered to the Parent prior to April 1, 2007. Upon completion of the restatement, the Audited Financial Statements will have been prepared in accordance with generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each will fairly present in all material respects the financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their respective operations and cash flows for the periods indicated. The Unaudited Financial Statements comply as to form in all material respects, and were prepared in accordance with, U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial position of the Company and its Subsidiaries at the date thereof and the results of their respective operations and cash flows for the period indicated, except that such statements do not contain notes and are subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

(b) Since January 1, 2004, the books of account, minute books, stock certificate books and stock transfer ledgers and other similar books and records of the Company and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which are not so set forth.

(c) Except as otherwise noted in the Audited Financial Statements or the Unaudited Financial Statements, the accounts and notes receivable of the Company and its Subsidiaries reflected on the balance sheets included in the Audited Financial Statements and the Unaudited Financial Statements (i) arose from bona fide transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of the Company or its Subsidiaries.

2.9 No Undisclosed Liabilities. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the Unaudited Financial Statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the Unaudited Financial Statements, and (ii) such liabilities arising in the ordinary course of business and consistent with past practice since December 31, 2006.

2.10 Absence of Certain Changes or Events. Except as set forth on Schedule 2.10 or otherwise set forth in this Agreement, since December 31, 2006, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and there has not been: (i) any action, event or occurrence which has had, or to the Knowledge of the Company could reasonably be expected to result in, a Company Material Adverse Effect; or (ii) any action, event or occurrence which has had a loss or liability to the Company or any of its Subsidiaries in excess of $250,000 or where all such matters aggregate more than $1,000,000; or (iii) any other action, event or occurrence that would have required the consent of Parent pursuant to Section 4.1 had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.11 Litigation. There are no claims, suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company, have a Project Material Adverse Effect or have a Material Adverse Effect on the ability of the parties hereto to consummate the Merger.

2.12 Employee Benefit Plans and Compensation.

(a) Definitions. With the exception of the definition of “Affiliate” set forth in this Section 2.12(a) below (which definition shall apply only to this Section 2.12(a)), for purposes of this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

“Company Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation and any International Employee Plan.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“DOL” shall mean the United States Department of Labor.

“Employee” shall mean any current, former or rehired employee, consultant, officer or director of the Company or any Affiliate.

“Employee Agreement” shall mean each employment, consulting or similar agreement, each agreement providing for severance, relocation, repatriation, expatriation or similar agreement (including, without limitation, any offer letter) between the Company or any Affiliate and any Employee.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“FMLA” shall mean the Family Medical Leave Act of 1993, as amended.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“International Employee Plan” shall mean each Company Employee Plan or Employee Agreement that has been adopted or maintained by the Company or any Affiliate, whether formally or informally or with respect to which the Company or any Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

“IRS” shall mean the United States Internal Revenue Service.

“PBGC” shall mean the United States Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

(b) Schedule 2.12(b) of the Company Disclosure Schedules sets forth a complete and accurate list of each Company Employee Plan and Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing. The Company has previously made available to Parent a true and complete table setting forth the name, position and salary of each employee of the Company.

(c) Documents. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and written interpretations thereof and all related trust documents; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, filed pursuant to ERISA or the Code in connection with each Company Employee Plan; (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts; (vi) all communications from the Company within the prior three (3) years material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan within the prior three (3) years; (viii) all material COBRA forms and related notices; (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (x) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years; and (xi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.

(d) Employee Plan Compliance. The Company has performed all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its material terms and in compliance, in all material respects, with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and any trust intended to qualify under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code or is entitled to rely on a prototype plan sponsor’s determination letter pursuant to IRS pronouncements. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending which have been served on the Company or, to the Knowledge of the Company, otherwise pending or threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than accrued benefits and ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has made all contributions and other payments required by and due under the terms of each Company Employee Plan.

(e) No Pension Plan. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code.

(f) No Self-Insured Plan. Neither the Company nor any Affiliate has ever maintained, established sponsored, participated in or contributed to any self-insured plan that provides healthcare, life, disability or other welfare benefits to employees (including, without limitation, any such plan pursuant to which a stop-loss policy or contract applies).

(g) Collectively Bargained, Multiemployer and Multiple-Employer Plan. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any multiemployer plan, as defined in Section 414(f) of the Code and Section 3(37) of ERISA. Neither the Company nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

(h) No Post-Employment Obligations. No Company Employee Plan or Employment Arrangement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

(i) COBRA; FMLA; HIPAA. The Company and each Affiliate has, prior to the Effective Time, complied, in all material respects, with COBRA, FMLA, HIPAA, the Women’s Health and Cancer Rights Act of 1998, the Newborns’ and Mothers’ Health Protection Act of 1996, and any similar provisions of state law applicable to its Employees. The Company does not have unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

(j) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits or be deemed a “parachute payment” under Section 280G of the Code with respect to any Employee.

(k) Employment Matters. The Company: (i) to the Knowledge of the Company, it is in compliance, in all material respects, with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, termination of employment, employee safety and wages and hours, and in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) to the Knowledge of the Company is not liable for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) to the Knowledge of the Company is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no action, suits, claims or administrative matters pending which have been served on the Company, or to the Company’s Knowledge, otherwise pending or threatened or reasonably anticipated against the Company or any of its Employees relating to any Employee, Employee Agreement or Company Employee Plan. There are no pending, which have been served on the Company, or to the Company’s Knowledge, otherwise pending or threatened or reasonably anticipated claims or actions against Company, any Company trustee under any worker’s compensation policy. To the Company’s Knowledge, no employee of the Company has violated any employment contract, nondisclosure agreement, non-competition or non-solicitation agreement by which such employee is bound due to such employee being employed by the Company and disclosing to the Company or using trade secrets or proprietary information of any other person or entity. The services provided by each of the Company’s and its Affiliate’s Employees is terminable at the will of the Company and its Affiliates and any such termination would result in no liability to the Company or any Affiliate.

(l) No Interference or Conflict. To the Knowledge of the Company, no officer, Employee or consultant of the Company is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person’s efforts to promote the interests of the Company or that would interfere with the Company’s business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business as presently conducted or proposed to be conducted nor any activity of such officers, Employees or consultants in connection with the carrying on of the Company’s business as presently conducted or currently proposed to be conducted will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, Employees, or consultants is now bound.

(m) International Employee Plan. Neither the Company nor any Affiliate currently or has it ever had the obligation to maintain, establish, sponsor, participate in, be bound by or contribute to any International Employee Plan.

2.13 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries nor does the Company have Knowledge of any activities or proceedings of any labor union to organize any such employees.

2.14 Restrictions on Business Activities. To the Company’s Knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or their respective assets or to which the Company or any of its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted.

2.15 Real Property.

(a) “Owned Real Property” shall mean each piece of real property owned in fee simple (or with respect to real property located outside the United States, such other similar form of title as may be described in the title policy for such parcel) by the Company or any of its Subsidiaries (including all land, easements, development rights and other rights and interests appurtenant thereto including interests in buildings, structures, improvements and fixtures located thereon) which Owned Real Property is described on Schedule 2.15(a) attached hereto and made a part hereof. The Owned Real Property constitutes all of the real property owned by the Company or any of its Subsidiaries in connection with the businesses of the Company and its Subsidiaries.

(b) “Leased Real Property” shall mean each property leased, subleased, licensed, or otherwise occupied by the Company or any of its Subsidiaries pursuant to a lease, sublease, license, or other occupancy agreement and all amendments, modifications, and supplements thereto, excluding leases for individual condominium units at any Owned Real Property and leases of individual condominium units within the Optioned Property Projects, all of which condominium unit leases are with Persons not affiliated with the Company for fair market value on reasonable and customary terms, (each, a “Lease”) (including all rights included in any Lease for a Leased Real Property to use or occupy any land, buildings, including sales kiosks, and improvements thereon), which Leased Real Property is described on Schedule 2.15(b) attached hereto and made a part hereof. A true, correct and complete copy of each Lease for each Leased Real Property, except for all bay bottom/submerged land leases entered into with the Board of Trustees of the Internal Improvement Fund under the Florida Administrative Code, is described on Schedule 2.15(b) attached hereto and made a part hereof, a copy of each of which has been delivered to Parent or its representatives prior to the date hereof. The Leased Real Property constitutes all of the real property leased, subleased, licensed, or otherwise occupied by the Company and any of its Subsidiaries.

(c) Each agreement (an “Optioned Property Redevelopment Agreement”) pursuant to which the Company or a Subsidiary, as the case may be, has an option to purchase all or part of an Optioned Property Project, has a management agreement and/or ground lease for an Optioned Property Project, or is redeveloping an Optioned Property Project and each fee or other mortgage encumbering or other financing with respect to an Optioned Property Project (an “Optioned Property Mortgage”) is listed on said Schedule 2.15(c). There are no other agreements pursuant to which the Company or a Subsidiary has an option to purchase all or part of an Optioned Property Project or is managing, leasing or redeveloping an Optioned Property Project other than those listed on said Schedule 2.15(c). To Company’s Knowledge, no party is in material default in respect of its respective obligations under any Optioned Property Redevelopment Agreement or under any Optioned Property Mortgage and no act or omission of a party, which, with the passage of time or the giving of notice or both, would comprise a default, except for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect. True, correct and complete copies of the Optioned Property Provider Agreement and each Optioned Property Redevelopment Agreement and Optioned Property Mortgage described on Schedule 2.15(c) hereto have heretofore been delivered to Parent or its representatives prior to the date hereof.

(d) Intentionally Left Blank

(e) “Real Property” shall mean, collectively, the Owned Real Property, the Leased Real Property, and the Optioned Property Projects.

(f) Each Lease is binding, enforceable, in full force and effect and neither the Company nor any of its Subsidiaries have received written notice or otherwise have Knowledge that they are in default or in breach under such Lease except for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect. Neither Company nor any of its Subsidiaries have Knowledge of any event or omission, which, with the passage of time or the giving of notice or both, would comprise a default, except for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect. To Company’s Knowledge, no landlord, sublandlord, licensor or other Person that is a party to any Lease (other than Company or a Subsidiary) is in default in respect of its obligations under such Lease and no event or omission has occurred, which, with the passage of time or the giving of notice or both, would cause any such Person to be in default in a material respect of its obligations under such Lease. Neither the Company nor any of its Subsidiaries have received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment under any of the Leases. The Merger does not require the consent of any Person or party to any Lease or any consent the absence of which would not cause a Company Material Adverse Effect), and will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect following the Closing. No security deposit or portion thereof deposited with respect to any Lease has been applied in respect of a breach or default under which Lease which has not been redeposited in full by Company or any Subsidiary. Except as may be disclosed in a Lease, the Company and its Subsidiaries do not owe, nor will they owe in the future, any brokerage commissions or finder’s fees with respect to such Lease which is not paid. No party to any Lease (except where such party is the Company or a Subsidiary) has an economic interest in the Company or a Subsidiary. Neither the Company nor any Subsidiary has (i) assigned, subleased, licensed or otherwise granted any Person (except where such Person is the Company or a Subsidiary) the right to use or occupy such Leased Real Property or any portion thereof, or (ii) collaterally assigned or granted any other security interest in any Lease or any interest therein.

(g) With respect to the Real Property, as applicable: (i) the Company, its Subsidiaries or the Optioned Property Provider, as the case may be, have good and marketable fee simple interest in the Real Property and a valid leasehold interest in the Leased Real Property, free and clear of any use or occupancy restrictions, Liens, encumbrances, and easements or title defects, except as set forth on any existing title insurance policy, deed, or survey, that have had or could have a Project Material Adverse Effect or a Material Adverse Effect on the Company’s, or any of its Subsidiaries’, as the case may be, use and occupancy of the Real Property or the Optioned Property Projects, as the case may be; and (ii) neither the Company nor any of its Subsidiaries have received written notice or otherwise have Knowledge (a) of any condemnation, eminent domain or similar proceeding affecting any portion of the Real Property or any access thereto or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation or of any possible widening of streets abutting all or any portion of the Real Property, and, to the Knowledge of the Company, no such proceedings are contemplated, (b) of the imposition of any special taxes or assessments by a governmental authority, or payments in lieu thereof, against all or any portion of the Real Property, or any pending improvement liens to be made by any governmental authority which may affect any Real Property, (c) from or on behalf of any existing insurance carriers indicating that the insurance rates for all or any portion of any of the Real Property will be substantially increased or that alterations of any Real Property are required, and (d) the curtailment of any utility service supplied to any Real Property.

(h) Prior to the date hereof, the Company has furnished or made available to Parent or its representatives true and correct copies of all deeds, mortgages, surveys, licenses, leases, title insurance policies and permanent certificates of occupancy (or documents equivalent to certificates of occupancy in the jurisdiction where the Real Property is located) with respect to the Real Property that are in the possession of Company or its Subsidiaries.

(i) Neither the Company nor its Subsidiaries have received written notice of, and to the Knowledge of the Company and its Subsidiaries there are no, outstanding claims made by or against the Company or any applicable Subsidiary or Optioned Property Provider with respect to title or ownership of the Owned Real Property or the Optioned Property Projects.

(j) Neither the Company nor any of its Subsidiaries is obligated under or a party to, and none of the Owned Real Property or the Optioned Property Projects is subject to, any option, right of first refusal, right of first offer or other obligation to sell, transfer, dispose of, grant any interest in or lease any of the Owned Real Property or the Optioned Property Projects or any portion thereof or interest therein to any Person other than (x) the Company and its Subsidiaries or (y) such leases, subleases, licenses, concessions or other agreements entered into by the Company or its Subsidiaries in the ordinary course of business (the documents described in this clause (y), the “Owned Real Property Leases”), which Owned Real Property Leases are described on Schedule 2.15(j) attached hereto and made a part hereof. The Owned Real Property Leases are in full force and effect and neither the Company nor any of its Subsidiaries have received written notice or otherwise have Knowledge that they are in default or in breach under any such Lease except for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither Company not any Subsidiary has Knowledge of any event or omission under any Owned Real Property Lease, which, with the passage of time or the giving of notice or both, would cause a default except for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received written notice of, or have Knowledge of, any claimed abatements, offsets, defenses or other bases for relief or adjustment under any Owned Real Property Lease.

(k) All improvements upon or constituting a part of the Real Property (including, but not limited to, the buildings, structures, fixtures, roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, elevator mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein) (the “Improvements”) are adequate for the purposes for which they are being or shall be put in the ordinary course of business, except for such Improvements that are in the process of being developed or constructed, which, upon substantial completion, shall be adequate for the purposes for which they are intended to be used in the ordinary course of business. To the Knowledge of the Company, there are no facts or conditions affecting any of the Improvements, except for such Improvements that are in the process of being developed or constructed (which, upon substantial completion, shall be adequate for the purposes for which they are intended to be used in the ordinary course of business), which would interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the Company and its Subsidiaries or which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect.

(l) There are no Construction Contracts with amounts payable as of December 31, 2006 that equal or exceed in the aggregate $1,000,000. As used herein, a “Construction Contract” shall mean each development agreement, master architectural contract or general contractor agreement to which the Company or any of its Subsidiaries is a party with respect to any present or contemplated construction by the Company or any Subsidiary for which no certificate of occupancy has been obtained (each, a “Construction Project”). To the Company’s Knowledge, it has not received written notice that it or any other party thereto, is presently in default and there are no facts or circumstances which, with or without the passage of time or both, would result in a breach of any of the terms thereof by it or any such other party, except for such defaults as would not, individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect.

(m) Each condominium declaration related to Real Property in which dwelling units have been or are being sold by the Company or any of its Subsidiaries that is required to be filed in the real estate records of the county or other local jurisdiction in which such Owned Real Property or such Optioned Property Project is located has been properly filed and recorded with the appropriate county or other local jurisdiction office in which the respective Owned Real Property or Optioned Property Project is located, except for any failures to be so filed or recorded which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect. All such condominium projects comply with Legal

Requirements and all filings and approvals required by Legal Requirements with respect to such condominium projects have been obtained and all sales of condominium units have been conducted in compliance with Legal Requirements.

(n) Neither the Company nor any of its Subsidiaries have any direct or indirect ownership in, or involvement with or liabilities of any type with respect to, the shopping center known as the Richland Mall and located in Columbia, South Carolina.

(o) With respect to the parcel of Owned Real Property described on Schedule 2.15(a) hereto as Island Homes (also known as Vaca Cut Island) (“Island Homes”), the Company represents that prior to the Closing (i) the Company shall transfer ownership of Island Homes to the Clark Trust and/or David Schwarz or to an entity that Dave Clark and/or David Schwarz directly or indirectly control (any of the foregoing, the “Island Homes Owner”), (ii) any contract deposit posted or other expenses incurred by the Company or any Subsidiary with respect to Island Homes shall be reimbursed/returned by the Island Homes Owner to the Company or such Subsidiary in connection with such transfer of ownership, and (iii) the Company shall grant to Parent a right of first refusal to purchase or lease any portion of Island Homes that the Island Homes Owner intends to sell, lease or transfer directly or indirectly to any other Person and that the Island Homes Owner does not intend to retain ownership of in order to construct single family homes for Island Homes Owner and/or its immediate respective families, pursuant to a document containing mutually agreeable terms and provisions, in recordable form, to be executed by each of the Island Homes Owner and Parent (or to a Parent Affiliate designated by Parent) and recorded prior to the Closing.

2.16 Taxes.

Definition of Taxes. For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(a) Tax Returns and Audits.

(i) As of the Closing Date, the Company and each of its Subsidiaries has filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Company and each of its Subsidiaries with any Tax authority prior to the date hereof. To the Company’s Knowledge, all such Returns are true, correct and complete in all material respects. As of the Closing Date, the Company and each of its Subsidiaries has paid all Taxes shown to be due on such Returns. The Company is not a “United States real property holding corporation,” as defined in Section 897 of the Internal Revenue Code of 1986, as amended, and Section 1.897-2(b) of the regulations promulgated thereunder.

(ii) As of the Closing Date, all material Taxes that the Company or any of its Subsidiaries is required by law to withhold or collect have been duly withheld or collected, and have been paid over to the proper governmental authorities to the extent due and payable.

(iii) As of the Closing Date, none of the Company or any of its Subsidiaries will be delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, assessed or, to the Knowledge of the Company, proposed against the Company or any of its Subsidiaries, nor will the Company or any of its Subsidiaries have executed any unexpired waiver of any statute of limitations extending or waiving the period for the assessment or collection of any Tax.

(iv) To the Company’s Knowledge, no audit or other examination of any Return of the Company or any of its Subsidiaries by any Tax authority is presently in progress. Neither the Company nor any of its Subsidiaries has been notified in writing of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by the Company or any of its Subsidiaries has been proposed in writing, formally or informally, by any Tax authority to the Company or any of its Subsidiaries or any of the officers and directors thereof.

(vi) As of the Closing Date, neither the Company nor any of its Subsidiaries has any liability for any material unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the Audited Financial Statements or the Unaudited Financial Statements, whether asserted or unasserted, contingent or otherwise, would constitute a Company Material Adverse Effect, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company and its Subsidiaries in the ordinary course of business.

2.17 Environmental Matters.

(a) To the Company’s Knowledge, no facts or circumstances exist with respect to the Real Property which give rise to any liability based upon or related to the Company’s, any Subsidiary’s or any other Person’s actions or omissions in the processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment of any Hazardous Substance, except where such liability would not have a Material Adverse Effect on the Company.

(b) As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls or radioactive materials; or (iii) any other substance which is regulated under any Environmental Law.

(c) Except for such matters that, individually or in the aggregate are not reasonably likely to have a Material Adverse Effect or a Project Material Adverse Effect to the Company’s Knowledge: (i) the Company and each of its Subsidiaries has complied at all times and is currently in compliance with all Environmental Laws; (ii) there are no Hazardous Substances at, in, under or from the Real Property; and (iii) there has been no release or threatened release of Hazardous Substances at, in, under or from the Real Property.

(d) Except for those items that individually or in the aggregate are not reasonably likely to cause a Company Material Adverse Effect or a Project Material Adverse Effect: (i) there are no pending or, to the Knowledge of the Company, threatened claims, demands, actions, administrative proceedings, lawsuits or inquiries relating to the Real Property under Environmental Law; (ii) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; and (iii) neither the Company nor any of its Subsidiaries is subject to any agreements, orders, decrees, injunctions or other arrangements with any Governmental Entity or other Person relating to liability under any Environmental Law or relating to Hazardous Substances.

(e) Except as disclosed in Schedule 2.17(e) hereto and to the Knowledge of the Company, there are no underground storage tanks at any Real Property.

(f) As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(g) The parties hereto acknowledge that the Company and its Subsidiaries may be in various stages of obtaining Material Permits, including, without limitation, any Material Permits related to any Environmental Law, as of the date of this Agreement and the Company and/or the applicable Subsidiary agree to use commercially reasonable best efforts from and after the date hereof to obtain and comply with such Material Permits, including, without limitation, any Material Permit relating to Environmental Laws as and when required by any Legal Requirements and Environmental Laws, it being agreed that any failure to obtain such Material Permits as of the Closing shall not individually or in the aggregate be reasonably expected to have a Company Material Adverse Effect or a Project Material Adverse Effect.

(h) Except for those items that have been delivered to the Parent, there are no environmental investigations, studies or audits with respect to the Real Property.

2.18 Brokers; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except pursuant to Sections 1.6 and 1.19, no shares of common stock, options, warrants or other securities of either Company or Parent are payable to any third party by Company as a result of the Merger.

2.19 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

“Company Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company or any of its Subsidiaries, including software and software programs developed by or exclusively licensed to the Company or any of its Subsidiaries (specifically excluding any off the shelf or shrink-wrap software).

“Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

“Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, Company or any of its Subsidiaries.

(a) No Company Intellectual Property is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company.

(b) The Company and each of its Subsidiaries, as the case may be: own and has good and exclusive title to, or in the case of exclusive licenses, has the right to use, each material item of Company Intellectual Property, owned by, or exclusively licensed to, either the Company or a Subsidiary, as the case may be, free and clear of any liens and encumbrances (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and the Company or its Subsidiaries is the exclusive owner of all material registered Trademarks used in connection with the operation or conduct of its business as currently conducted including the sale of any products or the provision of any services by the Company or its Subsidiaries.

2.20 Infringement on Intellectual Property. To the Company’s Knowledge, the operation of the business of the Company and its Subsidiaries as such business currently is conducted has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction. No written notice, charge, claim, action or assertion of infringement, unfair competition, unfair trade practices or misappropriation has been received by the Company or any of its Subsidiaries and, to the Company’s Knowledge, no written notice, charge, claim, action has been filed, commenced or threatened against the Company or any of its Subsidiaries alleging any such violation that could be expected to have a Company Material Adverse Effect.

2.21 Agreements, Contracts and Commitments.

(a) Except for any items that are included in another schedule attached hereto or excluded by virtue of another representation included in this Article II, Schedule 2.21 hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement the term “Company Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, Optioned Property Redevelopment Agreements, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations of any kind, whether written or oral, to which the Company or any of its Subsidiaries is a party or by or to which any of the properties or assets of the Company or any of its Subsidiaries may be bound, subject or affected (including without limitation notes or other instruments payable to the Company or its Subsidiaries). For purposes of this Agreement the term “Routine Operating Contracts” shall mean contracts entered into by the Company or any of its Subsidiaries with a Person that is not an Affiliate in the ordinary course of business on terms and conditions and at rates that are reasonable and customary based on the then applicable market conditions including the following contracts (to the extent they meet the immediately foregoing condition):

(i)

contracts related to the sale of individual residential condominium units to unaffiliated purchasers who, together with their affiliates, are not purchasing more than an aggregate of ten units in any individual project;

(ii)

brokerage commission agreements;

(iii)

contracts pursuant to which the Company or a Subsidiary, as the case may be, has deposited funds which will be returned in full to the Company or such Subsidiary in the event the Company or such Subsidiary terminates such contract pursuant to a contingency or termination provision contained in such contract; and

(iv)

any contract that by its terms can be terminated by the Company or any Subsidiary on not more than 30 days of notice with resulting liability that is less than $100,000.

(b)

For purposes of this Agreement the term “Material Company Contracts” shall mean:

(i)

 each Company Contract that is not a Routine Operating Contract and (I) which provides for payments (present or future) to the Company or any of its Subsidiaries in excess of $500,000 in the aggregate or (II) under which or in respect of which the Company or any of its Subsidiaries presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $1,500,000,

(ii)

each Company Contract that is not a Routine Operating Contract and that otherwise is or may be material to the businesses, operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries and

(iii)

without limitation of subclause (i) or subclause (ii), each of the following Company Contracts, the relevant terms of which remain executory:

1)

any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company or any of its Subsidiaries, or any officer, director, stockholder or Member (“Insider”) of the Company or any of its Subsidiaries;

2)

any guaranty, direct or indirect, by the Company, any of its Subsidiaries or any Insider of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business and guarantees by Subsidiaries of Company obligations;

3)

any Company Contract of employment;

4)

any Company Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or any of its Subsidiaries or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company and its Subsidiaries;

5)

any obligation to register any shares of the capital stock or other securities of the Company or any of its Subsidiaries with any Governmental Entity;

6)

any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

7)

any collective bargaining agreement with any labor union;

8)

any lease or similar arrangement for the use by the Company or any of its Subsidiaries of personal property (other than leases of vehicles, office equipment or operating equipment where the annual lease payments are less than $100,000 in the aggregate); and

9)

any Company Contract to which any Insider is a party.

(c) To the Knowledge of the Company, each Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Company Contracts (or written summaries in the case of oral Material Company Contracts) have been heretofore made available to Parent or Parent’s counsel.

(d) Neither the Company nor any of its Subsidiaries nor, to the best of Company’s Knowledge, any other party thereto, has received written notice that it is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Contract. No party to any Company Contract has given any written notice of any claim of any breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries or a Project Material Adverse Effect. Each Material Company Contract to which the Company or any of its Subsidiaries is a party or by which it is bound that has not expired by its terms is in full force and effect.

2.22 Employees.

(a) Schedule 2.22(a) sets forth a true, complete and correct list of all directors and executive officers of the Company and its Subsidiaries along with their position and actual annual rate of compensation. To the Knowledge of the Company, no key employee or group of employees has threatened to terminate employment with the Company or any of its Subsidiaries or, to the Knowledge of the Company, has plans to terminate such employment.

(b) Neither the Company nor any of its Subsidiaries is a party to or bound by any union or collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

(c) Neither the Company nor any of its Subsidiaries is a party to any written or oral: (i) agreement with any current or former employee the benefits of which are contingent upon, or the terms of which will be materially altered by, the consummation of the transactions contemplated by this Agreement; (ii) agreement with any current or former employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum; or (iii) agreement or plan the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the consummation of the transactions contemplated by this Agreement.

2.23 Insurance. Schedule 2.23 sets forth a list of all material insurance policies covering the properties and activities of the Company, its Subsidiaries and their respective businesses. All such policies are in full force and effect and shall be kept in full force and effect in the ordinary course of business. Neither the Company nor any Subsidiary of the Company have received any written notice of cancellation or non-renewal with respect to such policies. Neither the Company nor any Subsidiary of the Company have received written notice, nor does the Company have Knowledge that it is in default with respect to its obligations under such insurance policies. Except as set forth on Schedule 2.23, neither the Company nor any Subsidiary of the Company has been refused any insurance coverage obtained for the purpose of protecting and insuring against any material loss or exposure, nor has any such coverage been limited or cancelled by any insurance carrier to which the Company or any such Subsidiary has applied for any such insurance or with which the Company or any such Subsidiary has carried insurance, nor has there been any significant increase in the premiums paid under any such policy during the past five (5) years. All such insurance policies provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, including construction projects. Schedule 2.23 identifies those pending (or threatened) Actions with respect to which an insurance carrier has denied coverage or has advised the Company or the relevant Subsidiary that it is defending such claim under reservation of rights and which, if determined or resolved adversely to the Company or its Subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect to the Company and its Subsidiaries or a Project Material Adverse Effect.

2.24 Interested Party Transactions. As of the Closing Date, except for compensation and benefits arrangements in the ordinary course of business or any matter pursuant to this Agreement, and to the Company’s Knowledge, no holder of more than five percent (5%) of the Company Membership Interests, officer or director of the Company or any Subsidiary of the Company, or any affiliate of any of the foregoing (other than the Company and its Subsidiaries) (i) has borrowed or loaned money or other property to the Company or any Subsidiary of the Company in an amount exceeding $50,000, which has not been repaid or returned; (ii) has any direct or indirect material interest in any Person which is a customer of goods or services provided by or supplier of goods or services provided to the Company, any Subsidiary of the Company, which Person’s purchases or sales of such goods and services in any of the past two (2) fiscal years exceeded or whose business in fiscal 2007 is expected to exceed $120,000 per year; or (iii) is party to any other agreement, transaction or business relationship with the Company (other than this Agreement) or any of its Subsidiaries.

2.25 Board Approval; Required Vote.

(a) The Board of Directors of the Company has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of the Company and its Members, and (ii) to, subject to Section 5.16, recommend that the Members of the Company approve this Agreement.

(b) The Requisite Member Approval is the only vote of the holders of any class or series of the Company Membership Interests necessary to approve and adopt this Agreement or the other transactions contemplated hereby.

2.26 Proxy Statement. The information to be supplied by the Company for inclusion in Parent’s proxy statement (such proxy statement as amended or supplemented is referred to herein as the “Proxy Statement”) shall not at the time the Proxy Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by the Company for inclusion in the proxy statement to be sent in connection with the meeting of Parent’s stockholders to consider the approval of this Agreement (the “Parent Stockholders’ Meeting”) shall not, on the date the Proxy Statement is first mailed to Parent’s stockholders, and at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement provided by the Company in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders’ Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent; provided, however, that if Parents fails to timely file such supplement or fails to adequately disclose such additional information, that the Company shall have no liability whatsoever to Parent, Merger Sub or any of Parent’s or Merger Sub’s shareholders, Members, directors or officers. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or any Person other than the Company which is contained in any of the foregoing documents.

2.27 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement, as modified by the Company Disclosure Schedule, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Except for the representations and warranties made by the Company in this Agreement, neither the Company nor any other Person makes any representation or warranty with respect to the Company or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or representatives of any documentation, forecasts, projections or other information with respect to any one or more of the foregoing.

2.28 Survival of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall survive the Closing for a period of 12 months from the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent, on behalf of itself and its Subsidiaries, represents and warrants to the Company that the statements contained in this Article III are true, complete and correct. As used in this Agreement, a “Parent Material Adverse Effect” means any change, event or effect that is materially adverse to the business, assets (including, without limitation, intangible assets), financial condition, results of operations or reasonably foreseeable prospects of Parent and its Subsidiaries, taken as a whole.

3.1 Organization and Qualification.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent is not in violation of any of the provisions of the Parent’s Charter Documents.

(b) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(c) Merger Sub is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Merger Sub is not in violation of any of the provisions of the Merger Sub’s Charter Documents.

3.2 Subsidiaries. Except for Merger Sub, Parent has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and Parent has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

3.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 50,000,000 shares of common stock, par value $0.001 per share (“Parent Common Stock”) and 1,000,000 shares of preferred stock, par value $0.001 per share (“Parent Preferred Stock”), of which 7,949,995 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.3(a), (i) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock or Parent Preferred Stock granted to employees of Parent or other parties (“Parent Stock Options”) and there are no outstanding Parent Stock Options; (ii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock or Parent Preferred Stock (“Parent Warrants”) and there are no outstanding Parent Warrants; and (iii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the conversion of the Parent Preferred Stock or any outstanding convertible notes, debentures or securities (“Parent Convertible Securities”). All shares of Parent Common Stock and Parent Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock and all outstanding Parent Warrants have been issued and granted in compliance with (x) all applicable federal and state securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Parent Contracts (as defined in Section 3.14(a)). Parent has heretofore delivered to the Company true, complete and accurate copies of the Parent Warrants, including any and all documents and agreements relating thereto.

(b) The shares of Parent Common Stock to be issued by Parent in connection with the Merger, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Parent Common Stock will be fully paid and nonassessable.

(c) Except as set forth in Schedule 3.3(c) or as contemplated by this Agreement or the Parent SEC Reports (as defined in Section 3.7), there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreements or understandings to which the Parent is a party or by which the Parent is bound with respect to any equity security of any class of the Parent.

3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub have full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Parent or Merger Sub have executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent’s and Merger Sub’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub (including the approval by its Board of Directors), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Parent Stockholder Approval (as defined in Section 5.1(a)). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not: (i) conflict with or violate Parent’s or Merger Sub’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or any event that with notice or lapse of time or both would become a default) under, or materially impair Parent’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent pursuant to, any Parent Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Parent.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) as set forth in this Agreement, (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business, (iii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder, (iv) the qualification of Parent as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6 Compliance. Parent has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent. The business and activities of Parent have not been and are not being conducted in violation of any Legal Requirements. Parent is not in default or violation of any term, condition or provision of its Charter Documents. No written notice of non-compliance with any Legal Requirements has been received by Parent.

3.7 SEC Filings; Financial Statements.

(a) Parent has made available to the Company and the Members a correct and complete copy of each report, registration statement and definitive proxy statement filed by Parent with the SEC (the “Parent SEC Reports”), which are all the forms, reports and documents required to be filed by Parent with the SEC prior to the date of this Agreement and which were filed on a timely basis. As of their respective dates the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent taken as a whole.

3.8 No Undisclosed Liabilities. Parent has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in Parent SEC Reports which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (i) liabilities provided for in or otherwise disclosed in Parent SEC Reports filed prior to the date hereof, and (ii) liabilities incurred since September 30, 2006 in the ordinary course of business, none of which would have a Material Adverse Effect on Parent. Merger Sub has no assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever except such obligations and liabilities as are imposed under this Agreement.

3.9 Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since September 30, 2006, there has not been: (a) any Material Adverse Effect on Parent, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (c) any split, combination or reclassification of any of Parent’s capital stock, (d) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (e) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with respect to any Governmental Entity, (f) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (g) any change in the auditors of Parent, (h) any issuance of capital stock of Parent, or (i) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business.

3.10 Litigation. There are no claims, suits, actions or proceedings pending or to Parent’s Knowledge, threatened against Parent, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent or have a Material Adverse Effect on the ability of the parties hereto to consummate the Merger. There has not been, and to the Knowledge of the Parent, there is not pending or contemplated, any investigation by the SEC or any state or other regulatory body involving the Parent or any current or former director or officer of the Parent. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Parent under the Exchange Act or the Securities Act.

3.11 Restrictions on Business Activities. Except as set forth in the Parent Charter Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Parent.

3.12 Taxes.

(a) Parent has timely filed all Returns required to be filed by Parent with any Tax authority prior to the date hereof, except such Returns which are not material to Parent. All such Returns are true, correct and complete in all material respects. All Taxes due and owing by the Parent (whether or not shown on any Return) have been paid. The Parent is not the beneficiary of any extension of time within which to file any Return. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Parent or any of its Subsidiaries.

(b) All Taxes that Parent is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c) Parent has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, assessed, or proposed by any Tax authority based on personal contact by the Parent or any officers or directors of the Parent with any agent of any such Authority, nor has Parent executed any unexpired waiver of any statute of limitations extending or waiving the period for the assessment or collection of any Tax.

(d) No audit or other examination of any Return of Parent by any Tax authority is presently in progress, nor has Parent, including through notice to its officers and directors, been notified of any request or proposal for any such an audit or other examination.

(e) No claim dispute or adjustment relating to any Tax liability of Parent has been raised or proposed, formally or informally, by any Tax authority to Parent or any director or officer of Parent.

(f) Parent has no liability for any material unpaid Taxes which have not been accrued for or reserved on Parent’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which would constitute a Parent Material Adverse Effect, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business.

(g) Parent, the directors and officers of Parent, or any of its Affiliates do not have Knowledge of any fact and have not taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance, that could prevent the transactions contemplated hereby from qualifying as a tax-free contribution governed by Section 351(a) of the Code.

(h) Parent is not a party or bound to any tax allocation or sharing agreement. Parent (i) has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Parent), or (ii) has no liability for the Taxes of any Person (other than the Parent or any of its Subsidiaries) under Treas. Reg. 1.1502-6 (or any similar provision of local, state or foreign law), as a transferee or successor, by contract or otherwise.

(i) Parent has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

3.13 Brokers. Except as set forth on Schedule 3.13, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.14 Agreements, Contracts and Commitments.

(a) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, permits, franchises, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (i) creates or imposes a liability greater than $25,000, or (ii) may not be cancelled by Parent on less than 30 days’ or less prior notice (“Parent Contracts”). All Parent Contracts are set forth in Schedule 3.14 other than those that are exhibits to the Parent SEC Reports.

(b) Each Parent Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) and of all outstanding offers or proposals of Parent have been heretofore delivered to the Company.

(c) Neither Parent nor, to the Knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Each agreement, contract or commitment to which Parent is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent.

3.15 Insurance. Except for directors’ and officers’ liability insurance, Parent does not maintain any insurance policies.

3.16 Interested Party Transactions. Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, no employee, officer, director or stockholder of Parent or a member of his or her immediate family is indebted to Parent nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of Parent. To Parent’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a material contractual relationship, or any Person that competes with Parent, except that each employee, stockholder, officer or director of Parent and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent. To Parent’s knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Parent (other than such contracts as relate to any such individual ownership of capital stock or other securities of Parent).

3.17 Indebtedness. Parent has no indebtedness for borrowed money.

3.18 Over-the-Counter Bulletin Board Quotation. Parent Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTC BB”). There is no action or proceeding pending or, to Parent’s Knowledge, threatened against Parent by NASDAQ or NASD, Inc. (“NASD”) with respect to any intention by such entities to prohibit or terminate the quotation of Parent Common Stock on the OTC BB.

3.19 Board Approval. The Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of Parent, and (iii) determined that the fair market value of the Company is equal to at least 80% of Parent’s net assets.

3.20 Trust Fund. As of the date hereof and at the Closing Date, Parent has and will have no less than $48,700,000 invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account administered by Continental Stock Transfer and Trust Company (the “Trust Fund”), less such amounts, if any, as Parent is required to pay to stockholders who elect to have their shares converted to cash in accordance with the provisions of Parent’s Charter Documents.

3.21 Governmental Filings. Except as set forth in Schedule 3.21, Parent has been granted and holds, and has made, all filings necessary with Governmental Entities to the conduct by Parent of its business (as presently conducted) or used or held for use by Parent, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such filing is in full force and effect and will not expire prior to December 31, 2007, and Parent is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Parent.

3.22 Sarbanes-Oxley; Internal Accounting Controls. The Parent is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Parent’s certifying officers have evaluated the effectiveness of the Parent’s disclosure controls and procedures as of the end of the period covered by the Parent’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Parent presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

3.23 Private Placement. Assuming the accuracy of the Members’ representations and warranties set forth in Section 1.17, no registration under the Securities Act is required for the offer and sale of the Parent Common Stock by the Parent to the Members as contemplated hereby. The issuance and sale of the Parent Common Stock hereunder does not contravene the rules and regulations of the OTC BB.

3.24 Investment Company. The Parent is not, and is not an Affiliate of, and immediately after receipt of payment for the Parent Common Stock, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.25 Listing and Maintenance Requirements. The Parent’s Common Stock is registered pursuant to Section 15(d) of the Exchange Act, and the Parent has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Parent received any notification that the SEC is contemplating terminating such registration. The Parent has not, in the 12 months preceding the date hereof, received notice from the OTC BB to the effect that the Parent is not in compliance with the listing or maintenance requirements of the OTC BB. The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.26 Application of Takeover Protections. The Parent and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Members as a result of the Merger, including without limitation as a result of the Parent’s issuance of the Parent Common Stock and the Members’ ownership of the Parent Common Stock.

3.27 No Integrated Offering. Assuming the accuracy of the Members’ representations and warranties set forth in Section 1.17, neither the Parent, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Parent Common Stock to be integrated with prior offerings by the Parent for purposes of the Securities Act or any applicable shareholder approval provisions of the OTC BB on which any of the securities of the Parent are listed or designated.

3.28 Manipulation of Price. The Parent has not, and to its Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Parent to facilitate the sale or resale of any of its Common Stock, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Parent, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Parent.

3.29 Representations and Warranties Complete. The representations and warranties of Parent included in this Agreement, as modified by the Parent Schedules, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Except for the representations and warranties made by the Parent and the Merger Sub in this Agreement, neither the Parent nor any other Person makes any representation or warranty with respect to the Parent or the Merger Sub or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or representatives of any documentation, forecasts, projections or other information with respect to any one or more of the foregoing.

3.30 Survival of Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall not survive the Closing.

ARTICLE IV
CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business by Company and Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company (including its Subsidiaries), Parent and Merger Sub shall, except to the extent that the other party (either the Company or Parent, as applicable) shall otherwise consent in writing, which consent shall not be unreasonably withheld, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Company Material Adverse Effect or a Project Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (A) preserve substantially intact its present business organization, (B) keep available the services of its present officers and employees and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. Unless otherwise noted, all references to the Company and its Subsidiaries in this Article IV shall mean the Company on an as reorganized basis as such reorganization is set forth on Schedule 2.2(a) hereto. In addition, except as required or permitted by the terms of this Agreement or set forth in Schedule 4.1 hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, Parent and Merger Sub shall not do any of the following:

(a) Waive any stock repurchase or similar rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock (or similar) plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company (or its Subsidiaries) or Parent, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or Parent license on an exclusive basis or sell any Intellectual Property of the Company (or its Subsidiaries), or Parent as applicable;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock except, after notice to Parent, for: (i) distributions made to the Members for payment of taxes with respect to income of the Company (or its Subsidiaries), which shall include reserves for the payment of taxes due after Closing with respect to income of the Company earned prior to Closing subject to post-Closing adjustments based on actual tax liability incurred; and (ii) distributions of $20,000,000 to pay back loans from Members;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or membership interests, as applicable, of the Company (or its Subsidiaries) and Parent, as applicable, including repurchases of unvested shares or membership interests, as applicable, at cost in connection with the termination of the relationship with any employee or consultant pursuant to stock or purchase agreements in effect on the date hereof;

(f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or membership interests, as applicable, or any securities convertible into or exchangeable for shares of capital stock or membership interests, as applicable, or subscriptions, rights, warrants or options to acquire any shares of capital stock or membership interests, as applicable, or any securities convertible into or exchangeable for shares of capital stock or membership interests, as applicable, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities. In the event that the Company issues any membership or similar ownership interests prior to Closing, the transferee will agree to be bound by the terms and conditions of this Agreement, such agreement to be in form and substance reasonably satisfactory to Parent;

(g) Amend its charter documents unless required to do so hereunder;

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or the Company (or any of its Subsidiaries) as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services except as otherwise contemplated by this Agreement;

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of individual condominium units in the ordinary course of business consistent with past practice at fair market value to unaffiliated purchasers who, together with their affiliates, are not purchasing more than an aggregate of ten units in any individual project; and (B) and the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j) Incur any indebtedness for borrowed money in excess of $1,000,000 in the aggregate (other than purchase money debt in connection with the acquisition by the Company of vehicles, office equipment and operating equipment not exceeding $1,000,000 in the aggregate) or in connection with the purchase of real property (including any personal property directly or indirectly related to such real property) or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or the Company (or its Subsidiaries), as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing; provided that notwithstanding the foregoing, the Company may without Parent’s consent (i) obtain a line of credit of up to $100,000,000 with a commercial bank on customary terms, and (ii) enter into the Bridge Loan as described on Schedule 6.2(n) hereto;

(k) Adopt or amend any employee compensation or benefit plan, policy or arrangement, any employee stock or membership interest purchase or employee stock or membership interest option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), grant or pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices and as otherwise contemplated by this Agreement;

(l) Except in the ordinary course of business consistent with past practices, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Unaudited Financial Statements or in the most recent financial statements included in the Parent SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company (or its Subsidiaries) is a party or of which the Company (or its Subsidiaries) is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

(m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Company Contract or Parent Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o) Except in the ordinary course of business consistent with past practices or as set forth below in this Section 4.1(o), incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $1,000,000 in any 12 month period, other than the Company under a Routine Operating Contract; provided, that, notwithstanding the foregoing the Company may (i) without Parent’s consent enter into any agreement, contract or commitment requiring such party to pay in excess of $2,000,000 in any 12 month period if such agreement provides for a refundable deposit in favor of the Company and the Company provides written notice to the Parent of the material terms and conditions of such agreement, contract or commitment within one week after such agreement, contract or commitment becomes effective, (ii) without Parent’s consent enter into any agreement, contract or commitment requiring such party to pay in excess of $2,000,000 in any 12 month period if such agreement provides for a refundable deposit in favor of the Company and the Company provides prior written notice to the Parent of the material terms and conditions of such agreement, contract or commitment, (iii) without Parent’s consent enter into any agreement, contract or commitment requiring such party to pay up to $1,000,000 in any 12 month period if such agreement provides for a non-refundable deposit payable by the Company and the Company provides written notice to Parent of the material terms and conditions of such agreement, contract or commitment within one week after such agreement, contract or commitment becomes effective, (iv) with prior written consent of Parent consent enter into any agreement, contract or commitment requiring such party to pay in excess of $1,000,000 in any 12 month period if such agreement provides for a non-refundable deposit payable by the Company, or (v) without Parent’s consent, enter into an agreement with an Optioned Property Provider that does not create any liability to the Company in excess of $1,000,000 provided that the Company notifies Parent of such agreement within five business days of the date of entering into such agreement.

(p) Take any action that (without regard to any action taken, or agreed to be taken, by Parent or any of its Affiliates) could prevent the transactions contemplated by this Agreement from qualifying as a tax-free contribution within the meaning of Section 351(a) of the Code;

(q) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(r) Form, establish or acquire any Subsidiary except as contemplated by this Agreement;

(s) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(t) Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

(u) Take or omit to take any action, the taking or omission of which would be reasonably anticipated to have a Material Adverse Effect;

(v) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates (other than payment of salary and benefits in the ordinary course of business consistent with past practice);

(w) Amend, modify, waive, terminate or otherwise change any of the terms or conditions of the Optioned Property Provider Agreement; or

(x) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (w) above.

In the event that Parent does not consent to any action proposed to be taken by the Company pursuant to this Section 4.1, nothing shall prevent the Members from taking such action by the way of another entity or individually.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1 Proxy Statement; Parent Stockholders’ Meeting. (a) As soon as practicable after receipt by Parent from the Company of all financial and other information relating to the Company as Parent may reasonably request for its preparation, the execution of this Agreement, Parent shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote in favor of: (i) the adoption of this Agreement and the approval of the Merger (“Parent Stockholder Approval”); (ii) the change of the name of Parent to a name selected by the Company (the “Name Change Amendment”); (iii) an increase in the number of authorized shares of Parent Common Stock to 150,000,000 (the “Capitalization Amendment”); (iv) an amendment to remove the preamble and Sections A through D, inclusive, of Article Sixth from Parent’s Certificate of Incorporation from and after the Closing and to redesignate section E of Article Sixth as Article Sixth; and (vi) the adoption of a Stock Incentive Plan in a form reasonably acceptable to Parent and the Company (the “Parent Plan”), at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Parent Stockholders’ Meeting”). The Parent Plan shall provide that an aggregate of 3,000,000 shares of Parent Common Stock shall be reserved for issuance pursuant to the Parent Plan. Such proxy materials shall be in the form of the Proxy Statement to be used for the purpose of soliciting such proxies from holders of Parent Common Stock and the Proxy Statement shall comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. The Company shall furnish to Parent all information concerning the Company as Parent may reasonably request in connection with the preparation of the Proxy Statement. Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement and it will supply the other with copies of all correspondence between the SEC or its staff or other governmental officials with respect to the Proxy Statement or the Merger. The Company and its counsel shall be given an opportunity to review and comment on the Proxy Statement prior to its filing with the SEC. Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use reasonable best efforts to cause the Proxy Statement to be approved for issuance by the SEC as promptly as practicable. Parent shall also take any and all such actions to satisfy the requirements of the Securities Act and the Exchange Act. Prior to the Closing Date, Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable Blue Sky Laws of each of the states and territories of the United States in which it is believed, based on information furnished by the Company, holders of the Company membership interests reside and to take any other such actions that may be necessary to enable the Parent Common Stock Interests to be issued pursuant to the Merger in each such jurisdiction.

(b) As soon as practicable following its approval by the SEC, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Parent Stockholders’ Meeting in accordance with the Delaware General Corporation Law (“DGCL”) and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the stockholders of Parent for approval or adoption at the Parent Stockholders’ Meeting, including, without limitation, the matters described in Section 5.1(a).

(c) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Parent Stockholders’ Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Parent Common Stock, and as of the date of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Proxy Statement will not as of the date of its distribution to the holders of Parent Common Stock (or any amendment or supplement thereto) or at the time of the Parent Stockholders’ Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d) Parent, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use reasonable best efforts to obtain the Parent Stockholder Approval.

5.2 Directors and Officers of Parent and the Surviving Entity. Parent and the Company shall take all necessary action so that the board of directors of the Parent shall consist of two members designated by Parent, two members designated by the Company and between one and five independent members designated by the Members, and that the persons listed on Schedule 5.2 are appointed to the positions of officers of Parent and the Surviving Entity, as set forth therein, to serve in such positions effective immediately after the Closing. The Members, on one hand, and Jeffrey Davidson and Udi Toledano of Parent, on the other hand, shall enter into a voting agreement pursuant to which (i) they agree to vote for the other’s designees to the board of directors of Parent through the annual meeting of the stockholders of Parent to be held in 2010 and (ii) they agree to vote for one designee of Parent, to be determined by Jeffrey Davidson and Udi Toledano, to the board of directors of Parent through the annual meeting of the stockholders of Parent to be held in 2012.

5.3 HSR Act. If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, Parent and the Company shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Parent and the Company shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions, and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act shall be shared equally by Parent and the Company.

5.4 Other Actions. (a) Parent shall continue to file all reports required to be filed by the SEC in a timely manner which (i) will be prepared in accordance and comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) will not at the time they are filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing or as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed. At least five (5) days prior to Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC (“Merger Form 8-K”), which shall be in a form reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, Parent and the Company shall prepare the press release announcing the consummation of the Merger hereunder (“Press Release”). Simultaneously with the Closing, Parent shall file the Merger Form 8-K with the SEC and distribute the Press Release.

(b) The Company and Parent shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including the respective independent accountants of the Company and Parent) and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated hereby. This obligation shall include, on the part of Parent, sending a termination letter to Continental in substantially the form of Exhibit A attached to the Investment Management Trust Agreement by and between Parent and Continental. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

5.5 Required Information. In connection with the preparation of the Merger Form 8-K and Press Release, and for such other reasonable purposes, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of Parent and the Company to be elected effective as of the Closing pursuant to Section 5.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Merger, or any other statement, filing, notice or application made by or on behalf of the Company and Parent to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.6 Confidentiality; Access to Information.

(a) Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party (x) will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Merger contemplated hereby, and (y) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Merger contemplated hereby.

(b) Access to Information. (i) Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

(ii) Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as the Company may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

(iii) Notwithstanding anything to the contrary contained herein, each party (“Subject Party”) hereby agrees that by proceeding with the Closing, it shall be conclusively deemed to have waived for all purposes hereunder any inaccuracy of representation or breach of warranty by another party which is actually known by the Subject Party prior to the Closing.

5.7 Charter Protections; Directors’ and Officers’ Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Parent as provided in the Charter Documents of Parent or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b) For a period of six (6) years after the Closing Date, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Parent (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provisions shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.7.

(d) The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Parent for all periods ending on or before the Closing Date and may not be changed without the consent of Committee referred to in Section 1.18.

5.8 Public Disclosure. From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Parent (in the case of the Company and the Members) or the Company (in the case of Parent), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors. Notwithstanding the foregoing, the parties hereto agree that promptly as practicable after the execution of this Agreement, Parent will file with the SEC a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, with respect to which Parent shall consult with the Company. Parent shall provide to Company for review and comment a draft of the Current Report on Form 8-K prior to filing with the SEC; provided that unless objected to by the Company by written notice given to Parent within two (2) days after delivery to the Company specifying the language to which reasonable objection is taken, any language included in such Current Report shall be deemed to have been approved by the Company and may be filed with the SEC and used in other filings made by Parent with the SEC.

5.9 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following:

(i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.10 Treatment as a Reorganization.

(a) The Company shall not take, and shall use its best efforts not to permit any Affiliate of the Company to take, any actions that could impact the Members to fail to qualify for nonrecognition of gain or loss under Section 351(a) of the Code.

(b) Parent shall not take, and shall use its best efforts not to permit any Affiliate, including any employee, officer or director of Parent to take, any actions that could impact the Members to fail to qualify for nonrecognition of gain or loss under Section 351(a) of the Code.

(c) Parent shall use its best efforts, and shall cause its Affiliates to use their best efforts, to cause the Members to qualify for nonrecognition of gain or loss with respect to the transactions contemplated by this Agreement pursuant to Section 351(a) of the Code.

(d) The Company shall use its best efforts, and shall cause its Affiliates to use their best efforts, to cause the Members to qualify for nonrecognition of gain or loss with respect to the transactions contemplated by this Agreement pursuant to Section 351(a) of the Code.

5.11 No Parent Common Stock Transactions. Each of (a) Udi Toledano, Jeffrey Davidson, the Clark Trust and David Schwarz (and their affiliates) shall agree that he, she or it shall not, prior to January 1, 2009, and (b) all other Members of the Company (and their affiliates) shall agree that he, she or it shall not, prior to the day that is six (6) months after the Closing, sell, transfer or otherwise dispose of an interest in any of the shares of Parent Common Stock he, she or it receives as a result of the Merger other than as permitted pursuant to the Lock-Up Agreement in substantially the form of Exhibit F hereto executed by such Person prior to the Closing Date. Notwithstanding the foregoing, Dave Clark (and the Clark Trust) and David Schwarz may pledge (or engage in any hedging, straddling or other strategies with respect to) up to a maximum of 15,000,000 shares of Parent Common Stock to a financial institution as collateral for personal loans and such exception to restrictions on transfer will be set forth in their individual Lock-Up Agreements.

5.12 Certain Claims. As additional consideration for the issuance of Parent Common Stock pursuant to this Agreement, each of the Members hereby releases and forever discharges, effective as of the Closing Date, the Company and its directors, officers, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown arising out of or resulting from such Member’s (i) status as a holder of an equity interest in the Company; and (ii) employment, service, consulting or other similar agreement entered into with the Company prior to Closing, to the extent that the bases for claims under any such agreement that survives the Closing arise prior to the Closing, provided, however, the foregoing shall not release any obligations of Parent set forth in this Agreement or the Escrow Agreement.

5.13 No Securities Transactions. Neither the Company nor any Member or any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use its best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement. Neither the Parent nor its officers or directors, nor any of their respective affiliates, directly or indirectly, shall take any action described in Section 3.28 prior to the Closing Date.

5.14 No Claim Against Trust Fund. The Company and the Members acknowledge that, if the transactions contemplated by this Agreement are not consummated by Parent by October 20, 2007, Parent will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, the Company and the Members hereby waive all rights against Parent to collect from the Trust Fund any monies that may be owed to them by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (other than as a result of the Merger, pursuant to which the Company would have the right to collect the monies in the Trust Fund), and will not seek recourse against the Trust Fund for any reason whatsoever.

5.15 Disclosure of Certain Matters. Each of Parent and the Company will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of Parent or the Company, or (e) would require any amendment or supplement to the Proxy Statement. The parties shall have the obligation to supplement or amend the Company Schedules and Parent Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered after delivery hereof which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 6.2(a), 6.3(a), 7.1(a)(i), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated by this Agreement or which are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

5.16 No Solicitation.

(a) Until this Agreement is terminated pursuant to Section 8.1, the Company will not, and will cause its Affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Parent and its designees) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction.

(b) Parent will not, and will cause its employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than the Company and its designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar transaction.

(c) The Company shall promptly advise Parent of the nature of any written offer, proposal or indication of interest that is submitted to the Company and the identity of the Person making such written offer, proposal or indication of interest.

5.17 Company Actions.

(a) The Company shall use its best efforts to take such actions as are necessary to fulfill its obligations under this Agreement and to enable Parent and Merger Sub to fulfill its obligations hereunder.

(b) The Parent and the Merger Sub shall use their best efforts to take such actions as are necessary to fulfill their obligations under this Agreement and to enable the Company to fulfill its obligations hereunder.

5.18 Short Sales. The Parent covenants that it will not, nor will it instruct any officer or director to, execute any Short Sales during the period commencing at the execution of this Agreement and ending at the Closing Date. Each of Udi Toledano and Jeffrey Davidson shall agree to execute a commitment not to execute any Short Sale as provided in this Section 5.18. “Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

5.19 Integration. The Parent shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Parent Common Stock as contemplated pursuant to this Agreement in a manner that would require the registration under the Securities Act of the sale of the Parent Common Stock to the Members as contemplated by this Agreement or that would be integrated with the offer or sale of the Parent Common Stock.

ARTICLE VI
CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) HSR Act; No Order. All specified waiting periods under the HSR Act shall have expired and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, substantially on the terms contemplated by this Agreement.

(b) Stockholder Approval. The Parent Stockholder Approval shall have been duly approved and adopted by the stockholders of Parent by the requisite vote under the laws of the State of Delaware and the Parent Charter Documents and an executed copy of an amendment to Parent’s Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware to be effective as of the Closing.

(c) Parent Common Stock. Holders of twenty percent (20%) or more of the shares of Parent Common Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Parent’s Charter Documents.

(d) Escrow Agreement. Parent, the Company, the Escrow Agent and the Members shall have executed and delivered the Escrow Agreement.

6.2 Additional Conditions to Obligations of Company. The obligations of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. Each representation and warranty of Parent contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement, and (ii) on and as of the Closing Date with the same force and effect as if made on the Closing Date. Each representation and warranty of Parent contained in this Agreement that is not qualified as to materiality shall have been true and correct (x) in all material respects as of the date of this Agreement and (y) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent (“Parent Closing Certificate”).

(b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent) does not, or will not, constitute a Material Adverse Effect with respect to Parent, and the Parent Closing Certificate shall include a provision to such effect.

(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the shares of Parent Common Stock to be issued by Parent in connection with the Merger and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents. Parent shall have obtained all consents, waivers and approvals required to be obtained by Parent in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent and the Parent Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

(f) Opinion of Counsel. The Company shall have received from Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. counsel to Parent, an opinion of counsel reasonably acceptable to the Company.

(g) Other Deliveries. At or prior to Closing, Parent shall have delivered to the Company (i) copies of resolutions and actions taken by Parent’s board of directors in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

(h) Press Release. Parent shall have delivered the Press Release to the Company, in a form reasonably acceptable to the Company.

(i) Resignations. The persons listed on Schedule 6.2(i) shall have resigned from all of their positions and offices with Parent.

(j) Trust Fund. Parent shall have made appropriate arrangements with Continental to have the Trust Fund disbursed to Parent immediately upon the Closing.

(k) Registration Rights Agreement. The Registration Rights Agreement among Parent and the Members, in substantially the form of Exhibit D, shall be in full force and effect.

(l) Warrant Lock-Up Agreements. Those Persons set forth on Schedule 6.2(l) shall have entered into lock-up agreements with Parent with respect to their warrants and shares of Parent Common Stock underlying such warrants, in form and substance reasonably satisfactory to the Company.

(m) Short Sales. Those Persons discussed in Section 5.18 above shall have delivered a commitment not to engage in Short Sales.

(n) Assumption of Bridge Loan. Parent shall have assumed the Company’s obligations under that certain bridge loan described on Schedule 6.2(n) attached hereto (the “Bridge Loan”).

6.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) on and as of the Closing Date with the same force and effect as if made on the Closing Date. Each representation and warranty of the Company contained in this Agreement that is not qualified as to materiality shall have been true and correct (x) in all material respects as of the date of this Agreement and (y) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company (“Company Closing Certificate”).

(b) Agreements and Covenants. The Company and the Members shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Company Closing Certificate shall include a provision to such effect.

(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of Parent to own, operate or control any of the assets and operations of the Surviving Entity following the Merger and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents. The Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and the Company Closing Certificate shall include a provision to such effect.

(e) Reorganization. The reorganization of the Company and its Subsidiaries as set forth on Schedule 2.2(a) hereto has been completed.

(f) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(g) Employment Agreements. Employment Agreements (including non-competition covenants) between the Company and each of Dave Clark and David Schwarz, substantially in the forms of Exhibit E, shall be in full force and effect.

(h) Opinion of Counsel. Parent shall have received from Greenberg Traurig, P.A., counsel to the Company, an opinion of counsel reasonably acceptable to Parent.

(i) Comfort Letters. Parent shall have received “comfort” letters in the customary form from Moore, Stephens, Lovelace, P.A., dated the date of distribution of the Proxy Statement and the Closing Date (or such other date or dates reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Proxy Statement.

(j) Lock-Up Agreements. Lock-Up Agreements between Parent and each of the Persons identified in Section 5.11, substantially in the form of Exhibit F, shall be in full force and effect.

(k) Other Deliveries. At or prior to Closing, the Company shall have delivered to Parent: (i) copies of resolutions and actions taken by the Company’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

(l) Derivative Securities. There shall be outstanding no options, warrants or other derivative securities entitling the holders thereof to acquire shares of Company membership interests or other securities of the Company or any of its Subsidiaries.

(m) Interested Party Transactions. All interested party transactions, as described in Section 2.24, including any loans or other advances to or between the Company and any Subsidiary and any Member, officer or director (or any affiliate of any of the foregoing) shall have been terminated or repaid in full as applicable.

(n) Right of First Refusal. The Company (or appropriate Subsidiary) shall have been granted a right of first refusal with respect to the commercial development of the Island Homes property and to purchase a portion of such property commercially developed at cost (all costs, including development costs, carrying costs and transfer costs) which right of first refusal will be in form and substance reasonably satisfactory to Parent.

ARTICLE VII
INDEMNIFICATION

7.1 Indemnification of Parent and Company. (a) Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), Parent and the Company and their respective representatives, successors and permitted assigns (the “Parent Indemnitees”) shall be indemnified, defended and held harmless, severally by the Clark Trust and David Schwarz pro rata in accordance with the distribution of the Merger Consideration issued to them, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of the Company contained in this Agreement, or any certificate delivered by the Company to Parent pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement.

(b) As used in this Article VII, the term “Losses” shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which any party may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

7.2 Indemnification of Third Party Claims. The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Parent by a Person other than the Company (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) Notice of Claim. Parent, acting through the Committee, will give the Members prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Representative shall be entitled to participate in the defense of Third Party Claim at its expense.

(b) Defense. The Members shall have the right, at their option (subject to the limitations set forth in subsection 7.2(c) below) at their own expense, by written notice to Parent, to assume the entire control of, subject to the right of Parent to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to Parent to be the lead counsel in connection with such defense. If the Members are permitted and elect to assume the defense of a Third Party Claim:

(i) the Members shall diligently and in good faith defend such Third Party Claim and shall keep Parent reasonably informed of the status of such defense; provided, however, that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, Parent shall have the right to approve the settlement, which approval will not be unreasonably withheld; and

(ii) Parent shall cooperate fully in all respects with the Members in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Parent shall make available to the Members all pertinent information and documents under its control.

(c) Limitations of Right to Assume Defense. The Members shall not be entitled to assume control of such defense if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against

Parent; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect Parent other than as a result of money damages or other money payments.

(d) Other Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not affect the Members’ duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Members to defend against or reduce the Members’ liability or caused or increased such liability or otherwise caused the damages for which the Members are obligated to be greater than such damages would have been had Parent given the Members prompt notice hereunder. So long as the Members are defending any such action actively and in good faith, Parent shall not settle such action. Parent shall make available to the Members all relevant records and other relevant materials required by them and in the possession or under the control of Parent, for the use of the Members in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e) Failure to Defend. If the Members, promptly after receiving a Notice of Claim, fail to defend such Third Party Claim actively and in good faith, Parent will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Members shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

(f) Parent’s Rights. Anything in this Section 7.2 to the contrary notwithstanding, the Members shall not, without the written consent of Parent, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Parent of a full and unconditional release from all liability and obligation in respect of such action without any payment by Parent.

(g) Members Consent. Unless the Members have consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and, if applicable, such amount shall be determined in accordance with the provisions of the Escrow Agreement.

7.3 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance, Parent shall use commercially reasonable efforts to obtain the maximum recovery under such insurance; provided that Parent shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by Parent for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing. If Parent has received the payment required by this Agreement from the Members in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Members and shall pay to the Members, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received hereunder or from the Escrow Account, as applicable, pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.4 Limitations on Indemnification.

(a) Survival: Time Limitation. The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by the Company to Parent in connection with this Agreement (including the certificate required to be delivered by the Company pursuant to Section 6.3(a)) shall survive the Closing until 18 months after the Closing Date (the “Survival Period”). The indemnification and other obligations under this Article VII shall survive for the same Survival Period and shall terminate with the expiration of such Survival Period, except that: (i) any claims for breach of representation or warranty made by a party hereunder by filing a demand for arbitration under Section 10.12 shall be preserved until final resolution thereof despite the subsequent expiration of the Survival Period and (ii) any claims set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in clause

(ii) above, no claim for indemnification under this Article VII shall be brought after the end of the applicable Survival Period.

(b) Deductible. No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $500,000 in the aggregate (the “Deductible”), and no claim shall be made pursuant to this Article VII until such time as the aggregate of such Losses exceeds $500,000. For the avoidance of doubt, Losses in the amount of $500,000 shall function as a “deductible,” and only those amounts in excess of $500,000 shall be recoverable pursuant to this Article VII. Notwithstanding anything contained herein to the contrary, the Deductible will not be applicable to claims arising from fraud, willful misrepresentation or willful misconduct.

(c) Aggregate Amount Limitation.

(i) The aggregate liability for Losses pursuant to Section 7.1 during the first 12 months from the Closing Date (the “First Indemnity Period”), shall not in any event exceed the greater of (A) $10,000,000 in cash if 10,000,0000 shares of Parent Common Stock (the “Tranche One Escrow Shares”) are not deposited by the Escrow Agent in the Earned Shares Indemnity Escrow Account pursuant to the provisions of Section 1.15 hereof, or, (B) if applicable, the Tranche One Escrow Shares. If at any time during the First Indemnity Period, the number of Tranche One Escrow Shares in the Earned Shares Indemnity Escrow Account is equal to 10,000,000 shares, then the $10,000,000 cash indemnity obligation of the Clark Trust and David W. Schwarz (the “Indemnifying Parties”) shall terminate and the sole liability for indemnification shall be against the Tranche One Escrow Shares.

(ii) The aggregate liability for Losses pursuant to Section 7.1 during the period beginning 12 months and one day from the Closing Date until 18 months from the Closing Date (the “Second Indemnity Period”), shall not in any event exceed the greater of (A) $10,000,000 in cash if less than 5,000,0000 shares of Parent Common Stock (the “Tranche Two Escrow Shares”) are in the Earned Shares Indemnity Escrow Account pursuant to the provisions of Section 1.15 hereof at the beginning of the Second Indemnity Period (to the extent not exhausted or terminated during the First Indemnity Period), or, (B) if applicable, the Tranche Two Escrow Shares. If at any time during the Second Indemnity Period, the number of Tranche Two Escrow Shares in the Earned Shares Indemnity Escrow Account is equal to 5,000,000 shares, then the $10,000,000 cash indemnity obligation of the Indemnifying Parties, if not already exhausted, shall terminate and the sole liability for indemnification shall be against the Tranche Two Escrow Shares.

(iii) Notwithstanding the terms of Section 7.4(c), in no event shall the cash portion of any liability for Losses during the First Indemnity Period and the Second Indemnity Period, collectively, exceed a total aggregate amount equal to $10,000,000 and in no event shall the total aggregate liability of the Indemnified Parties ever exceed a total value of $75,000,000.

(iv) Notwithstanding the foregoing, the Aggregate Amount Limitation shall not apply in the case of claims arising from fraud, willful misrepresentation or willful misconduct but in no event shall the total liability for Losses to any Indemnifying Party exceed the Merger Consideration received by the Clark Trust and David W. Schwarz less any taxes paid by them.

(v) To the extent that there is an indemnifiable Claim, the Claim shall be satisfied in the following order of priority: (A) during the First Indemnity Period, first, from the Tranche One Escrow Shares until such time as the Earned Shares Indemnity Escrow Account is reduced to zero and second, if less than 10,000,000 shares of Parent Common Stock were in the Earned Shares Indemnity Escrow Account, from the $10,000,000 by the Indemnifying Members and (B) during the Second Indemnity Period, first, from the Tranche Two Escrow Shares until such time as the Earned Shares Indemnity Escrow Account is reduced to zero and second, if less than 5,000,000 shares of Parent Common Stock were in the Earned Shares Indemnity Escrow Account, from the $10,000,000 by the Indemnifying Members.

(vi) For purposes of this Article VII, each share of Parent Common Stock included as Tranche One Escrow Shares and Tranche Two Escrow Shares shall at all times have a value equal to $7.50 notwithstanding the market price for the Parent Common Stock as reported on the OTC BB or any other applicable exchange or automated quotation system at the time any Claim is made hereunder.

(vii) If additional shares are required to be deposited in the Earned Shares Indemnity Escrow Account in accordance with Section 1.15 during either the First Indemnity Period or the Second Indemnity Period, and any amount of the Uncovered Claim continues to be unsatisfied, then the first shares of Parent Common Stock scheduled to be placed in the Earned Shares Indemnity Escrow Account shall be applied to the unsatisfied portion of the Uncovered Claim and the remaining shares to be deposited in the Earned Shares Indemnity Escrow Account shall be reduced by the quotient of: (1) the amount of cash paid by the Indemnifying Parties in connection with the Uncovered Claim divided by (2) $7.50. For the purposes of this Agreement, “Uncovered Claim” shall mean a Claim where the total value of such Claim exceeds the value of the Parent Common Stock then contained in the Earned Shares Indemnity Escrow Account during the relevant indemnity period.

For example:

During the First Indemnity Period, if there are 3,000,000 shares of Parent Common Stock in the Earned Shares Indemnity Escrow Account and an Uncovered Claim for an amount equal to $40,000,000 is made, then, those 3,000,000 shares are applied to that Uncovered Claim on a $7.50 valuation. The Indemnifying Parties still have a $10 million cash obligation because there are less than the total Tranche One Escrow Shares in the Earned Shares Indemnity Escrow Account. Thus, because the shares in the Earned Shares Indemnity Escrow Account are worth only $22,500,000 (3,000,000 x $7.50), then the Indemnifying Parties would have to pay up to $10 million in cash during the First Indemnity Period for a total indemnification payment of $32,500,000. If 5,000,000 shares of Parent Common Stock are subsequently scheduled to be placed in the Earned Shares Indemnity Escrow Account, then the first shares of Parent Common Stock scheduled to be placed in the Earned Shares Indemnity Escrow Account shall be applied to the remaining $7,500,000 of outstanding liability from the Uncovered Claim and the remaining shares to be deposited in the Earned Shares Indemnity Escrow Account shall be reduced by 1,333,000 shares of Parent Common Stock ($10,000,000 divided by $7.50).

7.5 Exclusive Remedy. Parent hereby acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims, whether direct, third party or otherwise, for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit Parent’s or Company’s right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

7.6 Damages; No Adjustment to Merger Consideration. Amounts paid for indemnification under Article VII shall constitute damages paid by the Members for breach of contract and not as an adjustment to the value of the shares of Parent Common Stock issued by Parent as a result of the Merger.

7.7 Application of Escrow Shares. The parties acknowledge that all actions to be taken by Parent pursuant to this Article VII shall be taken on its behalf by the Committee in accordance with the provisions of the Escrow Agreement. The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Shares to satisfy any claim for indemnification pursuant to this Article VII. The Escrow Agent will hold the remaining portion of the Escrow Shares until final resolution of all claims for indemnification or disputes relating thereto.

ARTICLE VIII
TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Company at any time;

(b) by either Parent or the Company if the Proxy Statement shall not have been mailed to the record owners of Parent Common Stock on or before October 1, 2007;

(c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Parent is curable by Parent prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

(e) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company prior to the Closing Date, then Parent may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such thirty (30)-day period);

(f) by either Parent or the Company, if, at the Parent Stockholders’ Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required under Parent’s certificate of incorporation, or the holders of 20% or more of the number of shares of Parent Common Stock issued in Parent’s initial public offering and outstanding as of the date of the record date of the Parent Stockholders’ Meeting exercise their rights to convert the shares of Parent Common Stock held by them into cash in accordance with Parent’s certificate of incorporation;

(g) by either Parent or the Company if the Closing Date shall not have occurred by October 20, 2007.

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except for and subject to the following: (i) Sections 5.6, 5.14, 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement. The sole remedy of any party hereto for breach of this Agreement occurring prior to Closing by any other party hereto shall be limited to termination of this Agreement, and no party shall have any claim against the other for damages of equitable relief for breach of this Agreement occurring prior to the Closing.

8.3 Fees and Expenses. Whether or not the Merger is consummated and except as otherwise provided herein, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses.

ARTICLE IX
DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“Affiliate” Section 10.2(e)

“Agreement” Heading

“Approvals” Section 2.1(a)

“Audited Financial Statements” Section 2.8(a)

“Blue Sky Laws” Section 1.17(b)

“Bridge Loan” Section 6.2(n)

“Business Day” Section 1.2

“Capitalization Amendment” Section 5.1(a)

“Certificate of Merger” Section 1.3

“Charter Documents” Section 2.2(b)

“Closing” Section 1.2

“Closing Date” Section 1.2

“COBRA” Section 2.12(a)

“Code” Recital C

“Committee” Section 1.18

“Company” Heading

“Company Closing Certificate” Section 6.3(a)

“Company Contracts” Section 2.21(a)

“Company Employee Plan” Section 2.12(a)

“Company Intellectual Property” Section 2.19

“Company Registered Intellectual Property” Section 2.19

“Company Disclosure Schedule” Article II Preamble

“Company Material Adverse Effect” Article II Preamble

“Company Membership Interests” Section 1.6(b)

“Construction Contracts” Section 2.15(l)

“Construction Project” Section 2.15(l)

“Corporate Records” Section 2.1(b)

“Continental” Section 1.15

“Deductible” Section 7.4(b)

“Disclosure Schedules” Section 5.15

“Florida Act” Recital B

“DOL” Section 2.12(a)

“Earn-Out Period” Section 1.19(a)

“Effective Time” Section 1.3

“Employee” Section 2.12(a)

“Employee Agreement” Section 2.12(a)

“Environmental Law” Section 2.17(f)

“ERISA” Section 2.12(a)

“Escrow Agreement” Section 1.15

“Escrow Shares” Section 1.15

“Evaluation Date” Section 3.22

“Exchange Act” Section 1.17(b)

“Florida Act” Recital B

“FMLA” Section 2.12(a)

“Governmental Entity” Section 1.17(b)

“Hazardous Substance” Section 2.17(b)

“HIPAA” Section 2.12(a)

“HSR Act” Section 2.5(b)

“Insider” Section 2.21 (b)(iiii)(1)

“Intellectual Property” Section 2.19

“International Employee Plan” Section 2.12(a)

“IRS” Section 2.12(a)

“Island Homes” Section 2.15(o)

“Island Homes Owner” Section 2.15(o)

“Knowledge” Section 10.2(c)

“Lease” Section 2.15(b)

“Leased Real Property” Section 2.15(b)

“Legal Requirements” Section 10.2(a)

“Lien” Section 10.2(d)

“Losses” Section 7.1(b)

“Material Company Contracts” Section 2.21(b)

“Material Permits” Section 2.7(a)

“Material Projects” Article II Preamble

“Member/Members” Heading

“Merger” Recital B

“Merger Consideration” Section 1.6(a)

“Merger Form 8-K Section 5.4(a)

“Merger Sub” Heading

“Merger Sub Membership Interest” Section 1.9

“Name Change Amendment” Section 5.1(a)

“NASD” Section 3.18

“Net Income Statement” Section 1.19(a)

“Notice of Claim” Section 7.2(a)

“Operating Agreement” Section 2.1(a)

“Optioned Property Agreement” Section 2.3(b)

“Optioned Property Redevelopment Agreement” Section 2.15(c)

“Optioned Property Mortgage” Section 2.15(c)

“Optioned Property Projects” Article II Preamble

“Optioned Property Provider” Article II Preamble

“OTC BB” Section 3.18

“Owned Real Property” Section 2.15(a)

“Owned Real Property Leases” Section 2.15(j)

“PBGC” Section 2.12(a)

“Parent” Heading

“Parent Closing Certificate” Section 6.2(a)

“Parent Common Stock” Section 1.6(a)

“Parent Contracts” Section 3.14(b)

“Parent Convertible Securities” Section 3.3(a)

“Parent Indemnitees” Section 7.1(a)

“Parent Material Adverse Effect” Article III Preamble

“Parent Plan” Section 5.1(a)

“Parent Preferred Stock” Section 3.3(a)

“Parent SEC Reports” Section 3.7(a)

“Parent Stockholder Approval” Section 5.1(a)

“Parent Stockholders’ Meeting” Section 2.26

“Parent Stock Options” Section 3.3(a)

“Parent Warrants” Section 3.3(a)

“Patents” Section 2.19

“Pension Plan” Section 2.12(a)

“Person” Section 10.2(b)

“Press Release” Section 5.4(a)

“Project Material Adverse Effect” Article II Preamble

“Proxy Statement” Section 2.26

“Real Property” Section 2.15(e)

“Registered Intellectual Property” Section 2.19

“Registration Rights Agreement” Section 1.16

“Requisite Member Approval” Section 2.4

“Returns” Section 2.16(a)(i)

“Routine Operating Contracts” Section 2.21(a)

“Securities Act” Section 1.16

“Short Sales” Section 5.18

“Subject Party” Section 5.6(b)(iii)

“Subsidiary/Subsidiaries” Section 2.2(a)

“Survival Period” Section 7.4(a)

“Surviving Entity” Section 1.1

“Tax/Taxes” Section 2.16

“Third Party Claim” Section 7.2

“Trademarks” Section 2.19

“Trust Fund” Section 3.20

“U.S. GAAP” Section 2.8(a)

“Unaudited Financial Statements” Section 2.8(a)

ARTICLE X
GENERAL PROVISIONS

10.1 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent, to:

Key Hospitality Acquisition Corporation
4 Becker Farm Road
Roseland, New Jersey 07068
Attention:  Udi Toledano
Telephone:  973-992-3200
Facsimile:  973-992-6336

with a copy to:

Kenneth R. Koch, Esq.
Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Telephone:  212-935-3000
Facsimile:  212-983-3115

if to the Company or Members, to:

Cay Clubs LLC
12800 University Drive, Suite 260
Fort Myers, Florida 33957
Attention: Charles PT Phoenix, Esq.
Telephone:  239-461-0101
Facsimile:  239-333-2244

with a copy to:

Frank S. Ioppolo
Greenberg Traurig, P.A.
450 S. Orange Avenue, Suite 650
Orlando, Florida 32801
Telephone: 407-420-1000
Facsimile:  407-420-5909

10.2 Interpretation. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. For purposes of this Agreement:

(a) the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or Parent Contracts;

(b) the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(c) the term “Knowledge” means (i) with respect to the Company and any of its Subsidiaries, actual knowledge, of Dave Clark, David Schwarz, Michael Matte, Gary Schwarz, Barry Graham, Derek Taylor, Dennis Zecca, Craig Holt and William Lee, (ii) with respect to the Company and any of its Subsidiaries, actual knowledge, as to any matter described in Sections 2.6, 2.7, 2.17 or 2.21(c), of any written notice actually received, as evidenced by written proof of delivery, by any member of the Company’s Legal Department, and (iii) with respect to the Parent and Merger Sub, actual knowledge, without any duty to investigate, of Udi Toledano or Jeffrey Davidson.

(d) the term “Lien” means any mortgage, pledge, security interest, lien, charge or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(e) the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and

(f) all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

10.3 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery by facsimile or by email delivery of a “.pdf” format data file to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the proposed summary of terms between Parent and the Company dated February 23, 2007 is hereby terminated in its entirety and shall be of no further force and effect; and (b) are not intended to confer upon any other Person any rights or remedies hereunder (except as specifically provided in this Agreement). The representations and warranties contained in this Agreement and made by the parties hereto were made to and solely for the benefit of each other.

10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.11 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.12 Jurisdiction and Venue. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the federal and state courts located in the State of Delaware. Each party consents to the jurisdiction of such Delaware court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Delaware court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

10.13 JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS AGREEMENT OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KEY HOSPITALITY ACQUISITION CORPORATION

By:	/s/ Jeffrey Davidson

Key Merger Sub, LLC

By:	/s/ Jeffrey Davidson

Cay Clubs LLC

By:	/s/ Dave Clark

MEMBERS:

By:	/s/ David Schwarz
David Schwarz

F. Dave Clark Irrevocable Trust under Agreement dated August 31, 2004

By:	/s/ Dave Clark
F. Dave Clark, as Trustee

INDEX OF EXHIBITS AND SCHEDULES

Exhibits
Exhibit A	—	Certificate of Merger
Exhibit B	—	Operating Agreement of Company Post-Closing
Exhibit C	—	Form of Escrow Agreement
Exhibit D	—	Form of Registration Rights Agreement
Exhibit E	—	Form of Employment Agreements
Exhibit F	—	Form of Lock-Up Agreement

Schedules
Schedule 1.19	—	Calculation of Forfeited Shares

Parent Schedules
Schedule 3.3	—	Capitalization
Schedule 3.13	—	Brokers
Schedule 3.21	—	Governmental Filings
Schedule 5.2	—	Officers of Parent and Surviving Entity
Schedule 6.2(j)	—	Resignations From Parent
Schedule 6.2(l)	—	Lock-Up Agreements With Parent
Schedule 6.2(n)	—	Bridge Loan Description

Company Schedules
Schedule 1.6(a)	—	Membership Interests and Capitalization
Schedule 2.2(a)	—	Subsidiaries and Organizational Chart
Schedule 2.10	—	Absence of Certain Changes or Events
Schedule 2.12(b)	—	Employee Benefit Plans and Compensation
Schedule 2.15(a)	—	Real Property
Schedule 2.15(b)	—	Real Property Leases
Schedule 2.15(c)	—	Option and Lease Agreements
Schedule 2.15(j)	—	Owned Real Property Leases
Schedule 2.17(c)	—	Underground Storage Tanks / Environmental
Schedule 2.21	—	Material Contracts
Schedule 2.22(a)	—	Directors
Schedule 2.23	—	Insurance Coverage
Schedule 4.1	—	Properties of Interest

ANNEX B

KEY HOSPITALITY ACQUISITION CORPORATION

2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.

Definitions.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Key Hospitality Acquisition Corporation 2007 Employee, Director and Consultant Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.001 par value per share.

Company means Key Hospitality Acquisition Corporation, a Delaware corporation, and its successors or assigns.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Key Hospitality Acquisition Corporation 2007 Employee, Director and Consultant Stock Plan, as may be amended from time to time.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan – an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.

Purposes of the Plan.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.

Shares Subject to the Plan.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 3,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

(b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.

Administration of the Plan.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.

Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.

Determine which Employees, directors and consultants shall be granted Stock Rights;

c.

Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 360,000 Shares be granted to any Participant in any fiscal year;

d.

Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e.

Make changes to any outstanding Stock Right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent;

f.

Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, covering the same or a different number of Shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and

g.

Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.

Eligibility for Participation.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.

Terms and Conditions of Options.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

a.

Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

i.

Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

ii.

Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

iii.

Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

iv.

Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.

The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.

The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

b.

ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

i.

Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

ii.

Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

B.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

iii.

Term of Option: For Participants who own:

A.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

iv.

Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.

Terms and Conditions of Stock Grants.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)

Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)

Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)

Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.

Terms and Conditions of Other Stock-Based Awards.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.

Exercise of Options and Issue of Shares.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10.

Acceptance of Stock Grants and Stock-Based Awards and Issue of Shares.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.

Rights as a Shareholder.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.

Assignability and Transferability of Stock Rights.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.

Effect on Options of Termination of Service Other Than “For Cause” or Death or Disability.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.

A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.

Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.

The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.

Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.

A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided however that for ISOs any leave of absence granted by the Administrator of greater than ninety days unless pursuant to a contract or statute that guarantees the right to reemployment shall cause such ISO to become a Non-Qualified Option.

f.

Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.

Effect on Options of Termination of Service “For Cause”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.

All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.

Except as set forth in (d) below, for purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.

Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.

Effect on Options of Termination of Service for Disability.

Except as otherwise provided in a Participant’s Option Agreement:

a.

A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)

To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii)

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

b.

A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

c.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.

Effect on Options of Death While an Employee, Director or Consultant.

Except as otherwise provided in a Participant’s Option Agreement:

a.

In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)

To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

b.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.

Effect of Termination of Service on Unaccepted Stock Grants.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.

Effect on Stock Grants of Termination of Service Other Than “For Cause” or Death or Disability.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

19.

Effect on Stock Grants of Termination of Service “For Cause”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.

All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for cause.

b.

Except as set forth in (d) below, for purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.

Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

20.

Effect on Stock Grants of Termination of Service for Disability.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.

Effect on Stock Grants of Death While an Employee, Director or Consultant.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.

Purchase for Investment.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.

The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.

At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.

Dissolution or Liquidation of the Company.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.

Adjustments.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

a.

Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

b.

Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

c.

Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

d.

Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

e.

Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

25.

Issuances of Securities.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.

Fractional Shares.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.

Conversion of ISOs into Non-Qualified Options; Termination of ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.

Withholding.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.

Notice to Company of Disqualifying Disposition.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.

Termination of the Plan.

The Plan will terminate on April 19, 2017, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.

Amendment of the Plan and Agreements.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.

Employment or Other Relationship.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.

Governing Law.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

ANNEX C

March 19, 2007

Board of Directors
Key Hospitality Acquisition Corporation
4 Becker Farm Road
New York, NY 07068

Board of Directors:

Gilford Securities Incorporated (“Gilford”) has been advised that Key Hospitality Acquisition Corporation (the “Company”) will enter into an Agreement and Plan of Merger (the “Agreement”) by and among Cay Clubs Resorts and Marinas (“CAY”), and each of the equity holders of Cay Clubs Resorts and Marinas (the “Equity Holders”) whereby the Company will acquire substantially all of Cay’s business and entities in a transaction that will qualify as a tax-free exchange to the Equity Holders for an aggregate equity consideration of approximately $375,000,000, with potential additional equity consideration of approximately $185,000,000 if certain performance targets are realized (the “Consideration”). Gilford has been retained by the Board of Directors to render an opinion as to whether, on the date of such opinion, the Consideration is fair, from a financial point of view, to the Company’s stockholders, and the fair market value of CAY is at least equal to 80% of the net assets of the Company.

Our opinion is necessarily based upon information made available to us as of the date hereof and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. It should also be understood that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion.

In rendering this opinion, Gilford has not been requested to give, and has not made (i) an opinion addressing the relative merits of the Proposed Transaction as compared to other business combinations that might be available to the Company or the Company’s underlying business decision to effect the Proposed Transaction, or (ii) an opinion on matters of a legal, regulatory, tax or accounting nature related to the Transaction. Gilford has not been engaged to seek alternatives to the Proposed Transaction that might exist for the Company.

In arriving at our opinion, Gilford has, among other things:

1.

reviewed the Agreement;

2.

reviewed publicly available financial information and other data with respect to the Company, including the Annual Report on Form 10-KSB for the year ended December 31, 2005, the Form 10-QSBs filed on May 12, August 14, November 14, 2005 and amendments thereto;

3.

reviewed financial and other information with respect to CAY, including the the Pro Forma Combined Statements of Operations for the years ended 2007, 2008, and 2009, the draft unaudited financial statements for the years ended 2005 and 2006, and other financial information and projections prepared by CAY and its advisors;

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4.

considered the historical financial results and present financial condition of both the Company and CAY;

5.

reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to CAY;

6.

reviewed and analyzed the projected 2007, 2008, and 2009 cash flows of CAY and prepared a discounted cash flow (“DCF”) analysis;

7.

reviewed and discussed with representatives of the Company and CAY certain financial and operating information furnished, including financial analyses with respect to their respective business and operations; and

8.

performed such other analyses and examinations as were deemed appropriate.

Gilford, as part of its brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions as well as business valuations for other corporate purposes.

Gilford did not assume responsibility for verifying, and did not independently verify, any financial information or other information concerning the Company or CAY furnished to it by the Company or CAY, or the publicly-available financial and other information regarding the Company or CAY and any subsidiaries thereof. Gilford has assumed that all such information is accurate and complete and has no reason to believe otherwise. Gilford has further relied on the assurances of management of the Company and CAY that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. We have not made a physical inspection of the properties and facilities of the Company or CAY and have not made or obtained any evaluations or appraisals of either company’s assets and liabilities (contingent or otherwise). Gilford has not attempted to confirm whether the Company or CAY have good title to their respective assets.

Gilford assumed that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. We further assume that the Proposed Transaction wil be consummated substantially in accordance with the terms set forth in the Agreement, without any furter material amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or to its stockholders.

Our opinion is for the use and benefit of the Company’s Board of Directors in connection with its consideration of the Proposed Transaction and is not intended to be and does not constitute a recommendation to any Company stockholder as to how such stockholder should vote with respect to the Proposed Transaction. We do not express any opinion as to the underlying valuation or future performance of either the Company or CAY or the price at which any of the Company’s securities would trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Consideration is fair, from a financial point of view, to the Company’s stockholders, and the fair market value of CAY is at least equal to 80% of the net assets of the Company.

In connection with our services, we have previously received a retainer and will receive the balance of our fee upon the breaking of the Company escrow account. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

This letter may be referred to and reproduced in its entirety in proxy materials sent to the Stockholders in connection with the solicitation of approval for the Proposed Transaction.

Very truly yours,

GILFORD SECURITIES INCORPORATED

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KEY HOSPITALITY ACQUISITION CORPORATION

THIS PROXY IS BEING SOLICITED BY KEY HOSPITALITY ACQUISITION CORPORATION’S
BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [    ], 2007, in connection with the Special Meeting to be held at 10:00 a.m. on [    ], 2007 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York, and hereby appoints Udi Toledano and Jeffrey S. Davidson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Key Hospitality Acquisition Corporation registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER WITH CAY CLUBS LLC, THE APPROVAL OF THE 2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN AND THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, and 3.

1. Proposal to approve the merger with Cay Clubs LLC, a Florida limited liability company, pursuant to the Agreement and Plan of Merger, dated as of March 22, 2007, by and among Key Hospitality Acquisition Corporation (“KEY”) and Cay Clubs LLC (“CAY”), and the transactions contemplated by the Agreement and Plan of Merger, whereby KEY will acquire all of the outstanding securities of CAY. Only if you voted “AGAINST” Proposal Number 1 and you hold shares of KEY common stock issued in the KEY initial public offering, you may exercise your conversion rights and demand that KEY convert your shares of common stock onto a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of KEY common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and the tender of your stock certificate to the combined company.

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

EXERCISE CONVERSION RIGHTS: [     ]

2. Proposal to approve the adoption of the KEY 2007 Employee, Director and Consultant Stock Plan (the ‘‘Plan”), pursuant to which KEY will reserve up to 3,000,000 shares of common stock for issuance pursuant to the Plan.

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

3. Proposal to approve an amendment to KEY’s amended and restated certificate of incorporation to (i) increase the number of authorized shares of common stock from 50,000,000 shares to 150,000,000 shares, which, when taking into account the number of preferred shares currently authorized, will result in an increase of the total number of authorized shares of capital stock from 51,000,000 to 151,000,000 and (ii) change KEY’s name from “Key Hospitality Acquisition Corporation” to “Cay Clubs Inc.” and (iii) remove the preamble and Sections A through D, inclusive, of Article Sixth from KEY’s certificate of incorporation from and after the closing and to redesignate Section E of Article Sixth as Article Sixth (“Proposal 3”).

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

KEY HOSPITALITY ACQUISITION CORPORATION

Special Meeting of Stockholders
[         ], 2007

Please date, sign and mail your proxy card as soon as possible.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Date

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